As filed with the U.S. Securities and Exchange Commission on March 20, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Old Line Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	6022	20-0154352
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1525 Pointer Ridge Place
Bowie, Maryland 20716
(301) 430-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James W. Cornelsen
President and Chief Executive Officer
Old Line Bancshares, Inc.
1525 Pointer Ridge Place
Bowie, Maryland 20716
(301) 430-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Frank C. Bonaventure, Jr., Esq. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 100 Light Street Baltimore, Maryland 21202 (410) 862-1141	Stephen J. Deadrick Chairman of the Board DCB Bancshares, Inc. 26500 Ridge Road Damascus, Maryland 20872 301-253-1000	Andrew D. Bulgin, Esquire Gordon Feinblatt LLC 233 East Redwood Street Baltimore, MD 21202 (410) 576-4280

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non–accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                       ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)             ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	1,951,303(1)	N/A	$25,423,593(2)	$2,946.60

(1)
Represents the maximum number of shares of Old Line Bancshares, Inc. common stock to be issuable upon the completion of the merger described herein. In accordance with Rule 416 under the Securities Act of 1933, this Registration Statement shall also register any additional shares of the Registrant’s common stock that may become issuable pursuant to dilution resulting from stock splits, stock dividends, and similar transactions.

(2)
In accordance with Rule 457(f) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the aggregate book value of the estimated maximum number of shares of DCB Bancshares, Inc. common stock to be exchanged by the Registrant in the merger, or $25,423,593 as of December 31, 2016.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this joint proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED MARCH 20, 2017

OLD LINE BANCSHARES, INC.	DCB BANCSHARES, INC.

Dear DCB Bancshares, Inc. Stockholder:

On February 1, 2017, DCB Bancshares, Inc. (“DCB Bancshares”) entered into an Agreement and Plan of Merger with Old Line Bancshares, Inc. (“Old Line Bancshares”), pursuant to which DCB Bancshares will be merged with and into Old Line Bancshares, with Old Line Bancshares surviving the merger.

If the merger is completed, you will have the right to receive, for each share of DCB Bancshares common stock you own, that number of shares, which we refer to as the exchange ratio, of Old Line Bancshares common stock determined by dividing $25.22 (160% of the tangible book value of each share of DCB Bancshares common stock at December 31, 2016) by the volume weighted average closing price of Old Line Bancshares common stock for the ten trading days ending two trading days before the closing of the merger (the “Average Price), provided that if the Average Price is $27.21 or more the exchange ratio will be fixed at 0.9269 and if the Average Price is $20.85 or less the exchange ratio will be fixed at 1.2096. The value of the per-share and aggregate merger consideration will depend on the market price of Old Line Bancshares common stock on the closing date of the merger.

Old Line Bancshares’ common stock is listed and traded on the NASDAQ Capital Market under the symbol “OLBK.” The closing sales price of Old Line Bancshares’ common stock on the NASDAQ Capital Market on February 1, 2017, immediately prior to the public announcement of the merger, and on March 17, 2017, the latest practicable date prior to the date of this proxy statement/prospectus, was $27.22 and $28.33, respectively.

Stockholders of DCB Bancshares will be asked to vote on approval of the merger agreement and the merger at an annual meeting for DCB Bancshares’ stockholders. We cannot complete the merger unless we obtain the required approval of the stockholders of DCB Bancshares. The merger agreement and the merger must be approved by the affirmative vote of holders of two-thirds of all outstanding shares of common stock of DCB Bancshares.

The board of directors of DCB Bancshares unanimously recommends that you vote “FOR” approval of the merger agreement and the merger.

You should read this proxy statement/prospectus and all annexes carefully. Before making a decision on how to vote, you should consider the “Risk Factors” discussion beginning on page 12 of this proxy statement/prospectus.

This proxy statement/prospectus incorporates important business and financial information about Old Line Bancshares from reports it has filed with the Securities and Exchange Commission (the “SEC”). This information is available without charge at the SEC’s Web site located at www.sec.gov or upon written request to Old Line Bancshares, Inc., ATTN: Secretary, 1525 Pointer Ridge Place, Bowie, Maryland 20716, or oral request at (301) 430-2500. In order to ensure timely delivery, you must request this information no later than five business days prior to the date of the DCB Bancshares annual meeting, or [___________ __], 2017.

Neither the SEC, any bank regulatory agency nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense. The securities offered through this proxy statement/prospectus are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

This proxy statement/prospectus is dated [________ __], 2017 and is first being mailed to DCB Bancshares, Inc. stockholders on or about [________ __], 2017.

DCB BANCSHARES, INC.
26500 Ridge Road
Damascus, Maryland 20872

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [_________ __], 2017 AT [__:__] [_].M.

An annual meeting of stockholders of DCB Bancshares, Inc., a Maryland corporation, will be held on [_________ __], 2017, at [__:__] [_].m. (local time), at DCB Bancshares, Inc.’s corporate headquarters located at 26500 Ridge Road, Damascus, Maryland 20872, for the purpose of considering and voting upon the following:

1.
A proposal to approve the Agreement and Plan of Merger, dated as of February 1, 2017, by and between Old Line Bancshares, Inc. and DCB Bancshares, Inc., as the agreement may be amended from time to time, pursuant to which DCB Bancshares, Inc. will merge with and into Old Line Bancshares, Inc., with Old Line Bancshares, Inc. as the surviving entity, and the merger contemplated by the merger agreement, as more fully described in the accompanying proxy statement/prospectus.

2.
A proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies in the event there are not sufficient votes at the time of the meeting to approve the merger, as more fully described in the accompanying proxy statement/prospectus.

3.
A proposal to elect the ten director nominees named in this proxy statement/prospectus and on the proxy card to the board of directors of DCB Bancshares, Inc. for the ensuing year and until their successors are duly elected and qualified.

4.
To act upon any other matter that may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on [_________], 2017, will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

You are cordially invited to attend the annual meeting in person. Whether or not you plan to attend the annual meeting, however, we urge you to return the enclosed proxy card in order to indicate your vote as soon as possible. To complete the merger, the merger agreement and the merger must be approved by the holders of two-thirds of the issued and outstanding shares of common stock of DCB Bancshares, Inc. An abstention, a failure to vote and a broker non-vote will have the same effect as a vote against the approval of the merger agreement and the merger. Whether or not you intend to attend the annual meeting, please vote as promptly as possible by signing, dating and mailing the proxy card. If you attend the annual meeting, you may vote in person or by your executed proxy. If your shares are held in the name of a broker, bank or other fiduciary, please follow the instructions on the voting instruction card provided by such person.

You may revoke your proxy at any time prior to or at the meeting by written notice to DCB Bancshares, Inc., by executing a proxy bearing a later date, or by attending the meeting and voting in person. If you wish to attend the annual meeting and vote in person and your shares are held in the name of a broker, trust, bank or other nominee, you must bring with you a proxy or letter from the broker, trustee, bank or nominee to confirm your beneficial ownership of the shares.

The proxy statement/prospectus that accompanies this notice provides you with detailed information about the proposed merger and the other matters to be voted on at the annual meeting. It also contains information about Old Line Bancshares, Inc. and DCB Bancshares, Inc. and related matters. We urge you to read the entire proxy statement/prospectus carefully. In particular, you should read the “Risk Factors” section beginning on page 12 for a discussion of the risks you should consider in evaluating the proposed merger and how it will affect you.

By Order of the Board of Directors,

/s/ Stephen J. Deadrick
Stephen J. Deadrick, Chairman of the Board
Damascus, Maryland
[_______], 2017

i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following are some questions that you, as a stockholder of DCB Bancshares, may have regarding the merger agreement, the merger and the other matters being considered at the annual meeting and the answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the merger agreement, the merger and the other matters being considered at the annual meeting. Additional important information is also contained in the annexes to this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus?
A:
Old Line Bancshares and DCB Bancshares have agreed to the merger of DCB Bancshares with and into Old Line Bancshares, which we refer to as the “merger,” pursuant to the terms of a merger agreement that is described in this proxy statement/prospectus. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A. At DCB Bancshares’ annual meeting of stockholders, stockholders will vote on the approval of the merger agreement and the merger and a related proposal. This proxy statement/prospectus constitutes DCB Bancshares’ proxy statement as well as a prospectus covering the shares of Old Line Bancshares common stock that will be issued to stockholders of DCB Bancshares in the merger.

In order to complete the merger, Maryland law requires that the DCB Bancshares stockholders vote to approve the merger. In addition, DCB Bancshares stockholders will be asked to vote on a proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to approve the merger.

Finally, because the meeting is an annual meeting, DCB Bancshares stockholders will be asked to vote on the election of ten directors to the DCB Bancshares’ board of directors for the ensuing year.

This proxy statement/prospectus contains important information about the merger agreement, the merger and the annual meeting of the stockholders of DCB Bancshares, and you should read it carefully. The enclosed voting materials allow you to vote your shares without actually attending the annual meeting.

Your vote is important. We encourage you to vote as soon as possible.

Q:	When and where will the annual meeting be held?
A:	The DCB Bancshares annual meeting will be held at its corporate headquarters located at 26500 Ridge Road, Damascus, Maryland 20872, on [_______ __], 2017 at [__:__] [_].m.
Q:	How do I vote?
A:
If you are a stockholder of record of DCB Bancshares as of the record date, you may vote in person by attending the annual meeting or by signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold shares of common stock of DCB Bancshares in the name of a bank, broker or other nominee, please follow the voting instructions provided by your bank, broker or other nominee to ensure that your shares are represented and voted at the annual meeting.

Q:	What vote is required to approve each proposal to be voted on at the annual meeting?
A:
The proposal to approve the merger agreement and the merger requires the affirmative vote of holders of two-thirds of the outstanding shares of DCB Bancshares common stock entitled to vote on the proposal. Therefore, an abstention, a failure to vote and a broker non-vote will each have the effect of a vote against this proposal.

The annual meeting may be adjourned, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the meeting to approve the merger proposal. The affirmative vote of the holders of a majority of the shares of common stock cast on the matter at the annual meeting is required to adjourn such meeting.

The proposal to elect the ten director nominees to the board of directors of DCB Bancshares requires the affirmative vote of a majority of all shares of DCB Bancshares common stock cast on that proposal. Accordingly, an abstention, a failure to vote and a broker non-vote will have no impact on the outcome of that proposal.

As of the record date for the annual meeting, there were 1,613,180 shares of DCB Bancshares common stock issued and outstanding and entitled to vote, and directors, executive officers and their affiliates were entitled to vote 13.0% of such shares. Directors and certain executive officers of DCB Bancshares entitled to vote 12.9% of the shares of DCB Bancshares common stock that are issued and outstanding and entitled to vote as of the record date have agreed, in writing, to vote their shares of DCB Bancshares common stock in support of the merger agreement and the merger.

Q:	How does the board of directors of DCB Bancshares recommend that I vote on the proposals?
A:
The board of directors of DCB Bancshares unanimously recommends that you vote “FOR” the approval of the merger agreement and the merger, as described in Proposal 1, “FOR” the approval of the proposal to adjourn the annual meeting to solicit more proxies, if necessary, as described in Proposal 2, and “FOR” the election of each of the director nominees named in Proposal 3.

Q:	How many votes do I have?
A:	You are entitled to one vote for each share of DCB Bancshares common stock that you owned as of the record date.
Q:	What will happen if I fail to vote or I abstain from voting?
A:
If you fail to vote or fail to instruct your bank, broker or other nominee to vote, it will have the same effect as a vote against the proposal to approve the merger agreement and the merger. An abstention will also have the same effect as a vote against this proposal.

Assuming a quorum is present, an abstention, broker non-vote or the failure to vote will have no effect on the proposal to approve the adjournment of the annual meeting, if necessary, to solicit additional proxies, or on the proposal to elect the ten director nominees to the DCB Bancshares board of directors. For this purpose, a quorum will be present if holders of at least a majority of the outstanding shares of common stock as of the record date are present, in person or by proxy, at the annual meeting.

Q:	If my shares are held of record by my broker, bank or other nominee (that is, in street name), will my broker, bank or other nominee automatically vote my shares for me?
A:
Generally not. If you hold your shares in a stock brokerage account, your broker will not vote your shares of common stock unless you provide voting instructions to your broker. If your shares are held by a bank or other nominee, whether your nominee may vote your shares in the absence of instructions from you will depend on your specific arrangement with your nominee record holder, but in the absence of an arrangement granting such record holder discretionary authority to vote, your record holder nominee will not have authority to vote your shares on any matter at the annual meeting absent specific voting instructions from you. You should instruct your broker, bank or other nominee to vote your shares by following the instructions provided by the broker, bank or nominee with this proxy statement/prospectus. Please note that you may not vote shares held in street name by returning a proxy card directly to DCB Bancshares or by voting in person at the annual meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or nominee.

Q:	What will happen if I return my proxy card without indicating how to vote?
A:	If you sign and return your proxy card without indicating how to vote on any particular proposal, the DCB Bancshares common stock represented by your proxy will be voted in favor of that proposal.
Q:	What if I fail to submit my proxy card or to instruct my broker, bank or other nominee to vote?
A:
If you fail to properly submit your proxy card or otherwise vote as instructed on the proxy card, or fail to properly instruct your broker, bank or other nominee to vote your shares of DCB Bancshares common stock and you do not attend the annual meeting and vote your shares in person, your shares will not be voted unless your shares are held of record by a non-broker and you have granted such record holder discretionary authority to vote your shares. If your shares are not voted, this will have the same effect as a vote against the approval of the merger agreement and the merger, but will have no effect on the proposal to adjourn the meeting if necessary to solicit additional proxies or on the proposal to elect the 10 director nominees to the DCB Board of directors.

Q:	If I am a stockholder of record, can I change my vote after I have returned a proxy or voting instruction card?
A:
Yes. You can change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways:

● you can send a signed notice of revocation;

● you can grant a new, valid proxy bearing a later date; or

● if you are a holder of record or if you hold your shares in street name and receive a valid proxy from your broker, you can attend the annual meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of DCB Bancshares no later than the beginning of the annual meeting. If your shares are held in street name by your bank, broker or other nominee, you should follow the directions you receive from your bank, broker or other nominee to change your voting instructions, or contact your broker, bank or other nominee if no such instructions are provided.

Q:	Am I entitled to appraisal rights or similar rights?
A:
Yes. Under Maryland law, DCB Bancshares stockholders may exercise their rights as objecting stockholders to demand the payment of the fair value of their shares of DCB Bancshares common stock in connection with the merger. These rights are occasionally referred to as “appraisal rights” in this proxy statement/prospectus. The provisions of Maryland law governing appraisal rights are complex, and you should study them carefully if you wish to exercise these rights. Multiple steps must be taken to properly exercise and perfect such rights. A copy of Sections 3-201 through 3-213 of the Maryland General Corporation Law (“MGCL”) is included with this proxy statement/prospectus as Annex C.

Q:	What are the material United States federal income tax consequences of the merger to stockholders?
A:
In general, for United States federal income tax purposes, DCB Bancshares stockholders are not expected to recognize a gain or loss on the exchange of their shares of DCB Bancshares common stock for shares of Old Line Bancshares common stock. DCB Bancshares stockholders will recognize a gain in connection with cash received in lieu of fractional shares of Old Line Bancshares common stock.

DCB Bancshares stockholders are urged to consult their tax advisors for a full understanding of the tax consequences of the merger to them because tax matters are very complicated and, in many cases, tax consequences of the merger will depend on your particular facts and circumstances. See “The Merger Agreement and the Merger – Certain Federal Income Tax Consequences.”

Q:	When do you expect the merger to be completed?
A:
Old Line Bancshares and DCB Bancshares are working to complete the merger as soon as is reasonably practicable, with a target date of June 30, 2017. However, the merger is subject to various federal and state regulatory approvals and other conditions, in addition to approval by the stockholders of DCB Bancshares, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the DCB Bancshares annual meeting and the completion of the merger.

Q:	What do I need to do now?

Carefully read and consider the information contained in this proxy statement/prospectus, including its annexes. After you have carefully read these materials, as soon as possible either (i) indicate on the attached proxy card how you want your shares to be voted, then sign, date and mail the proxy card in the enclosed postage-paid envelope, or (ii) if you hold your shares in street name, follow the voting instructions provided by your bank, broker or other nominee to direct it how to vote your shares, so that your shares may be represented and voted at the annual meeting.

Q:	What will I receive in the merger?
A:	As more fully described in this proxy statement/prospectus, you will receive shares of Old Line Bancshares common stock in exchange for each of your shares of DCB Bancshares common stock.
Q:	Do I need to do anything with my shares of DCB Bancshares common stock now?
A:
No. Please do not send in your DCB Bancshares stock certificates with your proxy card. You will be sent a letter of transmittal that includes instructions for sending in your DCB Bancshares stock certificates at a later date.

Q:	Whom should I call if I have any questions?
A:
If you have questions about the merger or the other matters to be voted on at the annual meeting or desire additional copies of this proxy statement/prospectus or additional proxy cards you should contact:

Robert L. Carpenter, Jr.
Co-Chief Executive Officer and Executive Vice President - Chief Financial Officer
DCB Bancshares, Inc.
26500 Ridge Road
Damascus, Maryland 20872
301-368-9112

SUMMARY

This summary highlights selected information from this proxy statement/prospectus, including information incorporated by reference into this proxy statement/prospectus. It does not contain all of the information that may be important to you. We urge you to carefully read the entire document so that you fully understand the merger and the related transactions. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail. Unless otherwise indicated in this proxy statement/prospectus or the context otherwise requires, all references in this proxy statement/ prospectus to “Old Line Bancshares” refer to Old Line Bancshares, Inc., all references to “DCB Bancshares” refer to DCB Bancshares, Inc.

The Companies

Old Line Bancshares, Inc.

1525 Pointer Ridge Place
Bowie, Maryland 20716
Telephone: (301) 430-2500

Old Line Bancshares was incorporated under the laws of the State of Maryland on April 11, 2003 to serve as the holding company of Old Line Bank. On May 22, 2003, the stockholders of Old Line Bank approved the reorganization of Old Line Bank into a holding company structure pursuant to which Old Line Bank became a subsidiary of Old Line Bancshares. The reorganization became effective on September 15, 2003. Old Line Bancshares is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”), and subject to regulation by the Board of Governors of the Federal Reserve Board (the “FRB”) and the Maryland Commissioner of Financial Regulation (the “Maryland Commissioner”).

On April 1, 2011, Old Line Bancshares acquired Maryland Bankcorp, Inc., the parent company of Maryland Bank & Trust Company, N.A. On May 10, 2013, Old Line Bancshares acquired WSB Holdings, Inc. (“WSB”), the parent company of The Washington Savings Bank, F.S.B., and on December 4, 2015, Old Line Bancshares acquired Regal Bancorp, Inc., the parent company of Regal Bank & Trust (“Regal Bank”). The acquisition of Regal Bank strengthened Old Line Bank’s status as the third largest independent commercial bank based in Maryland, with assets of more than $1.5 billion at closing and 23 full service branches serving eight Maryland counties.

In addition, together, Old Line Bancshares and Old Line Bank own 100% of the interest in Pointer Ridge Office Investment, LLC (“Pointer Ridge”). Pointer Ridge owns the commercial office building in which Old Line Bancshares and Old Line Bank lease and operate their main headquarters as well as a branch of Old Line Bank.

Old Line Bank is a trust company chartered by the State of Maryland. Old Line Bank was originally chartered in 1989 as a national bank under the name “Old Line National Bank.” Old Line Bank converted to a Maryland-chartered trust company exercising the powers of a commercial bank in June 2002, and does not exercise trust powers - its regulatory structure is the same as a Maryland chartered commercial bank. Old Line Bank is regulated by the Maryland Commissioner and by the Federal Deposit Insurance Corporation (“FDIC”) and is subject to regulation, supervision and regular examination by the Maryland Commissioner and the FDIC. Old Line Bank’s deposits are insured to the maximum legal limits by the FDIC. Its current market area consists of the suburban Maryland counties of Anne Arundel, Calvert, Charles, Montgomery, Prince George’s and St. Mary’s (Washington, D.C. suburbs) and Baltimore and Carroll (Baltimore City suburbs).

At December 31, 2016, Old Line Bancshares had consolidated assets, deposits and stockholders’ equity of approximately $1.7 billion, $1.3 billion and $150.7 million, respectively.

Old Line Bancshares’ common stock is listed and traded on the NASDAQ Capital Market under the symbol “OLBK.”

DCB Bancshares, Inc.

26500 Ridge Road
Damascus, Maryland 20872
Telephone: 301-253-1000

DCB Bancshares, Inc. was incorporated under the laws of the State of Maryland on March 30, 2016 to serve as the holding company of Damascus Community Bank. On April 27, 2016, the stockholders of Damascus Community Bank approved the reorganization of Damascus Community Bank into a holding company structure pursuant to which Damascus Community Bank became a subsidiary of DCB Bancshares. The reorganization became effective on September 1, 2016. DCB Bancshares is registered with the FRB as a bank holding company under the Bank Holding Company Act and is subject to supervision and examination by the FRB.

Damascus Community Bank is a Maryland commercial bank chartered on April 23, 1987 that is engaged in a general commercial and retail banking business. Damascus Community Bank has one inactive subsidiary, Chesapeake Industrial Leasing Co., Inc., a Maryland corporation that was formed for the purpose of leasing commercial equipment. Damascus Community Bank is regulated by the Maryland Commissioner and by the FDIC and is subject to regulation, supervision and regular examination by the Maryland Commissioner and the FDIC. Damascus Community Bank’s deposits are insured to the maximum legal limits by the FDIC. In addition to its main banking office in Damascus, Montgomery County, Maryland, Damascus Community Bank has two full-service branches in Montgomery County, Maryland (Gaithersburg and Clarksburg), two full-service branches located in Frederick County, Maryland (Monrovia and Frederick), and one full-service branch located in Carroll County, Maryland (Mount Airy).

At December 31, 2016, DCB Bancshares had consolidated assets, deposits and stockholders’ equity of approximately $310.5 million, $277.8 million and $25.4 million, respectively.

DCB Bancshares' common stock is quoted on OTC Pink marketplace of the OTC Markets Group under the symbol “DCBB.”

The DCB Bancshares Annual meeting

Date, Time and Place of Annual meeting (see page 28)

DCB Bancshares will hold an annual meeting of stockholders on [___________ __], 2017 at [__:__] [_].m., local time, at DCB Bancshares’ corporate headquarters located at 26500 Ridge Road, Damascus, Maryland 20872. The DCB Bancshares board of directors has set the close of business on [_________], 2017 as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting. On the record date, there were 1,613,180 shares of DCB Bancshares common stock outstanding.

Matters to be Considered at the Annual meeting (see page 28)

Stockholders of DCB Bancshares will be asked at the annual meeting to vote on (i) a proposal to approve the merger agreement and the merger, (ii) a proposal to adjourn the annual meeting to solicit additional proxies, if necessary, in the event there are not sufficient votes at the time of the meeting to approve the merger agreement and the merger, (iii) a proposal to elect the ten director nominees named in this proxy statement/prospectus to the board of directors of DCB Bancshares for the ensuing year, and (iv) any other business that properly arises during the annual meeting or any adjournment or postponement thereof.

Under the terms of the merger agreement, Old Line Bancshares will acquire DCB Bancshares by merging DCB Bancshares with and into Old Line Bancshares. Pursuant to a separate agreement, we anticipate that immediately after the merger, Damascus Community Bank will merge with and into Old Line Bank, with Old Line Bank being the surviving bank.

A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.

Consideration to be Received in the Merger (page 50)

If the merger is completed, each outstanding share of common stock of DCB Bancshares will be exchanged for that number of shares of Old Line Bancshares common stock determined by dividing $25.22 (160% of the tangible book value of each share of DCB Bancshares common stock at December 31, 2016) by the volume weighted average closing price of Old Line Bancshares common stock for the ten trading days ending two trading days before the closing of the merger (the “Average Price"), provided that, except as discussed in the following sentence, if the Average Price is $27.21 or more the exchange ratio will be fixed at 0.9269 and if the Average Price is $20.85 or less the exchange ratio will be fixed at 1.2096. The number of shares of Old Line Bancshares common stock that will be exchanged for each outstanding share of DCB Bancshares common stock may be increased if Old Line Bancshares exercises its option to increase the merger consideration to avoid termination of the merger agreement based on recent closing prices of Old Line Bancshares common stock prior to the merger, as further described below under “– Old Line Bancshares and DCB Bancshares can Amend or Terminate the Merger Agreement.”

If the exchange ratio is fixed based on the formula described above, the value of the merger consideration will be dependent upon the value of Old Line Bancshares common stock and, therefore, will fluctuate with the market price of Old Line Bancshares common stock. Accordingly, if the exchange ratio is fixed, any change in the price of Old Line Bancshares common stock prior to the merger will affect the market value of the merger consideration that stockholders of DCB Bancshares will receive as a result of the merger. For more information, see “The Merger Agreement and the Merger – Terms of the Merger – What DCB Bancshares Stockholders Will Receive in the Merger.”

As an example, assuming the Average Price was $28.51, which was the volume weighted average closing price of Old Line Bancshares common stock for the ten trading days ending two trading days before March 17, 2017, the most recent practical date prior to the date hereof, a DCB Bancshares stockholder who owned 100 shares of DCB common stock immediately prior to the effective time of the merger would receive in the merger 92 shares of Old Line Bancshares common stock (which would have a value of $2,606.36 based on the closing sales price for Old Line Bancshares common stock of $28.33 on March 17, 2017) and $19.67 of cash in lieu of a fractional share of Old Line Bancshares common stock.

Surrender of Stock Certificates (page 52)

No more than five business days following the effective date of the merger a letter of transmittal will be sent to DCB Bancshares stockholders containing instructions for use in surrendering their DCB Bancshares stock certificates in exchange for the merger consideration.

Do not send in your stock certificates until you receive the letter of transmittal and instructions from the exchange agent.

The DCB Bancshares Board of Directors Unanimously Recommends Stockholder Approval (see page 28)

The DCB Bancshares board of directors believes that the merger is in the best interests of DCB Bancshares and its stockholders, and unanimously recommends that stockholders vote “FOR” approval of the merger agreement and the merger.

Opinion of DCB Bancshares’ Financial Advisor (see page 42)

In connection with the merger, DCB Bancshares’ financial advisor, RP® Financial, LC. (“RP Financial”), delivered a written opinion, dated February 1, 2017, to the DCB Bancshares board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of DCB Bancshares common stock of the merger consideration in the proposed merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by RP Financial in preparing the opinion, is attached as Annex B to this proxy statement/prospectus. The opinion was for the information of, and was directed to, the DCB Bancshares board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of DCB Bancshares to engage in the merger or enter into the merger agreement or constitute a recommendation to the DCB Bancshares board in connection with the merger, and it does not constitute a recommendation to any holder of DCB Bancshares common stock as to how to vote in connection with the merger or any other matter.

Approval of the Merger Requires the Affirmative Vote of Stockholders Holding Two-Thirds of the Shares of DCB Bancshares Common Stock Outstanding on the Record Date of [________ __], 2017 (see page 29)

The approval of the merger agreement and the merger by stockholders of DCB Bancshares requires the approval of the holders of at least two-thirds of the shares of DCB Bancshares common stock that are issued and outstanding as of the record date of [_______ __], 2017. Each holder of shares of DCB Bancshares common stock outstanding on the record date will be entitled to one vote for each share held. The vote required for approval of the merger agreement and the merger is a percentage of all outstanding shares of DCB Bancshares common stock. Therefore, an abstention, a failure to vote and a broker non-vote will each have the same effect as a vote against the approval of the merger agreement and the merger.

DCB Bancshares’ Directors and Certain Executive Officers have Agreed to Vote in Favor of the Merger Agreement (see pages 29 and 68)

As of the record date for the DCB Bancshares annual meeting, there were 1,613,180 shares of DCB Bancshares common stock issued and outstanding and entitled to vote. The directors and certain executive officers of DCB Bancshares have agreed, in writing, to vote all shares of DCB Bancshares common stock for which they are the record or beneficial owner “FOR” the approval of the merger agreement and the merger. As of the record date, such directors and executive officers are entitled to vote 12.9% of the issued and outstanding shares of the DCB Bancshares common stock.

DCB Bancshares’ Directors and Management may have Interests in the Merger that Differ from Your Interests (see page 66)

The directors and executive officers of DCB Bancshares have interests in the merger as directors and employees that are different from your interests as a DCB Bancshares stockholder. These interests include, among others, provisions in the merger agreement regarding Old Line Bancshares and Old Line Bank board positions, payments to be made to the Co-Chief Executive Officers of DCB Bancshares pursuant to existing change in control agreements, as well as indemnification and insurance provisions included in the merger agreement.

DCB Bancshares’ board of directors was aware of these interests and considered them in approving and recommending the merger agreement, the merger and the related transactions.

Regulatory Approval Must be Obtained and Other Conditions Must be Satisfied Before the Merger can be Completed (see pages 59 and 63)

Old Line Bancshares’ and DCB Bancshares’ obligations to complete the merger are subject to various conditions that are usual and customary for this kind of transaction, including obtaining approval from the FRB and the Maryland Commissioner for the merger and obtaining approval of the FDIC and the Maryland Commissioner for the bank merger (which is included in any references to regulatory “approvals” in this proxy statement/prospectus). Old Line Bancshares and/or Old Line Bank filed the appropriate applications for approval with the FRB, the FDIC and the Maryland Commissioner on March 17, 2017. In addition to the required regulatory approvals, the merger will be completed only if certain conditions, including the following, are satisfied or waived by the companies:

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DCB Bancshares’ stockholders must approve the merger agreement and the merger;

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No more than 10% of the outstanding shares of DCB Bancshares common stock have been qualified for appraisal rights under Maryland law;

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Each party must receive an opinion from its counsel or independent certified public accountants that:

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the merger constitutes a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”); and

with respect to the opinion received by DCB Bancshares, any gain realized in the merger will be recognized only to the extent of cash or other property (other than Old Line Bancshares common stock) received in the merger, including cash received in lieu of fractional share interests; and

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Each party’s representations and warranties contained in the merger agreement must be correct except to the extent that if not true and correct it would not have a material adverse effect on the party or the party’s ability to consummate the merger (with certain exceptions), and each party must have performed all of its obligations set forth in the merger agreement.

The merger agreement attached to this proxy statement/prospectus as Annex A describes all of the conditions that must be met before the merger may be completed.

Old Line Bancshares and DCB Bancshares can Amend or Terminate the Merger Agreement (see page 60)

DCB Bancshares and Old Line Bancshares may agree to terminate the merger agreement and not complete the merger at any time before the merger is completed. Each company also may unilaterally terminate the merger agreement in certain circumstances, including if:

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The merger is not completed on or prior to October 31, 2017 or, because of the failure to obtain any required regulatory approval or consent by such date, the merger is not completed by November 30, 2017, if the failure to complete the merger by that date is not due to a material breach of the merger agreement by the party seeking to terminate it.

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There has been a definitive written denial of a required regulatory approval or consent, or the permanent withdrawal of an application for approval or consent at the request of a regulatory authority.

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The other party has materially breached any representation, warranty, covenant or other agreement in the merger agreement, and such breach either by its nature cannot be cured prior to the closing of the merger or remains uncured 30 days after receipt by such party of written notice of such breach (provided that if such breach cannot reasonably be cured within such 30-day period but may reasonably be cured within 60 days and cure is being diligently pursued, then termination can occur only after expiration of such 60-day period), if the party terminating the merger agreement is not in material breach.

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DCB Bancshares’ stockholders vote on but fail to approve the merger agreement and the merger.

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DCB Bancshares or any DCB Bancshares subsidiary receives (with respect to DCB Bancshares’ right to terminate) or enters into, approves or resolves to approve (with respect to Old Line Bancshares’ right to terminate) an agreement, agreement in principle, letter of intent or similar instrument with a view to being acquired, or more than 50% of its assets or liabilities being acquired, by any person other than Old Line Bancshares, or to sell 10% or more of its outstanding equity securities, in a transaction the DCB Bancshares board of directors determines is more favorable to the stockholders of DCB Bancshares, which we refer to as a superior DCB Bancshares transaction.

In addition, DCB Bancshares may terminate the merger agreement if:

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Old Line Bancshares or any Old Line Bancshares subsidiary enters into a definitive term sheet, letter of intent, agreement or similar agreement to merge, as a result of which Old Line Bancshares is not the surviving entity or Old Line Bancshares’ directors as of February 1, 2017 do not comprise the majority of the surviving entity’s board of directors, with any person other than DCB Bancshares, and the DCB Bancshares board of directors determines, after considering the advice of counsel and its financial advisor, that such transaction is not in the best interests of DCB Bancshares’ stockholders.

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The volume weighted average closing price of Old Line Bancshares common stock during the ten trading days ending five trading days before the effective date of the merger (the “Closing Market Price”) is less than $16.68, and the ratio of the Closing Market Price to $27.21 is more than 20% lower than any decrease in the NASDAQ Bank Stock Index over such period, provided, however, that Old Line Bancshares would then have the option to increase the consideration to be paid in the merger (as a practical matter, by increasing the exchange ratio) to an amount calculated as if the Average Price was $16.68 per share, in which case no termination will take place (the “Walk-Away Cure Right”).

Finally, Old Line Bancshares may terminate the merger agreement if DCB Bancshares’ board of directors withdraws, changes or modifies its recommendation to stockholders to approve the merger agreement and the merger, or authorizes, recommends or publicly proposes, or publicly announces an intention to authorize, recommend or propose, an agreement to enter into a superior DCB Bancshares transaction.

Old Line Bancshares and DCB Bancshares can agree to amend the merger agreement in any way. Either company can waive any of the requirements of the other company in the merger agreement, except that neither company can waive the requirement that the companies receive all required regulatory approvals, the requirement for approval of the DCB Bancshares stockholders or the requirement that no order, decree or injunction preventing the transactions contemplated by the merger agreement has been issued.

DCB Bancshares Must Pay a termination fee to Old Line Bancshares if the Merger Agreement is Terminated Under Certain Circumstances (see page 61)

DCB Bancshares must pay Old Line Bancshares a termination fee if the merger agreement is terminated in certain circumstances. The amount of such termination fee (the “Termination Fee”) will be equal to 3.25% of the total deal value, which is 160% of DCB Bancshares’ total stockholders’ equity less its intangible assets, if any, at December 31, 2016 (the “DCB Tangible Equity”), and will be determined by multiplying 0.052 by the DCB Tangible Equity. Based on preliminary calculations of the DCB Tangible Equity, we expect the Termination Fee would be approximately $1.3 million. DCB will be required to pay the Termination Fee to Old Line Bancshares if the merger agreement is terminated because:

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DCB Bancshares has materially breached the merger agreement or any representation, warranty, covenant or other agreement contained therein (provided that Old Line Bancshares is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement);

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The merger failed to close by October 31, 2017 or, if due solely to the need to obtain a regulatory approval or consent, November 30, 2017, or the parties failed to receive all regulatory approvals and consents required for the merger, and such failure resulted from the knowing, willful and intentional actions or inactions of DCB Bancshares or Damascus Community Bank (provided that Old Line Bancshares is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement);

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DCB Bancshares or any DCB Bancshares subsidiary has (i) received a proposal for a superior DCB Bancshares transaction (with respect to termination by DCB Bancshares) or (ii) entered into, approved or resolved to approve an agreement, agreement in principle, letter of intent or similar instrument with respect to a superior DCB Bancshares transaction (with respect to termination by Old Line Bancshares); or

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The board of directors of DCB Bancshares has withdrawn, changed or modified its recommendation to the stockholders of DCB Bancshares to approve the merger agreement and the merger in a manner adverse to Old Line Bancshares or authorizes, recommends or publicly proposes, or publicly announces an intention to authorize, recommend or propose, an agreement to enter into a superior DCB Bancshares transaction (provided that Old Line Bancshares is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement).

Old Line Bancshares Must Pay the Termination Fee to DCB Bancshares if the Merger Agreement is Terminated Under Certain Circumstances (see page 62)

Old Line Bancshares has agreed to pay the Termination Fee to DCB Bancshares if DCB Bancshares terminates the merger agreement because:

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Old Line Bancshares has materially breached the merger agreement or any representation, warranty, covenant or other agreement contained therein (provided that DCB Bancshares is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement); or

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The merger failed to close by October 31, 2017 or, if due solely to the need to obtain a regulatory approval or consent, November 30, 2017, or the parties failed to receive all regulatory approvals and consents required for the merger, and such failure resulted from the knowing, willful and intentional actions or inactions of Old Line Bancshares or Old Line Bank (provided that DCB Bancshares is not then in material breach of any material representation, warranty, covenant or other agreement contained in the merger agreement).

Rights of Old Line Bancshares Stockholders Differ from those of DCB Bancshares Stockholders (see page 74)

When the merger is completed, DCB Bancshares stockholders will become Old Line Bancshares stockholders. The rights of Old Line Bancshares stockholders differ from the rights of DCB Bancshares stockholders in certain important ways. These differences have to do with provisions in Old Line Bancshares’ articles of incorporation and bylaws that differ from the provisions in DCB Bancshares’ articles of incorporation and bylaws.

DCB Bancshares Stockholders have Appraisal Rights in Connection with the Merger (see page 71)

DCB Bancshares stockholders are entitled to exercise appraisal rights with respect to the merger and, if the merger is completed and they perfect their appraisal rights, to receive payment in cash for the fair value of their shares of DCB Bancshares common stock instead of their share of the aggregate merger consideration. In general, to preserve their appraisal rights, DCB Bancshares stockholders who wish to exercise these rights must:

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Deliver a written objection to the merger to DCB Bancshares at or before DCB Bancshares’ annual meeting of stockholders;

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Not vote their shares for approval of the merger agreement and the merger;

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Within 20 days after the merger is consummated, deliver a written demand to Old Line Bancshares stating the number of shares of DCB Bancshares common stock for which they demand payment; and

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Comply with the other procedures set forth in Sections 3-201 through 3-213 of the MGCL.

The text of Sections 3-201 through 3-213 of the MGCL governing appraisal rights is included with this proxy statement/prospectus as Annex C. Failure to comply with the procedures described in Annex C will result in the loss of appraisal rights under the MGCL. We urge you to carefully read the text of Sections 3-201 through 3-213 of the MGCL governing appraisal rights.

RISK FACTORS

In addition to the other information contained in this proxy statement/prospectus, including the matters addressed under the caption “Caution Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in deciding whether to vote for approval of the merger agreement and the merger.

Risk Factors Related to the Merger in General

Old Line Bancshares may fail to realize all of the anticipated benefits of the merger. The success of the merger will depend, in part, on Old Line Bancshares’ ability to realize the anticipated benefits and cost savings from combining the businesses of Old Line Bancshares and DCB Bancshares. To realize these anticipated benefits and cost savings, however, Old Line Bancshares must successfully combine the businesses of Old Line Bancshares and DCB Bancshares. If Old Line Bancshares is unable to successfully combine the businesses of Old Line Bancshares and DCB Bancshares, the anticipated benefits and cost savings of the merger may not be realized fully or at all or may take longer to realize than expected.

Old Line Bancshares and DCB Bancshares have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the loss of key depositors or other bank customers and the disruption of DCB Bancshares’ ongoing business, as well as or inconsistencies in standards, controls, procedures and policies that adversely affect DCB Bancshares’ ability to maintain its relationships with its clients, customers, depositors and employees, which could have a negative impact on Old Line Bancshares’ ability to achieve the anticipated benefits of the merger. Integration efforts between the two companies may, to some extent, also divert management’s attention and resources. These integration matters could have an adverse effect on each of Old Line Bancshares and DCB Bancshares during such transition period.

The opinion of DCB Bancshares’ financial advisor to its board of directors does not reflect changes in circumstances since the date of such opinion. The board of directors of DCB Bancshares received an opinion from RP Financial, its financial advisor, regarding the fairness of the merger consideration from a financial point of view, but this opinion is dated as of, and speaks only as of, the date of the merger agreement. Changes in the operations and prospects of Old Line Bancshares and DCB Bancshares, general market and economic conditions and other factors that may be beyond the control of Old Line Bancshares or DCB Bancshares may significantly alter the prices of the shares of Old Line Bancshares common stock or DCB Bancshares common stock by the time the merger is completed. RP Financial’s opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. Because DCB Bancshares does not currently anticipate asking RP Financial to update its opinion, the opinion will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed. The recommendation of DCB Bancshares’ board of directors that DCB Bancshares stockholders vote “FOR” the approval of the merger agreement and the merger, however, is made as of the date of this proxy statement/prospectus. For a description of the RP Financial opinion, refer to the section of this proxy statement/prospectus entitled “The Merger Agreement and the Merger – Opinion of DCB Bancshares’ Financial Advisor.”

Because the market price of Old Line Bancshares common stock will fluctuate, DCB Bancshares stockholders cannot be sure of the value of the merger consideration they may receive. Upon completion of the merger, the outstanding shares of DCB Bancshares common stock will be converted into the right to receive shares of Old Line Bancshares common stock. The value of the shares of Old Line Bancshares common stock received in the merger approximates $25.22 per share as of the date of the merger agreement based on then-recent trading prices. Trading prices of Old Line Bancshares common stock may, however, vary from the trading prices of Old Line Bancshares common stock on the date of the merger agreement, the trading date following the date we announced the merger, the date this proxy statement/prospectus was mailed to DCB Bancshares stockholders and the date of the annual meeting of the DCB Bancshares stockholders. Any change in the market price of shares of Old Line Bancshares common stock may affect the value of the merger consideration that DCB Bancshares stockholders will receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects and regulatory considerations. Many of these factors are beyond our control. You should obtain current market quotations for shares of Old Line Bancshares common stock.

The market price of Old Line Bancshares common stock after the merger may be affected by factors different from those affecting the shares of Old Line Bancshares or DCB Bancshares currently. The businesses of Old Line Bancshares and DCB Bancshares differ and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations and market prices of common stock of each of Old Line Bancshares and DCB Bancshares.

Old Line Bancshares and DCB Bancshares will be subject to business uncertainties and contractual restrictions while the merger is pending. Uncertainty about the effect of the merger on employees, customers, suppliers and vendors may have an adverse effect on the business, financial condition and results of operations of Old Line Bancshares and DCB Bancshares. These uncertainties may impair Old Line Bancshares’ and DCB Bancshares’ ability to attract, retain and motivate key personnel, depositors and borrowers pending the consummation of the merger, as such personnel, depositors and borrowers may experience uncertainty about their future roles following the consummation of the merger. Additionally, these uncertainties could cause customers (including depositors and borrowers), suppliers, vendors and others who deal with Old Line Bancshares or DCB Bancshares to seek to change existing business relationships with Old Line Bancshares or DCB Bancshares or fail to extend an existing relationship. In addition, competitors may target each party’s existing customers by highlighting potential uncertainties and integration difficulties that may result from the merger.

Further, the pursuit of the merger and the preparation for the integration in connection therewith may place a burden on each of Old Line Bancshares’ and DCB Bancshares’ management and internal resources. Any significant diversion of management attention away from ongoing business concerns and any difficulties encountered in the transition and integration process could have a material adverse effect on each company’s business, financial condition and results of operations.

In addition, the merger agreement restricts DCB Bancshares from taking certain actions without Old Line Bancshares’ consent while the merger is pending. These restrictions may, among other matters, prevent DCB Bancshares from pursuing otherwise attractive business opportunities, selling assets, incurring indebtedness, engaging in significant capital expenditures in excess of certain limits set forth in the merger agreement, entering into other transactions or making other changes to DCB Bancshares’ business prior to consummation of the merger or termination of the merger agreement. These restrictions could have a material adverse effect on DCB Bancshares’ business, financial condition and results of operations. Please see “The Merger Agreement and the Merger – Terms of the Merger – Conduct of Business Pending the Merger” for a description of these restrictions.

If the merger is not completed, Old Line Bancshares and DCB Bancshares will have incurred substantial expenses without realizing the expected benefits. Old Line Bancshares and DCB Bancshares have incurred substantial expenses in connection with the execution of the merger agreement and the merger. The completion of the merger depends on the satisfaction of specified conditions, including regulatory approvals and the requisite approval of the stockholders of DCB Bancshares. There is no guarantee that these conditions will be met. If the merger is not completed, these expenses could have a material adverse impact on the financial condition of Old Line Bancshares and/or DCB Bancshares because they would not have realized the expected benefits for which these expenses were incurred.

Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated. Before the merger may be completed, various approvals must be obtained from the FRB, the FDIC and the Maryland Commissioner. These regulatory approvals may not be received at all, may not be received in a timely fashion, and may contain conditions on the completion of the merger or require changes to the terms of the merger that are not anticipated or that have a material adverse effect. Although Old Line Bancshares and DCB Bancshares do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the revenues of Old Line Bancshares following the merger, any of which might have a material adverse effect on Old Line Bancshares following the merger. If the consummation of the merger is delayed, including by a delay in receipt of necessary governmental approvals, the business, financial condition and results of operations of each of Old Line Bancshares or DCB Bancshares may also be materially adversely affected. Further, Old Line Bancshares is not obligated to complete the merger if the regulatory approvals received in connection with the completion of the merger include any conditions or requirements that, in the reasonable opinion of its board of directors, would (i) so materially and adversely impact the economic or business benefits to Old Line Bancshares following the merger as to render consummation of the merger inadvisable, or (ii) materially impair the value of DCB Bancshares to Old Line Bancshares, although Old Line Bancshares could choose to waive this condition.

Failure to complete the merger could negatively impact the stock prices and future businesses and financial results of Old Line Bancshares and DCB Bancshares. If the merger is not completed, the ongoing businesses of Old Line Bancshares and DCB Bancshares may be adversely affected and Old Line Bancshares and DCB Bancshares will be subject to several risks, including the following:

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DCB Bancshares may be required, under certain circumstances, to pay Old Line Bancshares the Termination Fee under the merger agreement;

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Old Line Bancshares may be required, under certain circumstances, to pay DCB Bancshares the Termination Fee under the merger agreement;

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Old Line Bancshares and DCB Bancshares will be required to pay certain costs relating to the merger, whether or not the merger is completed, such as legal, accounting, financial advisor and printing fees;

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Under the merger agreement, DCB Bancshares is subject to certain restrictions on the conduct of its business prior to completing the merger, which may adversely affect its ability to execute certain of its business strategies; and

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Matters relating to the merger may require substantial commitments of time and resources by Old Line Bancshares and DCB Bancshares management that could otherwise have been devoted to other opportunities that may have been beneficial to Old Line Bancshares or DCB Bancshares as independent companies, as the case may be.

In addition, if the merger is not completed, Old Line Bancshares and/or DCB Bancshares may experience negative reactions from the financial markets and from their respective stockholders, customers and employees. Old Line Bancshares and/or DCB Bancshares also could be subject to litigation related to any failure to complete the merger or to enforcement proceedings commenced against Old Line Bancshares or DCB Bancshares to perform their respective obligations under the merger agreement. If the merger is not completed, Old Line Bancshares and DCB Bancshares cannot assure their stockholders that the risks described above will not materialize and will not materially affect the business, financial results and stock prices of Old Line Bancshares and/or DCB Bancshares.

Old Line Bancshares and DCB Bancshares may choose not to proceed with the merger if it is not completed by October 31, 2017 or, if due to the lack of a required regulatory approval, November 30, 2017.Either Old Line Bancshares or DCB Bancshares may terminate the merger agreement if the merger has not been completed by October 31, 2017 or, if due to the lack of a required regulatory approval, November 30, 2017. See “The Merger Agreement and the Merger – Terms of the Merger – Termination.” There can be no assurance that all conditions to the merger will have been satisfied by the required date(s). See “The Merger Agreement and the Merger – Terms of the Merger – Conditions to the Merger.”

Risk Factors Relating to Old Line Bancshares’ Business and Its Common Stock

This section discusses risks relating to Old Line Bancshares’ business and includes risks it will continue to face after the merger. References to “Old Line Bancshares” include its subsidiary Old Line Bank as the context requires.

System failure or cybersecurity breaches of Old Line Bancshares’ network security could subject it to increased operating costs as well as litigation and other potential losses. Old Line Bancshares relies heavily on communications and information systems to conduct its business. The computer systems and network infrastructure it uses could be vulnerable to unforeseen hardware and cybersecurity issues. Old Line Bancshares’ operations are dependent upon its ability to protect its computer equipment against damage from fire, power loss, telecommunications failure or a similar catastrophic event. Any damage or failure that causes an interruption in Old Line Bancshares’ operations could have an adverse effect on its financial condition and results of operations. In addition, Old Line Bancshares’ operations are dependent upon its ability to protect the computer systems and network infrastructure it uses, including its Internet banking activities, against damage from physical break-ins, cybersecurity breaches and other disruptive problems caused by Internet problems, other users or unrelated third parties. Such computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through Old Line Bancshares’ computer systems and network infrastructure, which may result in significant liability to Old Line Bancshares, subject it to additional regulatory scrutiny, damage its reputation, result in a loss of customers, and inhibit current and potential customers from using its Internet banking services, any or all of which could have a material adverse effect on Old Line Bancshares’ results of operations and financial condition. Old Line Bancshares periodically reviews its security protocols and, as necessary, adds additional security measures to its computer systems and network infrastructure to mitigate the possibility of cybersecurity breaches, including firewalls and penetration testing. These precautions may not, however, be effective in preventing such breaches, damage or failures. Old Line Bancshares continues to monitor developments in this area and consider whether additional protective measures are necessary or appropriate, and has obtained insurance protection intended to cover losses due to network security breaches; there is no guarantee, however, that such insurance would cover all costs associated with any breach, damage or failure of Old Line Bancshares’ computer systems and network infrastructure.

Old Line Bancshares relies on certain external vendors. Old Line Bancshares’ business is dependent on the use of outside service providers that support its day-to-day operations including data processing and electronic communications. Old Line Bancshares’ operations are exposed to the risk that a service provider may not perform in accordance with established performance standards required in their agreements with Old Line Bancshares for any number of reasons including equipment or network failure, a change in their senior management, their financial condition, their product line or mix and how they support existing customers, or a simple change in their strategic focus. While Old Line Bancshares has comprehensive policies and procedures in place to mitigate risk at all phases of service provider management from selection to performance monitoring and renewals, the failure of a service provider to perform in accordance with contractual agreements could be disruptive to its business, which could have a material adverse effect on its financial condition and results of its operations.

A worsening of economic conditions could adversely affect Old Line Bancshares’ results of operations and financial condition. Changes in prevailing economic conditions, including declining real estate values, changes in interest rates that may cause a decrease in interest rate spreads, adverse employment conditions, the monetary and fiscal policies of the federal government and other significant external events may adversely affect Old Line Bancshares’ financial results. Old Line Bancshares continues to operate in a challenging and uncertain economic environment. Economic growth continues to be slow and uneven. A return to recessionary conditions or prolonged stagnant or deteriorating economic conditions could significantly affect the markets in which Old Line Bancshares does business, the demand for its products and services, the value of its loans and investments, and its ongoing operations, costs and profitability. In any case, Old Line Bancshares expects that the business environment in the State of Maryland and the entire United States will continue to present challenges for the foreseeable future. Further continuing economic uncertainty, including regarding concerns about U.S. debt levels and related governmental actions, potential tariffs on imports into the United States and cuts in government spending, may negatively impact economic conditions going forward. In addition, an increase in unemployment levels may result in higher than expected loan delinquencies, increases in Old Line Bancshares’ nonperforming and criticized classified assets and a decline in demand for its products and services. These events may cause Old Line Bancshares to incur losses and may adversely affect its financial condition and results of operations.

Although the adverse economic climate during the past several years has not severely impacted Old Line Bancshares due to its strict underwriting standards, any adverse changes in the economy going forward, including decreases in current real estate values, increased unemployment or the economy moving back into a recession, could have a negative effect on the ability its borrowers to make timely repayments of their loans, which would have an adverse impact on Old Line Bancshares’ earnings.

Furthermore, the FRB, in an attempt to help the overall economy, has among other things kept interest rates low through its targeted federal funds rate and the purchase of U.S. Treasury and mortgage-backed securities. If the FRB continues to increase the federal funds rate in the near term, as is expected, overall interest rates will likely rise, which may negatively impact the housing markets and the U.S. economic growth. In addition, deflationary pressures, while possibly lowering Old Line Bancshares’ operating costs, could have a negative impact on its borrowers, especially its business borrowers, and the values of collateral securing its loans, which could negatively affect its financial performance.

A worsening of credit markets and economic conditions could adversely affect Old Line Bancshares’ liquidity. Old Line Bank must maintain sufficient liquidity to ensure cash flow is available to satisfy current and future financial obligations including demand for loans and deposit withdrawals, funding of operating costs and other corporate purposes. Old Line Bancshares obtains funding through deposits and various short term and long term wholesale borrowings, including federal funds purchased, unsecured borrowings, brokered certificates of deposits and borrowings from the Federal Home Loan Bank of Atlanta and others. Economic uncertainty and disruptions in the financial system may adversely affect Old Line Bancshares’ liquidity. Dramatic declines in the housing market and falling real estate prices coupled with increased foreclosures and unemployment, resulted in significant asset value write downs by financial institutions during and after the last U.S. recession, including government sponsored entities and investment banks. These investment write downs caused financial institutions to seek additional capital. Should Old Line Bancshares experience a substantial deterioration in its financial condition or should disruptions in the financial markets restrict its funding, it would negatively impact Old Line Bancshares’ liquidity. To mitigate this risk, Old Line Bancshares closely monitors its liquidity, maintains a line of credit with the Federal Home Loan Bank and has received approval to borrow from the Federal Reserve Bank of Richmond.

Old Line Bancshares’ concentrations of loans in various categories may also increase the risk of credit losses. Old Line Bancshares currently invests more than 25% of its capital in various loan types and industry segments, including commercial real estate loans and loans to the hospitality industry (hotels/motels). While declines in the local commercial real estate market following the last recession have not caused the collateral securing Old Line Bancshares’ loans to exceed acceptable loan to value ratios, a deterioration in the commercial real estate market could cause deterioration in the collateral securing these loans and/or a decline in its customers’ earning capacity. This could negatively impact Old Line Bancshares. Although Old Line Bancshares has made a large portion of its hospitality loans to long-term, well-established operators in strategic locations, a decline in the occupancy rate in these facilities could negatively impact their earnings. This could adversely impact the operators’ ability to repay their loans, which would adversely impact Old Line Bancshares’ net income.

Old Line Bancshares’ need to comply with extensive and complex governmental regulation could have an adverse effect on its business and growth strategy, and it may be adversely affected by changes in laws and regulations. The banking industry is subject to extensive regulation by state and federal banking authorities. Many of these regulations are intended to protect depositors, the public or the FDIC insurance funds, not stockholders. Regulatory requirements affect Old Line Bancshares’ lending practices, capital structure, investment practices, dividend policy, ability to attract and retain personnel and many other aspects of its business. These requirements may constrain Old Line Bancshares’ rate of growth and changes in regulations could adversely affect it. The cost of compliance with regulatory requirements could adversely affect Old Line Bancshares’ ability to operate profitably. Further, if Old Line Bancshares is not in compliance with such requirements, it could be subject to fines or other regulatory action that could restrict its ability to operate or otherwise have a material adverse effect on its business and financial condition. Although Old Line Bancshares believes it is in material compliance with all applicable regulations, it is possible there are violations of which it is unaware that could be discovered by its regulators in the course of an examination or otherwise, which could trigger such fines or other adverse consequences.

In addition, because regulation of financial institutions changes regularly and is the subject of constant legislative debate, Old Line Bancshares cannot forecast how federal or state regulation of financial institutions may change in the future and impact its operations. In light of the performance of and government intervention in the financial sector, there may be significant changes to the banking and financial institutions’ regulatory agencies in the future. Changes in regulation and oversight, including in the form of changes to statutes, regulations or regulatory policies or changes in interpretation or implementation of statutes, regulations or policies, could affect the services and products Old Line Bancshares offers, increase its operating expenses, increase compliance challenges and otherwise adversely impact its financial performance and condition. In addition, the burden imposed by these federal and state regulations may place banks in general, and Old Line Bank specifically, at a competitive disadvantage compared to less regulated competitors.

Non-Compliance with the USA PATRIOT Act, the Bank Secrecy Act or other laws and regulations could result in fines or sanctions. Financial institutions are required under the USA PATRIOT and Bank Secrecy Acts to develop programs to prevent financial institutions from being used for money-laundering and terrorist activities. Financial institutions are also obligated to file suspicious activity reports with the U.S. Treasury Department’s Office of Financial Crimes Enforcement Network if such activities are detected. These rules also require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure or the inability to comply with these regulations could result in fines or penalties, curtailment of expansion opportunities, intervention or sanctions by regulators and costly litigation or expensive additional controls and systems. During the last few years, several banking institutions have received large fines for non-compliance with these laws and regulations. In addition, the U.S. Government has previously imposed laws and regulations relating to residential and consumer lending activities that create significant new compliance burdens and financial risks. While Old Line Bancshares has developed policies and procedures designed to assist in compliance with these laws and regulations, no assurance can be given that these policies and procedures will be effective in preventing violations of these laws and regulations.

Requirements to hold more capital could have a material adverse impact on us. The impact of the revised capital rules on our financial condition and operations is uncertain but could be materially adverse. In July 2013, the Federal Reserve Board adopted a final rule for the Basel III capital framework. These rules substantially amended the regulatory risk-based capital rules applicable to us and increased the minimum levels of capital we are required to hold, as discussed in “Item 1. Business – Supervision and Regulation – Capital Adequacy Guidelines.” The rules apply to Old Line Bancshares as well as to the Bank. These rules include a capital conservation buffer that phases in over a period of years that began in 2016 and will become fully effective in 2019. Failure to satisfy the additional capital requirements of the capital conservation buffer will result in limits on paying dividends, engaging in share repurchases and paying discretionary bonuses. The rules establish a maximum percentage of eligible retained income that may be utilized for such actions if the capital requirements of the buffer are not fully satisfied. Beginning January 1, 2017, our capital requirements with the applicable capital conservation buffer are (i) a common equity Tier 1 risk-based capital ratio of 5.75%, (ii) a Tier 1 risk-based capital (common Tier 1 capital plus Additional Tier 1 capital) ratio of 7.25% and (iii) a total risk-based capital ratio of 9.25%. The capital conservation buffer does not apply to our leverage ratio requirement, which will remain at 4.0%. Once the capital conservation buffer is fully phased in, the resulting requirements will be a common equity Tier 1 risk-based capital ratio of 7%, a Tier 1 risk-based capital ratio of 8.5%, and a total risk-based capital ratio of 10.5%. These increased capital requirements may have a material adverse impact on our liquidity and results of operations, or the failure to satisfy such requirements may result in our inability to pay dividends on or repurchase shares of our common stock, which could also negatively impact the market price for our stock, and may negatively impact our ability to retain personnel if our ability to pay retention bonuses is compromised.

Old Line Bancshares’ internal controls and procedures may fail or be circumvented. Old Line Bancshares’ management regularly reviews and updates its internal controls, disclosure controls and procedures and corporate governance policies and procedures. Any system of controls, however well-designed and operated, is based in part on certain assumptions and can provide only reasonable assurances that the objectives of the system are met. Any (i) failure or circumvention of Old Line Bancshares’ controls and procedures, (ii) failure by Old Line Bancshares to adequately address any internal control deficiencies, or (iii) failure by Old Line Bancshares to comply with regulations related to controls and procedures could have a material effect on Old Line Bancshares’ business, consolidated financial condition and results of operations.

Old Line Bancshares’ business may be adversely affected by increasing prevalence of fraud and other financial crimes. As a financial institution, Old Line Bancshares is subject to risk of loss due to fraud and other financial crimes. Nationally, reported incidents of fraud and other financial crimes have increased. Old Line Bancshares believes it has controls in place to detect and prevent such losses, but in some cases multi-party collusion or other sophisticated methods of hiding fraud may not be readily detected or detectable, and could result in losses that affect its financial condition and results of Old Line Bancshares’ operations.

Financial crime is not limited to the financial services industry. Old Line Bancshares’ customers could experience fraud in their businesses, which could materially impact their ability to repay their loans, and deposit customers in all financial institutions are constantly and unwittingly solicited by others in fraud schemes that vary from easily detectable and obvious attempts to high-level and very complex international schemes that could drain an account of millions of dollars and require detailed financial forensics to unravel. While Old Line Bancshares has controls in place, contractual agreements with its customers partitioning liability, and insurance to help mitigate the risk, none of these are guarantees that it will not experience a loss, potentially a loss that could have a material adverse effect on its financial condition, reputation and results of its operations.

The level of Old Line Bancshares’ commercial real estate loan portfolio may subject it to additional regulatory scrutiny. The FDIC, the FRB and the Office of the Comptroller of the Currency have promulgated joint guidance on sound risk management practices for financial institutions with concentrations in commercial real estate lending. Under this guidance, a financial institution that, like Old Line Bancshares, is actively involved in commercial real estate lending should perform a risk assessment to identify concentrations. A financial institution may have a concentration in commercial real estate lending if, among other factors (i) total reported loans for construction, land development and other land represent 100% or more of total capital, or (ii) total reported loans secured by multi-family and non-farm non-residential properties, loans for construction, land development and other land, and loans otherwise sensitive to the general commercial real estate market, including loans to commercial real estate related entities, represent 300% or more of total capital. The particular focus of the guidance is on exposure to commercial real estate loans that are dependent on the cash flow from the real estate held as collateral and that are likely to be at greater risk to conditions in the commercial real estate market (as opposed to real estate collateral held as a secondary source of repayment or as an abundance of caution). The purpose of the guidance is to guide banks in developing risk management practices and capital levels commensurate with the level and nature of real estate concentrations. The guidance states that management should employ heightened risk management practices including board and management oversight and strategic planning, development of underwriting standards, risk assessment and monitoring through market analysis and stress testing. Old Line Bancshares has concluded that it has a concentration in commercial real estate lending under the foregoing standards because its balance in commercial real estate loans at December 31, 2016 represents more than 300% of total capital. While Old Line Bancshares believes that it has implemented policies and procedures with respect to its commercial real estate loan portfolio consistent with this guidance, bank regulators could require it to implement additional policies and procedures consistent with their interpretation of the guidance that may result in additional costs to Old Line Bancshares.

Old Line Bancshares depends on the accuracy and completeness of information about its clients and counterparties and its financial condition could be adversely affected if it relies on misleading information. In deciding whether to extend credit or to enter into other transactions with clients and counterparties, Old Line Bancshares may rely on information furnished to it by or on behalf of clients and counterparties, including financial statements and other financial information, which it does not independently verify as a matter of course. Old Line Bancshares also may rely on representations of clients and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. For example, in deciding whether to extend credit to customers, Old Line Bancshares may assume that a customer’s audited financial statements conform with accounting principles generally accepted in the United States (“GAAP”) and present fairly, in all material respects, the financial condition, results of operations and cash flows of the customer. Old Line Bancshares’ financial condition and results of operations could be negatively impacted to the extent it relies on financial statements that do not comply with GAAP or are materially misleading.

Old Line Bancshares may be adversely affected by the soundness of other financial institutions. Financial services institutions are interrelated as a result of trading, clearing, counterparty or other relationships. Old Line Bancshares has exposure to many different industries and counterparties and routinely executes transactions with counterparties in the financial services industry, including commercial banks, brokers and dealers, investment banks and other institutional clients. Many of these transactions expose Old Line Bancshares to credit risk in the event of a default by a counterparty or client. In addition, Old Line Bancshares’ credit risk may be exacerbated when the collateral held by Old Line Bank cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the credit or derivative exposure due to Old Line Bank. Any such losses could have a material adverse effect on Old Line Bancshares’ financial condition and results of operations.

Regulations pursuant to the Dodd-Frank Act may adversely impact Old Line Bancshares’ results of operations, liquidity or financial condition. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) represents a comprehensive overhaul of the U.S. financial services industry. The Dodd-Frank Act required the Consumer Financial Protection Bureau (the “CFPB”) and other federal agencies to issue many new and significant rules and regulations to implement its various provisions. There are a number of regulations under the Dodd-Frank Act that have not yet been fully adopted and implemented and Old Line Bancshares will not know the full impact of the Dodd-Frank Act on its business until such regulations are fully implemented. As a result, Old Line Bancshares cannot predict the full extent to which the Dodd-Frank Act will impact its business, operations or financial condition. However, compliance with these laws and regulations may require Old Line Bancshares to make changes to its business and operations and will likely result in additional costs and a diversion of management’s time from other business activities, any of which may adversely impact its results of operations, liquidity or financial condition.

Because Old Line Bancshares serves a limited market area in Maryland, an economic downturn in its market area could more adversely affect Old Line Bancshares than it affects its larger competitors that are more geographically diverse. Old Line Bancshares’ current market area consists of the suburban Maryland counties of Anne Arundel, Baltimore, Calvert, Carroll, Charles, Montgomery, Prince George’s and St. Mary’s. If the merger is consummated this market area will expand into Frederick County, Maryland, and Old Line Bancshares may expand in contiguous northern and western Counties, such as Howard County, Maryland. Broad geographic diversification, however, is not currently part of Old Line Bancshares’ community bank focus. Overall, during and following the most recent recession, the business environment has negatively impacted many businesses and households in the United States and worldwide. Although the economic decline has not impacted the suburban Maryland and Washington D.C. suburbs as adversely as other areas of the United States, it has caused an increase in unemployment and business failures and a decline in property values. As a result, if Old Line Bancshares’ market area should suffer another economic downturn, it may more severely affect its business and financial condition than it affects larger bank competitors. In particular, due to the proximity of its market area to Washington, D.C., decreases in spending by the Federal government or threatened cuts to Federal government employment could impact Old Line Bancshares to a greater degree than banking companies that serve a larger or a different geographical area. Old Line Bancshares’ larger competitors, for example, serve more geographically diverse market areas, parts of which may not be affected by the same economic conditions that may exist in Old Line Bancshares’ market area. Further, unexpected changes in the national and local economy may adversely affect Old Line Bancshares’ ability to attract deposits and to make loans. Such risks are beyond Old Line Bancshares’ control and may have a material adverse effect on its financial condition and results of operations and, in turn, the value of its common stock.

Old Line Bancshares originates and retains in its portfolio residential mortgage loans. A downturn in the local real estate market and economy could adversely affect its earnings. Old Line Bancshares’ loan portfolio includes residential mortgage loans that it originates. Although the local real estate market and economy in Old Line Bancshares’ market areas have performed better than many other markets during the past few years, a downturn could cause higher unemployment and more delinquencies, and could adversely affect the value of properties securing its loans. In addition, the real estate market may take longer to recover or not recover to previous levels. These risks increase the probability of an adverse impact on Old Line Bancshares’ financial results as fewer borrowers would be eligible to borrow and property values could be below necessary levels required for adequate coverage on the requested loan.

Old Line Bancshares depends on the services of key personnel. The loss of any of these personnel could disrupt its operations and its business could suffer. Old Line Bancshares’ success depends substantially on the skills and abilities of its executive management team, including James W. Cornelsen, its President and Chief Executive Officer, Joseph E. Burnett, its Executive Vice President and Chief Lending Officer, John Miller, its Executive Vice President and Chief Credit Officer, Mark A. Semanie, its Executive Vice President and Chief Operating Officer, and Elise M. Hubbard, its Senior Vice President and Chief Financial Officer. Although Old Line Bank has entered into employment agreements with Messrs. Cornelsen, Burnett, Miller and Semanie, the existence of such agreements does not assure that Old Line Bancshares and Old Line Bank will retain their services. Further, neither Old Line Bancshares nor Old Line Bank has entered into an employment agreement with Ms. Hubbard, and therefore she can terminate her employment at any time and for any reason. These executives provide valuable services to Old Line Bancshares and Old Line Bank and would be difficult to replace.

Also, Old Line Bancshares’ growth and success and its anticipated future growth and success, in a large part, is due and will continue to be due to the relationships maintained by its banking executives with its customers. The loss of services of one or more of these executives or of other key employees could have a material adverse effect on Old Line Bancshares’ operations and its business could suffer. The experienced commercial lenders that Old Line Bank has hired are not a party to any employment agreement with Old Line Bancshares or Old Line Bank and they could terminate their employment at any time and for any reason.

Old Line Bancshares’ growth and expansion strategy may not be successful. Old Line Bancshares’ ability to grow depends upon its ability to attract new deposits, identify loan and investment opportunities and maintain adequate capital levels. Old Line Bancshares may also grow through acquisitions of existing financial institutions or branches thereof, as it is doing through the proposed merger with DCB Bancshares. There are no guarantees that Old Line Bancshares’ expansion strategies will be successful. Also, in order to effectively manage its anticipated and/or actual loan growth Old Line Bancshares has made and may continue to make additional investments in equipment and personnel, which could increase its non-interest expense. If Old Line Bancshares grows too quickly and is not able to control costs and maintain asset quality, such growth could materially and adversely affect its financial performance.

If Old Line Bancshares’ allowance for loan losses is not sufficient to cover actual loan losses, its earnings will decrease. Old Line Bancshares maintains an allowance for loan losses that it believes is adequate for absorbing any potential losses in its loan portfolio. Old Line Bancshares’ management, through a periodic review and consideration of the loan portfolio, determines the amount of the allowance for loan losses. Although Old Line Bancshares believes that its allowance for loan losses is adequate to absorb probable losses in its loan portfolio, even under normal economic conditions it cannot predict such losses with certainty. The unprecedented volatility experienced in the financial and capital markets during the last several years makes this determination even more difficult as processes Old Line Bancshares uses to estimate the allowance for loan losses may no longer be dependable because they rely on complex judgments, including forecasts of economic conditions that may not be accurate. As a result, Old Line Bancshares cannot be sure that its allowance is or will be adequate in the future. If management’s assumptions and judgments prove to be incorrect and the allowance for loan losses is inadequate to absorb future losses, Old Line Bancshares’ earnings will suffer.

As of December 31, 2016, commercial and industrial and commercial real estate mortgage loans comprise approximately 80.22% of Old Line Bancshares’ loan portfolio. These types of loans are generally viewed as having more risk of default than residential real estate or consumer loans and typically have larger balances than residential real estate loans and consumer loans. A deterioration of one or a few of these loans could cause a significant increase in Old Line Bancshares’ non-performing loans. Such an increase could result in a net loss of earnings from these loans, an increase in the provision for loan losses and an increase in loan charge-offs, all of which could have a material adverse effect on Old Line Bancshares’ financial condition and results of operations.

Old Line Bancshares’ profitability depends on interest rates and changes in monetary policy may impact it. Old Line Bancshares’ results of operations depend to a large extent on its “net interest income,” which is the difference between the interest expense incurred in connection with its interest bearing liabilities, such as interest on deposit accounts, and the interest income received from its interest earning assets, such as loans and investment securities. Interest rates, because they are influenced by, among other things, expectations about future events, including the level of economic activity, federal monetary and fiscal policy, and geopolitical stability, are not predictable or controllable. Additionally, competitive factors heavily influence the interest rates Old Line Bancshares can earn on its loan and investment portfolios and the interest rates Old Line Bank pays on its deposits. Community banks are often at a competitive disadvantage in managing their cost of funds compared to the large regional, super regional or national banks that have access to the national and international capital markets. These factors influence Old Line Bancshares’ ability to maintain a stable net interest margin.

Old Line Bancshares seeks to maintain a neutral position in terms of the volume of assets and liabilities that mature or reprice during any period so that it may reasonably predict its net interest margin. Interest rate fluctuations, loan prepayments, loan production and deposit flows, however, are constantly changing and influence Old Line Bancshares’ ability to maintain this neutral position. Generally speaking, Old Line Bancshares’ earnings are more sensitive to fluctuations in interest rates the greater the variance in the volume of assets and liabilities that mature and reprice in any period. The extent and duration of the sensitivity will depend on the cumulative variance over time, the velocity and direction of interest rates, and whether Old Line Bancshares is more asset than liability sensitive. Accordingly, Old Line Bancshares may not be successful in maintaining this neutral position and, as a result, its net interest margin may suffer.

Old Line Bancshares faces substantial competition that could adversely affect its growth and operating results. Old Line Bancshares operates in a competitive market for financial services and faces intense competition from other financial institutions both in making loans and in attracting deposits. Many of these financial institutions have been in business for many years, are significantly larger and have established customer bases and greater financial resources and lending limits than Old Line Bancshares does, and are able to offer certain services that Old Line Bancshares is not able to offer. There are also a number of smaller community-based banks that pursue operating strategies similar to Old Line Bancshares’. Competitive pressures will also likely continue to build as the financial services industry continues to consolidate and as additional non-bank investment and financial services options for consumers become available and consumers become increasingly comfortable using such alternatives. If Old Line Bancshares cannot attract deposits and make loans at a sufficient level, its operating results will suffer, as will its opportunities for growth.

Consumers may decide not to use banks to complete their financial transactions. Technology and other changes are allowing consumers to complete financial transactions through alternative methods that historically have involved banks. For example, consumers can now maintain funds that they have historically held as bank deposits in brokerage accounts, mutual funds or general-purpose reloadable prepaid cards. Consumers can also complete transactions such as paying bills and transferring funds directly without the assistance of banks. The process of eliminating banks as intermediaries, which may increase as consumers become more comfortable with these new technologies and offerings, could result in the loss of fee income, as well as the loss of customer deposits and the related income generated from those deposits. The loss of these revenue streams and the lower cost of deposits as a source of funds could have a material adverse effect on Old Line Bancshares’ financial condition and results of operations.

Old Line Bancshares continually encounters technological change. The financial services industry is continually undergoing rapid technological change with frequent introductions of new technology driven by new or modified products and services. The effective use of technology increases efficiency and enables financial institutions to better serve customers and to reduce costs. Old Line Bancshares’ future success depends, in part, upon its ability to address the needs of its customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in its operations. Many of Old Line Bancshares’ competitors have substantially greater resources to invest in technological improvements. Old Line Bancshares may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to its customers. Failure to successfully keep pace with technological change affecting the financial services industry could have a material adverse effect on Old Line Bancshares’ business and, in turn, its financial condition and results of operations.

The market value of Old Line Bancshares’ investments could negatively impact stockholders’ equity. Old Line Bancshares has designated all of its investment securities portfolio (or 11.6% of total assets) at December 31, 2016 as available for sale. Old Line Bancshares “marks to market” temporary unrealized gains and losses in the estimated value of the available for sale portfolio and reflects this adjustment as a separate item in stockholders’ equity, net of taxes. As of December 31, 2016, Old Line Bancshares had temporary unrealized losses in its available for sale portfolio of $5.0 million (net of taxes). As a result of the last economic recession and the continued economic slowdown, several municipalities continue to report budget deficits. These budget deficits could cause temporary and other than temporary impairment charges in Old Line Bancshares’ investment securities portfolio and cause it to report lower net income and a decline in stockholders’ equity.

Any future issuances of common stock in connection with acquisitions or otherwise could dilute your ownership of Old Line Bancshares. Old Line Bancshares may use its common stock to acquire other companies or to make investments in banks and other complementary businesses in the future. Old Line Bancshares may also issue common stock, or securities convertible into common stock, through public or private offerings, in order to raise additional capital in connection with future acquisitions, to satisfy regulatory capital requirements or for general corporate purposes. Any such stock issuances would dilute your ownership interest in Old Line Bancshares and may dilute the per-share value of its common stock.

Old Line Bancshares’ future acquisitions, if any, may cause it to become more susceptible to adverse economic events. While Old Line Bancshares currently has no agreements to acquire additional financial institutions, other than DCB Bancshares, it may do so in the future if an attractive acquisition opportunity arises that is consistent with its business plan. Any future business acquisitions could be material to Old Line Bancshares, and the degree of success achieved in acquiring and integrating these businesses into Old Line Bancshares could have a material effect on the value of its common stock. In addition, any acquisition could require Old Line Bancshares to use substantial cash or other liquid assets or to incur debt. In those events, Old Line Bancshares could become more susceptible to future economic downturns and competitive pressures.

Old Line Bank faces limits on its ability to lend. The amount of Old Line Bank’s capital limits the amount that it can loan to a single borrower. Generally, under current law, Old Line Bank may lend up to 15% of its unimpaired capital and surplus to any one borrower. As of December 31, 2016, Old Line Bank was able to lend approximately $25.6 million to any one borrower. This amount is significantly less than that of many of its larger competitors and may discourage potential borrowers who have credit needs in excess of Old Line Bank’s legal lending limit from doing business with Old Line Bank. Old Line Bank generally tries to accommodate larger loans by selling participations in those loans to other financial institutions, but this strategy is not always available. Old Line Bank may not be able to attract or maintain customers seeking larger loans and may not be able to sell participations in such loans on terms it considers favorable.

Additional capital may not be available when needed or required by regulatory authorities. Federal and state regulatory authorities require Old Line Bancshares to maintain adequate levels of capital to support its operations. In addition, Old Line Bancshares may elect to raise additional capital to support its business or to finance future acquisitions, if any, or it may otherwise elect or its regulators may require that it raise additional capital. Old Line Bancshares’ ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside its control. Conditions in the capital markets may be such that traditional sources of capital may not be available to Old Line Bancshares on reasonable terms if it needed to raise additional capital. Accordingly, Old Line Bancshares may not be able to raise additional capital if needed or on terms that are favorable or otherwise not dilutive to its existing stockholders. If Old Line Bancshares cannot raise additional capital when needed, or on desirable terms, this may have a material adverse effect on its financial condition, results of operations and prospects.

Old Line Bancshares may not have adequately assessed the fair value of acquired assets and liabilities. Current accounting guidance requires that Old Line Bancshares record assets and liabilities at their estimated fair values on the purchase date. The determination of fair value requires that Old Line Bancshares consider a number of factors including the remaining life of the acquired loans and deposits, estimated prepayments or withdrawals, estimated loss ratios, estimated value of the underlying collateral, and the net present value of expected cash flows. Actual deviations from these predicted cash flows, maturities or repayments or the underlying value of the collateral may mean that Old Line Bancshares’ present value determination is inaccurate. This may cause fluctuations in interest income, non-interest income, provision expense, interest expense and non-interest expense and negatively impact Old Line Bancshares’ results of operations.

The market price of Old Line Bancshares’ common stock can be volatile.  Stock price volatility may make it more difficult for an investor to resell our common stock when desired and at attractive prices. The market price of Old Line Bancshares’ common stock can fluctuate significantly in response to a variety of factors including, among other things:

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actual or anticipated variations in Old Line Bancshares’ operating results;

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changes in expectations as to Old Line Bancshares’ future financial performance, including financial estimates or recommendations by securities analysts or others in the industry;

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changes in the regulatory or legal environment in which Old Line Bancshares operates;

●
news reports or other publicity relating to Old Line Bancshares or our competitors or relating to trends in its industry;

●
perceptions in the marketplace regarding Old Line Bancshares and/or its competitors;

●
future sales of Old Line Bancshares’ common stock;

●
the announcement of a significant acquisition or business combination, strategic partnership, joint venture or capital commitment by or involving Old Line Bancshares or its competitors; and

●
geopolitical conditions such as acts or threats of terrorism or military conflicts.

General market fluctuations, industry factors and general economic and political conditions and events in the U.S. or globally, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause Old Line Bancshares’ stock price to decrease regardless of operating results.

Shares of Old Line Bancshares common stock are equity interests and therefore subordinate to its existing and future indebtedness and preferred stock we may issue in the future. Shares of Old Line Bancshares’ common stock are equity interests in Old Line Bancshares and do not constitute indebtedness. As such, shares of Old Line Bancshares’ common stock rank junior to all indebtedness and other non-equity claims on it with respect to assets available to satisfy claims, including upon its liquidation. Holders of Old Line Bancshares’ common stock are also subject to the prior dividend and liquidation rights of any holders of its preferred stock that it may issue in the future.

In addition, Old Line Bancshares’ right to participate in any distribution of assets of any of its subsidiaries, including Old Line Bank, upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of Old Line Bancshares’ common stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of Old Line Bancshares’ claims as a creditor of such subsidiary may be recognized. As a result, shares of Old Line Bancshares’ common stock are effectively subordinated to all existing and future liabilities and obligations of its subsidiaries.

Old Line Bancshares’ ability to declare and pay dividends is limited by law, and it may be unable to pay future dividends. Old Line Bancshares are a separate and distinct legal entity from Old Line Bank, and it receives substantially all of its revenue from dividends from Old Line Bank. These dividends are the principal source of funds to pay dividends on Old Line Bancshares’ common stock and interest and principal on debt. Various federal and/or state laws and regulations limit the amount of dividends that Old Line Bank may pay to Old Line Bancshares. In the event Old Line Bank is unable to pay dividends to Old Line Bancshares, Old Line Bancshares may not be able to service debt, pay obligations or pay dividends on its common stock. The inability to receive dividends from Old Line Bank could have a material adverse effect on Old Line Bancshares’ business, financial condition and results of operations.

Old Line Bancshares may need to raise additional capital in the future. If Old Line Bancshares is are unable to obtain such capital on favorable terms or at all, it may not be able to execute on its business plans and its business, financial condition and results of operations may be adversely affected. Old Line Bancshares may need to raise additional capital in the future to fund its growth and acquisition activities. Any sale of additional equity or debt securities may result in dilution to Old Line Bancshares’ stockholders. Public or private financing may not be available in amounts or on terms acceptable to Old Line Bancshares, if at all. If Old Line Bancshares is unable to obtain additional financing, it may be required to delay, reduce the scope of, or eliminate its growth and acquisition activities, which could adversely affect its business, financial condition and operating results.

Anti-takeover provisions could adversely affect our stockholders. Maryland law and provisions contained in Old Line Bancshares’ articles of incorporation and bylaws could make it difficult for a third party to acquire it, even if doing so might be beneficial to Old Line Bancshares’ stockholders. For example, Old Line Bancshares’ articles of incorporation authorizes its board of directors to determine the designation, preferences, limitations and relative rights of unissued preferred stock, without any vote or action by Old Line Bancshares’ stockholders. As a result, Old Line Bancshares’ board of directors could authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of its common stock or with other terms that could impede the completion of a merger, tender offer or other takeover attempt. In addition, certain provisions of Maryland law, including a provision that restricts certain business combinations between a Maryland corporation and certain interested stockholders, may delay, discourage or prevent an attempted acquisition or change in control of Old Line Bancshares that some or all of its stockholders might consider to be desirable. As a result, efforts by Old Line Bancshares’ stockholders to change its direction or management may be unsuccessful.

The ability of a third party to acquire Old Line Bancshares is also limited under applicable banking regulations. With certain limited exceptions, federal regulations prohibit a person, a company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring more than 10% (5% if the acquirer is a bank holding company) of any class of Old Line Bancshares’ voting stock or obtaining the ability to control in any manner the election of a majority of its directors or otherwise direct its management or policies without prior notice or application to and the approval of the FRB. Companies investing in banks and bank holding companies receive additional review and may be required to become bank holding companies, subject to regulatory supervision. Accordingly, prospective investors must be aware of and comply with these requirements, if applicable, in connection with any purchase of shares of Old Line Bancshares’ common stock. These provisions effectively inhibit certain mergers or other business combinations, which, in turn, could adversely affect the market price of Old Line Bancshares’ common stock.

Risk Factors as they Relate to DCB Bancshares’ Stockholders in Connection with the Merger

DCB Bancshares’ directors and executive officers have financial interests in the merger that are different from, or in addition to, the interests of DCB Bancshares stockholders. In considering the information contained in this proxy statement/prospectus, you should be aware that directors and certain executive officers of DCB Bancshares have financial interests in the merger that are different from, or in addition to, the interests of DCB Bancshares stockholders.  The directors and certain executive officers of DCB Bancshares who collectively hold approximately 12.9% of the outstanding shares of DCB Bancshares common stock have agreed to vote in favor of the merger proposal. These voting agreements may have the effect of discouraging persons from making a proposal to acquire DCB Bancshares. Further, certain executive officers of DCB Bancshares may be entitled to payments in connection with the merger under existing arrangements. Finally, Old Line Bancshares and Old Line Bank have also agreed to elect Stephen J. Deadrick, DCB Bancshares’ Chairman of the Board, and another current director of DCB Bancshares, to the boards of directors of Old Line Bancshares and Old Line Bank, who will be compensated for their service on the board of directors of Old Line Bank. These and certain other additional interests of DCB Bancshares’ directors and executive officers are described in detail in “The Merger Agreement and the Merger – Interests of Directors and Officers in the Merger.” These circumstances may cause some of DCB Bancshares directors and executive officers to view the proposed transaction differently than you view it.

The provisions of the merger agreement limiting DCB Bancshares’ ability to pursue alternative transactions to the merger and requiring DCB Bancshares to pay the Termination Fee if it does may discourage others from trying to acquire DCB Bancshares. The merger agreement prohibits DCB Bancshares and its directors, officers, employees and other representatives, subject to narrow exceptions, from initiating, encouraging, soliciting or entering into discussions with any third party regarding alternative acquisition proposals. The prohibition limits DCB Bancshares’ ability to pursue offers from other possible acquirers that may be superior from a financial point of view. If DCB Bancshares receives an unsolicited proposal from a third party that is superior from a financial point of view to that made by Old Line Bancshares and the merger agreement is terminated, DCB Bancshares would be required to pay the Termination Fee to Old Line Bancshares. This fee makes it less likely that a third party will make an alternative acquisition proposal.

If the merger fails to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, DCB Bancshares stockholders may be required to recognize additional gain or recognize loss on the exchange of their shares of DCB Bancshares common stock in the merger for U.S. federal income tax purposes. The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and it is a condition to the respective obligations of DCB Bancshares and Old Line Bancshares to complete the merger that each of DCB Bancshares and Old Line Bancshares receives a legal opinion to that effect. Neither of these opinions will be binding on the Internal Revenue Service. DCB Bancshares and Old Line Bancshares have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a contrary position. If the merger fails to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, DCB Bancshares stockholders may be required to recognize gain or loss on the exchange of their shares of DCB Bancshares common stock in the merger for U.S. federal income tax purposes. In addition, DCB Bancshares will be treated as having sold all of its assets to Old Line Bancshares in a taxable transaction, and will recognize taxable gain to the extent the sum of the total consideration paid by Old Line Bancshares to the DCB Bancshares stockholders, plus the liabilities of DCB Bancshares, exceeds the tax basis of DCB Bancshares in its assets, including its tax basis in its bank and other subsidiaries. Old Line Bancshares would succeed to and become liable for any such DCB Bancshares corporate tax as a consequence of the merger. For further information, see “The Merger Agreement and the Merger – Certain Federal Income Tax Consequences.”

After the merger is completed, DCB Bancshares stockholders will become Old Line Bancshares stockholders and will have different rights that may be less advantageous than their current rights. Upon completion of the merger, DCB Bancshares stockholders will receive Old Line Bancshares common stock for their shares of DCB Bancshares common stock and become Old Line Bancshares stockholders. Differences in DCB Bancshares’ articles of incorporation and bylaws and Old Line Bancshares’ articles of incorporation and bylaws will result in changes to the rights of DCB Bancshares stockholders when they become Old Line Bancshares stockholders. For more information, see “Comparison of Stockholder Rights.” A stockholder of DCB Bancshares may conclude that his, her or its current rights under DCB Bancshares’ articles of incorporation and bylaws are more advantageous than the rights they may have as an Old Line Bancshares stockholder under Old Line Bancshares’ articles of incorporation and bylaws.

DCB Bancshares’ stockholders will have less influence as stockholders of Old Line Bancshares than as stockholders of DCB Bancshares. DCB Bancshares stockholders currently have the right to vote in the election of the board of directors of DCB Bancshares and on other matters affecting DCB Bancshares. The stockholders of DCB Bancshares as a group will own approximately [__]% to [__]% of the combined organization (Old Line Bancshares and DCB Bancshares), assuming Old Line Bancshares does not exercise its option to increase the merger consideration to avoid termination of the merger agreement based on recent trading prices of Old Line Bancshares common stock prior to the merger. When the merger occurs, each former DCB Bancshares stockholder will become a stockholder of Old Line Bancshares with a percentage ownership of the combined organization much smaller than such stockholder’s percentage ownership of DCB Bancshares. Because of this, stockholders of DCB Bancshares will have less influence on the management and policies of Old Line Bancshares than they now have on the management and policies of DCB Bancshares.

Old Line Bancshares and DCB Bancshares may waive one or more of the conditions to the merger without re-soliciting DCB Bancshares’ stockholder approval. Each of the conditions to the obligations of Old Line Bancshares and DCB Bancshares to complete the merger may be waived, in whole or in part, to the extent permitted by applicable law, by agreement of Old Line Bancshares and DCB Bancshares, if the condition is a condition to both parties’ obligation to complete the merger, or by the party for which such condition is a condition of its obligation to complete the merger. The boards of directors of Old Line Bancshares and DCB Bancshares may evaluate the materiality of any such waiver to determine whether amendment of this proxy statement/prospectus and re-solicitation of proxies is necessary. Old Line Bancshares and DCB Bancshares, however, generally do not expect any such waiver to be significant enough to require re-solicitation of DCB Bancshares’ stockholders. In the event that any such waiver is not determined to be significant enough to require re-solicitation of DCB Bancshares’ stockholders, the companies will have the discretion to complete the merger without seeking further stockholder approval.

SELECTED FINANCIAL DATA OF OLD LINE BANCSHARES

The following table summarizes Old Line Bancshares’ selected financial information and other financial data. The selected balance sheet and statement of income data are derived from Old Line Bancshares’ audited financial statements. You should read this information together Old Line Bancshares’ financial statements and the related notes and its “Management’s Discussion and Analysis of Financial Condition and Results of Operations” discussion in its Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference into this proxy statement/prospectus. See “Incorporation of Certain Documents By Reference” and “Where You Can Find More Information.” Results for past periods are not necessarily indicative of results that may be expected for any future period.

December 31,	2016	2015	2014	2013	2012
	(Dollars in thousands except per share data)
Earnings and dividends:
Interest income	$60,465	$51,453	$45,603	$44,263	$38,222
Interest expense	7,525	4,864	3,900	4,202	5,058
Net interest income	52,940	46,589	41,703	40,061	33,164
Provision for loan losses	1,585	1,311	2,827	1,504	1,525
Non-interest income	8,256	6,845	5,957	8,870	3,708
Non-interest expense	39,643	36,276	35,046	36,077	25,162
Income taxes	6,813	5,382	2,694	3,602	2,720
Net income	13,155	10,464	7,093	7,747	7,465
Less: Net loss attributable to the non-controlling interest	—	(4)	(37)	(92)	(65)
Net income available to common stockholders	13,155	10,468	7,130	7,839	7,530
Per common share data:
Basic earnings	$1.21	$0.98	$0.66	$0.87	$1.10
Diluted earnings	1.20	0.97	0.65	0.86	1.09
Dividends paid	0.24	0.21	0.18	0.16	0.16
Common stockholders book value, period end	13.81	13.31	12.51	11.71	10.94
Common stockholders tangible book value, period end	12.59	12.00	11.38	10.50	10.30
Average common shares outstanding
Basic	10,837,939	10,647,986	10,786,017	9,044,844	6,828,512
Diluted	10,997,485	10,784,323	10,935,182	9,149,200	6,893,645
Common shares outstanding, period end	10,910,915	10,802,560	10,810,930	10,777,113	6,845,432
Balance Sheet Data:
Total assets	$1,709,020	$1,510,089	$1,227,519	$1,167,223	$861,856
Total loans, less allowance for loan losses	1,369,594	1,155,147	931,121	849,263	595,145
Total investment securities	199,505	194,706	161,680	172,170	171,541
Total deposits	1,325,881	1,235,880	1,015,739	974,359	735,458
Stockholders’ equity	150,667	143,989	135,264	126,249	74,862
Performance Ratios:
Return on average assets	0.83%	0.79%	0.60%	0.74%	0.90%
Return on average stockholders’ equity	8.83%	7.54%	5.45%	7.80%	11.17%
Total ending equity to total ending assets	8.82%	9.54%	11.02%	10.82%	8.69%
Net interest margin(1)	3.79%	4.08%	4.15%	4.53%	4.65%
Dividend payout ratio for period	19.79%	21.47%	27.23%	19.02%	14.51%
Asset Quality Ratios:
Allowance to period-end loans	0.45%	0.43%	0.46%	0.58%	0.66%
Non-performing assets to total assets	0.59%	0.56%	0.65%	1.27%	1.12%
Non-performing loans to allowance for loan losses	103.04%	120.04%	121.61%	178.91%	149.04%
Capital Ratios:
Tier 1 risk-based capital	9.5%	10.7%	12.3%	12.0%	10.8%
Total risk-based capital	12.3%	11.1%	12.7%	12.5%	11.4%
Leverage capital ratio	8.6%	9.1%	9.9%	9.3%	7.9%
Common Equity Tier 1	9.2%	10.7%	n/a	n/a	n/a

(1)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operating—Reconciliation of Non-GAAP Measures” in Old Line Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2016. See “Incorporation of Certain Documents by Reference.”

COMPARATIVE PER-SHARE MARKET PRICE

The following table sets forth the market value per share of Old Line Bancshares common stock, the market value per share of DCB Bancshares common stock and the equivalent market value per share of DCB Bancshares common stock on January 31, 2017 (the last trading day preceding public announcement of the merger, which was announced after market close on February 1, 2017, on which shares of each of Old Line Bancshares common stock and DCB Bancshares common stock were traded on the NASDAQ Capital Market and the OTC Markets, respectively) and March 17, 2017 (the latest practicable trading day before the date of this joint proxy statement/prospectus on which shares of each of Old Line Bancshares common stock and DCB Bancshares common stock were traded on the NASDAQ Capital Market and the OTC Markets, respectively). The equivalent market value per share of DCB Bancshares common stock indicated in the table is derived from assumed exchange ratios based on the volume weighted average closing price of Old Line Bancshares common stock for the ten trading days ending two trading days before the applicable date ($27.26 on January 31, 2017 and $28.51 on March 17, 2017) multiplied by the closing sales price of Old Line Bancshares common stock on such date. For more information, see the section entitled “The Merger Agreement and The Merger – Terms of the Merger – What DCB Bancshares Stockholders Will Receive in the Merger.”

The historical market values per share of Old Line Bancshares common stock and DCB Bancshares common stock and the historical market value of Old Line Bancshares common stock used to determine the equivalent market value per share of DCB Bancshares common stock are the per share closing sales prices January 31, 2017 and March 17, 2017, respectively, as reported on the OTC Markets with respect to DCB Bancshares common stock and on the NASDAQ Capital Market with respect to Old Line Bancshares common stock.

	Old Line Bancshares Historical	DCB Bancshares Historical	Equivalent Market Value Per Share of DCB Bancshares
January 31, 2017	$26.81	$12.50	$24.85
March 17, 2017	$ 28.33	$26.08	$26.26

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, including the information incorporated by reference into this proxy statement/prospectus, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include statements regarding the financial condition, results of operations, earnings outlook, businesses and prospects of Old Line Bancshares and DCB Bancshares, and the potential combined company, as well as statements applicable to the period following the completion of the merger and includes those items listed below:

(1) The anticipated effects and benefits of the merger, including (a) the expected consummation of the merger including the timing thereof, and (b) the expected financial effects and benefits of the merger, including that Old Line Bancshares’ expectation that the merger will be immediately accretive to its tangible book value and earnings, excluding merger expenses.

(2) With respect to Old Line Bancshares, statements regarding (a) its growth strategy, including potential future acquisitions, (b) additional investment in equipment and personnel, and potential increases in non-interest expenses, and (c) the statement with respect to the adequacy of its allowance for loan losses. Forward-looking statements are also included in documents incorporated by reference into this proxy statement/prospectus, and are or will be identified in such documents.

(3) With respect to DCB Bancshares, statements regarding the explanation of the reasoning of DCB Bancshares’ board of directors for recommending the merger and the other potential benefits of the merger as discussed in “The Merger Agreement and the Merger – DCB Bancshares’ Reasons for the Merger and Recommendation of the Board of Directors.”

You can identify forward-looking statements because they are not historical facts and often include the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “anticipates,” “plans” or similar terminology. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to:

●
the businesses of DCB Bancshares may not be integrated into Old Line Bancshares successfully or such integration may be more difficult, time-consuming or costly than expected;

●
expected revenue synergies and cost savings from the merger may not be fully realized, or realized within the expected timeframe;

●
disruption in DCB Bancshares’ business as a result of the announcement and pendency of the merger;

●
revenues following the merger may be lower than expected;

●
customer and employee relationships and business operations of DCB Bancshares may be disrupted by the merger;

●
the ability to obtain required approval of DCB Bancshares’ stockholders;

●
the ability to complete the merger in the expected timeframe may be more difficult, time-consuming or costly than expected, or the merger may not be completed at all;

●
changes in loan default and charge-off rates;

●
changes in demand for loan products or other financial services;

●
reductions in deposit levels necessitating increased borrowings to fund loans and investments;

●
general economic conditions, either nationally or in Old Line Bancshares’ market area, that are worse than expected;

●
sustained elevation in the unemployment rate in Old Line Bank’s and Damascus Community Bank’s target markets;

●
inflation and changes in interest rates and monetary policy that could adversely affect Old Line Bancshares and/or DCB Bancshares;

●
changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

●
the ability to retain key Damascus Community Bank personnel;

●
the ability of Old Line Bancshares and Old Line Bank to enter new markets successfully and capitalize on growth opportunities, and to otherwise implement its growth strategy;

●
the risk of loan losses and that the allowance for loan losses may be insufficient;

●
changes in competitive, governmental, regulatory, technological and other factors that may affect Old Line Bancshares or DCB Bancshares specifically or the banking industry generally;

●
that the market value of investments could negatively impact stockholders’ equity;

●
changes in consumer spending, borrowing and savings habits;

●
changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board;

●
the other risks discussed in this proxy statement/prospectus, in particular in the “Risk Factors” section of this proxy statement/prospectus;

●
those risks identified in connection with the forward-looking statements made in the documents incorporated by reference into this proxy statement/prospectus; and

●
other risk factors detailed from time to time in filings made by Old Line Bancshares with the SEC.

Forward-looking statements speak only as of the date they are made. You should not place undue reliance on any forward-looking statements. Old Line Bancshares undertakes no obligation to update or clarify these forward-looking statements to reflect factual assumptions, circumstances or events that have changed after such a forward-looking statement was made.

THE DCB BANCSHARES ANNUAL MEETING

Date, Time and Place

DCB Bancshares will hold its annual meeting of stockholders at its corporate headquarters located at 26500 Ridge Road, Damascus, Maryland 20872, at [__:__] [_].m. on [__________ __], 2017.

Purpose of the Annual meeting

At the annual meeting, DCB Bancshares’ stockholders will be asked to consider and vote upon proposals to:

●
Approve the Agreement and Plan of Merger, dated as of February 1, 2017, by and between Old Line Bancshares and DCB Bancshares, as the agreement may be amended from time to time, and the merger of DCB Bancshares with and into Old Line Bancshares pursuant to the merger agreement;

●
Adjourn the annual meeting if more time is needed to solicit additional proxies;

●
Elect the ten director nominees named in this proxy statement/prospectus and on the proxy card to the board of directors of DCB Bancshares for the ensuing year; and

●
Transact any other business that may properly be brought before the annual meeting.

Recommendation of the Board of Directors of DCB Bancshares

The DCB Bancshares board of directors has unanimously approved the merger agreement and the merger, has unanimously declared them to be advisable and in the best interests of DCB Bancshares’ stockholders, and unanimously recommends that DCB Bancshares’ stockholders vote “FOR” the approval of the merger agreement and the merger.

The DCB Bancshares board of directors also unanimously recommends that DCB Bancshares’ stockholders vote “FOR” the approval of the adjournment of the annual meeting if necessary to solicit additional proxies.

The DCB Bancshares board of directors also unanimously recommends that DCB Bancshares’ stockholders vote “FOR” the election of each of the director nominees named in this proxy statement/prospectus/ and on the proxy card to the board of directors of DCB Bancshares.

Record Date; Stockholders Entitled to Vote

Stockholders of record at the close of business on [_________ __], 2017, which the DCB Bancshares board of directors has set as the record date, are entitled to notice of and to vote at the annual meeting. As of the close of business on that date, there were 1,613,180 shares of common stock, $0.01 par value per share, outstanding and entitled to vote, each of which is entitled to one vote.

Quorum

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting (or [_________] shares of DCB Bancshares common stock) will be necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting.

Under Maryland law, broker non-votes are also counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. If your shares are held in the name of a bank, brokerage firm or other similar holder of record (referred to as “in street name”), you will receive instructions from the holder of record that you must follow for you to specify how your shares will be voted. In general, under the rules of the various national and regional securities exchanges, holders of record have the authority to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items, but not on non-routine proposals. In the case of non-routine items for which specific voting instructions have not been provided, the institution holding street name shares cannot vote those shares. These are considered to be “broker non-votes.”

Vote Required

The proposal at the DCB Bancshares annual meeting to approve the merger agreement and the merger requires the affirmative vote of holders of two-thirds of all outstanding shares of DCB Bancshares common stock entitled to vote on the proposal.

The approval of the proposal to adjourn the annual meeting to solicit additional proxies, if necessary, requires the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter.

Directors and executive officers of DCB Bancshares who beneficially own approximately 12.9% of DCB Bancshares common stock as of the record date have agreed in writing to vote for approval of the merger agreement and the merger.

The election of the ten director nominees to the board of directors of DCB Bancshares requires the affirmative vote of the majority of shares cast on that proposal.

Abstentions and Failure to Vote

Because approval of the merger agreement and the merger requires the affirmative vote of the holders of at least two-thirds of all outstanding shares of DCB Bancshares common stock entitled to vote at the annual meeting, an abstention, a failure to vote and a broker non-vote will have the same effect as votes against this matter. In other words, if you are a DCB Bancshares stockholder and fail to vote, fail to instruct your broker or nominee to vote, or vote to abstain, it will have the effect of a vote against the proposal to approve the merger agreement and the merger. Accordingly, the DCB Bancshares board of directors urges you to submit your proxy to vote as instructed below.

As noted above, approval of the proposal to adjourn the annual meeting to solicit additional proxies, if necessary, and the election of the ten director nominees to the DCB Bancshares board of directors each requires the affirmative vote of at least a majority of all votes cast on the matter at the annual meeting. Abstentions, the failure to vote and broker non-votes are not included in calculating votes cast with respect to these proposal and, therefore, will have no effect on their outcome.

Voting of Proxies

The enclosed proxy with respect to the DCB Bancshares annual meeting is solicited by the board of directors of DCB Bancshares. The board of directors has selected Stephen J. Deadrick and George C. Cramer, or either of them, to act as proxies with full power of substitution.

Whether or not you plan to attend the annual meeting, you may submit a proxy to vote your shares. To do so, mark your vote on the proxy card, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the envelope provided.

All proxies will be voted as directed by the stockholder on the proxy form. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions):

●
“FOR” the approval of the merger agreement and the merger;

●
“FOR” approval of the proposal to adjourn the annual meeting to solicit additional proxies, if necessary; and

●
“FOR” the election of each of the 10 director nominees named in this proxy statement/prospectus and on the proxy card to the board of directors of DCB Bancshares.

No other matters are intended to be brought before the annual meeting by DCB Bancshares, and DCB Bancshares is not aware of any other matters to be brought before the annual meeting by others. If, however, any matters not described in this proxy statement/prospectus are properly presented at the annual meeting, the persons named in the proxy card will vote your shares as directed by the DCB Bancshares board of directors. If the annual meeting is postponed or adjourned, your DCB Bancshares common stock may be voted by the persons named in the proxy card on the new annual meeting date, provided that the new meeting occurs within 90 days of the record date for the annual meeting, unless you have not revoked your proxy.

Your vote is important. Accordingly, please sign and return the enclosed proxy card as soon as possible whether or not you intend to attend the DCB Bancshares annual meeting.

Shares Held in Street Name

If you hold your shares in a stock brokerage account or if your shares are held by a bank or other nominee (that is, in street name), you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be counted, unless your shares are held of record by a bank or other nominee and you have an arrangement with the nominee granting such nominee discretionary authority to vote your shares. Please follow the voting instructions provided by your bank, broker or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to DCB Bancshares or by voting in person at the meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee. Further, brokers who hold shares of DCB Bancshares common stock on behalf of their customers may not give a proxy to DCB Bancshares to vote those shares without specific instructions from their customers.

If you are a DCB Bancshares stockholder and you do not instruct your broker on how to vote your shares, your broker may not vote your shares at the annual meeting.

Your vote is important. Accordingly, please sign and return your broker’s instructions whether or not you plan to attend the DCB Bancshares annual meeting in person.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the meeting. Unless so revoked, the shares represented by properly executed proxies will be voted at the annual meeting and all adjournments thereof. To revoke your proxy, you must send written notice to Terry Hollinger, Secretary of DCB Bancshares, at 26500 Ridge Road, Damascus, Maryland 20872, file a later-dated proxy before your common stock has been voted at the annual meeting or attend the annual meeting and vote in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

Your proxy is being solicited by the board of directors of DCB Bancshares. DCB Bancshares will pay the costs of soliciting proxies. These costs may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. DCB Bancshares will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to beneficial owners of the common stock of DCB Bancshares and obtaining their proxies.

Directors, officers and employees of DCB Bancshares may solicit proxies personally, by telephone, facsimile or electronic mail. DCB Bancshares will not specifically compensate these persons for soliciting such proxies, but may reimburse them for reasonable out-of-pocket expenses, if any.

OWNERSHIP OF DCB BANCSHARES COMMON STOCK

The following table sets forth information as of December 31, 2016 relating to the beneficial ownership of DCB Bancshares’ common stock by: (i) each person or group known by DCB Bancshares to beneficially own more than 5.0% of its outstanding shares of common stock; (ii) each of DCB Bancshares’ directors and “named executive officers”; and (iii) all directors and executive officers of DCB Bancshares as a group. Generally, a person “beneficially owns” shares as of a given date if he or she has or shares with others the right to vote those shares or to invest (or dispose of) those shares, or if he or she has the right to acquire such voting or investment rights, within 60 days of such date (such as by exercising stock options or similar rights). The percentages were calculated based on 1,613,180 issued and outstanding shares of DCB Bancshares common stock as of December 31, 2016, plus, for each named person, any shares that such person may acquire within 60 days of such date.

As used in this table, the term “named executive officer” includes (i) each person who served as DCB Bancshares’ principal executive officer (the “PEO”) during 2016, (ii) DCB Bancshares’ two most highly compensated executive officers other than the PEO who were serving as such as of December 31, 2016 and whose total compensation (excluding above-market and preferential earnings on nonqualified deferred compensation) exceeded $100,000 during 2016, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) had they been serving as executive officers of DCB Bancshares as of December 31, 2016. For this purpose, the term “executive officer” includes any executive officer of Damascus Community Bank who performs a policy-making function for DCB Bancshares.

DCB Bancshares has determined that, for purposes of this proxy statement/prospectus, its named executive officers include: William L. Kincaid, Jr., who served as the PEO until October 4, 2016; Robert L. Carpenter, Jr., who serves as Co-Chief Executive Officer and Executive Vice President - Chief Financial Officer; William F. Lindlaw, who serves as Co-Chief Executive Officer and Executive Vice President - Chief Lending Officer; Rodney E. Reed, who serves as Senior Vice President and Chief Credit Officer; and Christopher A. Sharer, who serves as Senior Vice President and Chief Information Officer.

	Common Stock Beneficially Owned		Percent of Outstanding Common Stock
Directors, Director Nominees and Named Executive Officers
Donald W. Burdette	60,670	(1)	3.8%
Robert L. Carpenter, Jr.	-		*
James R. Clifford, Sr.	15,750	(2)	1.0%
George C. Cramer	57,000	(3)	3.5%
Stephen J. Deadrick	26,300	(4)	1.6%
William L. Kincaid, Jr.	2,700		*
William F. Lindlaw	-		*
Bernard L. Moxley, Jr.	5,760	(5)	*
Rodney E. Reed	250		*
Christopher A. Sharer	-		*
Gary L. Smith, Sr.	15,493		1.0%
Theresa J. Tomasini	500	(6)	*
John E. Tregoning	24,870	(7)	1.5%
William F. Willard, Jr.	2,340	(8)	*

Directors and Executive Officers as a group (14 persons)	211,633		13.1%

Notes:
* Less than 1.0%.
(1) Includes 30,380 shares held jointly with his spouse.
(2) Includes 4,000 shares held jointly with his spouse.
(3) Includes 54,800 shares held jointly with his spouse.
(4) Includes 26,200 shares held jointly with his spouse.
(5) Includes 1,000 shares held jointly with his spouse.
(6) Includes 500 shares held jointly with her spouse.
(7)
Includes 21,320 shares held by the Robert M. Tregoning Bypass Trust for which Mr. Tregoning is trustee, and 550 shares held jointly with his spouse.
(8) Includes 2,290 shares held jointly with his spouse.

THE MERGER AGREEMENT AND THE MERGER

The following information describes the material terms and provisions of the merger agreement and the merger. This discussion is subject, and qualified in its entirety by reference, to the merger agreement, which is incorporated herein by reference.

The merger agreement, attached as Annex A hereto, and the summary of its terms in this proxy statement/prospectus have been included only to provide you with information about the terms and conditions of the merger agreement. The representations, warranties and covenants contained in the merger agreement were made solely for the purposes of such agreement and as of specific dates, and were qualified and subject to certain limitations and exceptions agreed to by Old Line Bancshares and DCB Bancshares in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described herein, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement and were negotiated for the purpose of allocating contractual risk among the parties to the merger agreement rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to stockholders and reports and documents filed with the SEC, and, in some cases, they may be qualified by disclosures made by one party to the other, which are not necessarily reflected in the merger agreement or other public disclosures made by Old Line Bancshares or DCB Bancshares. The representations and warranties contained in the merger agreement do not survive the effective time of the merger. Moreover, information concerning the subject matter of the representations, warranties and covenants, which do not purport to be accurate as of the date of this document, may have changed since the date of the merger agreement, and subsequent developments or new information may not be fully reflected in public disclosures of Old Line Bancshares.

For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Old Line Bancshares or DCB Bancshares or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this document. Please see the sections of this proxy statement/prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” Old Line Bancshares will provide additional disclosures in its public reports to the extent it becomes aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosure as required by federal securities laws.

General

The merger agreement provides that:

●
DCB Bancshares will merge with and into Old Line Bancshares with Old Line Bancshares as the surviving corporation;

●
If you are a stockholder of DCB Bancshares, you will receive, for each share of DCB Bancshares common stock that you own, that number of shares of Old Line Bancshares common stock determined by dividing $25.22 (160% of the tangible book value of each share of DCB Bancshares common stock at December 31, 2016) by the Average Price, provided that if the Average Price is $27.21 or more the exchange ratio will be fixed at 0.9269 and if the average price is $20.85 or less the exchange ratio will be fixed at 1.2096, and provided further that cash will be paid in lieu of fractional shares of Old Line Bancshares common stock;

●
Immediately after the merger, pursuant to an Agreement and Plan of Merger, dated as of February 1, 2017, by and between Old Line Bank and Damascus Community Bank, Damascus Community Bank will be merged with and into Old Line Bank, with Old Line Bank as the surviving bank, which we refer to as the bank merger; and

●
Stephen J. Deadrick and another current director of DCB Bancshares will be elected as members of the Old Line Bancshares and Old Line Bank boards of directors.

Assuming the requisite approval of DCB Bancshares’ stockholders and the satisfaction of other conditions to closing, we currently expect the merger to close in the second quarter of 2017. The merger will result in an institution with pro forma assets of more than $2.0 billion and 27 full-service banking offices serving nine counties. Old Line Bancshares expects the merger to be immediately accretive to its tangible book value and earnings, excluding merger expenses.

Background of the Merger

Old Line Bancshares regularly considers strategic acquisitions to the extent such opportunities arise and the institutions in question have businesses and cultures complimentary to Old Line Bancshares and Old Line Bank. On April 22, 2010, Old Line Bancshares appointed a special committee of its board of directors (later reconstituted as a joint committee of Old Line Bancshares and Old Line Bank) to review potential strategic opportunities in general (the “Strategic Opportunities Committee”), which at that time included consideration of the acquisition of Maryland Bankcorp or Maryland Bank and Trust Company, N.A. Since its formation, the Strategic Opportunities Committee has considered potential acquisitions on an ongoing basis.

From time to time over the past several years, the board of directors of Damascus Community Bank and, after the Reorganization (as defined below), of DCB Bancshares, has considered various strategic alternatives as part of their continuing efforts to enhance the community banking franchise and to maximize stockholder value. These strategic alternatives included continuing as an independent institution, opening branch offices, establishing related lines of business, and entering into a strategic transaction, such as a merger, with one or more depository institutions. In fact, the board of directors of Damascus Community Bank approved and authorized the reorganization and share exchange transaction with DCB Bancshares (the “Reorganization”) in large part to position Damascus Community Bank for various growth opportunities that might be easier or more effective to achieve as a bank holding company. The Reorganization was effective on September 1, 2016. As used in this section, the term “DCB Bancshares” means both DCB Bancshares and, for periods ending prior to September 1, 2016, Damascus Community Bank.

During the second half of 2015, Damascus Community Bank’s board and management team devoted considerable effort toward developing both short-term and long-term goals consistent with a newly defined strategic vision. These efforts culminated in the adoption of a new Strategic Plan (the “DCB Plan”) by the board on December 22, 2015. The DCB Plan called for a combination of organic and inorganic growth to reach an asset size whereby the board felt that Damascus Community Bank could create the necessary operational efficiencies of scale that would allow it to sustain continued growth and enhance stockholder value.

As the management team commenced implementation of the DCB Plan in early 2016, it did so knowing that organic growth alone was unlikely to achieve either the board’s profitability growth objective or its asset growth objective. Consequently, and in support of the concept of inorganic growth, Stephen J. Deadrick, Chairman of the Board of DCB Bancshares, and William L. Kincaid, Sr., who at the time was serving as President and Chief Executive Officer (the “CEO”) and a director of DCB Bancshares, held a series of exploratory discussions with similarly-sized potential strategic partners. The board of directors of DCB Bancshares determined that none of those discussions presented the kinds of opportunities that would achieve the objectives outlined in the DCB Plan.

In mid-2016, in anticipation of the Reorganization, the board of directors of DCB Bancshares began to explore the feasibility of a capital raise that would provide Damascus Community Bank with the capital necessary to not only grow but also meet the increased regulatory capital standards imposed under the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Act. Simultaneously, the board began to explore in more detail the feasibility of inorganic growth strategies.

As part of its exploration efforts, the board invited David Danielson of Ambassador Financial Group (“Ambassador”) to make a presentation on the current state of community banking, both locally and nationally, including industry banking updates, trends in bank stock pricing, M&A trends and benefits associated with various enterprise strategies at the regular board meeting held on May 25, 2016. Mr. Danielson, together with Jay Shah, also of Ambassador, made a follow-up presentation on Ambassador’s analysis of potential merger and acquisition opportunities at the regular DCB Bancshares board meeting held on July 27, 2016. Mr. Danielson then made a presentation regarding a possible subordinated debt offering at the regular DCB Bancshares board meeting held on August 24, 2016. Ambassador gave these presentations free of charge to market its services and not pursuant to any engagement by DCB Bancshares or its board.

On September 1, 2016, Mr. Danielson met by conference call with Mr. Deadrick, Robert L. Carpenter, Jr., then serving as the Executive Vice President - Chief Financial Officer of DCB Bancshares and Damascus Community Bank, and William F. Lindlaw, then serving as the Executive Vice President - Chief Lending Officer of DCB Bancshares and Damascus Community Bank, to discuss strategic options and issues regarding a potential capital raise.

On September 26, 2016, Mr. Deadrick received a message from the chief executive officer of a similarly-sized commercial bank (the “First Contact”) in which it was suggested that the two meet to discuss potential synergies. Mr. Deadrick returned this message on October 7, 2016 and scheduled a meeting for October 11, 2016.

On October 4, 2016, Mr. Kincaid resigned as the CEO. DCB Bancshares’ board of directors met of October 5, 2016 to discuss the leadership void created by Mr. Kincaid’s departure. During that meeting, Messrs. Carpenter and Lindlaw were appointed as interim co-CEOs, and an Executive Search Committee was formed to facilitate the recruitment of a permanent CEO. Based on the concern that the CEO vacancy would likely make a subordinated debt offering both more difficult and more expensive to complete, the DCB Bancshares board decided to suspend its exploration of a subordinated debt offering until a permanent CEO was hired. In addition, the board discussed and prepared for the possibility that the CEO vacancy might result in unsolicited inquiries from potential acquirers.

Between October 6 and October 8, 2016, in anticipation of his upcoming meeting with the First Contact, Mr. Deadrick held discussions with Mr. Danielson regarding the feasibility of a merger with the First Contact and how such a transaction might be structured in light of the objectives outlined in the DCB Plan. The idea of a merger between DCB Bancshares and the First Contact was discussed at the October 11, 2016 meeting. Following that meeting, Mr. Deadrick consulted with Messrs. Carpenter, Lindlaw and Danielson regarding the potential opportunity. Based on those discussions and after considering several factors relevant to the objectives outlined in the DCB Plan, Mr. Deadrick concluded that a merger with the First Contact was not advisable. Mr. Deadrick informally discussed his conclusion with the other DCB Bancshares board members, who concurred. Around October 15, 2016, Mr. Deadrick notified the First Contact that DCB Bancshares was not interested in further discussing the matter.

During a phone conversation on October 8, 2016, Mr. Danielson mentioned to Mr. Deadrick that DCB Bancshares should also have an exit strategy in the event that an acceptable permanent CEO could not be hired. Their discussion led Mr. Danielson to ask Mr. Deadrick whether he would meet with James W. Cornelsen, President and Chief Executive Officer of both Old Line Bancshares and Old Line Bank. Mr. Deadrick advised Mr. Danielson that he would be receptive to meeting with Mr. Cornelsen regarding a potential strategic partnership. On October 11, 2016, Mr. Danielson sent an e-mail to Messrs. Deadrick and Cornelsen, introducing them to each other and suggesting they meet.

In the meantime, on October 13, 2016, Mr. Danielson met with Mr. Deadrick, some other DCB Bancshares directors and Mr. Carpenter by conference call to discuss the possibility of a small subordinated debt raise in light of the CEO vacancy. The parties determined to continue exploring this possibility but that they should wait until after Mr. Deadrick’s meeting with Mr. Cornelsen before spending additional time or effort. Ultimately, DCB Bancshares did not move forward believing that a small raise would not provide the capital needed to fund potential growth in the market and that the potential rate for a larger offering would likely be unfavorable.

Messrs. Deadrick and Cornelsen met on October 20, 2016. During that meeting, Mr. Cornelsen expressed his interest in a strategic partnership between Old Line Bancshares and DCB Bancshares. At the conclusion of this meeting, Mr. Cornelsen extended an invitation to Mr. Deadrick and two other DCB Bancshares directors selected by Mr. Deadrick to visit him at Old Line Bancshares’ headquarters in the near future.

After this meeting, Mr. Deadrick contacted Mr. Danielson and recapped his discussions with Mr. Cornelsen. Mr. Danielson asked Mr. Deadrick to discuss the possibility of a transaction with Old Line Bancshares with the other DCB Bancshares directors and determine whether the DCB Bancshares board would be receptive to engaging in more formal discussions with Old Line Bancshares.

On October 24, 2016, Mr. Cornelsen called Mr. Deadrick to inquire on the status of a visit to Old Line Bancshares. Mr. Deadrick indicated that he had not yet discussed their meeting with the DCB Bancshares board but would do so soon.

During the October 26, 2016 DCB Bancshares regular board meeting, Mr. Deadrick advised the board of his meeting with Mr. Cornelsen and the board authorized Mr. Deadrick to continue discussions with Mr. Cornelsen. At this meeting, it was agreed that Mr. Deadrick and fellow directors James R. Clifford, Sr. and George C. Cramer would meet with Mr. Cornelsen at Old Line Bancshares, and a meeting was scheduled for October 31, 2016.

On October 31, 2016, Mr. Deadrick contacted Andrew Bulgin of Gordon Feinblatt LLC (“Gordon Feinblatt”), who serves as outside counsel to DCB Bancshares, to inform him of the discussions held with Old Line Bancshares and to engage Gordon Feinblatt for advice and representation regarding a potential business combination with Old Line Bancshares. Mr. Bulgin advised Mr. Deadrick that DCB Bancshares and Old Line Bancshares should enter into a confidentiality agreement before sharing any detailed business information with each other. On that same date, Mr. Deadrick sent a draft confidentiality agreement prepared by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (“Baker, Donelson”), outside counsel to Old Line Bancshares, to Mr. Bulgin for review.

Between October 31, 2016 and November 3, 2016, Mr. Bulgin and Frank C. Bonaventure, Jr. of Baker, Donelson negotiated the confidentiality agreement on behalf of their respective clients.

On November 2, 2016, Mr. Deadrick informed Messrs. Carpenter and Lindlaw of the discussions with Old Line Bancshares. On the same day, Mr. Deadrick met with the chairman of the board of another local commercial bank (the “Third Contact”). During this meeting, the chairman of the Third Contact expressed interest in a possible acquisition of DCB Bancshares. On December 12, 2016, after considering the potential synergies of a transaction, the potential benefit of a transaction to DCB Bancshares’ stockholders and the fact that the potential benefits of a transaction with Old Line Bancshares were more closely aligned with the objectives in the DCB Plan, Mr. Deadrick informed the chairman of the Third Contact that DCB Bancshares was not interested in exploring a transaction at that time.

On November 3, 2016, Old Line Bancshares and DCB Bancshares entered into a confidentiality agreement pursuant to which, among other things, they agreed to conduct initial due diligence on each other to explore the feasibility of a merger transaction.

On November 4, 2016, Mr. Deadrick received an email message from the chairman and CEO of another local community bank (the “Fourth Contact”), who expressed an interest in meeting Mr. Deadrick to discuss the possibility of a strategic partnership. After considering whether a transaction with the Fourth Contact would be consistent with the objectives outlined in the DCB Plan, and in light of the ongoing discussions with Old Line Bancshares, the potential benefits that Mr. Deadrick believed were possible from a merger transaction with Old Line Bancshares and the fact that DCB Bancshares and Old Line Bancshares had recently entered into a confidentiality agreement and would spend considerable time and effort conducting initial due diligence, Mr. Deadrick declined the Fourth Contact’s invitation.

On November 4, 2016, Mr. Cornelsen informed Mr. Deadrick that Old Line Bancshares intended to engage Ambassador to provide investment banking advice with respect to the potential merger with DCB Bancshares. Later that day, Mr. Danielson verbally discussed Old Line Bancshares’ initial due diligence information request with Mr. Carpenter.

On November 7, 2016, Mr. Danielson provided Messrs. Deadrick and Carpenter with a formal initial due diligence request list. Between November 7, 2016 and November 11, 2016, Messrs. Carpenter and Lindlaw provided the requested initial due diligence information to Mr. Danielson.

On November 9, 2016, the Risk Committee of the DCB Bancshares board of directors held a special meeting at which Mr. Danielson discussed his views on the benefits to DCB Bancshares of a merger transaction with Old Line Bancshares as compared to other potential local merger partners.

On November 14, 2016, Mr. Cornelsen, Mark A. Semanie, Executive Vice President and Chief Operating Officer of Old Line Bancshares and Old Line Bank, and Joseph E. Burnett, Executive Vice President and Chief Lending Officer of Old Line Bancshares and Old Line Bank, met with Messrs. Deadrick, Carpenter and Lindlaw at Ambassador’s office. Mr. Danielson was also present at this meeting, where the discussion focused on questions arising from Old Line Bancshares’ review of the initial due diligence materials provided by DCB Bancshares.

On November 21, 2016 and December 15, 2016, Mr. Danielson presented reports about a potential DCB Bancshares/Old Line Bancshares merger to the Old Line Bancshares Strategic Opportunities Committee. At both meetings, the Strategic Opportunities Committee determined to continue moving forward with an acquisition of DCB Bancshares.

On November 21, 2016, Mr. Cornelsen, on behalf of Old Line Bancshares, sent DCB Bancshares a preliminary written indication of interest to Mr. Deadrick with respect to a proposed merger of DCB Bancshares and Damascus Community Bank with Old Line Bancshares and Old Line Bank, respectively. In its letter, Old Line Bancshares proposed a transaction with an aggregate deal value (i.e. consideration) of 160% of DCB Bancshares tangible equity as of December 31, 2016, payable in shares of Old Line Bancshares common stock. Old Line Bancshares also proposed a termination fee equal to 3.25% of the deal’s transaction value and to invite one member of DCB Bancshares’ board of directors to join Old Line Bancshares’ and Old Line Bank’s board of directors, and indicated it was open to discussions about a second board seat.

At a special meeting of the DCB Bancshares board of directors on November 29, 2016, also attended by Messrs. Carpenter and Bulgin, the letter of interest from Old Line Bancshares was presented and discussed in detail. The DCB Bancshares board concluded that the terms described in the letter of interest seemed to present a very good opportunity for DCB Bancshares to achieve many of the objectives outlined in the DCB Plan at a very attractive price for stockholders, but that DCB Bancshares needed to seek advice from a qualified investment banking firm regarding the current merger market and the terms and conditions contained in Old Line Bancshares’ letter of interest, including the price being offered. The DCB Bancshares board then authorized Mr. Deadrick to conduct further negotiations with Old Line Bancshares, while at the same time identifying and arranging for the interview of investment banking firms to represent DCB Bancshares.

Between November 23, 2016 and November 30, 2016, Mr. Deadrick received a call from representatives of another community bank (the “Fifth Contact”), who expressed interest in discussing a possible strategic partnership. Mr. Deadrick indicated that he would follow up with the Fifth Contact if interested in having further discussions, as at that time Mr. Deadrick believed that Old Line Bancshares’ letter of interest was compelling and needed to be vetted. There was no further discussion with the Fifth Contact.

On December 1, 2016, the Risk Committee of the DCB Bancshares board of directors held a special meeting at which it conducted comprehensive interviews of three potential investment banking firms. Messrs. Carpenter and Bulgin were also in attendance. On December 2, 2016, formal proposals were received from all three potential firms. On December 5, 2016, after reviewing and discussing in detail the submitted proposals, the Risk Committee chose and approved the engagement of RP Financial.

On December 6, 2016, DCB Bancshares formally engaged RP Financial as its financial advisor with respect to the merger.

On December 8, 2016, Mr. Danielson provided a full due diligence request list from Old Line Bancshares to Messrs. Deadrick, Carpenter and Bulgin, as well as James P. Hennessey of RP Financial. Additional information was requested throughout December 2016 and January 2017.

Between December 6, 2016 and December 15, 2016, with the advice and assistance of RP Financial and Gordon Feinblatt, DCB Bancshares negotiated certain revisions to Old Line Bancshares’ letter of interest.

On December 15, 2016, in response to comments from Mr. Deadrick and RP Financial based on the review by the DCB Bancshares board of directors, Old Line Bancshares sent DCB Bancshares a revised indication of interest that included downside protection for DCB Bancshares in the form of a price collar. In this letter, among other things, Old Line Bancshares clarified that the exchange ratio for determining the number of shares of Old Line Bancshares common stock to be paid to the holders of DCB common stock would be determined based on DCB’s tangible equity as of December 31, 2016, and the most recent ten-day (trading days) weighted average closing price of Old Line Bancshares common stock immediately prior to signing a definitive agreement. The indication of interest included added downside price protection in the event that Old Line Bancshares’ stock price were to decline between the merger announcement date and the merger closing date.

On December 15, 2016 and December 16, 2016, DCB Bancshares and their representatives proposed further revisions to the letter of interest, which were accepted by Old Line Bancshares.

At a special meeting of the DCB Bancshares board held on December 16, 2016, which was also attended by Messrs. Carpenter, Lindlaw, Bulgin and Hennessey, the revised letter of interest was presented and discussed in detail. Mr. Hennessey presented his initial analysis of Old Line Bancshares’ offer, which presentation included a discussion of the price offered to DCB Bancshares’ stockholders as compared to recent transactions and the synergies that could reasonably be expected from a merger with Old Line Bancshares. Mr. Bulgin then discussed the revisions that had been made to the original letter of interest. The DCB Bancshares board, after a thorough discussion, authorized Mr. Deadrick to execute the letter of interest once some final revisions were made, including a clarification of the description of the downside price protection mechanism and the provision of a minimum severance benefit for displaced employees of Damascus Community Bank.

On December 16, 2016, in response to comments from Mr. Deadrick and RP Financial, Old Line Bancshares submitted a second revised indication of interest in which it indicated that the exchange ratio would be based on the ten-day weighed average price of Old Line Bancshares’ common stock immediately prior to the closing of the merger instead of the signing of a definitive agreement, and included a collar that provided the denominator in the exchange ratio calculation would be no less than $20.85 and no more than the ten-day weighted average closing price of the Old Line Bancshares common stock immediately prior to signing a definitive agreement. After confirming that it addressed the minimum severance benefit discussed above, Mr. Deadrick executed this third indication of interest on behalf of DCB Bancshares and returned it to Old Line Bancshares on December 16, 2016.

On December 28 and 29, 2016, Old Line Bancshares and their representatives conducted on-site due diligence of Damascus Community Bank’s loan portfolio. Messrs. Carpenter and Lindlaw met with Mr. Burnett and M. John Miller, Executive Vice President and Chief Credit Officer of Old Line Bank, at the conclusion of this on-site loan due diligence, during which representatives of the parties discussed DCB Bancshares’ operations, loan portfolio and financial condition.

On January 4, 2017, Mr. Deadrick met with Mr. Cornelsen to discuss due diligence progress. At that time, Mr. Cornelsen expressed Old Line Bancshares’ interest in electing Mr. Deadrick to the boards of Old Line Bancshares and Old Line Bank following the completion of the merger so that DCB Bancshares’ stockholders would have continued representation of the post-merger bank.

 On January 8, 2017, Old Line Bancshares circulated an initial draft of the merger agreement to DCB Bancshares for review.  During the remainder of January 2017, Old Line Bancshares and DCB Bancshares and their respective advisers regotiated the terms of the merger agreement and the ancillary documents appearing as exhibits to the merger agreement.  During this time, DCB Bancshares and Old Line Bancshares also continued their due diligence investigations of each other.

On January 9, 2016, Mr. Deadrick confirmed that the DCB Bancshares board of directors desired to have one additional director represent DCB Bancshares’ stockholders on the board of the post-merger bank, and he provided Mr. Cornelsen with a list of three DCB Bancshares directors who were interested in being considered for election to the boards of Old Line Bancshares and Old Line Bank following the completion of the merger.

Also on January 9, 2016, Mr. Carpenter and Bethany S. Lord, Vice President of Human Resources for Damascus Community Bank, met with Mr. Semanie and David L. Seyler, Senior Vice President – Cash Management Services of Old Line Bank, to discuss how the merger announcement should be communicated to the public once the merger agreement was signed.

On January 11, 2017, Messrs. Deadrick, Carpenter, Lindlaw, Bulgin and Hennessey conducted on-site due diligence of Old Line Bancshares and Old Line Bank. This review included a comprehensive review of financial, corporate, legal, operations and other information as well as discussions with various members of Old Line Bank’s management team. Off-site due diligence of Old Line Bancshares and Old Line Bank by Messrs. Carpenter and Lindlaw, Gordon Feinblatt and RP Financial continued through January 29, 2017.

On January 13, 2017, the Risk Committee of the DCB Bancshares board held a special meeting to discuss the results of due diligence performed to date. Messrs. Carpenter, Lindlaw, Bulgin and Hennessey were also in attendance. The consensus of the due diligence participants was that Old Line Bank was a well-managed, strong bank whose branch footprint, product and service lines and culture aligned well with Damascus Community Bank and the objectives outlined in the DCB Plan. The Risk Committee also reviewed in detail the initial draft of the merger agreement. The Risk Committee directed Mr. Bulgin to negotiate certain changes to this draft.

On January 18, 2017, Mr. Deadrick met with Mr. Cornelsen and Craig E. Clark, chairman of the board of directors of Old Line Bancshares and Old Line Bank, to discuss due diligence issues as well as progress on finalizing the merger agreement.

At a special meeting of the DCB Bancshares board on January 19, 2017, also attended by Messrs. Carpenter, Lindlaw, Hennessey, and Bulgin, the draft of the merger agreement was reviewed in detail. At the outset, Mr. Bulgin explained the duties of care and loyalty with which each director must comply when reviewing the terms of the merger and deciding whether to declare it advisable. During the course of this review, the directors of DCB Bancshares engaged in a thorough discussion of the material terms of the merger agreement and their implications to DCB Bancshares and its stockholders, and asked several questions of Mr. Bulgin regarding the legal aspects of the transaction. Mr. Bulgin was directed to negotiate several revisions to address the board’s questions and comments. Following this legal review, Mr. Hennessey made a presentation that included an overview of the proposed merger transaction from a financial point of view, a detailed analysis of the price calculations and possible exchange ratios, and a detailed analysis of how the terms of the proposed merger, including the pricing terms, compared to other recent transactions among banking institutions. Directors asked many detailed questions of Mr. Hennessey concerning his analysis and a robust discussion followed.

On January 20, 2017, Old Line Bancshares formally engaged Ambassador as its financial advisor with respect to the merger.

On January 23, 2017, Mr. Deadrick contacted Mr. Cornelsen to discuss the status of the merger agreement negotiations and the anticipated signing date.

During the regular meeting of the DCB Bancshares board of directors held on January 25, 2017, also attended by Messrs. Carpenter, Lindlaw, Bulgin and Hennessey, the board was updated on continuing progress of negotiations, the anticipated timing of a public announcement, and when and how the merger should be communicated to employees, stockholders and customers. Mr. Hennessey then presented RP Financial’s preliminary fairness opinion, along with the supporting analysis and methodology. At that time, Mr. Hennessey stated that RP Financial believed that the merger would be fair to DCB Bancshares’ stockholders from a financial point of view.

The Risk Committee of DCB Bancshares held a special meeting on January 30, 2017 to review the current draft of the merger agreement, which included a detailed review of the representations and warranties to be made by DCB Bancshares to Old Line Bancshares, along with all supporting disclosure schedules. Several minor revisions to the merger agreement were agreed upon, along with a few final questions for Mr. Bulgin.

On February 1, 2017, the DCB Bancshares board of directors held a special meeting to consider the final terms of the merger agreement. Also in attendance were Messrs. Carpenter, Lindlaw, Bulgin and Hennessey. Mr. Hennessey presented RP Financial’s final fairness opinion, which had been provided to all board members on January 31, 2017. His presentation included the supporting analysis and methodology overview. Mr. Hennessey also answered several questions posed by directors and concluded by stating RP Financial’s opinion that the transaction would be fair from a financial point of view to DCB Bancshares’ stockholders. Mr. Bulgin then reviewed each term of the merger agreement with the board and pointed out those provisions that had been changed since the last review. Mr. Bulgin again reviewed with the directors their fiduciary obligations when considering the merger and deciding whether to declare it advisable. Following this discussion and, after considering the opinion of RP Financial, the board of directors of DCB Bancshares unanimously declared the merger and the merger agreement to be advisable and in the best interests of DCB Bancshares’ stockholders.

Also on February 1, 2017, Old Line Bancshares’ board of directors held a special meeting at which it considered the definitive merger agreement and ancillary documents, and at which representatives of Ambassador and Mr. Bonaventure, were also present. Mr. Bonaventure presented the board with an overview of the material terms of the merger agreement, copies of which were provided to each director before the meeting. Also at this meeting, Mr. Danielson of Ambassador reviewed the financial aspects of the proposed merger. At the conclusion of these presentations and discussion and deliberation, and after considering all of the factors that it deemed relevant, the Old Line Bancshares board of directors unanimously approved the merger agreement and the transactions contemplated by the merger agreement, up to and including the merger, approved the form of the related support agreement, declared the merger advisable, and authorized Old Line Bancshares’ President and Chief Executive Officer to execute and deliver the definitive merger agreements and the support agreements.

The parties executed the merger agreement on February 1, 2017.

Following the close of trading markets on February 1, 2017, DCB Bancshares and Old Line Bancshares issued a joint press release announcing the approval, adoption and execution of the merger agreement.

Old Line Bancshares’ Reasons for the Merger

In evaluating acquisition opportunities, Old Line Bancshares looks for financial institutions with business philosophies that are similar to those of Old Line Bancshares and that operate in markets that geographically complement its operations. In evaluating acquisition opportunities, Old Line Bancshares also considers its long-range strategies, including financial, customer and employee strategies. Old Line Bancshares, from time to time, reviews its strategic plan to analyze its geographic scope, financial performance and growth opportunities. Since its acquisition of Maryland Bankcorp in 2011, WSB in 2013 and Regal Bancorp in 2015, Old Line Bancshares has considered a number of opportunities to expand its presence in its primary market areas; however management and the Strategic Opportunities Committee concluded that the acquisition of DCB Bancshares was the best current opportunity to further this business objective. In connection with its approval of the merger with DCB Bancshares, Old Line Bancshares’ board of directors reviewed the terms of the proposed acquisition and definitive agreements and their potential impact to Old Line Bancshares’ constituencies. In reaching its decision to approve the merger agreement and the merger, Old Line Bancshares’ board of directors considered a number of factors, including the following:

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The acquisition of DCB Bancshares and Damascus Community Bank represents an attractive opportunity for Old Line Bank to enter and establish branches in upper Montgomery County and Frederick County, Maryland, which complements its current market area, while remaining a community bank;

●
The results of due diligence of DCB Bancshares and its business operations, including asset quality;

●
The understanding of the business operations, management, financial condition, asset quality, product offerings and prospects of DCB Bancshares based on, among other things, input from management and Old Line Bancshares’ financial advisor;

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The view that the combined company will have the potential for a stronger competitive position in a marketplace where relatively greater size and scale may become increasingly more important factors for financial performance and success;

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The expectation that the merger would be immediately accretive to book value and earnings (excluding merger expenses) in light of the potential cost savings and revenue enhancements;

●
DCB Bancshares’ customer service-oriented emphasis with local decision-making ability and a clear focus on the community and local customers, which are consistent with Old Line Bancshares’ business approach;

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The financial condition, operating results and future prospects of Old Line Bancshares and DCB Bancshares;

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A review of comparable transactions, including a comparison of the price being paid in the merger with the prices paid in other comparable financial institution mergers from an earnings, deposit premium and tangible book value perspective;

●
Management’s view, based on, among other things, such comparable transactions reviewed, that the consideration paid by Old Line Bancshares is fair to Old Line Bancshares and its stockholders from a financial point of view; and

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The belief that DCB Bancshares has a compatible business culture and shared approach to customer service and increasing stockholder value.

All business combinations, including the merger, also include certain risks and disadvantages. The material potential risks and disadvantages to Old Line Bancshares and its stockholders that Old Line Bancshares’ board of directors and management identified and the board of directors considered include the following material matters, the order of which does not necessarily reflect their relative significance:

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Execution risk;

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The risk that DCB Bancshares’ loans and other items were not discounted properly or appropriately valued;

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The risk that DCB Bancshares’ deposit customers will choose to move their business to a different bank;

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The risk that projected earnings, tangible book value increases and/or cost savings will not materialize or will be less than expected;

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That Old Line Bancshares might have to pass on other acquisitions in the near term if proceeding with the merger with DCB Bancshares; and

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The risk that DCB Bancshares terminates the merger by reason of a superior DCB Bancshares transaction.

The discussion and factors considered by Old Line Bancshares’ board of directors is not intended to be exhaustive, but includes all material factors considered. Old Line Bancshares’ board of directors considered these factors as a whole, and considered them to be favorable to, and supportive of, its determination. Old Line Bancshares’ board of directors did not consider it practical, nor did it attempt, to quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of Old Line Bancshares’ board of directors may have given different weights or priority to different factors. Old Line Bancshares’ board of directors realized there can be no assurance about future results, including results expected or considered in the factors listed above. The board of directors concluded, however, that the potential positive factors outweighed the potential risks of completing the merger.

After deliberating with respect to the proposed merger with DCB Bancshares, considering, among other things, the factors discussed above, the Old Line Bancshares board of directors approved the merger agreement and the merger with DCB Bancshares and declared the merger advisable.

There can be no certainty that the above benefits of the merger anticipated by the Old Line Bancshares board of directors will occur. Actual results may vary materially from those anticipated. For more information on the factors that could affect actual results, see “Caution Regarding Forward-Looking Statements” and “Risk Factors.”

DCB Bancshares’ Reasons for the Merger and Recommendation of the Board of Directors

The DCB Bancshares board of directors concluded that the merger offers DCB Bancshares’ stockholders an attractive opportunity to achieve the board’s strategic business objectives, including increasing stockholder value, growing the size of the business and enhancing liquidity for stockholders. In addition, the board believes that both the customers and communities served by Damascus Community Bank will enjoy significant benefits from the merger that they might not otherwise enjoy if Damascus Community Bank were to remain independent or merge with another bank.

In deciding to approve the Merger, the DCB Bancshares board of directors consulted with management, as well as its legal counsel and financial adviser, and considered numerous factors, including the following:

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Information with respect to the businesses, earnings, operations, financial condition, prospects, capital levels and asset quality of Damascus Community Bank and Old Line Bank, both individually and as a combined company;

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The perceived risks and uncertainties attendant to Damascus Community Bank’s operation as an independent banking organization, including the risks and uncertainties related to the low interest rate environment, competition in Damascus Community Bank’s market area, and the increased regulatory costs and increased capital requirements that will likely result from new and pending laws and regulations;

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The current and prospective merger market and the board’s belief, based on, among other information, RP Financial’s presentation, that future merger opportunities for DCB Bancshares might not be as favorable as the opportunity presented by Old Line Bancshares’ offer;

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The market values of DCB Bancshares’ common stock and Old Line Bancshares’ common stock prior to the execution of the merger agreement and the immediate value of the merger to DCB Bancshares’ stockholders given the merger consideration’s significant premium over the then-current trading price of the shares of DCB Bancshares’ common stock;

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The uncertainties surrounding the CEO vacancy and the risks that such vacancy presents to Damascus Community Bank’s growth and success, and, in turn, future stockholder value;

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The potential long-term value to be realized by DCB Bancshares’ stockholders as a result of the merger as compared to stockholder value projected for DCB Bancshares as an independent entity, and the prospects for future appreciation of Old Line Bancshares’ common stock as a result of its strategic initiatives;

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Old Line Bancshares’ strategies to remain independent and to seek profitable future expansion, which it expected to lead to continued growth in overall stockholder value;

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The enhanced liquidity for stockholders of DCB Bancshares as a result of receiving shares of Old Line Bancshares’ common stock given the current trading market for Old Line Bancshares’ common stock;

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The culture and business model of Old Line Bank, which the DCB Bancshares board of directors believes are complimentary to Damascus Community Bank’s culture and business model, and the perceived competence, experience and community banking philosophy of Old Line Bank’s management team, both of which the board believed should increase the likelihood that Damascus Community Bank will be successfully integrated with Old Line Bank;

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Old Line Bank’s commitment to retain as many employees of Damascus Community Bank as practical, and its agreement to provide severance benefits to terminated employees that is consistent with Damascus Community Bank’s employee severance policy; and

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Old Line Bank’s successful acquisition track record and the belief that the merger will be approved by the parties’ banking regulators without undue burden and in a timely manner.

The DCB Bancshares board of directors also considered potential risks associated with the merger when makings its decision to approve the merger agreement, including:

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The risk that the terms of the merger agreement, including the provisions generally prohibiting DCB Bancshares from soliciting, engaging in discussions or providing information with respect to alternative transactions, and those relating to the payment of a termination fee under specified circumstances, which were required by Old Line Bancshares as a condition to its willingness to enter into the transaction, could have the effect of discouraging other parties that might be interested in a transaction with DCB Bancshares from proposing such a transaction;

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The risk of an all-stock transaction in the event that Old Line Bancshares’ stock price declines significantly after the merger is completed;

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The challenges of combining the businesses of the two companies, which could affect the post-merger success of the combined company, and the ability to achieve anticipated cost savings and other potential benefits of the merger;

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The risk that the merger would not be completed, leaving DCB Bancshares’ reputation severely damaged;

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The risk that DCB Bancshares’ stockholders and the community react negatively to the loss of the local community bank; and

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The risk that DCB Bancshares’ stockholders, the community, and customers react negatively to the job eliminations that will be required to achieve the anticipated cost savings from the merger.

In the judgment of the DCB Bancshares’ board of directors, the potential benefits of the merger outweigh these potential risks.

The above discussion of the information and factors considered by DCB Bancshares’ board of directors is not intended to be exhaustive, but it does include a description of all material factors considered by the board. In view of the wide variety of factors considered by the board of directors in connection with its evaluation of the merger, the board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered. In considering these factors, individual directors may have given differing weights to different factors. DCB Bancshares’ board of directors made a collective determination with respect to the Merger, based on the conclusion reached by its members and the factors that each of them considered appropriate, that the merger is in the best interests of the stockholders of DCB Bancshares.

Opinion of DCB Bancshares’ Financial Advisor

DCB Bancshares retained RP Financial on December 6, 2016, to render an opinion regarding the fairness from a financial point of view with respect to the merger consideration to be received by DCB Bancshares’ stockholders in the merger. In engaging RP Financial for its fairness opinion, the DCB Bancshares board of directors did not give any special instructions to RP Financial, nor did it impose any limitations upon the scope of the investigation that RP Financial wished to conduct to enable it to give its opinion. RP Financial has delivered to DCB Bancshares its written opinion, dated February 1, 2017, to the effect that, based upon and subject to the matters set forth therein and other matters it considered relevant, as of that date, the merger consideration to be received in connection with the merger with Old Line Bancshares was fair to the DCB Bancshares stockholders from a financial point of view. The opinion of RP Financial is directed to the board of directors of DCB Bancshares in its consideration of the merger agreement, and does not constitute a recommendation to any stockholder of DCB Bancshares as to any action that such stockholder should take in connection with the merger agreement or otherwise. RP Financial’s opinion is directed only to the fairness of the merger consideration to the current stockholders of DCB Bancshares from a financial point of view as of the date of the merger agreement. A copy of the RP Financial opinion is set forth as Annex B to this proxy statement/prospectus, and DCB Bancshares stockholders should read it in its entirety. RP Financial has consented to the inclusion and description of its written opinion in this proxy statement/prospectus.

DCB Bancshares selected RP Financial to act as its financial advisor because of RP Financial’s expertise in the valuation of businesses and their securities for a variety of purposes, including its expertise in connection with mergers and acquisitions of financial institutions. Pursuant to a letter agreement executed by DCB Bancshares on December 6, 2016, RP Financial estimates that it will receive from DCB Bancshares total professional fees of approximately $100,000, $80,000 of which has been paid to date, plus reimbursement of certain out-of-pocket expenses, for its services in connection with the merger.

In addition, DCB Bancshares has agreed to indemnify and hold harmless RP Financial, any affiliates of RP Financial, and the respective directors, officers, agents and employees of RP Financial or their successors and assigns who act for or on behalf of RP Financial in connection with the services called for under DCB Bancshares’ engagement letter with RP Financial, from and against any and all losses, claims, damages and liabilities (including, but not limited to, all losses and expenses in connection with claims under the federal securities laws), actually incurred by RP Financial and attributable to: (i) any untrue statement of a material fact contained in the financial statements or other information furnished or otherwise provided by an authorized officer of DCB Bancshares to RP Financial; (ii) the omission of a material fact from the financial statements or other information furnished or otherwise made available by an authorized officer of DCB Bancshares to RP Financial; or (iii) any action or omission to act by DCB Bancshares, or DCB Bancshares’ respective officers, directors, employees or agents, which action or omission is willful. Notwithstanding the foregoing, DCB Bancshares will be under no obligation to indemnify RP Financial hereunder if a court determines that RP Financial was negligent or acted in bad faith or willfully with respect to any actions or omissions of RP Financial related to a matter for which indemnification is sought.

In addition, if RP Financial is entitled to indemnification from DCB Bancshares and in connection therewith incurs legal expenses in defending any legal action challenging the opinion of RP Financial where RP Financial is not negligent or otherwise at fault or is found by a court of law to be not negligent or otherwise at fault, DCB Bancshares will indemnify RP Financial for all reasonable expenses.

In rendering its opinion, RP Financial reviewed the following material and/or conducted the following analyses with respect to the merger agreement and DCB Bancshares:

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the merger agreement, as reviewed by the DCB Bancshares board of directors on February 1, 2017, and certain exhibits;

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the following financial information for DCB Bancshares: (a) audited consolidated financial statements, included in the annual reports for the fiscal years ended December 31, 2012 through December 31, 2015; (b) unaudited consolidated financial data, including stockholder reports and financial statements through December 31, 2016; (c) unaudited consolidated financial data through December 31, 2016; (d) quarterly financial reports submitted to the FDIC by Damascus Community Bank through September 30, 2016; (e) internal financial and other reports provided to DCB Bancshares’ and Damascus Community Bank’s board of directors from the beginning of fiscal 2015 through December 31, 2016 with regard to balance sheet and off-balance sheet composition, profitability and balance sheet trends, certain risk factors and DCB Bancshares’ and Damascus Community Bank’s operations; (f) historical publicly-available financial information as published by SNL Financial, Inc.; and (g) internally prepared budget information;

●
the financial terms of certain other recently completed and pending acquisitions of banks headquartered in the Mid-Atlantic region of the United States with comparable financial characteristics as DCB Bancshares;

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the financial terms of certain other recently completed and pending acquisitions of banks headquartered in the states of Maryland, Virginia and Delaware as well as the District of Columbia with comparable financial characteristics as DCB Bancshares;

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the estimated pro forma financial benefits of the merger to DCB Bancshares stockholders; and

●
in person interviews with senior executive officers of DCB Bancshares.

In addition, RP Financial reviewed or considered the following materials or information for Old Line Bancshares and as further described below certain peers of Old Line Bancshares:

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the annual audited financial statements for the fiscal years ended 2011 to 2015, as presented in Old Line Bancshares’ Annual Report on Form 10-K filings;

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the quarterly financial reports submitted to the FDIC by Old Line Bank from March 31, 2015 through December 31, 2016;

●
internally prepared budget information for Old Line Bancshares for 2017;

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stock price history for Old Line Bancshares during past 12 months;

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Old Line Bancshares financial information versus a peer group of comparable publicly-traded institutions; and

●
in person interviews with senior executives of Old Line Bancshares.

In rendering its opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning DCB Bancshares and Old Line Bancshares furnished by the respective institutions to RP Financial for review for purposes of its opinion, as well as publicly-available information regarding other financial institutions and competitive, economic and demographic data. RP Financial further relied on the assurances of management of DCB Bancshares and Old Line Bancshares as included in the merger agreement. RP Financial has not been asked to and has not undertaken an independent verification of any of such information and RP Financial does not assume any such responsibility or liability for the accuracy or completeness thereof. DCB Bancshares did not restrict RP Financial as to the material it was permitted to review. RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities, the collateral securing the assets or the liabilities (contingent or otherwise) of DCB Bancshares or Old Line Bancshares or the collectability of any such assets, nor has RP Financial been furnished with any such evaluations or appraisals. RP Financial did not make an independent evaluation of the adequacy of the allowance for loan losses of DCB Bancshares or Old Line Bancshares nor did RP Financial review any individual credit files relating to DCB Bancshares or Old Line Bancshares.

RP Financial, with DCB Bancshares’ consent, has relied upon the advice DCB Bancshares has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger agreement and other transactions contemplated by the merger agreement. In rendering its opinion, RP Financial assumed that, in the course of obtaining the necessary regulatory and governmental approvals for the proposed merger, no restriction will be imposed on Old Line Bancshares that would have a material adverse effect on the ability of the merger to be consummated as set forth in the merger agreement. RP Financial also assumed that there has been no material change in DCB Bancshares’ or Old Line Bancshares’ assets, financial condition, results of operations, business or prospects since the date of the most recent financial statement made available to us. RP Financial assumed, in all respects material to its analyses, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement are not waived.

RP Financial’s opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of February 1, 2017. Events occurring after February 1, 2017, could materially affect the assumptions used in preparing the opinion. In connection with rendering its opinion dated February 1, 2017, RP Financial performed a variety of financial analyses that are summarized below. Although the evaluation of the fairness, from a financial point of view, of the merger consideration was to some extent subjective based on the experience and judgment of RP Financial and not merely the result of mathematical analyses of financial data, RP Financial relied, in part, on the financial analyses summarized below in its determinations. The preparation of a fairness opinion is a complex process and RP Financial believes its analyses must be considered as a whole. Selecting portions of such analyses and factors considered by RP Financial without considering all such analyses and other factors could create an incomplete view of the process underlying RP Financial’s opinion. In its analyses, RP Financial took into account its assessment of general business, market, monetary, financial and economic conditions, industry performance and other matters, many of which are beyond the control of DCB Bancshares and Old Line Bancshares, as well as RP Financial’s experience in securities valuation, its knowledge of financial institutions, its knowledge of the current operating and merger and acquisition environments for financial institutions, and its experience in similar transactions. With respect to the comparable transactions and control premium analyses described below, no public company utilized as a comparison is identical to DCB Bancshares and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition values of the companies concerned. The analyses were prepared solely for purposes of RP Financial providing its opinion as to the fairness of the merger consideration, and they do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Any estimates contained in RP Financial’s analyses are not necessarily indicative of future results of values, which may be significantly more or less favorable than such estimates.

Comparable Transactions Analysis.

RP Financial compared the merger on the basis of the multiples or ratios of reported earnings, tangible book value and tangible book premium to core deposits reported in a selected comparable group of completed and pending bank mergers and acquisitions. The Comparable Transactions groups consisted of a sale of control transactions where the acquired company had the following characteristics: (1) based in the states of Maryland, Virginia and Delaware as well as the District of Columbia announced during the period from January 1, 2015, to January 27, 2017, involving targets with total assets between $150 million and $500 million at the announcement date (the “Local Region Transactions”); and (2) all Mid-Atlantic transactions announced during the period from January 1, 2015, to January 27, 2017, involving targets with total assets between $100 million and $1 billion at the announcement date (the “Mid-Atlantic Transactions”). The transactions comprising the Local Region Transactions Group and the Mid-Atlantic Transactions are set forth below.

Local Region Transactions Group

Acquirer	Target
ACNB Corp.	New Windsor Bancorp Inc.
Bay Banks of Virginia Inc.	Virginia BanCorp Inc.
Dollar Bank FSB	Bank @LANTEC
First Citizens BancShares Inc.	Cordia Bancorp Inc.
Revere Bank	Monument Bank
Blue Ridge Bankshares Inc.	River Bancorp Inc.
Summit Financial Group Inc.	Highland County Bankshares Inc.
Hampton Roads Bankshares Inc.	Xenith Bankshares Inc.
Bay Bancorp Inc.	Hopkins Bancorp Inc.
Grayson Bankshares Inc.	Cardinal Bankshares Corp.
Southern BancShares (NC)	Heritage Bankshares Inc.
Revere Bank	BlueRidge Bank
Hamilton Bancorp Inc.	Fraternity Community Bancorp
Park Sterling Corporation	First Capital Bancorp Inc.
Old Line Bancshares Inc.	Regal Bancorp Inc.
Delmarva Bancshares Inc.	Easton Bancorp Inc.
Howard Bancorp Inc.	Patapsco Bancorp Inc.

Mid-Atlantic Transactions Group

Acquirer	Target
ACNB Corp.	New Windsor Bancorp Inc.
Standard Financial Corp	Allegheny Valley Bancorp Inc.
Prudential Bancorp Inc.	Polonia Bncp, Inc.
DNB Financial Corp.	East River Bk
Norwood Financial Corp.	Delaware Bancshares Inc.
Lakeland Bancorp	Harmony Bank
Bay Bancorp Inc.	Hopkins Bancorp Inc.
Revere Bank	BlueRidge Bank
Hamilton Bancorp Inc.	Fraternity Community Bancorp
NexTier Inc.	Eureka Financial Corp
Northfield Bancorp Inc.	Hopewell Valley Cmnty Bank
Lakeland Bancorp	Pascack Bancorp Inc.
ESSA Bancorp Inc.	Eagle National Bancorp Inc.
Preferred Bank	United International Bk
Citizens Financial Services	First National Bk of Frederick
Howard Bancorp Inc.	Patapsco Bancorp Inc.
WSFS Financial Corp.	Alliance Bancorp of Penn
Cathay General Bancorp	Asia Bancshares Inc.

The average and median selected financial data and acquisition pricing multiples or ratios at announcement for the Regional Transaction Group and the Mid-Atlantic Transaction Group relative to the DCB Bancshares pricing multiples or ratios based on the merger consideration are shown below:

	Comparable Transactions (1)
	Regional Trans. Group		Mid-Atlantic Trans. Group
	Average	Median	Average	Median	DCB Bancshares (2)
Financial Data and Ratios
Assets ($000)	$302,006	$239,659	$297,434	$291,411	$310,955
Tangible Equity/Assets (%)	10.11%	8.95%	10.88%	9.93%	8.18%
Return on Average Assets (%)	0.42	0.52	0.45	0.51	0.28
Return on Average Equity (%)	4.68	5.16	4.58	4.56	3.46
Non-Performing Assets/Assets (%)	1.36	1.51	1.38	1.36	0.92

Deal Value and Pricing Ratios (3)
Deal Value ($ Millions)	$35.30	$26.90	$40.20	$32.30	$40.70
Price/Tangible Book (%)	123.53%	121.05%	126.77%	124.46%	160.00%
Price/Earnings (x)	20.46x	19.00x	24.65x	21.43x	46.3x
Tang. Book Premium/Deposits(%)	2.97%	2.98%	5.22%	3.41%	6.04%
(1) Pricing ratios at announcement.
(2) Reflects financial data as of or for the trailing 12 months ended December 31, 2016.Earnings ratios and multiples reflect core earnings which equals reported earnings net of a one-time recovery of $800,000 on a non-performing loan and $136,000 of expense related to the former CEO’s severance, all on a tax effected basis at an assumed 38% marginal tax rate.
(3) Deal value and multiples for DCB Bancshares based on the Starting Price as defined in the merger agreement.

The average and median pricing multiples (Price/Tangible Book Value multiple, Price/Earnings multiple and Core Deposit Premium multiple) of the Local Region Transactions and Mid-Atlantic Transactions group were applied to DCB Bancshares’ actual financial measures (tangible book value, core earnings and core deposits) to derive a valuation range before adjustments. A downward adjustment was then made to account for DCB Bancshares’ lower return on assets and return on equity as well as differences in the earnings composition including DCB Bancshares’ reliance on income from secondary market loan sales and indirect auto lending. The resulting valuation range was $18.00 to $21.00 per share, which is below the merger consideration of $25.22 per share as of February 1, 2017, while the value of the merger consideration at the lower collar (assumes the Closing Market Price for Old Line Bancshares is $16.68 per share) is $20.18, which falls within the estimated range of value indicated by the Comparable Transactions Approach.

Control Premium Analysis

The Control Premium Analysis applies a multiple to the pre-announcement fair market value or trading value of an acquisition target’s common stock at various points in time (one-week and one -month prior to announcement) to derive a sale of control value for a share of the acquisition target’s stock. It is a two-step process.

First the fair market value of a minority share of DCB Bancshares common stock is estimated based on a Peer Group of comparable publicly-traded companies. Then a multiple is applied to the fair market value and the trading value of DCB Bancshares’ stock based on control premium multiples paid in comparable transactions. The resulting valuation range is then compared to the offer price.

The fair market value of DCB Bancshares’ stock was based on the trading multiples of a group of comparable publicly-traded institutions (the “Peer Group”). The Peer Group consisted of publicly-traded (listed on the NASDAQ Stock Market, LLC or the New York Stock Exchange) group of commercial banks, commercial bank holding companies, thrifts or savings and loan holding companies headquartered in the Mid-Atlantic region of the U.S., with total assets of less than $700 million and return on average assets measures of less than 0.75%. There were a total of 17 institutions included in the Peer Group as follows:

Ticker		Headquarters
Symbol	Peer Group Company	Location
BKJ	Bancorp of New Jersey, Inc.	New Jersey
BOTJ	Bank of the James Financial Group, Inc.	Virginia
BYBK	Bay Bancorp, Inc.	Maryland
CARV	Carver Bancorp, Inc.	New York
DNBF	DNB Financial Corporation	Pennsylvania
EMCF	Emclaire Financial Corp	Pennsylvania
FSBC	FSB Bancorp, Inc.	New York
GLBZ	Glen Burnie Bancorp	Maryland
HBK	Hamilton Bancorp, Inc.	Maryland
HMTA	HomeTown Bankshares Corporation	Virginia
MSBF	MSB Financial Corp.	New Jersey
OPOF	Old Point Financial Corporation	Virginia
PBHC	Pathfinder Bancorp, Inc.	New York
PBIP	Prudential Bancorp, Inc.	Pennsylvania
SSFN	Stewardship Financial Corporation	New Jersey
SBBX	Sussex Bancorp	New Jersey
WVFC	WVS Financial Corp.	Pennsylvania

RP Financial compared the financial condition and recent performance of DCB Bancshares to the median financial conditions and recent performance measures of the Peer Group, as displayed in the table on the following below.

	Regional Trans. Group
	Average	Median	DCB Bancshares(2)
Financial Data and Ratios
Assets ($000)	$609,515	$606,336	$310,955
Tangible Equity/Assets (%)	10.02%	9.11%	8.19
Return on Average Assets (%)	0.41	0.48	0.28
Return on Average Equity (%)	4.45	4.32	3.46
Non-Performing Assets/Assets (%)	1.53	1.22	0.92

Market Capitalization and Pricing Ratios (3)
Market Capitalization ($ Millions)	$71.60	$58.70	$20.20
Price/Tangible Book (%)	121.30%	116.94%	79.18%
Price/Earnings (x)	19.07x	19.89x	22.94x
(1) Pricing ratios at announcement.
(2) Reflects financial data as of or for the trailing 12 months ended December 31, 2016.Earnings ratios and multiples reflect core earnings which equals reported earnings net of a one-time recovery of $800,000 on a non-performing loan and $136,000 of expense related to the former CEO’s severance, all on a tax effected basis at an assumed 38% marginal tax rate.
(3) Market capitalization and pricing ratios for DCB Bancshares are based on the DCB Bancshares’ closing price of $12.50 per share in the over-the-counter market as of January 27, 2017.

Relative to the Peer Group, RP Financial made downward valuation adjustments for DCB Bancshares’ smaller asset size lower earnings and earnings composition that includes material contributions from secondary market loan sales and indirect auto lending. Upward valuation adjustments relative to the Peer Group were applied for DCB Bancshares’ more leveraged equity position, lower ratio of non-performing assets, and operations in the Baltimore-Washington metropolitan area. RP Financial concluded with a public equivalent value for DCB Bancshares equal to $15.00 per share.

Then, a Control Premium Analysis, which involved applying a control premium to the fair market value of DCB Bancshares stock RP Financial derived as well as to the actual trading value of DCB Bancshares stock as of January 27, 2017 (DCB Bancshares’ stock traded on a limited basis on the Pink marketplace of the OTC Markets Group) to arrive at a range of sale of control values under this approach. The control premium applied was the median of the 1-week and one-month premiums paid over the trading value of the stock (i.e., acquisition price at announcement divided by price of target one-week and one-month prior to announcement date involving selling institutions with total assets between $100 million and $1 billion that announced a transaction over the 12-month period ending January 27, 2017).RP Financial applied a range of control premiums from 35% to 50% to the range of trading values.

Applying this premium to the fair market value of DCB Bancshares’ stock that RP Financial derived and to the actual closing price of DCB Bancshares’ stock as of February 1, 2017 resulted in a sale of control valuation range of $17.00 to $22.50 per share, which was below the merger consideration of $25.22 per share as of February 1, 2017, while the value of the merger consideration at the lower collar (assumes the Closing Market Price for Old Line Bancshares is $16.68 per share) is $20.18 and falls within the estimated range of value indicated by the Control Premium Approach.

Discounted Cash Flow Analysis

RP Financial evaluated the value per share of the current offer to the implied value of DCB Bancshares’ current business plan. In this regard, RP Financial measured the present value per share of future dividends and the terminal value to DCB Bancshares’ current stockholders utilizing DCB Bancshares’ preliminary 2017 budget data which covered the five year period from January 1, 2017, to December 31, 2021. The discounted cash flow analysis reflected the preliminary 2017 budget assumptions as follows:

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Beginning balance sheet as of December 31, 2016, was utilized for modeling purposes;

●
Asset growth in the range of 6% to 9% annually and loan growth in the range of 10% annually;

●
The projected return on average assets was projected to equal 0.50% in 2017 increasing gradually to equal 0.79% by 2021;

●
Regulatory capital required to capitalize the growth targeted within the 2017 five year budget was bolstered by an assumed issuance of subordinated debt in the amount of $7 million in May 2017, the proceeds of which were downstreamed as tier 1 capital to Damascus Community Bank; and

●
Dividends to stockholders was assumed to remain stable at $0.08 per share annually, which is equal to DCB Bancshares’ current dividend policy.

The discounted cash flow analysis reflected the following valuation assumptions:

●
Fifth year terminal value multipliers for earnings per share were in a range of 21 to 25 times earnings per share while the fifth year terminal value multipliers for tangible book value per share were in a range of 1.15 times to 1.45 times tangible book value per share; and

●
The cash flows were then discounted to present value using two discount rates, a low of 13.0% and a high of 15.0%.

The present per share value generated by the discounted cash flow under these assumptions ranged from $18.00 per share to $23.50 per share. The indicated range of value pursuant to the discounted cash flow approach was below the merger consideration of $25.22 per share as of February 1, 2017, while the value of the merger consideration at the lower collar (assumes the Closing Market Price for Old Line Bancshares is $16.68 per share) is $20.18 and falls within the estimated range of value indicated by the Discounted Cash Flow Approach.

Pro Forma Impact Analysis

Since the merger consideration consists solely of Old Line Bancshares’ common stock, RP Financial considered the estimated pro forma impact of the merger on Old Line Bancshares’ financial condition, operating results and stock pricing ratios. Specifically, RP Financial considered that the merger is anticipated to be immediately accretive to Old Line Bancshares’ tangible book value per share and will be accretive to Old Line Bancshares’ pro forma earnings per share within the first year of completing the merger, assuming incorporation of certain anticipated merger synergies and core earnings estimates for DCB Bancshares, and will increase Old Line Bancshares’ market capitalization and shares outstanding. Furthermore, RP Financial considered the increased asset size, competitive profile and geographic footprint of Old Line Bancshares on a pro forma basis. RP Financial considered the pro forma impact of the merger on Old Line Bancshares’ per share data and pricing ratios based on Old Line Bancshares’ pre-announcement trading price. RP Financial also considered other benefits of the merger to DCB Bancshares’ stockholders, including the potential for increased liquidity of the stock for DCB Bancshares’ stockholders given Old Line Bancshares’ larger size, greater market capitalization and greater number of shares outstanding, and listing on the NASDAQ Capital Market, whereas the trading market for DCB Bancshares’ common stock has been historically been limited as DCB Bancshares trades on the Pink marketplace of the OTC Markets Group. Moreover, RP Financial considered the enhanced ability to pursue growth within the expanded market area and expanded management team. In comparing the pro forma impact of the merger, RP Financial also took into consideration that following the merger, DCB Bancshares’ stockholders will own approximately 12% to 15% of the common stock in Old Line Bancshares, with the ownership level dependent upon the closing market prices of Old Line Bancshares common stock prior to the effective date of the merger, and that two directors of DCB Bancshares will serve on the Old Line Bancshares’ board of directors following the closing of the merger.

In addition to the above analyses, RP Financial considered and evaluated the operating history of DCB Bancshares, the historical trading activity and trading price of the DCB Bancshares common stock, the national, regional and local risks that could negatively impact future operations on a stand-alone basis. RP Financial’s opinion and presentation to the DCB Bancshares board of directors was one of many factors taken into consideration by the DCB Bancshares board of directors in making its determination to approve the merger agreement. Although the foregoing summary describes the material components of the analyses presented by RP Financial to the DCB Bancshares board of directors in anticipation of issuing the February 1. 2017, opinion, it does not purport to be a complete description of all the analyses performed by RP Financial and is qualified by reference to the written opinion of RP Financial set forth as Annex B, which common stockholders of DCB Bancshares are urged to read in its entirety.

RP Financial Background and Experience

RP Financial, as part of its financial institution valuation and financial advisory practice, is regularly engaged in the valuation of federally-insured depository institution securities in connection with mergers and acquisitions, initial and secondary stock offerings, and business valuations for financial institutions for other purposes. As specialists in the valuation of securities and providing financial advisory services to insured financial institutions, RP Financial has experience in, and knowledge of, the markets for the securities of such institutions nationwide.

Terms of the Merger

Effects of the Merger

Upon completion of the merger, DCB Bancshares will be merged with and into Old Line Bancshares and the separate legal existence of DCB Bancshares will cease. All property, rights, powers, duties, obligations and liabilities of DCB Bancshares will automatically be deemed transferred to Old Line Bancshares, as the surviving corporation in the merger. Old Line Bancshares will continue to be governed by its articles of incorporation and bylaws as in effect immediately prior to the merger.

The merger agreement provides that, pursuant to an Agreement and Plan of Merger by and between Old Line Bank and Damascus Community Bank, dated as of February 1, 2017, immediately after the merger Damascus Community Bank will be merged with and into Old Line Bank, with Old Line Bank as the surviving bank in the bank merger. Old Line Bank will continue to be governed by its articles of incorporation and bylaws in effect immediately prior to the bank merger.

Consideration to be Paid in the Merger

Pursuant to the terms of the merger agreement, Old Line Bancshares will acquire DCB Bancshares for consideration of shares of its common stock worth 160% of DCB Bancshares total stockholders’ equity less intangible assets, if any, at December 31, 2016 (the “DCB Tangible Equity”). At December 31, 2016, the DCB Tangible Equity was $25.4 million. Accordingly, the value of the shares of Old Line Bancshares common stock to be issued in the merger is approximately $40.7 million, and absent the exercise of the Walk Away Cure Right, as defined and discussed below under “– Termination,” Old Line Bancshares will issue between approximately 1,495,256 and 1,951,302 shares of its common stock in the merger (based on the Average Price of its common stock), which we refer to as the aggregate merger consideration.

Changes in the Average Price below $20.85 or above $27.21 will not, however, absent the exercise of the Walk Away Cure Right, impact the number of shares of Old Line Bancshares common stock that will be issued in exchange for a share of DCB Bancshares common stock in the merger (i.e. the per-share consideration), since at such point the exchange ratio will be fixed. Therefore, to the extent the Average Price falls below $20.85, the value of the aggregate merger consideration will be below $40.7 million, and to the extent the Average Price increases above $27.21, the value of the aggregate merger consideration will be above $40.7 million.

What DCB Bancshares Stockholders Will Receive in the Merger

Pursuant to the merger agreement, except with respect to shares of DCB Bancshares common stock held by stockholders who perfect their appraisal rights as discussed in “– Appraisal Rights,” upon completion of the merger, each share of DCB Bancshares common stock that you hold at the effective time of the merger will be automatically converted into the right to receive that number of shares of Old Line Bancshares common stock (which we sometimes refer to as the per-share consideration) equal to the “exchange ratio,” with the exchange ratio being the number determined by dividing the Per Share Value by the Average Price, where:

●
The Per Share Value means the amount determined by multiplying DCB Bancshares’ total stockholders’ equity, less intangible assets, if any, at December 31, 2016 (the “DCB Tangible Equity”) by 1.60 and dividing such product by the number of shares of DCB Bancshares common stock issued and outstanding immediately prior to the effective time of the merger (the Per Share Value is $25.22 based on DCB Tangible Equity); and

●
The Average Price is the volume weighted average closing price of Old Line Bancshares common stock for the ten trading days ending two trading days before the closing of the merger;
provided that if the Average Price is $27.21 or more or $20.85 or less, $27.21 or $20.85, respectively, will be used as the Average Price, resulting in an exchange ratio of 0.9269 or 1.2096, respectively, subject to changes as a result of Old Line Bancshares increasing the merger consideration as a result of exercising the Walk Away Cure Right, discussed below under “–  DCB Bancshares Price Termination Right.”

Examples of the potential effects of fluctuations in the Average Price on the merger consideration are illustrated in the following table, based upon a range of hypothetical Average Prices. The Average Prices set forth in the following table have been included for illustrative purposes only. The Average Price may be less than $16.68 or more than $29.93. We cannot assure you as to what the Average Price will be or what the value of the Old Line Bancshares common stock to be issued in the merger will be at the effective time of the merger, and the Average Price at the effective time could be different than at the time of the DCB Bancshares annual meeting.

				DCB
				Tang. Equity	Per Share Consideration
Type of		Consideration		Per Share	/DCB	Aggregate
Exchange	Average	Offered Per	Exchange	as of	Tang. Book	Consideration
Ratio	Price	DCB Share	Ratio	12/31/16	Per Share	(in thous.)

Fixed Exch. Ratio	29.93	27.74	0.9269	15.76	176%	44,746
	28.57	26.48	0.9269	15.76	168%	42,712
Floating Exchange Ratio	27.21	25.22	0.9269	15.76	160%	40,678
	25.85	25.22	0.9756	15.76	160%	40,678
	24.49	25.22	1.0298	15.76	160%	40,678
	23.13	25.22	1.0904	15.76	160%	40,678
	21.77	25.22	1.1585	15.76	160%	40,678
	20.85	25.22	1.2096	15.76	160%	40,678
Fixed Exch. Ratio	20.41	24.69	1.2096	15.76	157%	39,839
	19.05	23.04	1.2096	15.76	146%	37,169
	16.68	20.18	1.2096	15.76	128%	32,542

Old Line Bancshares will not issue fractional shares of Old Line Bancshares common stock to DCB Bancshares stockholders. If you are otherwise entitled to receive a fractional share of Old Line Bancshares common stock under the exchange provisions described above, you will instead receive cash for a fractional share of Old Line Bancshares common stock you would otherwise be entitled to in an amount that is equal to the product of (i) the fraction of a share that would otherwise be due to you and (ii) the Average Price.

To illustrate the calculation of the per-share merger consideration, for example, assuming the Average Price was $28.51, which was the volume weighted average closing price of Old Line Bancshares common stock for the ten trading days ending two trading days before March 17, 2017, the most recent practical date prior to the date hereof, a DCB Bancshares stockholder who owned 100 shares of DCB Bancshares common stock immediately prior to the effective time of the merger would receive in the merger 92 shares of Old Line Bancshares common stock (which would have a value of $2,606.36 based on the closing sales price for Old Line Bancshares common stock of $28.33 on March 17, 2017) and $19.67 of cash in lieu of a fractional share of Old Line Bancshares common stock.

DCB Bancshares Price Termination Right

DCB Bancshares has the option, but is not required, to terminate the merger agreement if the volume weighted average closing price of Old Line Bancshares common stock during the ten trading days ending five business days before the effective date of the merger (the “Closing Market Price”) is less than $16.68, and the ratio of the Closing Market Price to $27.21 is more than 20% lower than any decrease in the NASDAQ Bank Stock Index over such period, but, prior to such termination being effective, Old Line Bancshares would then have the option to increase the aggregate merger consideration (as a practical matter, by increasing the exchange ratio) to an amount calculated as if the Average Price was $16.68 per share, in which case no termination will take place (the “Walk-Away Cure Right”). DCB Bancshares cannot predict whether or not it would exercise its right to terminate the merger agreement if these conditions were met.

The merger agreement does not provide for a resolicitation of DCB Bancshares’ stockholders in the event that the conditions are met and DCB Bancshares chooses to complete the merger. DCB Bancshares’ board of directors has made no decision as to whether it would exercise its right to terminate the merger under these circumstances. In considering whether to exercise its right to terminate the merger agreement, DCB Bancshares’ board of directors would take into account all of the relevant facts and circumstances that exist at the time and would consult with its financial advisor and legal counsel

The fairness opinion received by DCB Bancshares from RP Financial is dated as of February 1, 2017, and is based on conditions in effect on that date. Accordingly, the fairness opinion does not address the possibilities presented if the termination provision relating to the Closing Market Price is triggered, including the possibility that DCB Bancshares’ board of directors might elect to continue with the merger even if DCB Bancshares has the ability to terminate the merger agreement under that provision. See “– Opinion of DCB Bancshares’ Financial Advisor.”

Approval of the merger agreement and the merger by DCB Bancshares’ stockholders will confer on DCB Bancshares’ board of directors the power to complete the merger even if the price-related termination provision is triggered, without any further action by or re-solicitation of the votes of DCB Bancshares’ stockholders.

Exchange Procedures

If you are a record holder of DCB Bancshares common stock, a letter of transmittal for use in surrendering your certificates representing your shares of DCB Bancshares common stock will be mailed to you no more than five business days following the effective date of the merger. The letter of transmittal will include instructions for submitting your DCB Bancshares stock certificate(s) in exchange for the Old Line Bancshares common stock you are entitled to as a result of the merger. You must carefully follow the instructions on the letter of transmittal and return a properly executed letter of transmittal and your DCB Bancshares stock certificate(s) to the exchange agent in order to receive the per-share merger consideration for your shares. The DCB Bancshares stock certificate(s) must be in a form that is acceptable for transfer (as explained in the letter of transmittal).

Neither Old Line Bancshares nor its exchange agent will be under any obligation to notify any person of any defects in a letter of transmittal.

Old Line Bancshares’ exchange agent will mail to each former stockholder of DCB Bancshares certificates representing shares of Old Line Bancshares common stock and checks representing cash in lieu of fractional share interests as soon as practicable after its receipt of a properly completed and signed letter of transmittal and all accompanying DCB Bancshares stock certificates representing shares of DCB Bancshares common stock held by such former stockholder. No interest will be paid on any cash payment.

Certificates representing shares of Old Line Bancshares common stock will be dated the effective date of the merger and will entitle the holders to dividends, distributions and all other rights and privileges of an Old Line Bancshares stockholder from the effective date. Until the certificates representing DCB Bancshares common stock are surrendered for exchange, holders of such certificates will not receive the merger consideration or dividends or distributions on the Old Line Bancshares common stock into which such shares have been converted. When the certificates are surrendered to the exchange agent, any unpaid dividends or other distributions will be paid without interest. Old Line Bancshares has the right to withhold dividends or any other distributions on its shares until the applicable DCB Bancshares stock certificates are surrendered for exchange.

Until surrendered, each DCB Bancshares stock certificate, following the effective date of the merger, is evidence solely of the right to receive the proportionate amount of the aggregate per-share merger consideration. In no event will either Old Line Bancshares or DCB Bancshares be liable to any former DCB Bancshares stockholder for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

Under the merger agreement, any shares of DCB Bancshares common stock outstanding immediately prior to the effective time of the merger that are evidenced by one or more certificates representing shares of common stock of Damascus Community Bank, par value $3.00 per share (“Bank Certificates”), that have not been surrendered pursuant to Section 4(b) of the Plan of Reorganization and Share Exchange dated as of April 27, 2016, by and between DCB Bancshares and Damascus Community Bank, will be treated as outstanding shares of DCB Bancshares common stock, and the Bank Certificates will be treated as certificates evidencing shares DCB Bancshares common stock, except that the holders thereof will be entitled to receive the per-share consideration in exchange therefor only upon the surrender of the Bank Certificates in accordance with the terms of the merger agreement discussed above. Shares of DCB Bancshares common stock evidenced by Bank Certificates will in all other respects be subject to the same terms and conditions set forth in the merger agreement that apply to shares of DCB Bancshares common stock evidenced by stock certificates issued by DCB Bancshares.

Old Line Bancshares will not issue any fractions of a share of common stock. Rather, Old Line Bancshares will pay cash for any fractional share interest any DCB Bancshares stockholder would otherwise be entitled to receive in the merger. For each fractional share that would otherwise be issued, Old Line Bancshares will pay by check an amount equal to the amount of such fractional share multiplied by the Average Price.

Old Line Bancshares Common Stock

Each share of Old Line Bancshares common stock outstanding immediately prior to completion of the merger will remain outstanding after and be unchanged by the merger.

Effective Date

The merger will take effect when all conditions, including obtaining stockholder and regulatory approval, have been fulfilled or waived, or as soon as practicable thereafter as Old Line Bancshares and DCB Bancshares may mutually select. By law, however, regulatory and stockholder approval cannot be waived. We presently expect to close the merger on or about June 30, 2017. See “– Conditions to the Merger” and “– Regulatory Approvals.”

Representations and Warranties

The merger agreement contains customary representations and warranties relating to, among other things:

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Organization of Old Line Bancshares and DCB Bancshares and their respective subsidiaries;

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Capital structures of Old Line Bancshares and DCB Bancshares;

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Authorization, valid approval, valid execution and delivery, non-contravention and enforceability of the merger agreement;

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Consents, waivers or approvals of regulatory authorities or third parties necessary to complete the merger;

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Consistency of financial statements with GAAP;

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Absence of material adverse changes, since December 31, 2015, in assets, liabilities, liquidity, net worth, property, financial condition and results of operations, or any damage, destruction or loss;

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Filing of tax returns and payment of taxes;

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Absence of undisclosed material pending or threatened litigation, arbitration or other proceedings, claims, actions or governmental investigations or inquiries, and of facts that could be the basis for any of the foregoing;

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Compliance with applicable laws and regulations;

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Status of Old Line Bancshares’ disclosure controls and procedures and internal control over financial reporting, and DCB Bancshares’ internal accounting controls;

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Absence of labor or collective bargaining agreements, union organizing efforts, labor strikes, labor disputes and similar matters, and absence of pending or threatened arbitrations or proceedings with respect to labor matters;

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Retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974;

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Quality of title to assets and properties;

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Maintenance of adequate insurance;

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Absence of undisclosed brokers’, finders’, investment bankers and financial advisors’ fees or the retention of finders, brokers, investment bankers or financial advisors;

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Absence of material environmental violations, actions or liabilities;

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Accuracy of information supplied by Old Line Bancshares and DCB Bancshares for inclusion in the registration statement, filed under the Securities Act, of which this proxy statement/prospectus is a part, and all applications filed with regulatory authorities for approval of the merger and the bank merger;

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Intellectual property used or owned;

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Validity and binding nature of loans reflected as assets in the financial statements;

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Disclosure of loans and the extension of loans in compliance with applicable regulations;

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Disclosure of material contracts;

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Material compliance with the Community Reinvestment Act of 1977 (the “CRA”) and most recent CRA rating;

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Material compliance with the Bank Secrecy Act, USA PATRIOT Act, anti-money laundering statutes, rules or regulations, and statutes, rules and regulations relating to privacy of customer information;

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Disclosure of any event, circumstance or other occurrence that constitute a “breach of a security system” under applicable law;

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Compliance with laws related to securities activities by employees and agents;

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Disclosure of related party transactions;

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Establishment and maintenance of the allowance for loan losses;

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Investment securities status;

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Qualification of the merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code;

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Accuracy and completeness of corporate books and records and maintenance of corporate books and records in accordance with applicable law;

●
Absence of certain enumerated changes with respect to DCB Bancshares;

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Absence of undisclosed liabilities;

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With respect to DCB Bancshares, disclosure of brokered deposits;

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With respect to DCB Bancshares, absence of option plans and convertible securities;

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With respect to DCB Bancshares, representations with respect to its certain risk management arrangements; and

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With respect to DCB Bancshares, that it does not have trust powers or act as trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, does not originate, maintain or administer credit card accounts, and has not provided merchant credit card processing services.

Conduct of Business Pending the Merger

In the merger agreement, DCB Bancshares agreed to conduct its business and to engage in transactions only in the usual, regular and ordinary course of business, consistent with past practice, except as otherwise required by or contemplated in the merger agreement or consented to by Old Line Bancshares. DCB Bancshares also agreed to use its commercially reasonable good faith efforts to preserve its business organization intact, to maintain good relationships with employees, and to preserve the good will of its customers and others with whom business relationships exist. Further, in the merger agreement DCB Bancshares agreed that, except as permitted by the merger agreement or required in writing by its regulators (and with notice to Old Line Bancshares), through the effective time of the merger it will not, and will not allow any subsidiary to, without the written consent of Old Line Bancshares:

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Change its articles of incorporation, bylaws, charter documents, operating agreement and/or other governing documents;

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Change the number of authorized or issued shares of its capital stock, repurchase, redeem or otherwise acquire any shares of its capital stock, or issue or grant options or similar rights with respect to its capital stock or any securities convertible into its capital stock;

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Declare, set aside or pay any dividend or other distribution in respect of its capital stock, except for cash dividends declared and paid in the normal course of business consistent with past practice and in an amount not to exceed $0.02 per share quarterly;

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Grant any severance, retention or termination pay, except in accordance with policies or agreements in effect on February 1, 2017;

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Enter into or amend any employment, consulting, severance, compensation, “change-in-control” or termination contract or arrangement;

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Grant job promotions or increase the rate of compensation of, or pay any bonus to, any director, officer, employee, independent contractor, agent or other person associated with it, except with respect to officers and employees at the level of Vice President or below (i) to the extent such promotion or increase is made in the normal course of its business consistent with past practices, or (ii) routine periodic pay increases, selective merit pay increases and pay raises in the normal course of business and consistent with past practices, provided, however, that such aggregate increases in the rate of compensation may not be in excess of 3% and such aggregate bonuses may not be in excess of 5% of the aggregate salaries of all such employees;

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Hire any new employees or fill any job vacancies above the level of Vice President, unless DCB Bancshares determines in good faith is necessary to preserve its business, maintain relationships and preserve good will as set forth above;

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Except in the ordinary course consistent with past practice, sell, lease, assign, transfer, mortgage, encumber or otherwise dispose of its assets, other than consistent with past practice and for full and fair consideration actually received;

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Modify in any material manner the manner in which it has previously conducted its business or enter into any new line of business;

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Except for Federal Home Loan Bank of Atlanta advances with a maturity of six months or less and deposits taken in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or incur, assume or become subject to any obligations or liabilities of any other person or entity, except for the issuance of letters of credit in the ordinary course of business and in accordance with the restrictions otherwise set forth in the merger agreement;

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Sell or otherwise dispose of any real property, except other real estate owned in a reasonably acceptable commercial manner in the ordinary course of business;

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Take any action that would result in any of the conditions necessary to close the merger, as set forth in the merger agreement, not being satisfied;

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Waive, release, grant or transfer any rights of material value, or modify or change in any material respect any existing material agreement to which it is a party;

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Change any accounting methods, principles or practices, except as may be required by GAAP, applicable law, rule, regulation, order, decree, judgment, injunction, writ, regulatory policy or directive (“Law”) or by any applicable regulatory authority;

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Implement any new employee benefit plan, or amend any plans except as required by applicable Law or by its terms as a result of the merger agreement, and provided that amendments to an employee benefit plan to modify the available investment options will be permitted;

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Implement or adopt any material change in its: (i) guidelines and policies in existence on February 1, 2017 with regard to underwriting and making extensions of credit, the establishment of reserves with respect to possible losses thereon, or the charge-off of losses incurred thereon; (ii) investment policies and practices; or (iii) other material banking policies, or otherwise fail to conduct its banking activities in the ordinary course of business consistent with past practice except as may be required by changes in applicable Law, GAAP or the direction of a regulatory authority;

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Change its deposit or loan rates other than in the ordinary course of business consistent with past practice, or otherwise fail to conduct its lending and deposit activities in the ordinary course of business consistent with past practice;

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Enter into, modify, amend or renew any agreement under which it is obligated to pay more than $50,000 and that is not terminable by it with 60 days’ notice or less without penalty, payment or other conditions (other than the condition of notice), or enter into, renew, extend or modify any transaction with any affiliate, other than deposit and loan transactions in the ordinary course of business and that comply with applicable Law;

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Except as required by applicable Law: (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; or (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk;

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Take any action that would give rise to a right of payment to any person under any employment agreement, except for contractually required compensation;

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Purchase or sell any securities other than in the normal course of business consistent with past practice (does not limit issuer redemptions);

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Except in the ordinary course of business consistent with past practice and involving an amount not in excess of $50,000 (exclusive of any amounts paid directly or reimbursed to it under any insurance policy maintained by DCB Bancshares or any subsidiary), settle any material action, suit, claim, arbitration, investigation, inquiry, grievance or other proceeding (or basis therefor) pending or, to the knowledge of DCB Bancshares, threatened, against or affecting DCB Bancshares or any subsidiary or any of their respective properties or assets, provided that no settlement may be made if it involves a precedent for other similar claims that, in the aggregate, could reasonably be determined to be material to DCB Bancshares and its subsidiaries, taken as a whole;

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Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a Phase I environmental report thereon, except (i) where, after using commercially reasonable efforts, it is unable to gain access to the property, provided that DCB Bancshares has provided notice to Old Line Bancshares that it has been unable to gain such access and as a result intends to foreclose without obtaining a Phase I environmental report thereon, or (ii) with respect to one- to four-family, non-agricultural residential properties of five acres or less for which it has no reason to believe that such property contains hazardous substances known or reasonably suspected to be in violation of, or require remediation under, applicable environmental laws;

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Except as permitted by the merger agreement in connection with a superior DCB Bancshares transaction, merge or consolidate with any other entity, or sell or lease a substantial portion of its assets or business;

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Acquire all or any substantial portion of the business or assets of any other entity, other than in connection with the collection of loan and credit arrangements;

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Enter into a purchase and assumption transaction with respect to deposits and liabilities;

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Permit the revocation or surrender of its certificate or authority to maintain, file an application for opening, closing or relocation of, or open, close or relocate, any branch or automated banking facility;

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Make any capital expenditure, individually or in the aggregate, of $50,000 or more;

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Sell or acquire any loans (excluding originations) or loan participations, except in the ordinary course of business consistent with past practice (but in the case of a sale, after giving Old Line Bancshares or Old Line Bank a first right of refusal to acquire such loan or participation), or sell or acquire any loan servicing rights, provided that neither DCB Bancshares nor any of its subsidiaries is permitted to sell or acquire any loan or loan participation having a principal balance in excess of $500,000;

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Take any action, or knowingly fail to take any action, that would preclude the treatment of the merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code;

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Make any charitable or similar contributions, except in amounts not to exceed $5,000 individually and $10,000 in the aggregate;

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Except as already committed to on February 1, 2017, enter into, grant, approve, renew, materially modify or extend any loan, lease, advance, credit facility, credit enhancement, guarantee, commitment, line of credit or letter of credit other than for an owner-occupied residence (a “Non-Residential Credit Extension”) except in the ordinary course of business consistent with past practice, provided that in any case none of DCB Bancshares nor any subsidiary thereof may make a Non-Residential Credit Extension in excess of $2,000,000 or, if to an existing customer, that increases the aggregate loan exposure to such customer to more than $2,000,000;

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Except as already committed to on February 1, 2017, enter into, grant, approve, modify or extend any loan, credit facility, line of credit or letter of credit for an owner-occupied residence (a “Residential Credit Extension”) that would result in credit exposure in excess of (i) $1,000,000 through March 31, 2017, or (ii) the then-applicable Federal Housing Finance Agency jumbo loan limit after March 31, 2017, provided that any Residential Credit Extension in excess of the then-applicable FHA limit made before March 31, 2017, must be made in in the ordinary course of business consistent with past practice;

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Issue any communication relating to the merger or other transactions contemplated by the merger agreement to employees (including general communications relating to benefits and compensation) without prior consultation with Old Line Bancshares and, to the extent relating to post-closing employment, benefit or compensation information, without the prior consent of Old Line Bancshares, or issue any communication of a general nature to customers without the prior approval of Old Line Bancshares, except as required by Law or for communications in the ordinary course of business consistent with past practice that do not relate to the merger or other transactions contemplated by the merger agreement;

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Enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement, except in the ordinary course of business consistent with past practice; or

●
Agree to do any of the foregoing.

DCB Bancshares also agreed in the merger agreement, among other things, to:

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Permit Old Line Bancshares, if Old Line Bancshares elects to do so at its own expense, to conduct environmental assessments with respect to all real property owned, leased or operated by DCB Bancshares and its subsidiaries;

●
Submit the proposed merger and the merger agreement to its stockholders for approval at a stockholders’ meeting to be held as promptly as practicable, with an approval recommendation by its board of directors; and

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Dissolve any non-operating subsidiaries of DCB Bancshares and Damascus Community Bank prior to the closing of the merger.

Old Line Bancshares and DCB Bancshares jointly agreed in the merger agreement, among other things:

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To cooperate with each other in connection with the preparation of the registration statement of which this proxy statement/prospectus is a part, all applications for required regulatory approvals, waivers or consents, and other necessary filings;

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That the information each party provides for inclusion in the registration statement of which this proxy statement/prospectus is a part and any regulatory application will be materially accurate and complete;

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Subject to the terms of the merger agreement, to use their reasonable best efforts to take all actions and do all things necessary to complete the transactions contemplated by the merger agreement;

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To maintain adequate insurance;

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To maintain books and records in accordance with GAAP and consistent with past practice;

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To file all tax returns and pay all taxes when due;

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To cooperate with each other in the interests of an orderly, cost-effective consolidation of operations;

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To give the other reasonable access to its business, properties, assets, books and records and personnel;

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To deliver or, the case of Old Line Bancshares, make available, to each other updated financial statements as provided in the merger agreement;

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To deliver to each other all documents that may be filed with the SEC, the NASDAQ Stock Market LLC, or with banking or other regulatory authorities; and

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To consult upon the form and substance of any press release or public statement related to the merger agreement or the merger, and to not issue any press release or make any public statement regarding such matters without the prior written consent of the other party.

In addition, Old Line Bancshares also agreed in the merger agreement, among other things, that it will elect Stephen J. Deadrick and another DCB Bancshares director to the Old Line Bancshares and Old Line Bank boards or directors and purchase extended period officers’ and directors’ liability insurance for the officers and directors of DCB Bancshares and that it will not, and will not allow any subsidiary to, except as permitted by the merger agreement or as may be required by Law or in writing from any regulatory authority, without the consent of DCB Bancshares:

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Take any action that would result in any condition to closing of the merger from being satisfied;

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Take any action or knowingly fail to take any action that would preclude the treatment of the merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code; or

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Agree to do either of the foregoing.

Conditions to the Merger

Each of Old Line Bancshares’ and DCB Bancshares’ obligations to complete the merger are subject to various conditions, including, among other things, the following:

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The merger and the merger agreement shall have been approved by the stockholders of DCB Bancshares;

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All necessary consents and approvals for the merger shall have been received, all necessary filings and registrations by DCB Bancshares and Old Line Bancshares shall have been accepted or declared effective, except where the failure to obtain such consent or approval or for any such filing or registration to be accepted or declared effective would not reasonably be expected to have a material adverse effect on Old Line Bancshares or Old Line Bank after the merger; all waiting periods relating to any necessary consents, approvals, filings and registration statements shall have expired; and no such consent or approval shall have imposed any condition or requirement that in the reasonable opinion of either DCB Bancshares’ board of directors or Old Line Bancshares’ board of directors would: (i) (a) prohibit or materially limit the ownership or operation by Old Line Bancshares or any of its subsidiaries of all or any material portion of the business or assets of DCB Bancshares or any of its subsidiaries, (b) compel Old Line Bancshares or DCB Bancshares to dispose of all or a material potion of either party’s business or assets, (c) impose a material compliance burden, penalty or obligation on Old Line Bancshares or DCB Bancshares, or (d) otherwise materially impair the value of DCB Bancshares to Old Line Bancshares; or (ii) so materially and adversely impact the economic or business benefits of the merger to either Old Line Bancshares or DCB Bancshares, as applicable, such as to render it inadvisable. See “– Terms of the Merger – Regulatory Approvals;”

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No temporary restraining order, injunction, or other judgment, order or decree preventing the completion of the transactions contemplated by the merger agreement shall have been issued and remain in effect;

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Receipt of an opinion of its counsel that the merger constitutes for federal income tax purposes a tax-free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and, with respect to the opinion received by DCB Bancshares, that any gain realized in the merger will be recognized only to the extent of cash or other property (other than Old Line Bancshares common stock) received in the merger, including cash received in lieu of fractional share interests. See “– Certain Federal Income Tax Consequences”;

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No material adverse change shall have occurred in the business, property, assets, liabilities, operations, business prospects, liquidity, income or financial condition of the other party or any of its subsidiaries;

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The accuracy, as of February 1, 2017, and as of the closing date of the merger, of the representations and warranties of the other, except as to any representation or warranty that specifically relates to an earlier date and except as otherwise contemplated by the merger agreement;

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The other party’s performance in all material respects of all obligations required to be performed by it at or prior to the closing date of the merger; and

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Other conditions that are customary for transactions of the type contemplated by the merger agreement.

In addition, Old Line Bancshares’ obligation to close the merger is also contingent on:

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Old Line Bancshares being satisfied that the recognized environmental conditions of any environmental assessments it conducted with respect to property of DCB Bancshares or its subsidiaries will not have a material adverse effect on DCB Bancshares;

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Holders of no more than 10% of the outstanding shares of DCB Bancshares common stock as of the record date for the DCB Bancshares annual meeting qualifying their shares for appraisal rights; and

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Old Line Bancshares having received all consents and authorizations of landlords and other persons that are necessary to permit the transactions contemplated by the merger agreement to be consummated without the violation of any lease or other material agreement to which DCB Bancshares or any of its subsidiaries is a party or by which any of their properties are bound, except where failure to obtain such consent or authorization would be reasonably expected not to have a material adverse effect on Old Line Bancshares or Old Line Bank after the merger.

Each party may waive each of the conditions described above in the manner and to the extent described in “– Terms of the Merger – Amendment; Waiver” immediately below.

Amendment; Waiver

Subject to applicable Law, at any time prior to the closing of the merger, Old Line Bancshares and DCB Bancshares may:

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Amend the merger agreement;

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Extend the time for the performance of any of the obligations or other acts required in the merger agreement;

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Waive any term or condition of the merger agreement, any inaccuracies in the representations or warranties contained in the merger agreement or in any document delivered pursuant thereto; or

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Waive compliance with any of the agreements or conditions contained in the merger agreement.

By Law, however, regulatory and stockholder approval cannot be waived.

Termination

The merger agreement may be terminated at any time prior to the effective date of the merger by the mutual consent of Old Line Bancshares and DCB Bancshares.

The merger agreement may also be terminated by either party if:

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The merger is not completed on or prior to October 31, 2017 or, because of the failure to obtain any required regulatory approval or consent by such date, the merger is not completed by November 30, 2017, if the failure to complete the merger by that date is not due to a material breach of the merger agreement by the party seeking to terminate it.

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There has been a definitive written denial of a required regulatory approval or consent, or the permanent withdrawal of an application for approval or consent at the request of a regulatory authority.

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The other party has materially breached any representation, warranty, covenant or other agreement in the merger agreement, and such breach either by its nature cannot be cured prior to the closing of the merger or remains uncured 30 days after receipt by such party of written notice of such breach (provided that if such breach cannot reasonably be cured within such 30-day period but may reasonably be cured within 60 days and cure is being diligently pursued, then termination can occur only after expiration of such 60-day period), if the party terminating the merger agreement is not in material breach.

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DCB Bancshares’ stockholders vote on but fail to approve the merger agreement and the merger.

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DCB Bancshares or any DCB Bancshares subsidiary receives (with respect to DCB Bancshares’ right to terminate) or enters into, approves or resolves to approve (with respect to Old Line Bancshares’ right to terminate) an agreement, agreement in principle, letter of intent or similar instrument with a view to being acquired, or more than 50% of its assets or liabilities being acquired, by any person other than Old Line Bancshares, or to sell 10% or more of its outstanding equity securities, in a transaction the DCB Bancshares board of directors determines is more favorable to the stockholders of DCB Bancshares.

In addition, DCB Bancshares may terminate the merger agreement if:

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Old Line Bancshares or any Old Line Bancshares subsidiary enters into a definitive term sheet, letter of intent, agreement or similar agreement to merge, as a result of which Old Line Bancshares is not the surviving entity or Old Line Bancshares’ directors as of February 1, 2017 do not comprise the majority of the surviving entity’s board of directors, with any person other than DCB Bancshares, and the DCB Bancshares board of directors determines, after considering the advice of counsel and its financial advisor, that such transaction is not in the best interests of DCB Bancshares’ stockholders.

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The volume weighted average closing price of Old Line Bancshares common stock during the ten trading days ending five trading days before the effective date of the merger (the “Closing Market Price”) is less than $16.68, and the ratio of the Closing Market Price to $27.21 is more than 20% lower than any decrease in the NASDAQ Bank Stock Index over such period, provided, however, that Old Line Bancshares would then have the option to increase the aggregate merger consideration (as a practical matter, by increasing the exchange ratio) to an amount calculated as if the Average Price was $16.68 per share, in which case no termination will take place (the “Walk-Away Cure Right”). If Old Line Bancshares were to exercise its option to increase the merger consideration under these circumstances, the number of shares of Old Line Bancshares common stock that is issued in exchange for each share of DCB Bancshares common stock, and the total number of shares of common stock that Old Line Bancshares issues in the merger, would increase.

Finally, Old Line Bancshares may terminate the merger agreement if DCB Bancshares’ board of directors withdraws, changes or modifies its recommendation to stockholders to approve the merger agreement and the merger, or authorizes, recommends or publicly proposes, or publicly announces an intention to authorize, recommend or propose, an agreement to enter into a superior DCB Bancshares transaction.

DCB Bancshares Termination Fee

DCB Bancshares must pay the Termination Fee to Old Line Bancshares if the merger agreement is terminated in certain circumstances. The amount of the Termination Fee will be equal to approximately $1.3 million, which was calculated as 3.25% of the total deal value of approximately $40.7 million (i.e., 160% of the DCB Tangible Equity). DCB will be required to pay the Termination Fee to Old Line Bancshares if the merger agreement is terminated because:

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DCB Bancshares has materially breached the merger agreement or any representation, warranty, covenant or other agreement contained therein (provided that Old Line Bancshares is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement);

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The merger failed to close by October 31, 2017 or, if due solely to the need to obtain a regulatory approval or consent, November 30, 2017, or the parties failed to receive all regulatory approvals and consents required for the merger, and such failure resulted from the knowing, willful and intentional actions or inactions of DCB Bancshares or Damascus Community Bank (provided that Old Line Bancshares is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement);

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DCB Bancshares or any DCB Bancshares subsidiary has (i) received a proposal for a superior DCB Bancshares transaction (with respect to termination by DCB Bancshares) or (ii) entered into, approved or resolved to approve an agreement, agreement in principle, letter of intent or similar instrument with respect to a superior DCB Bancshares transaction (with respect to termination by Old Line Bancshares); or

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The board of directors of DCB Bancshares has withdrawn, changed or modified its recommendation to the stockholders of DCB Bancshares to approve the merger agreement and the merger in a manner adverse to Old Line Bancshares or authorizes, recommends or publicly proposes, or publicly announces an intention to authorize, recommend or propose, an agreement to enter into a superior DCB Bancshares transaction (provided that Old Line Bancshares is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement).

Old Line Bancshares Termination Fee

Old Line Bancshares has agreed to pay the Termination Fee to DCB Bancshares if DCB Bancshares terminates the merger agreement because:

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Old Line Bancshares has materially breached the merger agreement or any representation, warranty, covenant or other agreement contained therein (provided that DCB Bancshares is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement); or

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The merger failed to close by October 31, 2017 or, if due solely to the need to obtain a regulatory approval or consent, November 30, 2017, or the parties failed to receive all regulatory approvals and consents required for the merger, and such failure resulted from the knowing, willful and intentional actions or inactions of Old Line Bancshares or Old Line Bank (provided that DCB Bancshares is not then in material breach of any material representation, warranty, covenant or other agreement contained in the merger agreement).

No Solicitation of Other Transactions

In the merger agreement, DCB Bancshares agreed that it will not, and will not allow its officers, directors, employees, investment bankers, financial advisors, attorneys or other representatives or agents to, directly or indirectly:

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Initiate, solicit, induce, encourage (including by way of furnishing information) or take any other action to facilitate the making of any inquiry, offer or proposal that constitutes, relates to or could reasonably be expected to lead to (i) a merger or consolidation of, a share exchange involving, or an acquisition of 50% or more of the assets or liabilities of, DCB Bancshares or any of its subsidiaries, or any other business combination involving DCB Bancshares or any of its subsidiaries, or (ii) a transaction that involves the transfer of beneficial ownership of, the right to acquire beneficial ownership of or to vote securities representing, 10% or more of the then outstanding shares of DCB Bancshares common stock or the outstanding equity securities any of its subsidiaries, each of which we refer to as an acquisition proposal”;

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Respond to any inquiry relating to an acquisition proposal or participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person or entity (other than Old Line Bancshares) any information or data with respect to DCB Bancshares or any subsidiary or otherwise relating to an acquisition proposal;

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Recommend or endorse an acquisition proposal;

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Release any person or entity from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which DCB Bancshares or any subsidiary is a party; or

●
Enter into any agreement, agreement in principle, letter of intent or similar instrument with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle, letter of intent or similar instrument, including an exclusivity agreement, relating to an acquisition proposal.

DCB Bancshares may, however, respond to an inquiry, furnish nonpublic information regarding DCB Bancshares and its subsidiaries to, or enter into discussions with, any person in response to an unsolicited acquisition proposal if (i) DCB Bancshares’ board of directors determines in good faith, after consultation with and having considered the advice of its outside legal counsel and RP Financial, that such acquisition proposal constitutes or is reasonably likely to lead to an acquisition proposal that is more favorable to the stockholders of DCB Bancshares than the merger (provided that such transaction is not conditioned on obtaining financing and would result in the acquisition of more than all, but not less than all, of the outstanding shares of DCB Bancshares’ common stock or all or substantially all of the assets of DCB Bancshares and its subsidiaries on a consolidated basis), which we refer to as a superior proposal, (ii) DCB Bancshares’ board of directors determines in good faith, after consultation with and based upon the advice of its outside legal counsel and RP Financial, that such action is required in order for the board of directors to comply with its fiduciary obligations under applicable Law, and (iii) at least two business days prior to furnishing any nonpublic information to, or entering into discussions with, such person or entity, DCB Bancshares provides Old Line Bancshares with written notice of the identity of such person or entity and of DCB Bancshares’ intention to furnish nonpublic information to, or enter into discussions with, such person or entity and DCB Bancshares receives from such person or entity an executed confidentiality agreement on terms no more favorable to such person or entity than the confidentiality agreement between DCB Bancshares and Old Line Bancshares, which confidentiality agreement shall not provide such person or entity with any exclusive right to negotiate with DCB Bancshares. DCB Bancshares has also agreed to promptly provide to Old Line Bancshares any non-public information regarding DCB Bancshares or any subsidiary provided to any other person or entity that was not previously provided to Old Line Bancshares, such additional information to be provided no later than the date of provision of such information to such other person or entity.

The agreement also provides that under certain circumstances as set forth therein the DCB Bancshares board of directors can approve or recommend that DCB Bancshares’ stockholders approve what they have determined in good faith is a superior proposal and withdraw, qualify or modify its recommendation in connection with the merger agreement and the merger when the board of directors has in good faith determined that failure to do so would be inconsistent with its fiduciary duties after consultation with and having considered the advice of its outside legal counsel and RP Financial.

DCB Bancshares has also agreed to notify Old Line Bancshares promptly (and in any event within 24 hours) if it receives any acquisition proposal or request for information, negotiations or discussions with respect to any acquisition proposal, and to keep Old Line Bancshares informed of the status and terms of any such proposal, offer, information request, negotiations or discussions. DCB Bancshares has further agreed to provide Old Line Bancshares with the opportunity to present its own proposal to DCB Bancshares’ board of directors in response to any such proposal or offer, and to negotiate with Old Line Bancshares in good faith with respect to any such proposal.

For a discussion of circumstances under which certain actions relating to DCB Bancshares or a subsidiary entering into an alternative transaction could result in DCB Bancshares being required to pay the Termination Fee, see “– DCB Bancshares Termination Fee.”

Expenses

Each of Old Line Bancshares and DCB Bancshares will pay all of the costs and expenses that it incurs in connection with the transactions contemplated by the merger agreement, including fees and expenses of financial consultants, accountants and legal counsel.

Regulatory Approvals

Completion of the merger is subject to the prior receipt of all approvals and consents of federal and state authorities required to complete the merger of Old Line Bancshares and DCB Bancshares as well as the merger of Old Line Bank and Damascus Community Bank.

Old Line Bancshares and DCB Bancshares agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the merger and the bank merger. These approvals include, with respect to the merger, approval from the FRB and the Maryland Commissioner and, with respect to the bank merger, approval from the FDIC and the Maryland Commissioner. The merger cannot proceed without these required regulatory actions.

Regulatory Approvals Required for the Merger

Federal Reserve Board. The acquisition by a bank holding company of another bank holding company requires the prior approval of the FRB under the Bank Holding Company Act. Under this law, the FRB generally may not approve any proposed transaction:

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That would result in a monopoly or that would further a combination or conspiracy to monopolize banking in the United States; or

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That could substantially lessen competition in any section of the country, that would tend to create a monopoly in any section of the country, or that would be in restraint of trade, unless the FRB finds that the public interest in meeting the convenience and needs of the communities served outweighs the anti-competitive effects of the proposed transaction.

The FRB is also required to consider the financial and managerial resources and future prospects of the companies and their subsidiary banks and the convenience and needs of the communities to be served. Under the CRA, the FRB also must take into account the record of performance of Old Line Bancshares and DCB Bancshares in meeting the credit needs of their communities, including low- and moderate-income neighborhoods. In addition, the FRB must take into account the effectiveness of the companies in combating money laundering activities. Among other things, the FRB will evaluate the capital adequacy of the combined company after completion of the merger. The FRB also will take into consideration the extent to which a proposed acquisition, merger or consolidation would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review, the FRB will provide an opportunity for public comment on the application for the merger, and is authorized to hold a public meeting or other proceedings if it determines that would be appropriate. Any transaction approved by the FRB generally may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divestiture of certain assets and liabilities.

Maryland Commissioner. The merger is subject to the prior approval of the Maryland Commissioner under Section 5-903 of the Financial Institutions Article of the Maryland Annotated Code. In determining whether to approve the merger, the Maryland Commissioner will consider:

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Whether the merger may be detrimental to the safety and soundness of Damascus Community Bank or DCB Bancshares; and

●
Whether the merger may result in an undue concentration of resources or a substantial reduction of competition in the State of Maryland.

The Maryland Commissioner will not approve any acquisition if upon consummation the combined entity (including any of its bank subsidiaries) would control 30% or more of the total amount of deposits of insured depository institutions in the State of Maryland, although the Maryland Commissioner may waive this limitation upon good cause shown. Old Line Bank will not control 30% of the insured deposits in Maryland after the merger.

Regulatory Approvals Required for the Bank Merger

Federal Deposit Insurance Corporation. The bank merger is subject to the prior approval of the FDIC under the Bank Merger Act. In evaluating an application filed under the Bank Merger Act, the FDIC generally considers: (i) the competitive impact of the transaction; (ii) financial and managerial resources of each bank that is a party to the bank merger; (iii) each of the banks’ effectiveness in combating money-laundering activities; (iv) the convenience and needs of the communities in which the banks serve; and (v) the extent to which the bank merger would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The FDIC also reviews the performance records of the relevant depository institutions under the CRA, including their CRA ratings. In connection with its review under the Bank Merger Act, the FDIC will provide an opportunity for public comment on the application for the bank merger, and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate.

Maryland Commissioner. The bank merger is subject to the prior approval of the Maryland Commissioner under Section 3-703(c) of the Financial Institutions Article of the Maryland Annotated Code. The Maryland Commissioner will approve the bank merger if it determines that: (i) Old Line Bank meets all the requirements of Maryland law for the formation of a new commercial bank; (ii) the bank merger agreement provides an adequate capital structure, including surplus, for Old Line Bank in relation to its deposit liabilities and other activities; (iii) the bank merger is fair; and (iv) the proposed bank merger is not against the public interest.

Applications

Old Line Bancshares intends to file an application with the FRB and the Maryland Commissioner requesting approval of the merger of DCB Bancshares with and into Old Line Bancshares, and Old Line Bank filed applications with the FDIC and Maryland Commissioner requesting the approval of the merger of Damascus Community Bank into Old Line Bank, on March 17, 2017. In general, the applications will describe the terms of the merger or bank merger, the parties involved and the activities to be conducted by the combined entities following consummation of the transaction, and contain certain related financial and managerial information.

We are not aware of any material governmental approvals or actions that are required to complete the merger or bank merger, except as described above. If any other approval or action is required, we will use our best efforts to obtain such approval or action.

Management and Operations After the Merger

The current officers and directors of Old Line Bancshares and Old Line Bank, with the addition of Stephen J. Deadrick, Chairman of the Board of DCB Bancshares and Damascus Community Bank, and another current director of DCB Bancshares (or such replacements as named in a schedule to the merger agreement if either of Mr. Deadrick or the other current DCB Bancshares director become disqualified to serve as directors pursuant to the merger agreement), to each entity’s board of directors, will continue to be the officers and directors of Old Line Bancshares and Old Line Bank, respectively, after the merger

Employment; Severance

Following the merger, Old Line Bancshares is not obligated to continue the employment of any employees of DCB Bancshares or its subsidiaries. As a result of the merger, some DCB Bancshares positions will be eliminated. Old Line Bancshares will, however, endeavor to continue the employment of all employees (as of December 16, 2016) of DCB Bancshares and its subsidiaries (each a “DCB Employee”), including Damascus Community Bank, in positions that will contribute to the successful performance of the combined organization. If a DCB Employee (i) is not offered employment with Old Line Bancshares or a subsidiary of Old Line Bancshares, (ii) does not accept an offer of employment because the offer is not for a comparable position (as defined in the Damascus Community Bank Employee Change in Control Plan (the “Plan”)), or (iii) accepts an offer of employment but is involuntarily terminated without cause (as defined in the merger agreement) within 12 months after the date that the merger is effective, then Old Line Bancshares will cause Old Line Bank or the other applicable Old Line Bancshares subsidiary to make a severance payment to such DCB Employee in accordance with and as set forth in the Plan, provided, however, that each such employee that is eligible for a severance payment will receive at least four weeks of “Base Compensation” as defined in the Plan. Based on the terms of the Plan, a DCB Employee eligible for severance under the terms of the merger agreement that has at least one year of service would receive a severance payment equal to the product of (i) the DCB Employee’s years of service (rounded to the nearest full year) and (ii) an amount equal to two weeks of the DCB Employee’s “Base Compensation,” subject to a maximum payment equal to six months of Base Compensation, and provided that DCB Employees whose compensation is determined in whole or in part on commission would be eligible for severance equal to four percent of their prior 12-month Base Compensation for each year of service, up to an amount equal to six months of Base Compensation. The Plan defines “Base Compensation” as follows:

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For salaried DCB Employees, their annual base salary in effect as of his or her termination date or, if greater, the effective date of the merger;

●
For DCB Employees whose compensation is based in whole or in part on commission income, base salary at termination (or if greater, at the effective date of the merger), if any, plus the commission earned in the 12 months preceding the termination date (or if greater, the 12 months preceding the effective date of the merger); or

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For hourly DCB Employees, total hourly wages for the 12 months preceding his or her termination date or, if greater, the effective date of the merger.

DCB Employees who are a party to any employment, severance or “change in control” agreement or any other agreement or arrangement that would provide for a payment triggered by the merger or the bank merger, including as described under “– Interest of Directors and Officers in the Merger – Change in Control Payments to be Made to Damascus Community Bank Executive Officers,” will not be eligible for such severance benefits unless such person waives or relinquishes his or her right to such change in control payment.

Any DCB Employee whose employment with Old Line Bancshares or a subsidiary of Old Line Bancshares is terminated without cause after 12 months from the effective date of the merger will receive such severance benefits from Old Line Bancshares or the Old Line Bancshares subsidiary as is provided for in Old Line Bancshares’ or such subsidiary’s general severance policy for such terminations (with full credit being given for each year of service with DCB Bancshares or any DCB Bancshares subsidiary).

All of the payments described in this section are subject to the receipt of any necessary regulatory non-objections or waivers.

Employee Benefits

The merger agreement provides that as of the effective date of the merger, each DCB Employee who accepts employment with Old Line Bancshares or a subsidiary thereof will be entitled to full credit for each year of service with DCB Bancshares or any subsidiary thereof for purposes of determining eligibility for participation, vesting and benefit accrual in Old Line Bancshares’, or as appropriate, in the Old Line Bancshares subsidiary’s, employee benefit plans, programs and policies, except as prohibited by Law. Old Line Bancshares will use the original date of hire by DCB Bancshares or a DCB Bancshares subsidiary in making such determinations. After the effective date of the merger, Old Line Bancshares may discontinue or amend, or convert to or merge with an Old Line Bancshares benefit plan, any DCB Bancshares benefit plan, subject to the plan’s provisions and applicable Law.

Interests of Directors and Officers in the Merger

Certain members of management of DCB Bancshares and its board of directors may have interests in the merger in addition to their interests as stockholders of DCB Bancshares. The DCB Bancshares board of directors was aware of these factors and considered them, among other factors, in approving the merger agreement.

Change in Control Payments to be Made to DCB Bancshares’ Co-Chief Executive Officers

On January 14, 2016, prior to having any discussions with Old Line Bank or Old Line Bancshares, Damascus Community Bank entered into change of control severance agreements with each of Robert L. Carpenter, Jr., Co-Chief Executive Officer and Executive Vice President - Chief Financial Officer of DCB Bancshares and Damascus Community Bank, and William F. Lindlaw, Co-Chief Executive Officer and Executive Vice President - Chief Lending Officer of DCB Bancshares and Damascus Community Bank. Under such agreements, each of Messrs. Carpenter and Lindlaw is entitled to a lump sum cash payment equal to two times the amount of his base salary in effect immediately prior to a change in control (subject to certain limitations as set forth in the agreement) if his employment with Damascus Community Bank is terminated involuntarily without cause, as defined in the agreements, or voluntarily with good reason, as defined in the agreements, in contemplation of or within 12 months after a change in control of Damascus Community Bank. Under such circumstances, each of Messrs. Carpenter and Lindlaw is entitled to continued life and health insurance coverage substantially identical to the coverage maintained for him by Damascus Community Bank prior to the change in control, until the earlier of (i) his death, (ii) his return to employment with Damascus Community Bank or another employer that provides him with similar coverage, or (iii) 18 months after his termination. The merger and the bank merger constitute a change in control for purposes of these agreements.

The following table describes the change in control payment and the value of the continuation of life and health insurance each of Messrs. Lindlaw and Carpenter will be entitled to under his change of control severance agreement upon consummation of the merger and the bank merger, assuming he is not offered employment with Old Line Bank or is offered employment but then such employment is terminated involuntarily without cause or voluntarily with good reasons within 12 months of the merger and the bank merger.

Name	Change in Control Payment Amount	Value of Continued Insurance Coverage (assumes provided for 18 months)
William F. Lindlaw	$369,000	$2,266
Robert J. Carpenter, Jr.	$369,000	$7,826

Indemnification and Insurance

Old Line Bancshares has agreed that for six years and one day after the effective date of the merger, it will indemnify and hold harmless each present and former director and officer of DCB Bancshares or any of its subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement incurred thereafter in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the merger, based or arising out of, or pertaining to the fact that he or she was a director or officer of DCB Bancshares or any of its subsidiaries or is or was serving at the request of DCB Bancshares or any of its subsidiaries as a director, officer, employee, trustee or other agent of any other organization or in any capacity with respect to any employee benefit plan of DCB Bancshares, including any matters arising in connection with or related to the negotiation, execution and performance of the merger agreement or the merger or the bank merger, and will advance expenses to such persons in connection therewith, to the fullest extent to which such officers and directors would have been entitled to indemnification and advancement of expenses under the articles of incorporation and bylaws of DCB Bancshares in effect on February 1, 2017, as though such persons were present or former officers of Old line Bancshares, or were serving at the request of Old Line Bancshares or any of its subsidiaries, or as a director, officer, employee, trustee or other agent of any organization or in any capacity with respect to any employee benefit plan of Old Line Bancshares, as of the effective time of the merger.

Old Line Bancshares has further agreed that for a minimum of six years and one day after the merger’s effective date, Old Line Bancshares will, at its expense, maintain directors’ and officers’ liability insurance for the former directors and officers of DCB Bancshares and its subsidiaries with respect to matters occurring at or prior to the merger’s effective time (a “tail” policy), so long as the policy can be obtained at a cost not in excess of an aggregate of 200% of the current annual premium attributable to the applicable officers’ and directors’ liability insurance coverage in DCB Bancshares’ or Damascus Community Bank’s liability insurance policy(ies) in effect on February 1, 2017. If Old Line Bancshares is unable to purchase the tail policy at a cost not in excess of such amount, Old Line Bancshares will obtain a directors’ and officers’ liability insurance tail policy with the maximum coverage reasonably available for a cost that does not exceed such amount.

Board Positions and Compensation

Upon completion of the merger and the subsequent bank merger, Stephen J. Deadrick and another current director of DCB Bancshares will be elected to the boards of directors of Old Line Bancshares and Old Line Bank and will be entitled to compensation in such capacity on the same basis as other Old Line Bancshares and Old Line Bank directors. Currently, each non-employee director of Old Line Bank, other than the Chairman of the Board and the Vice Chairman of the Board, receive $700 for each attended meeting of the board of directors, $300 for each attended meeting of the loan committee and $400 for each attended meeting of the corporate governance committee, the compensation committee, the audit committee, risk committee, strategic opportunities committee and the asset and liability committee of the board of directors. The Chairs of each of the corporate governance, compensation, risk and audit committees also receive an additional $300 for each attended meeting of their respective committees. If a director attends any of these meetings via teleconference in lieu of in person, the director receives $200 instead of the regular in-person payment. Each non-employee director of Old Line Bank, other than the Chairman of the Board and the Vice Chairman of the Board, also receive an $8,400 quarterly retainer.

Deferred Compensation Plan

Damascus Community Bank maintains a deferred compensation plan, which provides for a lump-sum payment to participants within 60 days of termination of employment other than pursuant to retirement. One executive officer of Damascus Community Bank, Rodney E. Reed, Senior Vice President and Chief Credit Officer, participates in the plan and will receive a lump-sum payment of his deferred compensation if his employment is terminated in connection with the merger.

Support Agreements

As a condition to Old Line Bancshares entering into the merger agreement, all the directors and certain executive officers of DCB Bancshares, who in the aggregate have the power to vote 12.9% of shares outstanding on the record date for DCB Bancshares’ annual meeting, entered into an agreement with Old Line Bancshares, dated as of February 1, 2017, pursuant to which each such director or executive officer agreed to vote all of their shares of DCB Bancshares common stock in favor of the merger agreement and the merger. A form of support agreement is filed as Exhibit 99.2 to Old Line Bancshares’ Current Report on Form 8-K filed on February 1, 2017. See “Where You Can Find More Information.” The support agreements may have the effect of discouraging persons from making a proposal for an acquisition transaction involving DCB Bancshares. The following is a brief summary of the material provisions of the support agreements.

Pursuant to the support agreements, each director and executive officer of DCB Bancshares agreed, among other things:

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To vote, or cause to be voted, at any meeting of DCB Bancshares’ stockholders or other circumstance in which the vote, consent or other approval of stockholders is sought, all of the DCB Bancshares common stock as to which he or she is the record or beneficial owner (a) for approval of the merger and the execution and delivery by DCB Bancshares of the merger agreement, (b) against any superior DCB Bancshares transaction, and (c) against certain other actions or proposals that are intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the merger, the merger agreement or the transactions contemplated by the merger agreement.

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To take all reasonable actions to and assist in the consummation of the merger and the other transactions contemplated by the merger agreement, and to use his or her best efforts to cause DCB Bancshares and its subsidiaries to take the actions set forth in the merger agreement.

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To continue to hold his or her shares of DCB Bancshares common stock until the earlier of the time the merger is effective or the date the DCB stockholders approve the merger agreement.

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Not to exercise his or her appraisal rights.

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Not to take any action that could reasonably be expected to have the effect of preventing or disabling him or her from performing his or her obligations under the support agreement.

Accounting Treatment

The merger will be accounted for using the acquisition method of accounting with Old Line Bancshares treated as the acquirer. Under this method of accounting, DCB Bancshares’ assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) will be recorded by Old Line Bancshares at their respective fair values as of the closing date of the merger and added to those of Old Line Bancshares. Any excess of purchase price over the net fair values of DCB Bancshares’ assets and liabilities will be recorded as goodwill. Financial statements of Old Line Bancshares issued after the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of DCB Bancshares prior to the merger. The results of operations of DCB Bancshares will be included in the results of operations of Old Line Bancshares beginning on the effective date of the merger.

Certain Federal Income Tax Consequences

The closing of the merger is conditioned upon (i) the receipt by Old Line Bancshares of the opinion of Baker, Donelson, counsel to Old Line Bancshares, and (ii) the receipt by DCB Bancshares of the opinion of Gordon Feinblatt, counsel to DCB Bancshares, each dated as of the effective date of the merger, to the effect that:

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The merger constitutes a tax-free reorganization under Section 368(a) of the Internal Revenue Code; and

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Only as to the opinion to be received by DCB Bancshares, any gain realized in the merger will be recognized only to the extent of cash or other property (other than Old Line Bancshares common stock) received in the merger, including cash received in lieu of fractional share interests.

The tax opinions to be delivered in connection with the merger are not binding on the IRS or the courts, and neither DCB Bancshares nor Old Line Bancshares intends to request a ruling from the IRS with respect to the United States federal income tax consequences of the merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the facts, representations or assumptions upon which the opinions are based is inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected.

The following discussion describes the anticipated material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of DCB Bancshares common stock. This discussion addresses only those holders that hold their DCB Bancshares common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code and does not address all the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

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financial institutions;

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insurance companies;

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individual retirement and other tax-deferred accounts;

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persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

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persons eligible for tax treaty benefits;

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entities treated as partnerships or other flow-through entities for U.S. federal income tax purposes;

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foreign corporations, foreign partnerships and other foreign entities;

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tax-exempt organizations;

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dealers in securities;

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persons whose functional currency is not the U.S. dollar;

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traders in securities that elect to use a mark-to-market method of accounting;

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persons who are not citizens or residents of the United States;

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persons that hold DCB Bancshares common stock as part of a straddle, hedge, constructive sale or conversion transaction; and

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U.S. holders who acquired their shares of DCB Bancshares common stock through the exercise of an employee stock option or otherwise as compensation.

The following is based upon the Internal Revenue Code, its legislative history, United States Department of the Treasury regulations promulgated pursuant to the Internal Revenue Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement/prospectus, and all of which are subject to change, possibly with retroactive effect, and to differing interpretations. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to U.S. federal income tax, are not addressed in this proxy statement/prospectus.

Holders of DCB Bancshares common stock should consult with their own tax advisers as to the U.S. federal income tax consequences of the merger as well as the effect of state, local, foreign and other tax laws and of proposed changes to applicable tax laws, in light of their particular circumstances.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of DCB Bancshares common stock that is:

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a U.S. citizen or resident, as determined for federal income tax purposes;

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a corporation, or entity taxable as a corporation, created or organized in or under the laws of the United States; or

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otherwise subject to U.S. federal income tax on a net income basis.

The U.S. federal income tax consequences of a partner in a partnership holding DCB Bancshares common stock generally will depend on the status of the partner and the activities of the partnership. We recommend that partners in such a partnership consult their own tax advisers.

Tax Consequences of the Merger Generally

As a result of the merger qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the following material U.S. federal income tax consequences will result:

Receipt of Old Line Bancshares Common Stock. No gain or loss will be recognized by a DCB Bancshares stockholder with respect to their receipt of shares of Old Line Bancshares common stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for his or her shares of DCB Bancshares common stock. The tax basis of the shares of Old Line Bancshares common stock received by a DCB Bancshares stockholder in such exchange will be equal (except for the basis attributable to any fractional shares of Old Line Bancshares common stock, as discussed below) to the basis of the DCB Bancshares common stock surrendered in exchange for the Old Line Bancshares common stock. The holding period of the Old Line Bancshares common stock received will include the holding period of shares of DCB Bancshares common stock surrendered in exchange for the Old Line Bancshares common stock, provided that such shares were held as capital assets of the DCB Bancshares stockholder at the effective time of the merger.

Cash in Lieu of Fractional Shares. A DCB Bancshares stockholder who holds DCB Bancshares common stock as a capital asset and who receives, in exchange for such stock, shares of Old Line Bancshares common stock and cash in lieu of a fractional share interest in Old Line Bancshares common stock will be treated as having received such cash in full payment for such fractional share of stock and as capital gain or loss.

Tax Treatment of the Entities. No gain or loss will be recognized by Old Line Bancshares or DCB Bancshares as a result of the merger.
Reporting Requirements

DCB Bancshares stockholders will be required to retain records pertaining to the merger. Certain DCB Bancshares stockholders are subject to certain reporting requirements with respect to the merger. In particular, such stockholders will be required to attach a statement to their tax returns for the year of the merger that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the stockholder’s adjusted tax basis in its DCB Bancshares common stock and other information regarding the merger. DCB Bancshares stockholders are urged to consult with their tax advisers with respect to these and other reporting requirements applicable to the merger.

THE PRECEDING DISCUSSION IS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. DCB BANCSHARES STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING, BUT NOT LIMITED TO, TAX RETURN REPORTING REQUIREMENTS), AS WELL AS THE EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND ANY PROPOSED CHANGES TO APPLICABLE TAX LAWS.

Restrictions on Sales of Shares by Certain Affiliates

The shares of Old Line Bancshares common stock to be issued in the merger will be freely transferable under the Securities Act, except for shares issued to any stockholder who is an “affiliate” of Old Line Bancshares as defined by Rule 144 under the Securities Act. Affiliates consist of individuals or entities that control, are controlled by or are under common control with Old Line Bancshares, and include the executive officers and directors of Old Line Bancshares and may include significant stockholders of Old Line Bancshares following the merger.

Stock Exchange Listing

Following the merger, the shares of Old Line Bancshares common stock will continue to trade on the NASDAQ Capital Market under the symbol “OLBK.”

Appraisal Rights

Under Sections 3-201 through 3-213 of the MGCL, DCB Bancshares stockholders have the right to object to the merger and to demand and receive “fair value” of their shares of DCB Bancshares common stock, determined as of the date of the meeting at which the merger is approved, without reference to any appreciation or depreciation in value resulting from the merger or its proposal. These rights are also known as appraisal rights.

Holders of Old Line Bancshares common stock do not have the right to exercise appraisal rights in connection with the merger.

Sections 3-201 through 3-213 of the MGCL, which set forth the procedures a stockholder requesting payment for his, her or its shares must follow, are reprinted in their entirety as Annex C to this proxy statement/prospectus. The following discussion is not a complete statement of the law relating to appraisal rights under Sections 3-201 through 3-213 of the MGCL. This discussion and Annex C should be reviewed carefully by any DCB Bancshares stockholder who wishes to exercise appraisal rights or who wishes to preserve the right to do so, as failure to strictly comply with the procedures set forth in Sections 3-201 through 3-213 of the MGCL will result in the loss of appraisal rights.

General Requirements. Sections 3-201 through 3-213 of the MGCL generally require the following:

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Written Objection to the Proposed Transaction. DCB Bancshares stockholders who desire to exercise their appraisal rights must file with DCB Bancshares, at or before the DCB Bancshares annual meeting to vote on the merger agreement and the merger, a written objection to the proposed transaction. A vote against the merger agreement and the merger will not satisfy such objection requirement. The written objection should be delivered or addressed to DCB Bancshares, Inc., 26500 Ridge Road, Damascus, Maryland 20872, Attention: Robert L. Carpenter, Jr., Co-Chief Executive Officer and Executive Vice President - Chief Financial Officer.

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Refrain From Voting For or Consenting to the Merger Proposal. If you wish to exercise your appraisal rights, you must not vote in favor of the proposal to approve the merger agreement and the merger. If you return a properly executed proxy that does not instruct the proxy holder to vote against or to abstain on the proposal to approve the merger agreement and the merger, or otherwise vote in favor of the merger agreement and the merger, your appraisal rights will terminate, even if you previously filed a written notice of intent to demand payment. You do not have to vote against the merger in order to preserve your appraisal rights.

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Written Demand for Payment. Within 20 days after acceptance of the articles of merger by the Maryland State Department of Assessments and Taxation, you must make a written demand on Old Line Bancshares for payment of your stock that states the number and class of shares for which payment is demanded. All written demands for payment of the fair value of DCB Bancshares common stock should be delivered or addressed to Old Line Bancshares, Inc., 1525 Pointer Ridge Place, Bowie, Maryland 20716, Attention: Mark A. Semanie.

An objection to the merger, demand for payment of the fair value and a petition for appraisal, discussed below, must be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates. Therefore, if your DCB Bancshares common stock is owned of record in a fiduciary capacity, such as by a broker, trustee, guardian or custodian, execution of the demand should be made in that capacity.

Old Line Bancshares Written Notice. Under Section 3-207 of the MGCL, Old Line Bancshares, as the successor to DCB Bancshares, will promptly notify each objecting stockholder in writing of the date the articles of merger were accepted for record by the Maryland State Department of Assessments and Taxation. Old Line Bancshares may also send a written offer to pay the objecting holders of DCB Bancshares common stock what it considers to be the fair value of the stock. If Old Line Bancshares chooses to do this, it will provide each objecting stockholder of DCB Bancshares with: (i) a balance sheet as of a date not more than six months before the date of the offer; (ii) a profit and loss statement for the 12 months ending on the date of that balance sheet; and (iii) any other information Old Line Bancshares considers pertinent.

Any stockholder who files a notice of objection, but fails to file a written demand for the payment of fair value in a timely manner, will be bound by the vote of the DCB Bancshares stockholders and will not be entitled to receive payment in cash as an objecting stockholder.

If you demand payment for your DCB Bancshares common stock, you have no right to the Old Line Bancshares common stock into which your DCB Bancshares common stock would be converted after the merger is approved, except the payment of fair value. If you demand payment for your DCB Bancshares common stock, your rights as a DCB Bancshares stockholder will be restored if the demand for payment is withdrawn, a petition of appraisal is not filed within the time required, a court determines that you are not entitled to relief, or the merger is abandoned or rescinded. A demand for payment may be withdrawn only with DCB Bancshares’ consent.

Petition for Appraisal. Within 50 days after the date the articles of merger are accepted by the Maryland State Department of Assessments and Taxation, Old Line Bancshares or any holder of DCB Bancshares common stock who has complied with the statutory requirements summarized above may file a petition with a court of equity in Prince George’s County, Maryland, for an appraisal to determine the fair value of DCB Bancshares common stock (an “appraisal”). Old Line Bancshares is not obligated to, and has no present intention to, file a petition with respect to an appraisal of the fair value of DCB Bancshares common stock. Accordingly, it is the obligation of objecting holders of DCB Bancshares common stock to initiate all necessary action to perfect their appraisal rights within the time period prescribed by Section 3-208 of the MGCL.

If a petition for an appraisal is timely filed, after a hearing on the petition, the court will determine the holders of DCB Bancshares common stock that are entitled to appraisal rights and will appoint three disinterested appraisers to determine the fair value of the DCB Bancshares common stock on terms and conditions the court considers proper. Within 60 days after appointment (or such longer period as the court may direct), the appraisers will file with the court and mail to each party to the proceeding their report stating their conclusion as to the fair value of the stock. Within 15 days after the filing of this report, any party may object to such report and request a hearing. The court shall, upon motion of any party, enter an order confirming, modifying or rejecting such report and, if confirmed or modified, enter judgment directing the time within which payment for the fair value shall be made by Old Line Bancshares. If the appraisers’ report is rejected, the court may determine the fair value of the stock of the objecting stockholders or may remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding shall include interest from the date of the DCB Bancshares stockholders’ vote on the merger. The cost of the appraisal proceedings, including compensation and expenses of the appraisers, will be Old Line Bancshares’ responsibility, except that all or any part of the expenses may be assessed against any and all of the objecting stockholders to whom an offer to pay for common stock has been made, if the court finds the failure to accept the offer was arbitrary and vexatious or not in good faith. Costs of the proceedings will not include fees and expenses of counsel. Costs of the proceedings may include fees and expenses of experts only if Old Line Bancshares did not make an offer of payment for your common stock or if the value of the common stock as determined in the appraisal proceeding materially exceeds the amount offered by Old Line Bancshares. The court’s judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity.

Fair Value. You should be aware that the fair value of your DCB Bancshares common stock as determined under Sections 3-201 through 3-213 of the MGCL could be more than, the same as or less than the value of the Old Line Bancshares stock you would receive in the merger if you did not seek appraisal of your DCB Bancshares common stock. You should further be aware that, if you have duly demanded the payment of the fair value of your DCB Bancshares common stock in compliance with Section 3-203 of the MGCL, you will not, after making such demand, be entitled to vote the DCB Bancshares common stock subject to the demand for any purpose or be entitled to, with respect to such shares of stock, the payment of dividends or other distributions payable to holders of record on a record date occurring after the close of business on the date the stockholders approved the merger agreement and the merger. Fair value may not include any appreciation or depreciation that directly or indirectly results from the transaction objected to or from its proposal.

If you fail to comply strictly with these procedures you will lose your appraisal rights. Consequently, if you wish to exercise your appraisal rights, we strongly urge you to consult a legal advisor before attempting to exercise your appraisal rights.

DCB BANCSHARES – INFORMATION ABOUT DIRECTORS TO BE ELECTED TO OLD LINE BANCSHARES’ BOARD OF DIRECTORS

As discussed elsewhere in this proxy statement/prospectus, the merger agreement provides that Stephen J. Deadrick and one other current director of DCB Bancshares on which DCB Bancshares and Old Line Bancshares agree will be elected to the board of directors of Old Line Bancshares at the effective time of the Merger (the “Continuing Directors”). The parties have not yet selected the second director of DCB Bancshares that will be elected to serve on the boards of Old Line Bancshares and Old Line Bank following the merger. The following discussion provides certain information about Mr. Deadrick and will be amended at a later date to provide additional information about each of the Continuing Directors and set forth the specific experience, qualifications, other attributes and skills of each Continuing Director that led to the decision by the DCB Bancshares’ board of directors that he or she should serve as a director of DCB Bancshares.

Stephen J. Deadrick, CLU, CIC, age 63, has owned Day, Deadrick, & Marshall, Inc., an independent insurance agency that employs 20 people in Beltsville, Maryland, since 1991. Mr. Deadrick has worked in the insurance industry as an independent agent for 39 years. Mr. Deadrick also owns DDM Real Estate Ventures, LLC. In 1999, Mr. Deadrick was elected to the board of directors of Damascus Community Bank. He was elected to serve as Chairman of the Personnel/Compensation Committee in 2003, where he continued to serve in that position until 2015 when he was elected to be Chairman of the Board. In 2016, he was elected to serve as Chairman of the Board of DCB Bancshares. Mr. Deadrick also serves as Chairman of the board’s Governance Committee and serves on the board’s Workforce and Risk Committees. Mr. Deadrick is currently a member of the Board of Trustees of Damascus Community Church.

Director Compensation

The following table provides information about the compensation earned during 2016 by the Continuing Directors. Neither DCB Bancshares nor Damascus Community Bank has granted equity-based compensation to directors.

Director Compensation
Name	Fees earned or paid in cash ($)	All other compensation ($)	Total ($)
Stephen J. Deadrick	20,725	-	20,725
[___________]		-

Although directors serve as directors of both DCB Bancshares and Damascus Community Bank, they are compensated only for their service to Damascus Community Bank. Director compensation is set by the entire board of directors of Damascus Community Bank, based upon the recommendation of the board’s Workforce Committee. In evaluating director compensation, the board of directors considers the legal responsibilities that directors owe to Damascus Community Bank in connection with their service on the board and/or a committee of the board, and the risks to the directors associated with their service, and reviews the fees and benefits paid to directors of similar institutions in and around Damascus Community Bank’s market areas.

For 2016, each director of Damascus Community Bank received an annual cash compensation of $13,000, paid in equal monthly installments, and, for each committee meeting attended, a cash meeting fee of (i) $100 for the first hour or partial hour of the meeting, paid in 15 minutes increments, and (ii) $25 for each subsequent hour or partial hour.

Certain Relationships and Related Person Transactions

The following paragraphs discuss related party transactions that occurred thus far in 2017 and during 2016 and 2015 and related party transactions that are contemplated during the remainder of 2017 (other than compensation paid or awarded to DCB Bancshares’ directors and executive officers). For this purpose, the term “related party transaction” is generally defined as any transaction (or series of related transactions) in which (i) DCB Bancshares or any of its subsidiaries is a participant, (ii) the amount involved exceeds the lesser of (a) $120,000 or (b) 1.0% of DCB Bancshares’ average total assets at year-end for the last two completed fiscal years, and (iii) any director, director nominee or executive officer of DCB Bancshares or any person who beneficially owns more than 5% of the outstanding shares of DCB Bancshares’ common stock (and the immediate family members and affiliates of the foregoing) has a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to DCB Bancshares and its subsidiaries.

DCB Bancshares, through Damascus Community Bank, had banking transactions in the ordinary course of its business with DCB Bancshares’ directors, executive officers and immediate family members and affiliates of the foregoing. All of these transactions were substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with persons unrelated to DCB Bancshares and its subsidiaries. When made, the extensions of credit to these persons by Damascus Community Bank did not involve more than the normal risk of collectability or present other unfavorable features.

DCB Bancshares and Damascus Community Bank have policies and procedures in place to help ensure that they comply with the legal requirements applicable to related party transactions. Among other things, the board of directors of Damascus Community Bank (i) has adopted a policy under which credit transactions with directors, executive officers and/or their respective related interests are reviewed to ensure compliance with Regulation O, and (ii) complies with Section 5-512 of the Financial Institutions Article of the Annotated Code of Maryland, which limits, and requires periodic review and approval of, extensions of credit to directors and executive officers.

There have been no transactions between Old Line Bancshares or Old Line Bank and Mr. Deadrick.

Director Independence

Old Line Bancshares’ board of directors has determined that each of the Continuing Directors is an “independent director” as that term is defined by Rule 4200(a)(15) of the NASDAQ Stock Market Rules. In determining director independence, the board considered Damascus Community Bank’s purchase of health, life and disability insurance in 2015 and 2016 from insurance companies for which Mr. Deadrick’s insurance agency acts as an agent.

COMPARISON OF STOCKHOLDER RIGHTS

Upon completion of the merger, stockholders of DCB Bancshares will become stockholders of Old Line Bancshares. Accordingly, their rights as stockholders will be governed by Old Line Bancshares’ articles of incorporation and bylaws, as well as by the MGCL. Certain differences in the rights of stockholders arise from differences between Old Line Bancshares’ and DCB Bancshares’ articles of incorporation and bylaws.

The following is a summary of material differences in the rights of Old Line Bancshares stockholders and DCB Bancshares stockholders. This discussion is not a complete statement of all differences affecting the rights of stockholders. We qualify this discussion in its entirety by reference to the MGCL and the respective articles of incorporation and bylaws of Old Line Bancshares and DCB Bancshares.

Capitalization

DCB Bancshares. The authorized capital stock of DCB Bancshares consists of 5,000,000 shares of common stock, $0.01 par value per share.

Old Line Bancshares. The authorized capital stock of Old Line Bancshares consists of:

●
25,000,000 shares of common stock, $0.01 par value per share; and

●
1,000,000 shares of preferred stock, $0.01 par value per share.

Voting Rights Generally

DCB Bancshares. DCB Bancshares’ bylaws provide that holders of its common stock are entitled to one vote for each share of common stock held. Holders of common stock do not have cumulative voting rights in the election of directors.

Old Line Bancshares. Old Line Bancshares’ articles of incorporation provide that holders of its common stock have the right to one vote for each share of common stock held. Holders of common stock do not have cumulative voting rights.

Old Line Bancshares’ articles of incorporation provide that any “business combination” involving the company, including: (i) a merger or consolidation with an “interested stockholder;” (ii) the sale, lease, license, exchange, mortgage, pledge, transfer or other disposition of any asset exceeding 10% of the company’s assets to any one or more interested stockholders; (iii) the issuance by Old Line Bancshares or any subsidiary of any securities to any “interested stockholder” having an aggregate fair market value equal to or greater than 10% of the combined assets of Old Line Bancshares and its subsidiaries, except pursuant to an employee benefit plan; (iv) reclassifications, recapitalizations, mergers or consolidations that increase the amount of Old Line Bancshares securities owned by an interested stockholder; and (v) the adoption of any plan of liquidation or dissolution, must be approved by the holders of at least 80% of the outstanding voting power, unless approved by a majority of the disinterested directors or the transaction complies with certain price and procedural requirements set forth in the articles of incorporation.

In addition, Old Line Bancshares’ articles of incorporation provide that the sale, lease or exchange of all or substantially all of its assets or a merger or consolidation of Old Line Bancshares with or into another corporation requires the approval of holders of only a majority of the shares of each class of its stock outstanding and entitled to vote if such transaction is approved by a majority of the board of directors. Without such a charter provision, the MGCL provides that the required vote for such transactions is two-thirds of each class of stock outstanding and entitled to vote.

Evaluation of Business Combinations

DCB Bancshares. DCB Bancshares’ articles of incorporation provide that, when considering a potential acquisition of control of DCB Bancshares, its board of directors may consider the effect of such potential acquisition of control on (i) its stockholders, employees, suppliers, customers and creditors, and (ii) the communities in which its offices or other establishments are located.

Old Line Bancshares. Neither Old Line Bancshares’ articles of incorporation or bylaws contain any similar provisions regarding the evaluation of potential acquisitions of control.

Board of Directors

The MGCL provides that a Maryland corporation’s board of directors must consist of at least one director.

DCB Bancshares. DCB Bancshares’ articles of incorporation set the initial number of its directors at ten, and provide that thereafter the number of directors shall be as set forth in its bylaws. DCB Bancshares’ bylaws provide that the number of its directors shall be not less than five nor more than ten, with the exact number to be set from time to time by a majority of its board of directors. DCB Bancshares’ directors are elected each year at its annual meeting of stockholders. DCB Bancshares currently has nine directors.

Pursuant to DCB Bancshares’ bylaws, its directors are elected by majority of all votes cast at a meeting of stockholders.

Under DCB Bancshares’ bylaws, its board of directors has the authority to fill vacancies that occur on the board by majority vote of the remaining directors. Pursuant to its bylaws, the stockholders of DCB Bancshares may remove a director for any or no reason at an annual meeting of stockholders called for such purpose.

DCB Bancshares’ bylaws require any director who attains or will attain the age of 70 before its next annual meeting to submit a letter of resignation to its board of directors by the November 30th preceding such annual meeting. The board of directors may accept or reject such resignation, but rejection requires a two-thirds vote of the members of the board. If the letter of resignation is rejected, the resignation process must be repeated in each subsequent year.

Old Line Bancshares. Old Line Bancshares’ articles of incorporation and bylaws provide that its board of directors must be between five and 25 members, with the board having the power to set the number of directors within those limits. Pursuant to the bylaws, the directors are divided into three classes, as even in number as possible, with the terms of the classes scheduled to expire in successive years. At each annual meeting, Old Line Bancshares’ stockholders elect the members of a single class of directors who are elected to three-year terms. Directors are elected by a plurality of the votes cast. Old Line Bancshares currently has 15 directors.

Under Old Line Bancshares’ articles of incorporation, its board of directors has the authority to fill vacancies that occur on the board, including vacancies caused by an increase in the number of directors, subject to the rights of holders of any preferred stock then outstanding. Pursuant to Old Line Bancshares’ articles of incorporation, directors may be removed only for cause and only by the affirmative vote of holders of at least 80% of the outstanding shares entitled to vote in the election of directors, and only after reasonable notice and opportunity for the director to be heard before the body proposing to remove the director.

Neither Old Line Bancshares’ articles of incorporation or bylaws provide for an age at which directors must retire or offer to resign from the board of directors.

Nominations of Directors; Proposal of New Business

DCB Bancshares. DCB Bancshares’ articles of incorporation provide that nominations for the election of directors and any proposals for new business to be taken up at an annual or annual meeting of stockholders may be made by the board of directors or a stockholder. In order for a stockholder to bring business before an annual meeting, the stockholder must give notice in writing to the President or Secretary of DCB Bancshares and such notice must be delivered, or mailed and received at DCB Bancshares’ principal executive offices, not less than 90 days prior to the anniversary date of the previous year’s annual meeting. Such notice must set forth (i) a brief description of the proposal and the reasons for considering such proposal at the meeting, (ii) the name and address of the stockholder making the proposal and the class and number of shares of DCB Bancshares owned by such stockholder, and (iii) any material interest of such stockholder in such proposal.

A stockholder nomination of a director must be made in writing and delivered to DCB Bancshares’ Secretary or President. With respect to nominations at an annual meeting, the written notice must be delivered at least 90 days prior to the anniversary date of the previous annual meeting. Each notice of nomination must contain certain information about the identity and educational and business background of the proposed nominee, a certification that the nominee has not been convicted of a felony, a signed acceptance by the nominee, and a signed representation by the nominee to timely provide any other information reasonably requested by DCB Bancshares for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors.

Old Line Bancshares. Old Line Bancshares’ bylaws provide that the board of directors or any stockholder of record (at the time of giving the required notice) entitled to vote for the election of directors may make nominations for the election of directors.

Other than the existing board of directors, stockholders of Old Line Bancshares must make their nominations for director or proposals for an annual meeting in writing to Old Line Bancshares’ Secretary. Nominations and proposals must be submitted not less than 60 nor more than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders, provided that if the date of the annual meeting is more than 30 days before or 60 days after such anniversary date or no proxy statement was delivered in connection with the previous year’s annual meeting, the notice must be delivered no later than 70 days before the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting is made. Notices of nominations must contain certain information regarding the identity, background and stock ownership of the proposed nominee and the identity and stock ownership of the person making the nomination. Notices of other proposals must contain a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, and certain information about the proposing stockholder including stock holdings in Old Line Bancshares and any material interest of the stockholder in such business.

Amendments to the Articles of Incorporation

DCB Bancshares. Under the MGCL, amendments to DCB Bancshares’ articles of incorporation require the approval of its board of directors and holders of two-thirds of all votes eligible to be cast on the matter.

Old Line Bancshares. Old Line Bancshares’ articles of incorporation generally may be amended by affirmative vote of a majority of the board of directors and the holders of at least two-thirds of the total votes eligible to be cast on the matter, provided that amendments to Article FOURTH with respect to the election and removal of directors and article SEVENTH with respect to the vote required for certain business combinations require the approval of 80% of the total voting power of the company entitled to vote in the election of directors.

Amendments to Bylaws

DCB Bancshares. DCB Bancshares’ board of directors may alter, amend and repeal the bylaws by a vote of two-thirds of the board. Stockholders generally do not have the right to amend the bylaws.

Old Line Bancshares. In general, Old Line Bancshares’ board of directors has the power to alter, amend or repair its bylaws by a majority vote of the board. Stockholders generally do not have the right to amend the bylaws.

Limited Liability

DCB Bancshares. DCB Bancshares’ articles of incorporation provide that its directors and officers are not personally liable to DCB Bancshares or its stockholders for money damages except:

●
To the extent it is proved that such director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received;

●
To the extent that a judgment or other final adjudication adverse to director or officer is entered in a proceeding based on a finding in the proceeding that such director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or

●
As otherwise expressly prohibited by federal or Maryland law.

Old Line Bancshares. Old Line Bancshares’ articles of incorporation provide that its officers and directors are not personally liable to Old Line Bancshares or its stockholders for monetary damages for breach of their fiduciary duties, provided that such provision does not eliminate or limit personal liability of an officer or director:

●
To the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received;

●
To the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or

●
In an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order requiring affirmative action by an individual or individuals in the form of payments to the company.

Indemnification

DCB Bancshares. DCB Bancshares’ bylaws provide that it will indemnify its present and former directors and officers, whether serving or having served DCB Bancshares or at its request any other entity, to the full extent permissible under Maryland law, including the advancement of expenses.

The MGCL currently provides that a Maryland corporation may not indemnify a director or officer if it is established that:

●
The act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

●
The director or officer actually received an improper benefit in money, property or services;

●
In the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful; or

●
In the case of a proceeding by or in the right of the company, the director or officer is adjudged to be liable to the company, unless the court in which the suit was brought determines that indemnification is nevertheless proper, in which case indemnification is limited to expenses.

Old Line Bancshares. Old Line Bancshares’ articles of incorporation provide that, to the fullest extent under the MGCL, it will indemnify its past, present and future directors and officers against all expenses, liability and losses reasonably incurred or suffered by such person in connection with any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such officer or director is a party or threatened to be made a party, by reason of his having been an officer or director of the company or, at the company’s request, any other entity, provided, however, that the company will indemnify any such person in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors, except for a proceeding to enforce such person’s right to indemnification or advancement of expenses.

Its articles of incorporation provide that Old Line Bancshares cannot indemnify any officer, director or employee against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil monetary penalties or requiring affirmative action by an individual or individuals in the form of payments to the company.

The articles of incorporation also provide for the right to advancement of expenses in connection with the indemnification rights set forth above, provided such officer or director undertakes to reimburse such amounts if it is determined by a court that such person is not entitled to indemnification and advancement of expenses. The articles of incorporation also permit Old Line Bancshares to indemnify any employee or agent to the same extent as provided for officers and directors.

Special Stockholders’ Meetings

DCB Bancshares. Annual meetings of DCB Bancshares’ stockholders may be called at any time by its president, a vice president or a majority of its board of directors, and shall be called by its president, a vice president, its secretary or any director upon the written request of the holders of at least than 25% of the shares then outstanding and entitled to vote on the business to be transacted at such meeting; such request must state the purpose or purposes of the meeting.

Old Line Bancshares. Annual meetings of Old Line Bancshares’ stockholders may be called at any time by its board of directors or the chairperson of the board of directors, and must be called by the Secretary of the company upon the written application of one or more stockholders entitled to vote and who hold at least one-fifth of Old Line Bancshares’ capital stock entitled to vote at such meeting.

Appraisal Rights

DCB Bancshares. DCB Bancshares’ articles of incorporation reserves its right to amend the articles of incorporation so that such amendment may alter the contract rights of any outstanding stock, and that any objecting stockholder whose rights are adversely affected thereby will not be entitled to demand and receive payment of the fair value of his stock. Otherwise, under the MGCL DCB Bancshares stockholders are generally entitled to dissent from, and demand payment of the fair value of their shares in connection with, a merger, consolidation, share exchange, asset transfer or business combination that substantially adversely alters the stockholder’s rights, as described in more detail under “The Merger Agreement and the Merger – Appraisal Rights.”

Old Line Bancshares. Because Old Line Bancshares’ common stock is listed on the NASDAQ Stock Market, Old Line Bancshares’ stockholders generally do not have appraisal or dissenters rights in connection with extraordinary transactions or otherwise. There are some exceptions, however, such as for a merger, consolidation or share exchange in which the holders would receive something besides stock, depositary receipts, cash in lieu of fractional shares or any combination thereof, or if the company’s directors and executive officers owned 5% or more of the company’s outstanding voting stock any time in the past year.

EXPERTS

The consolidated financial statements of Old Line Bancshares, Inc. appearing in its Annual Report on Form 10-K as of December 31, 2016, and for the three year period ended December 31, 2016, and the effectiveness of its internal control over financial reporting as of December 31, 2016, have been audited by Dixon Hughes Goodman LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Old Line Bancshares common stock to be issued in the merger and certain other legal matters relating to the merger are being passed upon for Old Line Bancshares by the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Baltimore, Maryland.

Certain legal matters relating to the merger are being passed upon for DCB Bancshares by the law firm of Gordon Feinblatt LLC, Baltimore, Maryland.

Baker, Donelson and Gordon Feinblatt will deliver opinions to Old Line Bancshares and DCB Bancshares, respectively, as to certain federal income tax consequences of the merger.

ELECTION OF DCB BANCSHARES DIRECTORS (Proposal 3)

The number of persons who shall serve on the DCB Bancshares board of directors is currently set at ten. At the annual meeting, DCB Bancshares’ stockholders will be asked to elect the ten directors nominees named below to serve on the board of directors of DCB Bancshares until the 2018 annual meeting of stockholders and until their successors have been elected and qualified. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein.

The names of the director nominees are:

Donald W. Burdette	Robert L. Carpenter, Jr.

James R. Clifford, Sr.	George C. Cramer

Stephen J. Deadrick	William F. Lindlaw

Bernard L. Moxley, Jr.	Gary L. Smith, Sr.

John E. Tregoning	William F. Willard, Sr.

Each of the nominees other than Messrs. Carpenter and Lindlaw is an incumbent director and was elected by stockholders at the 2016 annual meeting. One director vacancy exists on account of Mr. Kincaid’s resignation, and Theresa J. Tomasini is not standing for reelection at this year’s annual meeting. The DCB Bancshares board of directors nominated Messrs. Carpenter and Lindlaw to replace Mr. Kincaid and Ms. Tomasini.

Notwithstanding their election at the annual meeting, the terms of all DCB Bancshares directors will end upon the effective time of the merger, although Messrs. Deadrick and another current director of DCB Bancshares will join the board of directors of Old Line Bancshares and Old Line Bank at such time, as discussed above.

The board of directors of DCB Bancshares recommends that stockholders vote “FOR” each of the nominees named above

Members of the board of directors and certain executive officers of DCB Bancshares having the power to vote or direct the voting of approximately 208,683 shares of DCB Bancshares common stock, or approximately 12.9% of the shares of DCB Bancshares common stock outstanding as of the record date for the annual meeting, have indicated their intention to vote “FOR” each of the nominees named above.

OTHER MATTERS

As of the date of this document, the DCB Bancshares board of directors does not know of any matters that will be presented for consideration at its annual meeting other than as described in this document. If any other matter shall properly come before the DCB Bancshares annual meeting or any adjournment or postponement thereof, however, and shall be voted upon, the proposed proxies will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of annual meeting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows Old Line Bancshares to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document. The documents that are incorporated by reference contain important information about Old Line Bancshares and you should read this document together with any other documents incorporated by reference in this document.

This document incorporates by reference the following documents that have previously been filed with the SEC by Old Line Bancshares (File No. 001-33037):

●
Annual Report on Form 10-K for the year ended December 31, 2016;
●
Those portions of Old Line Bancshares’ Definitive Proxy Statement deemed incorporated into Old Line Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2016;
●
Current Reports on Form 8-K filed on February 1, 2017 (as amended, other than the portions of such Form 8-K not deemed to be filed) and February 27, 2017; and
●
The description of Old Line Bancshares’ common stock contained in its Registration Statement on Form 10-SB originally filed on July 16, 2003 and amended on August 25, 2003 and September 11, 2003.

In addition, Old Line Bancshares is incorporating by reference any documents it may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this proxy statement/prospectus is a part and prior to effectiveness of the registration statement and (ii) after the effectiveness of such registration statement and prior to the date of the DCB Bancshares annual meeting of stockholders, provided, however, that Old Line Bancshares is not incorporating by reference any information furnished (but not filed), except as otherwise specified herein.

WHERE YOU CAN FIND MORE INFORMATION

Old Line Bancshares files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet Web site that contains reports, proxy and information statements, and other information that issuers file with the SEC at http://www.sec.gov, and Old Line Bancshares SEC filings may be accessed there as well. Further, Old Line Bancshares makes available, free of charge through its website, www.oldlinebank.com ,its reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, as soon as reasonably practicable after such reports are filed with or furnished to the SEC.

Old Line Bancshares has filed a registration statement on Form S-4 to register with the SEC the shares of Old Line Bancshares common stock that DCB Bancshares stockholders will receive in the merger. This proxy statement/prospectus is part of the registration statement of Old Line Bancshares on Form S-4 and is a prospectus of Old Line Bancshares and a proxy statement of DCB Bancshares for the DCB Bancshares annual meeting.

Neither Old Line Bancshares nor DCB Bancshares has authorized anyone to give any information or make any representation about the merger or the annual meeting that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that are incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in our affairs since the date of this proxy statement/prospectus. The information contained in this proxy statement/prospectus with respect to Old Line Bancshares was provided by Old Line Bancshares, and the information contained in this proxy statement/prospectus with respect to DCB Bancshares was provided by DCB Bancshares. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

ANNEX A

AGREEMENT AND PLAN OF MERGER

By and between

OLD LINE BANCSHARES, INC.

And

DCB BANCSHARES, INC.

Dated as of February 1, 2017

Section 4.17	Information to be Supplied.	51
Section 4.18	Related Party Transactions.	52
Section 4.19	Loans.	52
Section 4.20	Allowance for Loan Losses.	52
Section 4.21	Community Reinvestment Act.	53
Section 4.22	Securities Activities of Employees.	53
Section 4.23	Books and Records.	53
Section 4.24	Investment Securities.	54
Section 4.25	Reorganization.	54
Section 4.26	Fairness Opinion.	54
Section 4.27	Materials Provided to Stockholders.	54
Section 4.28	Absence of Undisclosed Liabilities.	54
Section 4.29	Anti-Money Laundering, OFAC and Information Security.	55
Section 4.30	Intellectual Property.	55
Section 4.31	Disclosure.	56
Section 4.32	Business.	56
ARTICLE V. COVENANTS OF THE PARTIES 55		56
Section 5.1	Conduct of DCB’s Business.	56
Section 5.2	Conduct of OLB’s Business.	59
Section 5.3	Access; Confidentiality.	59
Section 5.4	Regulatory Matters.	60
Section 5.5	Taking of Necessary Actions.	60
Section 5.6	Duty to Advise; Duty to Update of Disclosure Schedules.	60
Section 5.7	Other Undertakings by OLB and DCB.	61
Section 5.8	Accuracy of the Registration Statement.	66
ARTICLE VI. CONDITIONS		67
Section 6.1	Conditions to DCB’s Obligations under this Agreement.	67
Section 6.2	Conditions to OLB’s Obligations under this Agreement.	60
ARTICLE VII. TERMINATION		70
Section 7.1	Termination.	70
Section 7.2	Effect of Termination.	72
ARTICLE VIII. MISCELLANEOUS 71		72
Section 8.1	Expenses and Other Fees.	72
Section 8.2	Non-Survival.	73
Section 8.3	Amendment, Extension and Waiver.	73
Section 8.4	Entire Agreement.	74
Section 8.5	Binding Agreement.	74
Section 8.6	Notices.	74
Section 8.7	Disclosure Schedules.	75

Section 8.8	Tax Disclosure.	75
Section 8.9	No Assignment.	75
Section 8.10	Captions; Interpretation.	75
Section 8.11	Counterparts; Electronic Signatures.	76
Section 8.12	Severability.	76
Section 8.13	Governing Law; Venue; No Jury Trial.	76
Section 8.14	Time of Essence.	76

Exhibit A – List of Stockholders to Execute Support Agreements
Exhibit B – Support Agreement
Exhibit C – Bank Merger Agreement
Exhibit D – Spreadsheet
Exhibit E – Damascus Community Bank Employee Change in Control Plan

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”), dated as of February 1, 2017, is made by and between Old Line Bancshares, Inc., a Maryland corporation (“OLB”), and DCB Bancshares, Inc., a Maryland corporation (“DCB”).

BACKGROUND

1.
DCB owns directly all of the outstanding capital stock of Damascus Community Bank, a Maryland-chartered commercial bank (“Damascus”).

2.
OLB owns directly all of the outstanding capital stock of Old Line Bank, a trust company with commercial banking powers chartered under the laws of the State of Maryland (“Old Line”).

3.
OLB and DCB desire for DCB to merge with and into OLB, with OLB surviving the Merger, in accordance with the applicable laws of the State of Maryland and this Agreement.

4.
As an additional condition and inducement to OLB to enter into this Agreement, each of the individuals listed on Exhibit A has executed a Support Agreement in the form attached as Exhibit B.

5.
Each of the parties, by signing this Agreement, adopts it as a plan of reorganization as defined in IRC Section 368(a) and intends the Merger to be a reorganization as defined in IRC Section 368(a).

6.
OLB and DCB desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated hereby and governing the transactions contemplated herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties, intending to be legally bound hereby, agree as follows:

ARTICLE I.
GENERAL

Section 1.1 Background.

The Background information is a substantive part of this Agreement and is incorporated herein and made a part hereof by reference.

Section 1.2 Definitions.

As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

Acquisition Proposal means a bona fide written proposal by a Person other than OLB for: (a) a merger or consolidation of, a share exchange involving, or an acquisition of 50% or more of the assets or liabilities of, DCB or any DCB Subsidiary, or any other business combination involving DCB or any DCB Subsidiary, in a single transaction or series of related transactions; or (b) a transaction that involves the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership of or to vote securities representing, 10% or more of the then outstanding shares of DCB Common Stock or the then outstanding equity securities of any DCB Subsidiary.

Affiliate means, with respect to any Entity, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Entity and, without limiting the generality of the foregoing, includes any executive officer, director, manager or Person who beneficially owns more than ten percent of the equity or voting securities of the Entity.

AFTAP means adjusted funding target attainment percentage.

Agreement means this Agreement and Plan of Merger, including the exhibits and schedules hereto and any amendment or supplement hereto.

Application means an application for regulatory approval that is required to consummate the Contemplated Transactions.

Article III Standard has the meaning given to the term in Article III of this Agreement.

Article IV Standard has the meaning given to the term in Article IV of this Agreement.

Articles of Merger means the articles of merger to be executed by OLB and DCB and filed with SDAT in accordance with the MGCL.

Average NASDAQ Bank Stock Index Value For The Price Determination Period has the meaning given to the term in Section 7.1(j) of this Agreement.

Average Price has the meaning given to the term in Section 2.1(b) of this Agreement.

Bank Certificates has the meaning given to the term in Section 2.5(e) of this Agreement.

Bank Merger has the meaning given to the term in Section 1.6 of this Agreement.

Bank Merger Agreement has the meaning given to the term in Section 1.6 of this Agreement.

BHC Act means the Bank Holding Company Act of 1956, as amended.

Burdensome Condition has the meaning given to the term in Section 5.4(a) of this Agreement.

Business Day(s) means any day or days other than (i) Saturday, (ii) Sunday or (iii) a day on which Damascus or Old Line is authorized or obligated by applicable law or executive order to close.

Calculation Date has the meaning given to the term in Section 2.2(a) of this Agreement.

Cause means: (a) any act or failure to act that constitutes fraud, incompetence, willful misconduct, dishonesty, breach of fiduciary duty, intentional failure to adequately perform his or her duties as an officer or employee of the employer, or violation of any Law (other than a traffic violation or similar offense) or any final regulatory order or agreement with the employer; (b) the conviction of the employee of a felony or crime involving moral turpitude; (c) the employee’s entering into any employment or similar relationship with a Person other than DCB or a DCB Subsidiary; (d) the employee’s diversion of any business opportunity from employer (other than on behalf of employer or with the prior written consent of employer’s board of directors); or (e) conduct by employee that results in removal or suspension of employee as an officer or employee of employer pursuant to a written order by any Regulatory Authority with authority or jurisdiction over employer.

CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601, et seq.

CFPB means the Consumer Financial Protection Bureau.

CIC Agreement has the meaning given to the term in Section 5.7(c)(ii)(C) of this Agreement.

CIC Payment has the meaning given to the term in Section 5.7(c)(ii)(C) of this Agreement.

Closing has the meaning given to the term in Section 1.3(a) of this Agreement.

Closing Date has the meaning given to the term in Section 1.3(a) of this Agreement.

Closing Market Price has the meaning given to the term in Section 7.1(j) of this Agreement.

Commercial Law Article has the meaning given the term in Section 3.23(b) of this Agreement.

Commissioner means the Maryland Office of the Commissioner of Financial Regulation.

Confidentiality Agreement means that certain Confidentiality Agreement, dated as of November 3, 2016, by and between OLB and DCB.

Contemplated Transactions means all of the transactions contemplated by this Agreement, including the (a) Merger, (b) Bank Merger, and (c) performance by OLB and DCB of their respective covenants and obligations under this Agreement.

CRA has the meaning given to the term in Section 3.22 of this Agreement.

Credit Extension means any loan, lease, advance, credit facility, credit enhancement, guarantee, commitment, line of credit or letter of credit.

Damascus has the meaning given to the term in the Background section of this Agreement.

DCB has the meaning given to the term in the Background section of this Agreement.

DCB Benefit Plans means all employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of DCB or any other Entity that, together with DCB, is treated as a single employer under IRC Sections 414(b), (c), (m) or (o).

DCB Certificate means a certificate that immediately prior to the Effective Time represents issued and outstanding shares of DCB Common Stock.

DCB Common Stock has the meaning given to the term in Section 3.2(a) of this Agreement.

DCB Common Stockholder is any holder of record of DCB Common Stock immediately prior to the Effective Time.

DCB Common Stockholders’ Meeting means the meeting of the holders of DCB Common Stock to consider and vote on the Agreement and the Merger, and any postponement or adjournment thereof.

DCB Companies means DCB, Damascus and any other DCB Subsidiary, collectively.

DCB Disclosure Schedule means, collectively, the disclosure schedules delivered by DCB to OLB at or prior to the execution and delivery of this Agreement, as may be updated pursuant to Section 5.6 of this Agreement.

DCB Employee has the meaning given to the term in Section 5.7(c)(ii)(A) of this Agreement.

DCB ERISA Affiliate means any Entity that, together with DCB, is treated as a single employer under IRC Sections 414(b), (c), (m) or (o).

DCB Financials means (a) the consolidated balance sheets of DCB at December 31, 2015 and 2014 and the consolidated statements of income, statements of stockholders’ equity and consolidated statements of cash flows for DCB for the years ended December 31, 2015, 2014 and 2013, and the notes thereto, as audited by Smith Elliott Kearns & Company, LLC, (b) the unaudited interim financial statements of DCB and the notes thereto for the calendar quarter ending September 30, 2016, (c) the consolidated balance sheet of DCB at December 31, 2016 and 2015 and the consolidated statements of income, statements of stockholders’ equity and consolidated statements of cash flows for DCB for the years ended December 31 2016, 2015 and 2014, and the notes thereto, as audited by Smith Elliott Kearns & Company, LLC, and to be delivered within 120 days of December 31, 2016, (d) the unaudited consolidated financial statements of DCB and the notes thereto for each calendar quarter commencing with the calendar quarter ending March 31, 2107, to be delivered within 45 days after the end of the respective quarter, (e) unaudited, internally-prepared consolidated financial statements for each of October 31, 2016, November 30, 2016 and December 31, 2016, and (f) unaudited, internally-prepared consolidated financial statements for each month commencing with the month ended January 31, 2017, to be delivered within 20 days after the end of the respective month (the financial statements described in items (e) and (f) are collectively referred to herein as the “Internal DCB Financials”).

DCB Governing Documents has the meaning given to the term in Section 3.1(f) of this Agreement.

DCB Intellectual Property has the meaning given to the term in Section 3.17 of this Agreement.

DCB IT Assets has the meaning given to the term in Section 3.17 of this Agreement.

DCB Nominees has the meaning given to the term in Section 1.3(d) of this Agreement.

DCB Real Property has the meaning given to the term in Section 3.15(a) of this Agreement.

DCB Regulatory Agreement has the meaning given to the term in Section 3.11(e)(iii) of this Agreement.

DCB Returns has the meaning given to the term in Section 3.7(e) of this Agreement.

DCB Subsidiaries means the subsidiaries of DCB and Damascus as set forth in DCB Disclosure Schedule 3.1(d).

DCB Tangible Equity has the meaning given to the term in Section2.1(a) of this Agreement.

DCB Taxes has the meaning given to the term in Section 3.7(e) of this Agreement.

DCB Termination Fee has the meaning given to the term in Section 8.1(b) of this Agreement.

Effective Date means the date that includes the Effective Time, which shall be as soon as practicable after the Closing Date.

Effective Time means the time at which the Articles of Merger are filed with SDAT and become effective in accordance with the MGCL.

Entity means any corporation, limited liability company, partnership, sole proprietorship, trust, joint venture, or other form of organization.

Environmental Assessment means an environmental assessment that is consistent with ASTM 1527-05 or 40 C.F.R. Part 312 and that may include an assessment of the (a) presence of hazardous, toxic, radioactive, or dangerous materials or other materials regulated under Environmental Laws, or (b) presence, amount, physical condition and location of asbestos-containing materials and lead-based paint or an assessment of indoor environmental issues.

Environmental Laws means any applicable federal, state or local Law, statute, ordinance, rule, regulation, code, license, permit, authorization, common law, agency requirement, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (a) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), health and safety as it relates to Hazardous Materials or natural resource damages, (b) the use, presence, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or threatened release or disposal of Hazardous Materials, and/or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to Hazardous Materials. Environmental Laws include without limitation: (i) CERCLA; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001, et seq; the Safe Drinking Water Act, 42 U.S.C. §300f, et seq; and all comparable state and local Laws; and (ii) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Hazardous Materials.

ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Agent means American Stock Transfer & Trust Company, or such other agent as shall be designated by OLB to act as the exchange agent for purposes of conducting the exchange procedure described in Section 2.5 of this Agreement.

Exchange Fund has the meaning given to the term in Section 2.5(a) of this Agreement.

Exchange Ratio has the meaning given to the term in Section 2.1(b) of this Agreement.

FDIC means the Federal Deposit Insurance Corporation.

FHA means the Federal Housing Administration.

FHLB means the Federal Home Loan Bank of Atlanta.

FRB means the Board of Governors of the Federal Reserve System.

GAAP means U.S. generally accepted accounting principles.

Hazardous Materials means: (a) any petroleum or petroleum products, natural gas, or natural gas products, radioactive materials, asbestos, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls (PCBs), and radon gas; (b) any chemicals, materials, waste or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any Environmental Laws; and (c) any other chemical, material, waste or substance that is in any way regulated for the protection of human health or environment by any Regulatory Authorities, including mixtures thereof with other materials, and including any regulated building materials such as asbestos and lead.

Indemnified Parties has the meaning given to the term in Section 5.7(c)(iv) of this Agreement.

Indemnifying Party has the meaning given to the term in Section 5.7(c)(iv) of this Agreement.

Index Ratio has the meaning given to the term in Section 7.1(j) of this Agreement.

Insured Persons has the meaning given to the term in Section 5.7(c)(vi) of this Agreement.

Internal DCB Financials has the meaning given to the term in the definition of “DCB Financials” set forth in this Section 1.2.

IRC means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

IRS means the Internal Revenue Service.

Knowledge of DCB means the actual knowledge of DCB’s and Damascus’ Chairman of the Board of Directors, Chief Executive Officer, Executive Vice President and Chief Lending Officer, Executive Vice President and Chief Financial Officer, Chief Credit Officer and, with respect to Section 3.13 only, Damascus’ Vice President – Human Resources, or, if no individual is named to any of such positions, the individual or individuals who perform a similar function for DCB or Damascus, as applicable, and includes any facts, matters or circumstances set forth in any written notice or other correspondence from any Regulatory Authority or any other written notice received by that Person.

Knowledge of OLB means the actual knowledge of OLB’s Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, and Old Line’s Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Credit Officer and Chief Lending Officer and, with respect to Section 4.13 only, OLB’s and Old Line’s Director of Human Resources, or, if no individual is named to any of such positions, the individual or individuals who perform a similar function for OLB or Old Line, as applicable, and includes any facts, matters or circumstances set forth in any written notice or other correspondence from any Regulatory Authority or any other written notice received by that Person.

Law means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, codes, and rules of common law, in each case as amended to date, and any and all judicial and administrative interpretations thereof, any judicial and administrative orders, decrees, judgments, injunctions and writs, any and all policies and directives (including, without limitation, any directive relating to minimum capital levels) issued by any Regulatory Authority, and any and all written legally permissible waivers or exceptions granted by any Regulatory Authorities with respect to compliance with any of the foregoing.

Letter of Transmittal has the meaning given to the term in Section 2.5(b) of this Agreement.

Liens means all liens, pledges, charges, security interests, mortgages, claims, or other encumbrances of any kind.

Material Adverse Effect means, with respect to OLB or DCB, respectively, any effect change, circumstance, development or occurrence that individually, or taken in the aggregate together with all other effects, changes, circumstances, developments or occurrences, that (a) is or is reasonably likely to be material and adverse to the financial condition, results of operations or business of OLB and the OLB Subsidiaries taken as a whole, or DCB and the DCB Subsidiaries taken as a whole, respectively, or (b) materially impairs the ability of either OLB, on the one hand, or DCB, on the other hand, to perform its obligations under this Agreement or otherwise materially threatens or materially impedes or delays the consummation of the Contemplated Transactions, other than, in each case, any change, circumstance, development, occurrence or effect relating to (i) any change in the value of the respective loan or investment portfolios of the OLB Companies or the DCB Companies resulting from a change in interest rates generally, (ii) any change occurring after the date hereof in any Law or interpretations thereof by Regulatory Authorities or in GAAP or applicable regulatory accounting principles, which change affects banking institutions generally, including any change affecting the Deposit Insurance Fund, (iii) changes in general economic (except in the context of determining a Material Adverse Effect for purposes of asset quality), capital market (except in the context of determining a Material Adverse Effect for purposes of asset quality), legal, regulatory or political conditions affecting banking institutions generally, (iv) the effects of compliance with this Agreement on the operating performance of OLB or DCB, as the case may be, including the reasonable expenses incurred in connection with this Agreement and the Contemplated Transactions, (v) actions or omissions of a party (or any of its Subsidiaries) taken pursuant to the terms of this Agreement in contemplation of the Contemplated Transactions, (vi) any effect with respect to a party hereto caused, in whole or in substantial part, by the other party, (vii) any change resulting from any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, (viii) the impact of the Agreement and the Contemplated Transactions on relationships with customers or employees (including the loss of personnel subsequent to the date of this Agreement), and (ix) the public disclosure of this Agreement or the Contemplated Transactions; except, in any such case, to the extent any such change, effect, development, occurrence or circumstance has or would have a disproportionate effect on the business of DCB or OLB, as the case may be, relative to other similarly-situated Entities.

Maximum Premium has the meaning given to the term in Section 5.7(c)(vi) of this Agreement.

Merger has the meaning given to the term in Section 1.3(b)(v) of this Agreement.

Merger Consideration has the meaning given to the term in Section 2.1(b) of this Agreement.

MGCL means the Maryland General Corporation Law, as amended.

NASDAQ means the NASDAQ Stock Market LLC.

NASDAQ Bank Index has the meaning given the term in Section 7.1(j) of this Agreement.

Non-Operational Subsidiaries has the meaning given to the term in Section 3.1(g) of this Agreement.

Non-Residential Credit Extension means a Credit Extension other than for an owner-occupied residence.

Notice of Superior Proposal has the meaning given to the term in Section 5.7(a)(ii) of this Agreement.

Objecting DCB Shares means any shares of DCB Common Stock issued and outstanding immediately prior to the Closing Date, the holder of which has not voted in favor of the Merger and who has properly followed the procedures set forth in Section 3-203 of the MGCL.

OLB has the meaning given to the term in the Background section of this Agreement.

OLB Benefit Plans means all employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of OLB or any other Entity that, together with OLB, is treated as a single employer under IRC Sections 414(b), (c), (m) or (o).

OLB Common Stock has the meaning given to the term in Section 4.2(a) of this Agreement.

OLB Companies means OLB, Old Line, and any other OLB Subsidiary, collectively.

OLB Disclosure Schedule means, collectively, the disclosure schedules delivered by OLB to DCB at or prior to the execution and delivery of this Agreement, as may be updated pursuant to Section 5.6 of this Agreement.

OLB ERISA Affiliate means any Entity that, together with OLB, is treated as a single employer under IRC Sections 414(b), (c), (m) or (o).

OLB Financials means (a) the consolidated balance sheets of OLB at December 31, 2015 and 2014 and the consolidated statements of income, statements of comprehensive income, statements of changes in stockholders’ equity and consolidated statements of cash flows for OLB for the years ended December 31, 2015, 2014 and 2013, and the notes thereto, as audited by Dixon Hughes Goodman LLP and as set forth in OLB’s Annual Report on Form 10-K for the year ended December 31, 2015, (b) the consolidated balance sheet of OLB at December 31, 2016 and 2015 and the consolidated statements of income, statements of comprehensive income, statements of changes in stockholders’ equity and consolidated statements of cash flows for OLB for the years ended December 31, 2016, 2015 and 2014, and the notes thereto, as audited by Dixon Hughes Goodman LLP and as will be set forth in OLB’s Annual Report on Form 10-K for the year ended December 31, 2016, to be delivered or made available within 90 days of December 31, 2016, (c) the unaudited interim consolidated financial statements and notes thereto included in OLB’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, and (d) the unaudited interim consolidated financial statements and notes thereto included in OLB’s Quarterly Reports on Form 10-Q for each calendar quarter commencing with the quarter ended March 31, 2017, to be delivered or made available within 45 days after the end of the respective quarter.

OLB Governing Documents has the meaning given to the term in Section 4.1(f) of this Agreement.

OLB Intellectual Property has the meaning given to the term in Section 4.30 of this Agreement.

OLB IT Assets has the meaning given to the term in Section 4.30 of this Agreement.

OLB Preferred Stock has the meaning given to the term in Section 4.2 of this Agreement.

OLB Price Ratio has the meaning given to the term in Section 7.1(j) of this Agreement.

OLB Real Property has the meaning given to the term in Section 4.15(a) of this Agreement.

OLB Regulatory Agreement has the meaning given to the term in Section 4.11(e)(iii) of this Agreement.

OLB Reports has the meaning given to the term in Section 4.11 of this Agreement.

OLB Returns has the meaning given to the term in Section 4.7(c) of this Agreement.

OLB Subsidiaries means the subsidiaries of OLB and Old Line as set forth in OLB Disclosure Schedule 4.1(d).

OLB Taxes has the meaning given to the term in Section 4.7(c) of this Agreement.

OLB Termination Fee has the meaning given to the term in Section 8.1(c) of this Agreement.

Old Line has the meaning given to the term in the Background section of this Agreement.

PBGC has the meaning given to the term in Section 3.13(b) of this Agreement.

Per Share Consideration has the meaning given to the term in Section 2.1(b) of this Agreement.

Per Share Value has the meaning given to the term in Section 2.1(b)(ii) of this Agreement.

Permitted Employees means officers and employees of any of the DCB Companies at the level of Vice President or below.

Person means an individual, an Entity and any Regulatory Authority; provided, however, that if any provision of this Agreement in which the term “person” is used specifies a particular definition of “person” for purpose of that provision, then the term shall have the meaning so defined.

Plan of Reorganization has the meaning given to the term in Section 2.5(e) of this Agreement

Pre-Closing Period means the period commencing on the date of execution of this Agreement through the earlier of (a) the Closing Date, and (b) the date this Agreement is terminated pursuant to Article VII herein.

Price Determination Period has the meaning given to the term in Section 7.1(j) of this Agreement.

Prospectus/Proxy Statement means the prospectus/proxy statement, together with any supplements thereto, to be sent to holders of DCB Common Stock in connection with the Merger and the DCB Common Stockholders’ Meeting.

Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed by OLB with the SEC under the Securities Act with respect to the OLB Common Stock to be issued to the DCB Common Stockholders in connection with the Merger.

Regulatory Authority means any federal, state or local governmental authority, agency or instrumentality, or any self-regulatory organization, including, without limitation, the SEC, the Commissioner, the FRB, the FDIC, NASDAQ, and the respective staffs thereof.

REO means, with respect to the DCB Companies and the OLB Companies, real property that the DCB Companies or the OLB Companies, as the case may be, classify as other real estate owned for financial statement reporting and regulatory purposes.

Replacement Nominee has the meaning given to the term in Section 5.7(c)(i) of this Agreement.

Representatives means, with respect to an Entity, such Entity’s officers, directors, or employees, or any investment bankers, financial advisors, attorneys, accountants, consultants, agents or other representative retained by any of them.

Residential Credit Extension has the meaning given to the term in Section 5.1(aa) of this Agreement.

Retained Employees has the meaning given to the term in Section 5.7(c)(ii)(A) of this Agreement.

Rights means warrants, options, rights, convertible securities, stock appreciation rights, other capital stock equivalents and other arrangements or commitments that obligate an Entity to issue or dispose of any of its capital stock or other ownership interests or that provide for compensation based on the equity appreciation of its securities.

SDAT means the Maryland State Department of Assessments and Taxation.

SEC means the U.S. Securities and Exchange Commission.

SEC Reports has the meaning given to the term in 4.11(c) of this Agreement.

Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Securities Laws means the Securities Act, the Exchange Act, and any applicable state blue sky laws, collectively.

Starting Price has the meaning given to the term in Section 7.1(j) of this Agreement.

Subsidiary means any Entity, 50% or more of the equity or other ownership interest of which is owned, either directly or indirectly, by another Entity, except any Entity the interest in which is held in the ordinary course of the lending or fiduciary activities of a bank.

Superior Proposal has the meaning given to the term in Section 5.7(a)(ii) of this Agreement.

Support Agreement means the Agreement as set forth in Exhibit B hereto to be signed by the persons set forth on Exhibit A hereto.

Tail Policy has the meaning given to the term in Section 5.7(c)(vi) of this Agreement.

Taxing Authority means any federal, state, local or foreign government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

Trading Days means the days on which NASDAQ is open for trading.

Section 1.3 The Merger and Related Transactions.

(a) Closing. Unless the parties hereto agree otherwise, the closing of the Contemplated Transactions (the “Closing”) will take place at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, located at 100 Light Street, Baltimore, Maryland, at a time and date to be reasonably selected by OLB after consultation with DCB and after all conditions to Closing set forth in Article VI of this Agreement (other than the delivery of certificates, opinions, and other instruments and documents to be delivered at the Closing) have been satisfied or waived (the “Closing Date”); provided, however, that any certificate, opinion, instrument or other document to be delivered at the Closing may be delivered electronically. Unless expressly provided otherwise, all certificates, instruments and other documents to be delivered at the Closing shall be dated on or as of the Closing Date. The parties agree to use reasonable efforts to accomplish the Closing on or before July 7, 2017.

(b) The Merger. Subject to the terms and conditions of this Agreement and in accordance with the applicable laws of the State of Maryland, at the Effective Time:

(i) DCB shall merge with and into OLB;

(ii) The separate existence of DCB shall cease;

(iii) OLB shall be the surviving corporation;

(iv) Each share of DCB Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Per Share Consideration as provided in Article II of this Agreement; and

(v) All of the property (real, personal and mixed), rights, powers, duties, obligations and liabilities of DCB shall be taken and deemed to be transferred to and vested in OLB, as the surviving corporation, without further act or deed (the transactions described in the foregoing items (i) through (v) are collectively referred to herein as the “Merger”).

At and after the Effective Time, the Merger shall have the effects set forth in Section 3-114 of the MGCL.

(c) OLB’s Articles of Incorporation and Bylaws. On and after the Effective Time, the articles of incorporation and bylaws of OLB, as in effect immediately prior to the Effective Time, shall automatically be and remain the articles of incorporation and bylaws of OLB, as the surviving corporation in the Merger, until thereafter altered, amended or repealed.

(d) OLB’s and Old Line’s Boards of Directors and Officers.

(i) Subsequent to the date of this Agreement and in accordance with Section 5.7(c)(i), OLB shall take such actions as may be necessary to, as of the Effective Time, elect Stephen J. Deadrick and another individual currently serving on DCB’s Board of directors as the parties mutually agree to at a later date (the “DCB Nominees”) or, if applicable, a Replacement Nominee listed on DCB Disclosure Schedule 1.3(d), to the OLB and Old Line boards of directors.

(ii) At the Effective Time, the officers of OLB duly elected and holding office immediately prior to the Effective Time shall be the officers of OLB, as the surviving corporation in the Merger.

Section 1.4 [Intentionally Omitted].

Section 1.5 Additional Actions.

If, at any time after the Effective Time, OLB shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in OLB its right, title or interest in, to or under any of the rights, properties or assets of DCB or Damascus, or (b) otherwise carry out the purposes of this Agreement, DCB, Damascus and their officers and directors shall be deemed to have granted to OLB and Old Line an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in OLB or Old Line its right, title or interest in, to or under any of the rights, properties or assets of DCB or (ii) otherwise carry out the purposes of this Agreement, and the officers and directors of OLB and Old Line are authorized in the name of DCB, Damascus or otherwise to take any and all such action.

Section 1.6 The Bank Merger.

Subject to the terms and conditions of the Agreement and Plan of Merger attached hereto as Exhibit C (the “Bank Merger Agreement”) and in accordance with Title 3, Subtitle 7 of the Financial Institutions Article of the Annotated Code of Maryland and applicable federal law, immediately after the Merger, Damascus shall be merged with and into Old Line and the separate existence of Damascus shall cease (the “Bank Merger”). Old Line shall be the surviving Entity in the Bank Merger and shall continue its existence as a trust company with commercial banking powers under the laws of the State of Maryland, and as a wholly-owned operating subsidiary of OLB, subject to the provisions of this Section 1.6.

ARTICLE II.
CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

Section 2.1 Merger Consideration.

(a) Calculation of DCB Tangible Equity. Within three Business Days following the date on which the consolidated financial statements of DCB for the year ended December 31, 2016 have been audited and finalized (the “Calculation Date”), DCB shall calculate the “DCB Tangible Equity”, which shall be DCB’s total stockholders’ equity at December 31, 2016 less its intangible assets, if any, at December 31, 2016, as such amounts are set forth in DCB’s audited consolidated balance sheet at the December 31, 2016. Within five Business Days after the Calculation Date, DCB shall provide OLB with its calculation of the DCB Tangible Equity and any supporting documentation necessary for OLB to review such calculation.

(b) Per Share Consideration. Subject to Section 2.3 and Section 2.4 hereof, each share of DCB Common Stock that is issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by reason of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be automatically cancelled, and shall be converted into the right to receive that number of shares of OLB Common Stock (the “Per Share Consideration”) equal to the exchange ratio (the “Exchange Ratio”) calculated in accordance with the following:

(i) The Exchange Ratio shall be the number determined by dividing the Per Share Value (defined below) by the Average Price (defined below), rounded to the nearest ten-thousandth.

(ii) The term “Per Share Value” shall mean the amount determined by (a) multiplying the DCB Tangible Equity by 1.60 and (b) dividing such product by the number of shares of DCB Common Stock that are issued and outstanding immediately prior to the Effective Time.

(iii) The term “Average Price” shall mean the amount equal to the volume weighted average of the closing prices of OLB Common Stock for the ten Trading Days ending two Trading Days prior to the Closing Date; provided, however, that, except as provided in Section 7.1(j) of this Agreement, in no event will the Average Price be less than $20.85 nor greater than the Starting Price.

Example: Assume that the DCB Tangible Equity is $25,332,000, that 1,613,180 shares of DCB Common Stock are issued and outstanding immediately prior to the Effective Time, and the Average Price is $25.09. In such case, the Per Share Value would be $25.13 (i.e., ($25,332,000 x 1.6) / 1,613,180), the Exchange Ratio would be 1.0016 (i.e., $25.13 / $25.09) and, thus, the Per Share Consideration would be 1.0016 shares of OLB Common Stock.

Exhibit D hereto is an example of how the Exchange Ratio and Per Share Consideration could be calculated under various Average Price scenarios. One day prior to the Closing Date, OLB shall provide DCB with its calculation of the Exchange Ratio and any supporting documentation necessary for DCB to review such calculation.

The aggregate Per Share Consideration is sometimes referred to herein as the “Merger Consideration.”

Section 2.2
OLB Common Stock.

Each share of OLB Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding.

Section 2.3
Fractional Shares.

Notwithstanding anything to the contrary contained herein, no fractional shares of OLB Common Stock and no scrip or certificates therefor shall be issued in connection with the Merger, no dividend or distribution with respect to OLB Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of OLB. In lieu of the issuance of any such fractional share, OLB shall pay to each former holder of DCB Common Stock who otherwise would be entitled to receive a fractional share of OLB Common Stock an amount in cash, rounded to the nearest whole cent and without interest, equal to the product of (a) the fraction of a share of OLB Common Stock to which such holder would otherwise have been entitled and (b) the Average Price. For purposes of determining any fractional share interest, all shares of DCB Common Stock owned by a DCB Common Stockholder shall be combined so as to calculate the maximum number of whole shares of OLB Common Stock issuable to such DCB Common Stockholder.

Section 2.4
Objecting DCB Common Stockholders.

(a) The Objecting DCB Shares will not be converted into or represent a right to receive the Merger Consideration under this Agreement, and the holder thereof shall be entitled only to such rights as are granted by Section 3-202 of the MGCL.

(b) If any holder of Objecting DCB Shares shall have failed to comply with Section 3-203 of the MGCL, or shall have effectively withdrawn or lost the right granted thereunder, the Objecting DCB Shares held by such holder shall be converted into a right to receive the Per Share Consideration in accordance with the applicable provisions of this Agreement.

(c) All payments in respect of Objecting DCB Shares, if any, will be made by OLB.

Section 2.5
Exchange Fund; Exchange of DCB Certificates.

(a) Subject to the other provisions of this Article II, on or immediately prior to the Closing Date, OLB shall deposit in trust with or otherwise make available to the Exchange Agent for the benefit of the DCB Common Stockholders, for exchange in accordance with this Agreement, through the Exchange Agent, (i) certificates representing the Merger Consideration and (ii) cash sufficient to pay holders of what would have been fractional shares of OLB Common Stock pursuant to Section 2.3 of this Agreement (such certificates for shares of OLB Common Stock and cash being hereinafter referred to as the “Exchange Fund”).

(b) As a condition to receiving the Per Share Consideration for each share of DCB Common Stock held, each DCB Common Stockholder shall be required to duly execute and deliver to the Exchange Agent a letter of transmittal (each, a “Letter of Transmittal”). As promptly as practicable, but in any event no later than five Business Days following the Effective Time, and provided that DCB has delivered, or caused to be delivered, to the Exchange Agent all information that is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall mail to each holder of record of a DCB Certificate a Letter of Transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the DCB Certificate shall pass, only upon delivery of the DCB Certificate to the Exchange Agent) and instructions for use in effecting the surrender of the DCB Certificates in exchange for the Merger Consideration as provided for in this Agreement. Each DCB Common Stockholder, upon proper surrender of DCB Certificates to the Exchange Agent, accompanied by duly executed Letters of Transmittal, shall be entitled to receive in exchange therefor (i) a certificate representing the number of whole shares of OLB Common Stock to which such DCB Common Stockholder shall have become entitled pursuant to the provisions of Section 2.1, and/or (ii) a check representing the amount of cash in lieu of fractional shares that such holder has the right to receive hereunder. Each DCB Certificate so surrendered shall be cancelled. Until so surrendered, each DCB Certificate will be deemed for all purposes after the Effective Time to represent and evidence solely the right to receive the Merger Consideration to be paid therefor pursuant to this Agreement. Except as required by Law, no interest shall be payable with respect to the cash payable for fractional shares or the cash payable for Objecting Shares. If any DCB Common Stockholder is unable to locate any DCB Certificate(s) to be surrendered for exchange, the Exchange Agent shall deliver the corresponding share of the Merger Consideration to the registered stockholder thereof upon receipt of a lost certificate affidavit and an indemnity agreement in a form acceptable to the Exchange Agent and OLB.

(c) The delivery of the Merger Consideration following the Closing by the Exchange Agent shall be as soon as practicable following the Exchange Agent’s receipt of the applicable DCB Certificate(s) and duly executed Letters of Transmittal.

(d) No dividends or other distributions declared with respect to OLB Common Stock shall be paid to the holder of any unsurrendered DCB Certificate until the holder thereof shall surrender such DCB Certificate(s) in accordance with this Section 2.5. Pending such surrender, any dividend or distribution payable in respect of such shares shall be delivered to the Exchange Agent to be held as part of the Exchange Fund. After the surrender of a DCB Certificate in accordance with this Section 2.5, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of OLB Common Stock represented by such DCB Certificate.

(e) To the extent that shares of DCB Common Stock outstanding immediately prior to the Effective Time are evidenced by one or more certificates representing shares of common stock of Damascus, par value $3.00 per share (“Bank Certificates”), that have not been surrendered pursuant to Section 4(b) of that certain Plan of Reorganization and Share Exchange, dated as of April 27, 2016, by and between DCB and Damascus (the “Plan of Reorganization”), such shares shall be treated as outstanding shares of DCB Common Stock, and the Bank Certificates shall be treated as certificates evidencing shares of DCB Common Stock, for purposes of this Agreement, except that the holders thereof shall be entitled to receive the Per Share Consideration in respect thereof only upon the surrender of the Bank Certificates in accordance with Section 2.5(b). Shares evidenced by Bank Certificates shall in all other respects be subject to the same terms and conditions that apply to shares of DCB Common Stock evidenced by DCB Certificates under this Section 2.5, including, without limitation, Section 2.5(d).

(f) If the Person surrendering a DCB Certificate and signing the accompanying Letter of Transmittal is not the record holder thereof, or if any certificate representing shares of OLB Common Stock is to be issued in a name other than that in which a DCB Certificate surrendered in exchange therefor is registered, it shall be a condition of the payment of the Merger Consideration that: (i) such DCB Certificate is properly endorsed to such Person or is otherwise in the proper form for transfer, in either case signed exactly as the name of the record holder appears on such DCB Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the DCB Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(g) From and after the Effective Time, there shall be no transfers on the stock transfer books of DCB of the shares of DCB Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, DCB Certificates are presented for transfer, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II.

(h) The Exchange Agent will be entitled to deduct and withhold from the cash portion of the Exchange Fund otherwise payable pursuant to this Agreement or the Contemplated Transactions hereby to any holder of DCB Common Stock such amounts as the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the IRC, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the DCB Common Stock in respect of whom such deduction and withholding were made by the Exchange Agent.

(i) Any portion of the Exchange Fund that remains unclaimed by the DCB Common Stockholders for six months after the Effective Time shall be delivered by the Exchange Agent to OLB. Any DCB Common Stockholder who has not theretofore complied with this Section 2.5 shall thereafter be entitled to look only to OLB for payment of the DCB Common Stockholder’s share of the Merger Consideration deliverable in respect of each share of DCB Common Stock such DCB Common Stockholder holds as determined pursuant to this Agreement, without any interest thereon.

(j) No Liability. None of OLB, DCB or the Exchange Agent shall be liable to any Person in respect of any distributions from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any DCB Certificate shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Regulatory Authority), any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of OLB, free and clear of all claims or interest of any Person previously entitled thereto.

Section 2.6
Anti-Dilution Provisions.

In the event OLB changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of OLB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, reverse stock split, stock dividend, reclassification, or similar transaction with respect to the outstanding OLB Common Stock, an appropriate adjustment shall be made to the Exchange Ratio so as to provide the holders of the DCB Common Stock the same economic benefit as contemplated by this Agreement prior to such event; provided that, for the avoidance of doubt, no such adjustment shall be made with regard to the Exchange Ratio if (a) OLB issues additional shares of OLB Common Stock and receives consideration for such shares in a bona fide third party transaction, (b) OLB issues employee or director stock grants or similar equity awards in the ordinary course of business consistent with past practice, or (c) shares of OLB Common Stock are repurchased by or on behalf of OLB.

Section 2.7
Other Matters.

Nothing set forth in this Agreement or any exhibit or schedule to this Agreement shall be construed to:

(a) Preclude any of the OLB Companies from acquiring or assuming, or to limit in any way the right of any of the OLB Companies to acquire or assume, prior to or following the Effective Date, the stock, assets or liabilities of any financial services institution or Entity other than DCB or Damascus, whether for cash or by issuance or exchange of OLB Common Stock or any securities convertible into shares of OLB Common Stock, unless such transaction would result in a Material Adverse Effect on OLB;

(b) Preclude OLB from issuing, or to limit in any way the right of OLB to issue, OLB Common Stock or other securities in a transaction(s) other than the Contemplated Transactions;

(c) Preclude OLB from granting employee, director, or compensatory options at any time with respect to OLB Common Stock or other securities in the ordinary course of business consistent with past practices;

(d) Preclude option holders or equity compensation plan participants of OLB from exercising options at any time with respect to OLB Common Stock or other securities; or

(e) Preclude any of the OLB Companies from taking, or to limit in any way the right of any of them to take, any other action not expressly and specifically prohibited by the terms of this Agreement;

provided, however, that no action taken by OLB pursuant to this Section 2.7 may impair the ability of OLB to perform its obligations under this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF DCB

DCB represents and warrants to OLB, for itself and with respect to and on behalf of each of the DCB Subsidiaries (to the extent applicable), that the statements contained in this Article III (and as reflected on the DCB Disclosure Schedules) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III, except that those representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date); provided, however, that no representation or warranty contained in this Article III shall be deemed untrue or incorrect, and DCB shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article III, has had or is reasonably expected to have a Material Adverse Effect on DCB, disregarding for these purposes (i) any qualification or exception for, or reference to, materiality in any such representation or warranty and (ii) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.6, 3.14, 3.18, 3.27, 3.32 and 3.38, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects (the “Article III Standard”).

DCB has made a good faith effort to ensure that the disclosure on each schedule of the DCB Disclosure Schedules corresponds to the section referenced herein. For purposes of the DCB Disclosure Schedules, however, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.

Section 3.1
Organization.

(a) DCB is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Maryland. DCB is a bank holding company duly registered under the BHC Act. DCB has the full corporate power and lawful authority to carry on its business and operations as now being conducted and to own or lease all of its properties and assets as presently owned or leased. DCB is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect on DCB, and all such licenses, registrations and qualifications are in full force and effect in all material respects. DCB engages in activities and holds properties only of the types permitted to bank holding companies by the BHC Act and the rules and regulations promulgated thereunder.

(b) Damascus is a Maryland-state chartered bank duly organized, validly existing and in good standing under the laws of the State of Maryland. Damascus has the full corporate power and lawful authority to carry on its business and operations as now being conducted and to own or lease all of its properties and assets as presently owned or leased. Damascus is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect on DCB, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

(c) The deposits of Damascus are insured by the FDIC to the extent provided in the Federal Deposit Insurance Act and all premiums and assessments required to be paid in connection therewith have been paid when due.

(d) DCB Disclosure Schedule 3.1(d) contains a complete and accurate list of all DCB Subsidiaries. Each DCB Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its organization and has the full corporate power and lawful authority to carry on its business and operations as now being conducted and to own or lease all of its properties and assets as presently owned or leased. Each DCB Subsidiary is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect on DCB, and all such licenses, registrations and qualifications are in full force and effect in all material respects. Other than shares of capital stock of the DCB Subsidiaries listed on DCB Disclosure Schedule 3.1(d), DCB does not own or control, directly or indirectly, or have the right to acquire directly or indirectly, an equity interest in any Entity.

(e) The respective minute books of DCB and each DCB Subsidiary accurately reflect, in all material respects, all material actions of their respective owners and governing bodies, including committees, in each case in accordance with the ordinary business practice of DCB or the applicable DCB Subsidiary.

(f) Prior to the date of this Agreement, DCB has delivered to OLB true and correct copies of the articles of incorporation and bylaws of DCB, and the charter documents and bylaws, operating agreement and/or other governing instrument of each DCB Subsidiary and each as in effect on the date hereof (collectively, the “DCB Governing Documents”).

(g) DCB Disclosure Schedule 3.1(g) contains a complete and accurate list of all DCB Subsidiaries that are no longer operational or provide any business function for or on behalf of DCB or Damascus (the “Non-Operational Subsidiaries”).

Section 3.2
Capitalization.

(a) The authorized capital stock of DCB consists of 5,000,000 shares of common stock, $0.01 par value per share (“DCB Common Stock”), of which, as of the date of this Agreement, 1,613,180 (which number includes 209,450 shares represented by Bank Certificates) shares are duly authorized, validly issued and outstanding. Except as provided in DCB Disclosure Schedule 3.2(a), as of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of DCB or any DCB Subsidiary having the right to vote on any matters on which stockholders of DCB may vote, nor are any trust preferred or subordinated debt securities of DCB or any DCB Company issued or outstanding. All of the issued and outstanding shares of DCB Common Stock are fully paid and nonassessable, free of preemptive rights, except as may be defined in DCB’s articles of incorporation, and were not issued in violation of the preemptive rights of any Person or in violation of any applicable Laws. Except as set forth in DCB Disclosure Schedule 3.2(a), DCB has not issued nor is DCB or any DCB Subsidiary bound by any subscription, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance of, or right to receive dividends or other distributions on, any shares of DCB Common Stock or any other security of DCB or any securities representing the right to vote, purchase or otherwise receive any shares of DCB Common Stock or any other security of DCB. Accordingly, the only securities of DCB to be outstanding immediately prior to the Effective Time will be 1,613,180 shares of DCB Common Stock.

(b) Except as disclosed in DCB Disclosure Schedule 3.2(b), DCB owns, directly or indirectly, all of the capital stock or other equity ownership interests of the DCB Subsidiaries, free and clear of any Liens, agreements and restrictions of any kind or nature, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

(c) Except as set forth on DCB Disclosure Schedule 3.2(c), to the Knowledge of DCB no person or group is the beneficial owner of five percent or more of the outstanding shares of DCB Common Stock (the terms “person,” “group” and “beneficial owner” are as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder).

(d) DCB does not have a dividend reinvestment plan or any stockholders’ rights plan.

Section 3.3
Authority; No Violation.

(a) DCB has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of all consents, waivers and approvals described in DCB Disclosure Schedule 3.4 and approval of the Agreement and the Merger by the holders of DCB Common Stock as required by DCB’s articles of incorporation and bylaws and the MGCL, to consummate the Contemplated Transactions and to otherwise comply with its obligations under this Agreement. The execution and delivery of this Agreement by DCB and the consummation by DCB of the Contemplated Transactions, up to and including the Merger, have been duly and validly authorized by the board of directors of DCB and, except for approval by the holders of DCB Common Stock as required by DCB’s articles of incorporation and bylaws and the MGCL, no other corporate proceedings on the part of DCB are necessary to consummate the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by DCB and, assuming the due authorization, execution and delivery of this Agreement by OLB, constitutes the valid and binding obligation of DCB, enforceable against DCB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) The execution and delivery of this Agreement by DCB, the consummation of the Contemplated Transactions, and the compliance by DCB with any of the terms or provisions hereof, subject to the receipt of all consents described in DCB Disclosure Schedule 3.4, the approval of this Agreement and the Merger by the holders of DCB Common Stock as required by DCB’s articles of incorporation and bylaws and the MGCL, DCB’s and OLB’s compliance with any conditions contained in this Agreement, and compliance by DCB or any DCB Subsidiary with any of the terms or provisions hereof, do not and will not:

(i) Conflict with or result in a breach of any provision of the DCB Governing Documents;

(ii) Violate any Law applicable to DCB or any DCB Subsidiary or any of their respective properties or assets, except where such violation would not have a Material Adverse Effect; or

(iii) Except as described in DCB Disclosure Schedule 3.3(b) or pursuant to which consent or notification is required as set forth in DCB Disclosure Schedule 3.4, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of, the performance required by, or result in a right of termination or acceleration or the creation of any Lien upon any of the properties or assets of DCB or any DCB Subsidiary under any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which DCB or any DCB Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except where such termination, acceleration or creation would not have a Material Adverse Effect on DCB.

(c) Damascus has all requisite corporate power and authority to execute and deliver the Bank Merger Agreement and, subject to the receipt of all consents described in DCB Disclosure Schedule 3.4, to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by the board of directors of Damascus and, other than the approval of the Bank Merger Agreement by DCB as the sole stockholder of Damascus as required by Law, no further corporate proceedings of Damascus are needed to execute and deliver the Bank Merger Agreement and consummate the transactions contemplated thereby. DCB, as the sole stockholder of Damascus, shall promptly hereafter approve the Bank Merger Agreement, and the Bank Merger Agreement will be duly executed by Damascus on the date of this Agreement. The Bank Merger Agreement has been duly authorized and, upon due authorization, execution and delivery by Damascus, will be a legal, valid and binding agreement of Damascus enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and general equitable principles. At the Closing, all other agreements, documents and instruments to be executed and delivered by Damascus that are referred to in the Bank Merger Agreement, if any, will have been duly executed and delivered by Damascus and, assuming due authorization, execution and delivery by the counterparties thereto, will constitute the legal, valid and binding obligations of Damascus, enforceable against Damascus in accordance with their respective terms and conditions, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and by general equitable principles.

(d) The approval of the Agreement and the Merger by the holders of DCB Common Stock is the only vote of holders of any class of DCB capital stock necessary to adopt and approve this Agreement and the Contemplated Transactions. The affirmative vote of Persons holding at least two-thirds of the issued and outstanding shares of DCB Common Stock as of the record date for the DCB Common Stockholders’ Meeting is required to approve the Agreement and the Merger under the MGCL and DCB’s articles of incorporation and bylaws.

(e) DCB’s board of directors, by resolution duly adopted by the unanimous vote of the entire board of directors at a meeting duly called and held, has (i) determined that this Agreement and the Contemplated Transactions, including the Merger, are advisable and are in the best interests of DCB and its stockholders, (ii) authorized and approved this Agreement and the Contemplated Transactions, (iii) directed that the Agreement and the Merger be submitted for consideration at the DCB Common Stockholders’ Meeting, and (iv) recommended that its stockholders approve this Agreement and the Merger.

Section 3.4
Consents; Regulatory Approvals.

Except as described in Section 3.3(b) of this Agreement and as described in DCB Disclosure Schedule 3.4, no consents, waivers or approvals of, or filings or registrations with, any Regulatory Authorities or other third parties are necessary in connection with the execution and delivery of this Agreement by DCB or the consummation of the Contemplated Transactions by DCB. DCB has no reason to believe that it will not be able to obtain all requisite consents, waivers or approvals from the Regulatory Authorities or any third party in order to consummate the Contemplated Transactions on a timely basis. To the Knowledge of DCB, no fact or circumstance exists, including any possible other transaction pending or under consideration by DCB or any DCB Company, that would (a) reasonably be expected to prevent or delay in any material respect, any filings or registrations with, or consents, waivers or approvals required from, any Regulatory Authority, or (b) cause a Regulatory Authority acting pursuant to applicable Law to seek to prohibit or materially delay consummation of the Contemplated Transactions or impose a Burdensome Condition.

Section 3.5
Financial Statements.

(a) DCB has previously delivered the DCB Financials to OLB, except those pertaining to annual and quarterly periods commencing after September 30, 2016 and monthly periods commencing after December, 31, 2016, which it will deliver by each respective delivery date as required by this Agreement. The delivered DCB Financials fairly present, in all material respects, the consolidated financial position, results of operations, changes in stockholders’ equity and cash flows of DCB as of and for the periods ended on the dates thereof. The delivered DCB Financials comply in all material respects with applicable accounting and regulatory requirements and, other than the Internal DCB Financials, have been prepared in accordance with GAAP consistently applied, except for (i) omission of the notes from the financial statements, applicable to any interim period, and (ii) with respect to any interim period, normal year-end adjustments and notes thereto. Smith Elliott Kearns & Company, LLC has not resigned (or informed DCB that it intends to resign) or been dismissed as independent public accountants of DCB as a result of or in connection with any disagreements with DCB on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) DCB did not, as of the date of the DCB Financials or any subsequent date, have any liabilities, obligations or loss contingencies of any nature, whether absolute, accrued, contingent or otherwise, that are not fully reflected or reserved against in the balance sheets included in the DCB Financials at the date of such balance sheets that would have been required to be reflected therein in accordance with GAAP consistently applied or fully disclosed in a note thereto, except for liabilities, obligations and loss contingencies that are not material in the aggregate and that are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies that are within the subject matter of a specific representation and warranty herein or that have not had a Material Adverse Effect and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of notes thereto.

Section 3.6 No Material Adverse Effect.

Except as disclosed on DCB Disclosure Schedule 3.6, neither DCB nor any DCB Subsidiary has suffered any adverse change in its assets (including loan portfolio), liabilities (whether absolute, accrued, contingent or otherwise), liquidity, net worth, property, financial condition or results of operations, or any damage, destruction or loss, whether or not covered by insurance, since December 31, 2015, that in the aggregate has had or is reasonably likely to have a Material Adverse Effect on the DCB Companies taken as a whole.

Section 3.7
Taxes.

(a) Except as disclosed in DCB Disclosure Schedule 3.7(a), all DCB Returns required by applicable Law to have been filed with any Taxing Authority by, or on behalf of, each of the DCB Companies have been filed on a timely basis in accordance with all applicable Laws, and such DCB Returns are true, complete and correct in all material respects, or requests for extensions to file the DCB Returns have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a Material Adverse Effect on DCB. All DCB Taxes shown to be due and payable on the DCB Returns or on subsequent assessments with respect thereto have been paid in full or adequate reserves have been established in the DCB Financials for the payment of such DCB Taxes, except where any such failure to pay or establish adequate reserves, in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect on the DCB Companies. Each of the DCB Companies has timely withheld and paid over all DCB Taxes required to have been withheld and paid over by it, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no Liens on any of the assets of the DCB Companies with respect to DCB Taxes, other than Liens for DCB Taxes not yet due and payable.

(b) Except as disclosed on DCB Disclosure Schedule 3.7(b), no deficiencies for DCB Taxes have been claimed, proposed or assessed, with notice to any of the DCB Companies, by any taxing or other governmental authority against the DCB Companies that have not been settled, closed or reached a final determination, or that have not been adequately reserved for in the DCB Financials, except for deficiencies that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect on DCB. There are no pending audits relating to any DCB Tax liability of which any of the DCB Companies has received written notice. Except as disclosed on DCB Disclosure Schedule 3.7(b), none of the DCB Companies is a party to any action or proceeding for assessment or collection of DCB Taxes, nor have such events been asserted or, to the Knowledge of DCB, threatened against any of the DCB Companies or any of their assets. No waiver or extension of any statute of limitations relating to DCB Taxes is in effect with respect to the DCB Companies. No power of attorney has been executed by any of the DCB Companies with respect to any DCB Tax matter that is currently in force.

(c) The DCB Companies have disclosed on the federal income tax DCB Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the IRC. None of the DCB Companies has agreed to make, nor is it required to make, any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. None of the property of the DCB Companies is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is “tax-exempt use property” (within the meaning of Section 168(h) of IRC) or “tax-exempt bond financed property” (within the meaning of Section 168(g)(5) of IRC). Except as disclosed on DCB Disclosure Schedule 3.7(c), none of the DCB Companies is a party to any tax sharing agreement or has any continuing obligations under any prior tax sharing agreement. None of the DCB Companies is, or has been, a member of any affiliated group within the meaning of Section 1504(a) of the IRC or any similar group defined under a similar provision of state, local, or non-U.S. law other than a group the common parent of which was DCB.

(d) None of the DCB Companies has been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the IRC (or any similar provision of state, local or foreign law) applied.

(e) As used in this Agreement, the term “DCB Taxes” shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, and other obligations of the same or of a similar nature to any of the foregoing, which any of the DCB Companies is required to pay, withhold or collect. As used in this Agreement, the term “DCB Returns” shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any DCB Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

(f) True and complete copies of the federal income tax returns and any amendments thereto of the DCB Companies as filed with the IRS for the years ended December 31, 2014 and 2015 have been furnished to OLB, and, if the Effective Date is later than the due dates therefor, true and complete copies of the federal income tax returns of the DCB Companies for the years ended on or after December 31, 2016 will be furnished to OLB within five business days of filing.

(g) True and complete copies of the state income tax returns of the DCB Companies as filed with the State of Maryland for the years ended December 31, 2014 and 2015 have been furnished to OLB, and, if the Effective Date is later than the due dates therefor, true and complete copies of the state income tax returns of the DCB Companies for the years ended on or after December 31, 2016 will be furnished to OLB within five business days of filing.

Section 3.8
Contracts; Certain Changes.

(a) Except as described in DCB Disclosure Schedule 3.8(a), 3.11, 3.13(a), or 3.15(a), neither DCB nor any DCB Subsidiary is a party to or subject to:

(i) Any employment, consulting, severance, “change-in-control,” indemnification or termination contract or arrangement with or for any officer, director, employee, independent contractor, agent or other Person;

(ii) Any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing, or similar arrangements for or with any officer, director, employee, independent contractor, agent, or other Person;

(iii) Except as provided in the DCB Governing Documents, any agreement that provides for the indemnification of any of its present or former directors, officers or employees, or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of DCB and, to the Knowledge of DCB, there are no claims for which any such person would be entitled to indemnification under DCB Governing Documents, under any applicable Law or under any indemnification agreement;

(iv) Any collective bargaining agreement with any labor union relating to its employees;

(v) Any agreement that by its terms limits its payment of dividends;

(vi) Any material instrument (A) evidencing or relating to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which it is an obligor to any Person, other than deposits, FHLB advances, repurchase agreements, bankers’ acceptances and “treasury tax and loan” accounts established in the ordinary course of business, and transactions in “federal funds,” or (B) that contains financial covenants or other restrictions, other than those relating to the payment of principal and interest when due, that would be applicable on or after the Effective Time;

(vii) Any contract, other than this Agreement, that restricts or prohibits it from engaging in any type of business permissible under applicable Law;

(viii) Any contract, plan or arrangement that provides for payments or benefits in certain circumstances that, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the IRC;

(ix) Any contract involving Intellectual Property (other than contracts entered into in the ordinary course with customers and off-the-shelf, “shrink wrap” or force placed software licenses);

(x) Any lease for real property;

(xi) Any contract or arrangement with any broker-dealer or investment adviser;

(xii) Any investment advisory contract with any investment company registered under the Investment Company Act of 1940;

(xiii) Any contract or arrangement with, or membership in, any local clearing house or self-regulatory organization;

(xiv) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of its business (it being understood that any non-compete, non-solicitation or similar provision shall be deemed material);

(xv) any agreement that grants any right of first refusal, right of first offer or similar right with respect to any of its material assets, rights or properties;

(xvi) Any contract in which it has liability or would incur a contract termination fee of over $50,000; or

(xvii) Any contract or arrangement not disclosed pursuant to the other items of this paragraph (a) that would constitute a “material contract” as defined in Item 601(b)(10) of Regulation S-K of the SEC.

(b) True and correct copies of the contracts, plans, arrangements and instruments listed in DCB Disclosure Schedule 3.8(a), 3.11, 3.13(a), or 3.15(a) have been made available to OLB on or before the date hereof and are in full force and effect on the date hereof. None of the DCB Companies nor, to the Knowledge of DCB, any other party to any such contract, plan, arrangement or instrument, has breached any provision of, or is in default under any term of, any such contract, plan, arrangement or instrument and no party to any such contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions thereof as a result of the Contemplated Transactions, except where such breach, default or termination is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(c) Except as described in DCB Disclosure Schedule 3.8(c), since December 31, 2015, through and including the date of this Agreement, none of the DCB Companies has (i) made any material change in its credit policies or procedures, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (ii) made any material acquisition or disposition of any assets or properties, or entered into any contract for any such acquisition or disposition, other than loans, loan commitments and the disposition of REO in the ordinary course of business consistent with past practice, (iii) entered into any lease of real or personal property requiring annual payments in excess of $50,000, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice, or (iv) changed any accounting methods, principles or practices affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy.

(d) Except as disclosed on DCB Disclosure Schedule 3.8(d), neither DCB nor any of the DCB Subsidiaries has issued, or is obligated under, any letter of credit that is not fully secured.

Section 3.9
Ownership of Personal Property; Insurance Coverage.

(a) Except as disclosed on DCB Disclosure Schedule 3.9(a), each of the DCB Companies has good and marketable title to all material assets and properties owned by it in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the DCB Financials or acquired subsequent thereto, subject to no Liens, except:

(i) Those items that secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB, inter-bank credit facilities or reverse repurchase agreements and that are described in DCB Disclosure Schedule 3.9(a) or permitted under Article V hereof;

(ii) Mechanics liens and similar liens for labor, materials, services or supplies provided for such property and incurred in the ordinary course of business for amounts not yet delinquent or that are being contested in good faith;

(iii) Statutory Liens for amounts not yet delinquent or that are being contested in good faith;

(iv) Liens for current DCB Taxes not yet due and payable;

(v) Pledges to secure deposits and other Liens incurred in the ordinary course of the business of banking;

(vi) Liens, imperfections of title, easements and other defects of title that are not reasonably likely to have a Material Adverse Effect;

(vii) With respect to personal property reflected in the balance sheets contained in the DCB Financials, (A) dispositions and encumbrances for adequate consideration in the ordinary course of business since the date of such balance sheets and/or (B) dispositions of obsolete personal property since the date of such balance sheets;

(viii) Those items that are reflected as liabilities in the DCB Financials; and

(ix) Items of personal property that are held in any fiduciary or agency capacity.

(b) With respect to material items of real and personal property that are used in the conduct of its business and leased from other Persons, each of the DCB Companies has the right under valid and existing leases to use such real and personal property in all material respects as presently occupied and used.

(c) With respect to all agreements pursuant to which any of the DCB Companies has purchased securities subject to an agreement to resell, if any, it has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

(d) Each of the DCB Companies currently maintains insurance with reputable insurers against such risks and in such amounts as the management of DCB has determined to be prudent for such DCB Company’s operations, and, to the Knowledge of DCB, such insurance is similar in scope and coverage in all material respects to insurance maintained by other similarly-situated businesses. Each of DCB and each DCB Subsidiary is in compliance with its insurance policies, is not in default under any of the terms thereof and has made accurate statements on any insurance renewal application. Each such policy is in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of DCB and the DCB Subsidiaries, DCB or the relevant DCB Subsidiary is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in a due and timely fashion.

(e) None of the DCB Companies has received notice from any insurance carrier that:

(i) The insurance will be cancelled or that coverage thereunder will be reduced or eliminated; or

(ii) Premium costs with respect to such insurance will be substantially increased, except as set forth in DCB Disclosure Schedule 3.9(f).

(f) There are presently no material claims pending under such policies of insurance and none of the DCB Companies has received any notices under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years, each of the DCB Companies has received each type of insurance coverage for which it has applied and during such periods it has not been denied indemnification for any material claims submitted under any of its insurance policies. DCB Disclosure Schedule 3.9(f) identifies all policies of insurance maintained by the DCB Companies as well as the other matters required to be disclosed under Section 3.9(e)(ii) and this Section 3.9(f).

Section 3.10
Litigation and Other Proceedings.

Except as described in DCB Disclosure Schedule 3.10, there are no legal, quasi-judicial, administrative, suit, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any kind or nature now pending or, to the Knowledge of DCB, threatened, before any court, administrative, regulatory, arbitration or similar body in any manner against any of the DCB Companies or any of their properties, and to the Knowledge of DCB there are no facts that reasonably could be expected to be the basis for any such suit, arbitration, other proceeding, claim, action, investigation or inquiry. To the Knowledge of DCB, no pending or threatened suit, arbitration proceeding claim, action, investigation or inquiry described in DCB Disclosure Schedule 3.10 could reasonably be expected to (a) have a Material Adverse Effect, (b) question the validity of any action taken or to be taken in connection with this Agreement or the Contemplated Transactions, or (c) materially impair or delay the ability of the DCB Companies to perform their obligations under this Agreement. Except as described in DCB Disclosure Schedule 3.10, none of the DCB Companies is in default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator or Regulatory Authority.

Section 3.11
Compliance with Applicable Law.

Except as disclosed on DCB Disclosure Schedule 3.11:

(a) Each of the DCB Companies conducts its business in compliance with all Laws applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees conducting such business, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b) Each of the DCB Companies has all material permits, licenses, authorizations, orders and approvals of all Regulatory Authorities that are required in order to permit it to own or lease its properties and carry on its business as it is presently conducted; all such permits, licenses, authorizations, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is, to the Knowledge of DCB, threatened, and to the Knowledge of DCB no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the Contemplated Transactions, subject to obtaining the receipt of all requisite approvals or consents from the Regulatory Authorities in order to consummate the Contemplated Transactions. None of the DCB Companies have been given notice or been charged with any violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Regulatory Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(c) Since January 1, 2011, each of the DCB Companies has timely filed all reports, forms, schedules, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that it was required by Law to file with any Regulatory Authority, and has paid all fees and assessments due and payable in connection therewith, and each of such filings complied in all material respects with all Laws under which it was filed (or was amended so as to be in compliance promptly following discovery of such noncompliance) and, to the extent such filings contain financial information, have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such filing, except to the extent failure to timely file would not, individually or in the aggregate, be expected to have a Material Adverse Effect; none of the DCB Companies is required to file periodic reports pursuant to Sections 13 or 15(d) of the Exchange Act;

(d) No Regulatory Authority has initiated any proceeding or, to the Knowledge of DCB, investigation into the business or operations of the DCB Companies that has not been resolved;

(e) Since January 1, 2014, none of the DCB Companies has received any notification or communication from any Regulatory Authority:

(i) Asserting that it is not in substantial compliance with any Law that such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

(ii) Threatening to revoke any license, franchise, permit or governmental authorization that is material to it; or

(iii) Requiring or threatening to require it, or indicating that it may be required, to enter into a cease and desist order, consent agreement, other agreement or memorandum of understanding, or any other agreement directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner its operations, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this Section 3.11(e)(iii) and addressed specifically to a DCB Company herein referred to as a “DCB Regulatory Agreement”);

(f) None of the DCB Companies has received, consented to or entered into any DCB Regulatory Agreement that is currently in effect, nor has any DCB Company been advised since January 1, 2013 by any Regulatory Authority that it is considering issuing, initiating, ordering or requesting any DCB Regulatory Agreement that has not already been issued, initiated, ordered or requested;

(g) There is no injunction, order, award, judgment, settlement, decree or regulatory restriction imposed upon or entered into by any of the DCB Companies or upon any of their assets; and

(h) Since January 1, 2013, (i) none of the DCB Companies nor, to the Knowledge of DCB, any director, officer, employee, auditor, accountant or other Representative of DCB or any DCB Subsidiary, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding its accounting or auditing practices, procedures, methodologies or methods or its internal accounting controls, including any material complaint, allegation, assertion or claim that it has engaged in questionable accounting or auditing practices, and (ii) no attorney representing it, whether or not employed by it, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by it or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any director or officer.

Section 3.12
Labor Matters.

There are no labor or collective bargaining agreements to which any of the DCB Companies is a party. There is no union organizing effort pending or, to the Knowledge of DCB, threatened, against any of the DCB Companies. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of DCB, threatened, against any of the DCB Companies. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or, to the Knowledge of DCB, threatened, involving employees of any of the DCB Companies. No arbitration or proceeding asserting that any of the DCB Companies has committed an unfair labor practice (within the meaning of the National Labor Relations Act of 1935) or seeking to compel any of the DCB Companies to bargain with any labor organization as to wages or conditions of employment is pending or, to the Knowledge of DCB, threatened, with respect to any of the DCB Companies before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Regulatory Authority (other than routine employee grievances that are not related to union employees). Each of the DCB Companies is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. None of the DCB Companies has made any commitments to others inconsistent with or in derogation of any of the foregoing. Except as described in DCB Disclosure Schedule 3.12, there are no pending or, to the Knowledge of DCB, threatened, claims or suits against any of the DCB Companies under any applicable labor or employment Law or brought or made by a current or former employee or applicant for employment.

Section 3.13
ERISA.

(a) DCB has set forth in DCB Disclosure Schedule 3.13(a) a complete and accurate list of the DCB Benefit Plans and made available to OLB a copy of all available written documents regarding such Benefit Plans including:

(i) A copy of each of the DCB Benefit Plans and any related trust agreements or other funding arrangements;

(ii) The most recent actuarial reports (if any) and financial reports it has received relating to the DCB Benefit Plans that constitute “qualified pension plans” under IRC Section 401(a);

(iii) The most recently filed Form 5500, together with schedules and attachments, as required (if any) relating to the DCB Benefit Plans that have been filed with the United States Department of Labor;

(iv) The most recent favorable determination letters (or opinion letter for a prototype plan) issued by the IRS that pertain to any of the DCB Benefit Plans that are “qualified pension plans” under IRC Section 401(a); and

(v) Summary plan descriptions and any amendments or material modifications thereto and any insurance, third party administrator or administrative services only contracts related to the DCB Benefit Plans within the meaning of ERISA Section 3(1) or 3(2).

(b) The DCB Companies have paid in full any insurance premiums due to the Pension Benefit Guaranty Corporation (“PBGC”) with respect to any defined benefit pension plans for the six years prior to, and through, the Effective Date. Except as disclosed in DCB Disclosure Schedule 3.13(b), no pension plan (within the meaning of ERISA Section 3(2)) maintained or contributed to by any of the DCB Companies has been terminated or is under notice from the PBGC of any threat of termination under the procedures of the PBGC. To the Knowledge of DCB, no circumstance has occurred for which any reportable event under ERISA Section 4043(b) has been or would be required that has not been reported or with respect to which the notice requirement has not been waived. Except as set forth on DCB Disclosure Schedule 3.13(b), no DCB Benefit Plan is subject to IRC Section 412 or Title IV of ERISA, and as of the Effective Date, to the Knowledge of DCB, no condition exists that will present a material risk to OLB of incurring any liability to the PBGC or on account of the failure to comply with any such provisions in connection with any such DCB Benefit Plan. Except as disclosed in DCB Disclosure Schedule 3.13(b), no DCB Benefit Plan provides, and none of the DCB Companies has any obligation to provide, health or welfare benefits to any individual following termination of such individual’s employment or service with it or an Affiliate (other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended or any similar state law).

(c) To the Knowledge of DCB, none of the DCB Companies has ever contributed to, or otherwise incurred, any liability with respect to a multi-employer plan (within the meaning of ERISA Section 3(37)).

(d) Each DCB Benefit Plan complies in all material respects with the applicable requirements of ERISA, the IRC, the Patient Protection and Affordable Care Act of 2010, and any other applicable Laws governing the DCB Benefit Plan, and each DCB Benefit Plan has at all times been administered in all material respects in accordance with all requirements of applicable Law and in accordance with its terms. Each pension plan adopted by the DCB Companies that is intended to be qualified under Section 401(a) of the IRC is so qualified, and, to the Knowledge of DCB, each trust established by each pension plan is exempt from federal income tax under Section 501(a) of the IRC. Each of the pension plans adopted by the DCB Companies is, and from its establishment has been, exempt from federal income tax under Section 501(a) of the IRC. Each of the pension plans adopted by the DCB Companies has received, or is entitled to rely upon, a favorable determination letter (or opinion letter for a prototype plan) from the IRS, and to the Knowledge of DCB there are no circumstances that will or could result in revocation of, or inability to continue to rely upon, any such favorable determination letter or opinion letter. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person, governmental authority, regulatory body or arbiter have been filed, are pending or, to the Knowledge of DCB, are threatened, with respect to any DCB Benefit Plan and, to the Knowledge of DCB, there is no fact or contemplated event that would give rise to any lawsuit, claim (other than routine claims for benefits) or complaint with respect to any DCB Benefit Plan. Without limiting the foregoing, to the Knowledge of DCB, the following are true:

(i) Each DCB Benefit Plan that is a defined benefit pension plan subject to IRC Section 412 or Title IV of ERISA as of the most recent actuarial valuation has an AFTAP determined under IRC Section 430 and 436 that exceeds the AFTAP level that would impose any funding-based limit on such plan under IRC Section 436;

(ii) Each DCB Benefit Plan that is a defined contribution pension plan that is intended to be qualified under IRC Section 401(a) has had all contributions made to the plan trust in accordance with the terms of the plan on a timely basis under the IRC and ERISA;

(iii) With respect to each DCB Benefit Plan, to the Knowledge of DCB, there is no occurrence or contract that would constitute any “prohibited transaction” within the meaning of Section 4975(c) of the IRC or Section 406 of ERISA, which transaction is not exempt under applicable Law, including Section 4975(d) of the IRC or Section 408 of ERISA;

(iv) Except as disclosed in DCB Disclosure Schedule 3.13(d)(iv), no DCB Benefit Plan is an Employee Stock Ownership Plan as defined in Section 4975(e)(7) of the IRC;

(v) No DCB Benefit Plan is a Qualified Foreign Plan as the term is defined in Section 404A of the IRC and no DCB Benefit Plan or any related trust assets or agreements are subject to the laws of any jurisdiction other than the United States of America or any state, county or municipality of the United States;

(vi) None of the welfare plans adopted by the DCB Companies is a Voluntary Employees’ Beneficiary Association as defined in Section 501(c)(9) of the IRC;

(vii) All of the welfare plans adopted by the DCB Companies and their related trusts comply in all material respects with and have been administered in substantial compliance with (A) Section 4980B of the IRC and Sections 601 through 609 of ERISA and all U.S. Department of the Treasury and U.S. Department of Labor regulations issued thereunder, respectively, (B) the Health Insurance Portability and Accountability Act of 1996, (C) the applicable provisions of the Patient Protection and Affordable Care Act of 2010, and (D) the U.S. Department of Labor regulations issued with respect to such welfare benefit plans; and

(viii) With respect to each DCB Benefit Plan, DCB or any DCB ERISA Affiliate has the authority to amend or terminate such DCB Benefit Plan at any time, subject to the applicable requirements of ERISA and the IRC and the provisions of the DCB Benefit Plan.

(e) There is no existing or, to the Knowledge of DCB, contemplated audit of any DCB Benefit Plan by the IRS, the U.S. Department of Labor, the PBGC, any Regulatory Authority or any other governmental authority. In addition, there are no pending or, to the Knowledge of DCB, threatened claims by, on behalf of or with respect to any DCB Benefit Plan, or by or on behalf of any individual participant or beneficiary of any DCB Benefit Plan, alleging any violation of ERISA or any other applicable Laws, or claiming benefits (other than claims for benefits made in the ordinary course of business), nor, to the Knowledge of DCB, is there any basis likely to enable such claim to prevail.

(f) Except as disclosed on DCB Disclosure Schedule 3.13(f), (i) no payment contemplated or required by or under any DCB Benefit Plan and employment-related agreement would in the aggregate constitute excess parachute payments as defined in Section 280G of the IRC (without regard to subsection (b)(4) thereof), (ii) no DCB Benefit Plan provides for the gross-up or reimbursement of taxes under Sections 280G, 4999 or 409A of the IRC, and (iii) neither the execution and delivery of this Agreement nor the consummation of Contemplated Transactions will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase the amount or value of, any payment, right or other benefit to any current or former employee, officer, director or other service provider of any of the DCB Companies.

(g) Except as disclosed on DCB Disclosure Schedule 3.13(g), no DCB Benefit Plan is a nonqualified deferred compensation plan within the meaning of Section 409A of the IRC. Each DCB Benefit Plan (including employment agreements or other compensation arrangements) that constitutes a nonqualified deferred compensation plan within the meaning of Section 409A of the IRC has been written, executed and operated in compliance with Section 409A of the IRC and the regulations thereunder or an applicable exemption therefrom.

(h) None of the DCB Companies is a record-keeper, administrator, custodian, fiduciary, trustee or otherwise acts on behalf of any plan, program, or arrangement subject to ERISA (other than any DCB Benefit Plan).

Section 3.14
Brokers and Finders.

Except as set forth on DCB Disclosure Schedule 3.14, none of the DCB Companies and, to the Knowledge of DCB, no officer, director, employee, independent contractor or agent of any DCB Company on its behalf, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any broker, finder, investment banker or financial advisor, in connection with the Contemplated Transactions

Section 3.15
Real Property and Leases.

(a) DCB Disclosure Schedule 3.15(a) contains a true, correct and complete list of all real property owned, leased or operated by the DCB Companies, including but not limited to all REO (the “DCB Real Property”). True, correct and complete copies of all deeds, surveys, title insurance policies and leases for the properties listed on DCB Disclosure Schedule 3.15(a), and of all mortgages, deeds of trust and security agreements to which such properties are subject, have been made available to OLB to the extent DCB possesses such deeds, surveys, title insurance policies, leases, mortgages, deeds of trust and security agreements.

(b) No lease with respect to any DCB Real Property and no deed with respect to any DCB Real Property contains any restrictive covenant that materially restricts the use, transferability or value of such DCB Real Property. Each lease with respect to any DCB Real Property is a legal, valid and binding obligation of the parties thereto enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and is in full force and effect. There are no existing defaults by the DCB Companies or, to the Knowledge of DCB, the other party, under any lease with respect to any DCB Real Property and, to the Knowledge of DCB, there are no allegations or assertions of such defaults by any party under any lease with respect to any DCB Real Property or any events that, with notice or lapse of time or the happening or occurrence of any other event, would constitute a default under any lease with respect to any DCB Real Property, except where the existence of such defaults, individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect.

(c) To the Knowledge of DCB, none of the buildings and structures located on any DCB Real Property, nor any improvements or appurtenances thereto or equipment therein, nor the operation or maintenance thereof, violates in any material manner any land use Laws or restrictive covenants, or encroaches on any property owned by others, nor does any building or structure of third parties encroach upon any DCB Real Property, except for those violations and encroachments that in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on DCB Disclosure Schedule 3.15(c), no condemnation proceeding is pending or, to the Knowledge of DCB, threatened, that would preclude or materially impair the use of any DCB Real Property in the manner in which it is currently being used.

(d) The DCB Companies have a valid and enforceable leasehold interest in or, to the Knowledge of DCB, based on title insurance owned by it, good and marketable title to, all DCB Real Property and all improvements thereon, subject to no Liens of any kind except (i) as noted in the DCB Financials, (ii) statutory Liens not yet delinquent or that are being contested in good faith, (iii) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held, (iv) mechanics liens not yet delinquent or that are being contested in good faith, and (v) those assets and properties disposed of for fair market value in the ordinary course of business since the date of the DCB Financials. All DCB Real Property used in the business of the DCB Companies is in adequate condition (ordinary wear and tear excepted) and, to the Knowledge of DCB, is free from defects that could materially interfere with the current or future use of such facilities, provided such future use is substantially similar to its current use.

(e) Except as listed on DCB Disclosure Schedule 3.15(e), there are no contracts, agreements or arrangements to sell, lease or otherwise dispose of any of the DCB Real Property.

Section 3.16
Environmental Matters.

With respect to DCB and each DCB Subsidiary:

(a)  Neither the conduct nor operation of its business nor any condition of any property currently or previously owned or operated by it (including REO) results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon DCB or any DCB Subsidiary. To the Knowledge of DCB, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to DCB or any DCB Subsidiary by reason of any Environmental Laws. Neither DCB nor any DCB Subsidiary during the past five years has received any written notice from any Person or Regulatory Authority that DCB or any DCB Subsidiary or the operation or condition of any property ever owned or operated (including Participation Facilities) by any of them are currently in violation of or otherwise are alleged to have liability under any Environmental Laws or relating to Hazardous Materials (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon DCB or any DCB Subsidiary;

(b)  There is no suit, action, executive or administrative order, directive or proceeding pending or, to the Knowledge of DCB threatened, before any court, governmental agency or other forum against DCB or any DCB Subsidiary (i) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (ii) relating to the presence of, or release (defined herein) into the environment of, any Hazardous Materials on any DCB Real Property;

(c) To the Knowledge of DCB, except as disclosed in DCB Disclosure Schedule 3.16(c), (i) there are no underground storage tanks on, in or under any DCB Real Property, and (ii) no underground storage tanks have been closed or removed from any DCB Real Property except in compliance with Environmental Laws in all material respects; and

(d)  To the Knowledge of DCB, the DCB Real Properties (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Materials other than as permitted under applicable Environmental Laws.

Section 3.17
Intellectual Property.

(a) DCB Disclosure Schedule 3.17(a) sets forth a complete and correct list of all trademarks, trade dress, trade names, service marks, domain names, patents, technology, inventions, trade secrets, know-how and copyrights and works of authorship owned by or licensed to each of the DCB Companies for use in its business, and all licenses or other agreements relating thereto and all agreements relating to third party intellectual property that it is licensed or authorized to use in its business, including without limitation any software licenses other than “shrink wrap” or force placed software licenses (collectively, the “DCB Intellectual Property”). Each of the DCB Companies owns or possesses valid, binding and assignable licenses and other rights to use without payment all DCB Intellectual Property that is used in the conduct of its existing businesses free and clear of all Liens and any claims of ownership by current or former employees or contractors, other than royalties or payments with respect to off-the-shelf software. With respect to each item of DCB Intellectual Property that any of the DCB Companies is licensed or authorized to use, the license, sublicense or agreement covering such item is legal, valid, binding, enforceable and in full force and effect. To the Knowledge of DCB, none of the DCB Companies is infringing, diluting, misappropriating or violating the intellectual property of any other Person, and none of the DCB Companies has received any communications alleging that it has infringed, diluted, misappropriated or violated any such intellectual property. None of the DCB Companies has sent any communications alleging that any Person has infringed, diluted, misappropriated or violated any DCB Intellectual Property and, to the Knowledge of DCB, no Person is infringing, diluting, misappropriating or violating any of the DCB Intellectual Property. Each of the DCB Companies has taken all commercially reasonable actions to protect and maintain (a) all material DCB Intellectual Property and (b) the security and integrity of its software, databases, networks, systems, equipment and hardware and to protect the same against unauthorized use, modification or access thereto, or the introduction of any viruses or other unauthorized or damaging or corrupting elements. To the Knowledge of DCB, the computers, computer software, other information technology equipment, information technology passwords and other credentials, and all associated documents and records owned or leased by the DCB Companies (the “DCB IT Assets”) operate and perform in all material respects in accordance with their documentation and functional specifications as required by them in connection with their business, and none of the DCB IT Assets has materially malfunctioned or failed to meet its requirements within the past two years except for such malfunctions or failures that have been remediated. To the Knowledge of DCB, no Person has gained unauthorized access to the DCB IT Assets. The DCB Companies have implemented commercially reasonable backup and disaster recovery technology consistent with industry practices for institutions of comparable size and complexity.

(b) DCB Disclosure Schedule 3.17(b) sets forth a complete and correct list of all Persons, other than directors, officers and employees of the DCB Companies, who have access to any of the DCB IT Assets.

Section 3.18
Information to be Supplied.

(a) The information supplied by DCB for inclusion in the Registration Statement (including the Prospectus/Proxy Statement), at the time the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to the holders of DCB Common Stock, and up to and including the date of the DCB Common Stockholders’ Meeting, (i) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading, (ii) will disclose all facts that the DCB board of directors deems material to a vote on the Agreement and the Merger and to the exercise of appraisal rights pursuant to Subtitle 2 of Title 3 of the MGCL, and (iii) will comply in all material respects with the applicable requirements of the Registration Statement as promulgated by the SEC.

(b) The information supplied by DCB for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

(c) No document or certificate delivered to OLB by or for DCB pursuant to a requirement of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in such document or certificate in light of the circumstances under which it was made not misleading.

Section 3.19
Related Party Transactions.

(a) Except as set forth on DCB Disclosure Schedule 3.19, none of the DCB Companies is a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any of DCB’s Affiliates, and all such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with Persons who are not related to or Affiliates of DCB, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

(b) Except as set forth in DCB Disclosure Schedule 3.19, as of the date hereof, no Credit Extension by any of the DCB Companies to any DCB Subsidiary or Affiliate of DCB is presently in material default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in order to avoid or cure a default, except for rate modifications pursuant to its loan modification policy that is applicable to all Persons. As of the date hereof, to the Knowledge of DCB, principal and interest with respect to any such Credit Extension will be paid when due and the loan grade classification accorded such Credit Extension is appropriate.

Section 3.20
Loans.

(a) Except as disclosed on DCB Disclosure Schedule 3.20(a), all Credit Extensions reflected as assets in the DCB Financials arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of business, and are being transferred to OLB and/or Old Line with good and marketable title, free and clear of any and all Liens and are evidenced by notes, agreements or other evidences of indebtedness that are true, genuine, correct and what they purport to be, and to the extent secured, are secured by valid Liens that are legal, valid and binding obligations of the maker thereof, enforceable in accordance with the respective terms thereof, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization or other similar Laws or equitable principles affecting the enforcement of creditors’ rights that have been perfected or (ii) the pledge of any Credit Extension to the FHLB as collateral to secure the performance by the DCB Companies of all obligations owed thereto. All Credit Extensions reflected as assets in the DCB Financials were made in accordance in all material respects with sound banking practices, and, to the Knowledge of DCB, are not subject to any defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending Laws, except as may be provided by bankruptcy, insolvency or similar Laws or by general principles of equity.

(b) To the Knowledge of DCB, neither the terms of any Credit Extension by any of the DCB Companies, any of the documentation for any such Credit Extension, the manner in which any such Credit Extension has been administered and serviced, nor the practices of approving or rejecting applications for a Credit Extension by the DCB Companies, violate in any material respect any Law applicable thereto, including, without limitation, the Truth In Lending Act and the CFPB’s Regulation Z, the CRA, the Equal Credit Opportunity Act, and any Laws relating to consumer protection, installment sales and usury.

(c) Except as disclosed on DCB Disclosure Schedule 3.20(c), none of the agreements pursuant to which any of the DCB Companies has sold Credit Extensions or pools of Credit Extensions or participations in Credit Extensions or pools of Credit Extensions contains any obligation to repurchase such Credit Extensions or interests therein solely on account of a payment default by the obligor on any such Credit Extension.

(d) DCB Disclosure Schedule 3.20(d) sets forth a list of all Credit Extensions as of the date hereof by DCB or Damascus to any directors, executive officers and principal stockholders (as such terms are defined in the FRB’s Regulation O) of any of the DCB Companies. There are no employee, officer, director or other insider Credit Extensions by any of the DCB Companies on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate that was not in compliance with Regulation O and all such Credit Extensions are and were originated in compliance in all material respects with all applicable laws.

(e) To the Knowledge of DCB, no shares of DCB Common Stock were purchased with the proceeds of a loan made by any of the DCB Companies.

(f) DCB Disclosure Schedule 3.20(f) sets forth the aggregate amount of all overdrafts that have occurred during each calendar month since December 31, 2015.

Section 3.21
Allowance for Loan Losses.

The allowance for loan losses reflected in reports by the DCB Companies to each Regulatory Authority has been and will be established in compliance with the requirements of all regulatory criteria, and the allowance for loan losses shown in the DCB Financials has been and will be established and maintained in accordance with GAAP and applicable Law and in a manner consistent with Damascus’ internal policies. The allowance for loan losses reflected in such reports and the allowance for loan losses shown in the DCB Financials, in the opinion of management, was or will be adequate as of the dates thereof. DCB has disclosed to OLB on DCB Disclosure Schedule 3.21 all Credit Extensions (including participations) by and all interest-bearing assets of the DCB Companies (a) that have been accelerated during the past 12 months, (b) that have been terminated during the past 12 months by reason of a default or adverse development in the condition of the borrower or other events or circumstances affecting the credit of the borrower, (c) pursuant to which a borrower, customer or other party has notified any of the DCB Companies during the past 12 months of, or has asserted against any of the DCB Companies, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of DCB, each borrower, customer or other party that has given any of the DCB Companies any oral notification of, or orally asserted to or against any of the DCB Companies, any such claim, (d) that are contractually past due 90 days or more in the payment of principal and/or interest, (e) that are on non-accrual status, (f) that are classified as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by any DCB Company or any Regulatory Authority, (g) to the Knowledge of DCB, as to which a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (h) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (i) where a specific reserve allocation exists in connection therewith, (j) that are required to be accounted for as a troubled debt restructuring in accordance with Statement of Financial Accounting Standards No. 15, (k) that were made pursuant to an exception to policy, and (l) that, to the extent not already disclosed pursuant to the foregoing items (a) through (k), have been charged-off at any time since January 1, 2014, together with true, complete and materially correct copies of reports containing the principal amount and accrued and unpaid interest of each such Credit Extension and interest-bearing asset and the identity of the obligor thereunder, and DCB shall provide an updated DCB Disclosure Schedule 3.21 promptly to OLB after the end of each month after the date hereof and on the Business Day prior to the Closing Date. The REO and in-substance foreclosures included in any of Damascus’ non-performing assets are carried at fair value based on current independent appraisals or current management appraisals.

Section 3.22
Community Reinvestment Act.

Damascus is the only DCB Company that is subject to the Community Reinvestment Act (12 U.S.C. §§ 2901 et seq.) (the “CRA”). To the Knowledge of DCB, Damascus is in compliance in all material respects with the CRA and all regulations promulgated thereunder. DCB has supplied OLB with a copy of Damascus’ current CRA Statement, all letters and written comments received by Damascus since January 1, 2016 pertaining thereto and any responses by Damascus to such comments. Damascus has a rating of “satisfactory” or better as of its most recent CRA compliance examination and DCB and Damascus have received no communication from any Regulatory Authority that would lead DCB to believe that Damascus will not receive a rating of “satisfactory” or better pursuant to its next CRA compliance examination or that any Regulatory Authority would seek to restrain, delay or prohibit any of the Contemplated Transactions as a result of any act or omission of Damascus under the CRA.

Section 3.23
Anti-Money Laundering, OFAC and Information Security.

(a) To the Knowledge of DCB, there do not exist any facts or circumstances that would cause any of the DCB Companies: (i) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Financial Crimes Enforcement Network or Office of Foreign Assets Control, or any other applicable anti-money laundering Law, as well as the provisions of the Bank Secrecy Act/anti-money laundering program adopted by the DCB Companies; or (ii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy Laws, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by the DCB Companies. To the Knowledge of DCB, no non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause any of the DCB Companies to undertake any remedial action. The board of directors or other governing body of each DCB Company that is subject to Section 326 of the USA PATRIOT Act and the regulations thereunder has adopted, and each such DCB Company has implemented, a Bank Secrecy Act/anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the USA PATRIOT Act and the regulations thereunder and such Bank Secrecy Act/anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder, and it has not received written notice from any Regulatory Authority that such program (A) does not contain adequate and appropriate customer identification verification procedures, or (B) has been deemed ineffective. Each of the DCB Companies has complied in all material respects with any requirements to file reports and other necessary documents as required by the USA PATRIOT Act and the regulations thereunder.

(b) DCB Disclosure Schedule 3.23(b) describes any event, circumstance or other occurrence, and the remedial steps taken by any of the DCB Companies with respect thereto, since January 1, 2011, that constituted either (i) a “breach of the security of a system,” as such phrase is defined in Section 14-3504(a) of the Commercial Law Article of the Annotated Code of Maryland (the “Commercial Law Article”) with respect to personal information maintained by any of the DCB Companies, without regard to the application of Section 14-3507(b) of the Commercial Law Article, or (ii) any other data breach with respect to, or other unauthorized access to, the electronic information and records of any of the DCB Companies, including, without limitation, communications, regulatory correspondence and reports, documents and data, information relating to products and services, activities, strategies and plans, IT Assets, other financial data, and identities of and information regarding sales, customers, prospects, vendors, suppliers and personnel, including, without limitation, passwords and other information technology credentials.

Section 3.24
Securities Activities of Employees.

To the Knowledge of DCB, the officers, employees and agents of the DCB Companies are now, and at all times in the past have been, in compliance with all applicable Laws that relate to securities activities conducted by such officers, employees and agents, including Laws relating to licenses and permits.

Section 3.25
Books and Records.

(a) The minute books and stock ledgers of the DCB Companies that have been made available to OLB, its Representatives or its Affiliates constitute all of the minute books and stock ledgers of the DCB Companies and as of their dates contain a materially complete and accurate record of all actions of their respective stockholders and boards of directors (and any committees thereof) and have been maintained in accordance with applicable Law. All personnel files, reports, feasibility studies, environmental assessments and reports, strategic planning documents, financial forecasts, deeds, leases, lease files, land files, accounting and tax records and all other records that relate to the business and properties of the DCB Companies that have been requested by OLB have been made available to OLB, its Representatives or its Affiliates, and are located at the offices of the DCB Companies at 26500 Ridge Road, Damascus, Maryland 20872.

(b) Each of the DCB Companies makes and keeps books, records and accounts that, in reasonable detail and in all material respects, accurately and fairly reflect its transactions in and dispositions of its assets and securities, and all such books, records and accounts have been maintained in accordance with applicable Law and accounting requirements. Each of the DCB Companies maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary (A) to permit the preparation of financial statements and reports filed with any Regulatory Authority in conformity with GAAP consistently applied and any other criteria applicable to such statements, and (B) to maintain accountability for assets and liabilities; (iii) access to its assets and incurrence of liabilities is permitted only in accordance with management’s general or specific authorizations; (iv) the recorded accountability for assets and liabilities is compared with existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences; and (v) extensions of credit and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. None of the systems, controls, data or information of the DCB Companies are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) that (including all means of access thereto and therefrom) are not under the exclusive ownership and control of the DCB Companies or their accountants, except as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed on DCB Disclosure Schedule 3.25(b), to the Knowledge of DCB there are no significant deficiencies or material weaknesses in the design or operation of such internal accounting controls that are reasonably likely to adversely affect in any material respect DCB’s ability to record, process, summarize and report financial information. To the Knowledge of DCB, there has occurred no fraud, whether or not material, that involves management or other employees who have a significant role in DCB’s internal accounting controls.

Section 3.26
Investment Securities.

Each of the DCB Companies has good and marketable title to all securities that it owns. None of the investment securities reflected in the DCB Financials under the headings “Securities Available for Sale” and “Securities Held to Maturity” and, except as described in DCB Disclosure Schedule 3.26 or otherwise provided for by this Agreement, none of the investment securities that any of the DCB Companies acquired after September 30, 2016, are subject to any restrictions, whether contractual or statutory, that materially impair such DCB Company’s ability to freely dispose of such investment securities at any time, and such DCB Company was permitted by applicable Law to acquire such investment securities at the time they were acquired.

Section 3.27
Reorganization.

As of the date hereof, DCB does not have any reason to believe that the Merger will fail to qualify as a tax-free reorganization within the meaning of Section 368(a) of the IRC. None of the DCB Companies will take any action that will cause, cause any action to be taken that will cause, or fail to take any action or fail to cause any action to be taken if such failure to act will have the effect of causing, the Merger not to qualify as a tax-free reorganization within the meaning of Section 368(a) of the IRC, nor have any of the DCB Companies taken, caused, agreed to take or cause, or failed to take or cause any such action.

Section 3.28
Fairness Opinion.

DCB’s board of directors has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated no later than the date of this Agreement) from RP Financial, LC. to the effect that, as of the date thereof, and subject to the terms, conditions and qualifications set forth therein, the consideration to be received by the stockholders of DCB pursuant to the terms of this Agreement is fair, from a financial point of view, to the stockholders of DCB. Such opinion has not been amended or rescinded as of the date of this Agreement.

Section 3.29
Materials Provided to Stockholders.

All proxy materials used in connection with the meetings of DCB’s stockholders held in 2014, 2015 and 2016, if any, along with any other form of correspondence between DCB and its stockholders during those years, including, without limitation, any annual or quarterly reports provided to stockholders, have been made available to OLB.

Section 3.30
Absence of Certain Changes.

Except as disclosed in DCB Disclosure Schedule 3.30 and provided for or contemplated in this Agreement, since December 31, 2015:

(a) There has not been any material transaction by any of the DCB Companies other than in the ordinary course of business and in conformity with past practices;

(b) There has not been any acquisition or disposition by any of the DCB Companies of any property or asset, whether real or personal, having a fair market value, singularly or in the aggregate, in an amount greater than $50,000, other than acquisitions or dispositions, including acquisitions and dispositions of REO and investment securities, made in the ordinary course of business;

(c) There has not been any Lien on any of the properties or assets of the DCB Companies, except to secure extensions of credit in the ordinary course of business and in conformity with past practice (i.e., Liens on assets to secure Federal Home Loan Bank, Federal Reserve Bank or correspondent bank advances being deemed both in the ordinary course of business and consistent with past practices);

(d) There has not been any increase in, or commitment to increase, the compensation payable or to become payable to any of the officers, directors, employees or agents of the DCB Companies, or any bonus payment, other than routine increases made in the ordinary course or business and consistent with past practice, or any stock option award, restricted stock award or similar arrangement made to or with any of such officers, directors, employees or agents;

(e) None of the DCB Companies has incurred, assumed or taken any property subject to any liability in excess of $50,000, except for liabilities incurred or assumed or property taken subsequent to December 31, 2015 in the ordinary course of business and in conformity with past practices;

(f) There has not been any material alteration in the manner of keeping the books, accounts, or records of the DCB Companies, or in the accounting policies or practices therein reflected;

(g) There has not been any elimination or addition of employee benefits;

(h) There has not been any deferred routine maintenance of any DCB Real Property;

(i) There has not been any elimination of a reserve by any DCB Company where the liability related to such reserve has remained;

(j) There has not been any failure by a DCB Company to depreciate capital assets in accordance with past practice or to eliminate capital assets that are no longer used in its business; and

(k) There has not been any extraordinary reduction or deferral by any of the DCB Companies of ordinary or necessary expenses.

Section 3.31
Absence of Undisclosed Liabilities.

None of the DCB Companies has any obligation or liability that is material to its financial condition or operations or that, when combined with all similar obligations or liabilities, would be material to its financial condition or operations except (a) as disclosed in the DCB Financials delivered to OLB prior to the date of this Agreement, or (b) as contemplated under this Agreement. Except as disclosed on DCB Disclosure Schedule 3.31, since December 31, 2015, none of the DCB Companies has incurred or paid any obligation or liability that would be material to its financial condition or operations, except for obligations that are (a) fully reflected or reserved against on the most recent balance sheet contained in the DCB Financials or (b) paid in connection with transactions made in the ordinary course of its business consistent with past practice and applicable Law.

Section 3.32
No Option Plans or Convertible Securities.

None of the DCB Companies maintains any form of equity plan, including without limitation, an equity compensation or other stock option plan, that might entitle any Person to receive Rights from it, and no Rights with respect to any equity plan of any DCB Company are outstanding.

Section 3.33
Deposits.

Except as described in DCB Disclosure Schedule 3.33, none of Damascus’ deposits is a “brokered deposit” as defined in 12 C.F.R. Section 337.6(a)(2).

Section 3.34
Risk Management Instruments.

All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for DCB’s own account or for the account of one or more of DCB’s Subsidiaries or their customers (all of which are set forth in DCB Disclosure Schedule 3.34), were in all material respects entered into in compliance with all applicable Laws, and with counterparties believed to be financially responsible at the time; and to the Knowledge of DCB each of them constitutes the valid and legally binding obligation of DCB or such DCB Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither DCB nor any DCB Subsidiary, nor, to the Knowledge of DCB, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

Section 3.35
Fiduciary Accounts.

Except as described in DCB Disclosure Schedule 3.35, none of the DCB Companies has trust powers or acts as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser.

Section 3.36
Credit Card Accounts and Merchant Processing.

None of the DCB Companies originates, maintains or administers credit card accounts. Except as described in DCB Disclosure Schedule 3.36, none of the DCB Companies provides, or has provided, merchant credit card processing services to any merchants.

Section 3.37
Anti-takeover Laws.

The DCB Companies have taken all actions required to exempt OLB, the Agreement, the Bank Merger Agreement, the Contemplated Transactions and the Bank Merger from any provisions of an anti-takeover nature contained in the DCB Organizational Documents, and the provisions of any federal or state “anti-takeover,” “fair price,” “moratorium,” “control share acquisition” or similar Laws.

Section 3.38
Stockholders’ List.

Attached hereto as DCB Disclosure Schedule 3.38 is a list of holders of shares of the DCB Common Stock complied and provided by Computershare, Inc., the registrar and transfer agent in respect of the DCB Common Stock, containing their names, addresses and number of shares held of record. To the Knowledge of DCB, such stockholders’ list is complete and accurate in all material respects.

Section 3.39 Bank Certificates.

Each issued and outstanding Bank Certificate that has not been surrendered pursuant to Section 4(b) of the Plan of Reorganization constitutes and is deemed for all corporate purposes as evidence and ownership of an equal number of shares of DCB Common Stock. Each such Bank Certificate has been cancelled by Damascus and does not entitle any holder thereof to exercise any rights as a stockholder of Damascus.

Section 3.40
Disclosure.

The schedules delivered by DCB pursuant to this Article III and elsewhere in this Agreement, which have been delivered concurrently with the execution and delivery of this Agreement, are true and correct in all material respects and contain no untrue statements of material fact or omit any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF OLB

OLB represents and warrants to DCB, for itself and with respect to and on behalf of each of the OLB Subsidiaries (to the extent applicable), that the statements contained in this Article IV (and as reflected on the OLB Disclosure Schedules) are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV, except that those representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date); provided, however, that no representation or warranty of OLB contained in this Article IV shall be deemed untrue or incorrect, and OLB shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article IV, has had or is reasonably expected to have a Material Adverse Effect on OLB, disregarding for these purposes (i) any qualification or exception for, or reference to, materiality in any such representation or warranty and (ii) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.6, 4.14, 4.17 and 4.25, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects (the “Article IV Standard”).

OLB has made a good faith effort to ensure that the disclosure on each schedule of the OLB Disclosure Schedules corresponds to the section referenced herein. For purposes of the OLB Disclosure Schedules, however, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.

Section 4.1
Organization.

(a) OLB is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Maryland. OLB is a bank holding company duly registered under the BHC Act. OLB has the full corporate power and lawful authority to carry on its business and operations as now being conducted and to own or lease all of its properties and assets as presently owned or leased. OLB is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect on OLB, and all such licenses, registrations and qualifications are in full force and effect in all material respects. OLB engages in activities and holds properties only of the types permitted to bank holding companies by the BHC Act and the rules and regulations promulgated thereunder.

(b) Old Line is a trust company duly organized, validly existing and in good standing under the laws of the State of Maryland. Old Line has the full corporate power and lawful authority to carry on its business and operations as now being conducted and to own or lease all of its properties and assets as presently owned or leased. Old Line is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect on OLB, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

(c) The deposits of Old Line are insured by the FDIC to the extent provided in the Federal Deposit Insurance Act, and all premiums and assessments required to be paid in connection therewith have been paid when due.

(d) OLB Disclosure Schedule 4.1(d) contains a complete and accurate list of all OLB Subsidiaries. Each OLB Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its organization and has the full corporate power and lawful authority to carry on its business and operations as now being conducted and to own or lease all of its properties and assets as presently owned or leased. Each OLB Subsidiary is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect on OLB, and all such licenses, registrations and qualifications are in full force and effect in all material respects. Other than shares of capital stock of the OLB Subsidiaries listed on OLB Disclosure Schedule 4.1(d), OLB does not own or control, directly or indirectly, or have the right to acquire directly or indirectly, an equity interest in any Entity.

(e) The respective minute books of OLB and each OLB Subsidiary accurately reflect, in all material respects, all material actions of their respective owners and governing bodies, including committees, in each case in accordance with the ordinary business practice of OLB or the applicable OLB Subsidiary.

(f) Prior to the date of this Agreement, OLB has delivered or made available to DCB true and correct copies of the articles of incorporation and bylaws of OLB, and the charter documents and bylaws, operating agreement and/or other governing instrument of each OLB Subsidiary and each as in effect on the date hereof (collectively, the “OLB Governing Documents”).

Section 4.2
Capitalization.

(a) The authorized capital stock of OLB consists of (i) 25,000,000 shares of Common Stock, par value $0.01 per share (“OLB Common Stock”), of which 10,915,914.5 shares are duly authorized, validly issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (“OLB Preferred Stock”), none of which are outstanding, in each case on the date hereof. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of OLB or any OLB Subsidiary having the right to vote on any matters on which stockholders of OLB may vote. All of the issued and outstanding shares of OLB Common Stock are fully paid and nonassessable, free of preemptive rights, except as may be defined in OLB’s articles of incorporation, and were not issued in violation of the preemptive rights of any Person or in violation of any applicable Laws. Except pursuant to this Agreement or as set forth in OLB Disclosure Schedule 4.2(a), OLB has not issued nor is OLB or any OLB Subsidiary bound by any subscription, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance of, or right to receive dividends or other distributions on, any shares of OLB Common Stock, OLB Preferred Stock or any other security of OLB or any securities representing the right to vote, purchase or otherwise receive any shares of OLB Common Stock, OLB Preferred Stock or any other security of OLB. The shares of OLB Common Stock to be issued pursuant to the Merger have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights.

(b) OLB owns, directly or indirectly, all of the capital stock or other equity ownership interests of the OLB Subsidiaries, free and clear of any Liens, agreements and restrictions of any kind or nature, except for those Subsidiaries identified in OLB Disclosure Schedule 4.2(b), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

Section 4.3
Authority; No Violation.

(a) OLB has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of all consents, waivers and approvals described in OLB Disclosure Schedule 4.4, to consummate the Contemplated Transactions and to otherwise comply with its obligations under this Agreement. The execution and delivery of this Agreement by OLB and the consummation by OLB of the Contemplated Transactions, up to and including the Merger, have been duly and validly authorized by the board of directors of OLB and no other corporate proceedings on the part of OLB are necessary to consummate the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by OLB and, assuming the due authorization, execution and delivery of this Agreement by DCB, constitutes the valid and binding obligation of OLB, enforceable against OLB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) The execution and delivery of this Agreement by OLB, the consummation of the Contemplated Transactions and the compliance by OLB with any of the terms or provisions hereof, subject to the receipt of all consents, waivers and approvals described in OLB Disclosure Schedule 4.4, OLB’s and DCB’s compliance with any conditions contained herein, and compliance by OLB or any OLB Subsidiary with any of the terms or provisions hereof, do not and will not:

(i) Conflict with, or result in a breach of, any provision of the OLB Governing Documents;

(ii) Violate any Law applicable to OLB or any OLB Subsidiary or any of their respective properties or assets, except where such violation would not have a Material Adverse Effect; or

(iii) Except as described in OLB Disclosure Schedule 4.3(b) or pursuant to which consent or notification is required as set forth in OLB Disclosure Schedule 4.4, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of, the performance required by, or result in a right of termination or acceleration or the creation of any Lien upon any of the properties or assets of OLB or any OLB Subsidiary under any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which OLB or any OLB Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except where such termination, acceleration or creation would not have a Material Adverse Effect on OLB.

(c) Old Line has all requisite corporate power and authority to execute and deliver the Bank Merger Agreement, and, subject to the receipt of all consents described in OLB Disclosure Schedule 4.4, to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by the board of directors of Old Line and, other than the approval of the Bank Merger Agreement by OLB as the sole stockholder of Old Line as required by Law, no further corporate proceedings of Old Line are needed to execute and deliver the Bank Merger Agreement and consummate the transactions contemplated thereby. OLB, as the sole stockholder of Old Line, shall promptly hereafter approve the Bank Merger Agreement, and the Bank Merger Agreement will be duly executed by Old Line on the date of this Agreement. The Bank Merger Agreement has been duly authorized and, upon due authorization, execution and delivery by Old Line, will be a legal, valid and binding agreement of Old Line enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and general equitable principles. At the Closing, all other agreements, documents and instruments to be executed and delivered by Old Line that are referred to in the Bank Merger Agreement, if any, will have been duly executed and delivered by Old Line and, assuming due authorization, execution and delivery by the counterparties thereto, will constitute the legal, valid and binding obligations of Old Line, enforceable against Old Line in accordance with their respective terms and conditions, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and by general equitable principles.

Section 4.4
Consents; Regulatory Approvals.

Except as described in OLB Disclosure Schedule 4.4, no consents, waivers or approvals of, or filings or registrations with, any Regulatory Authorities or other third parties are necessary in connection with the execution and delivery of this Agreement by OLB or the consummation of the Contemplated Transactions by OLB. OLB has no reason to believe that it will not be able to obtain all requisite consents, waivers or approvals from the Regulatory Authorities or any third party in order to consummate the Contemplated Transactions on a timely basis. To the Knowledge of OLB, no fact or circumstance exists, including any possible other transaction pending or under consideration by OLB or any OLB Company, that would (a) reasonably be expected to prevent or delay in any material respect, any filings or registrations with, or consents, waivers or approvals required from, any Regulatory Authority, or (b) cause a Regulatory Authority acting pursuant to applicable Law to seek to prohibit or materially delay consummation of the Contemplated Transactions or impose a Burdensome Condition.

Section 4.5
Financial Statements.

(a) OLB has previously delivered or made available the OLB Financials to DCB, except those pertaining to periods commencing after September 30, 2016, which it will deliver or make available by each respective delivery date as required by this Agreement. The delivered or made available OLB Financials fairly present, in all material respects, the consolidated financial position, results of operations, changes in stockholders’ equity and cash flows of OLB as of and for the periods ended on the dates thereof. The delivered or made available OLB Financials comply in all material respects with applicable accounting and regulatory requirements and have been prepared in accordance with GAAP consistently applied, except for (i) omission of the notes from the financial statements, applicable to any interim period, and (ii) with respect to any interim period, normal year-end adjustments and notes thereto. Dixon Hughes Goodman LLP has not resigned (or informed OLB that it intends to resign) or been dismissed as independent public accountants of OLB as a result of or in connection with any disagreements with OLB on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) OLB did not, as of the date of the OLB Financials or any subsequent date, have any liabilities, obligations or loss contingencies of any nature, whether absolute, accrued, contingent or otherwise, that are not fully reflected or reserved against in the balance sheets included in the OLB Financials at the date of such balance sheets that would have been required to be reflected therein in accordance with GAAP consistently applied or fully disclosed in a note thereto, except for liabilities, obligations and loss contingencies that are not material in the aggregate and that are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies that are within the subject matter of a specific representation and warranty herein or that have not had a Material Adverse Effect and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of notes thereto.

Section 4.6
No Material Adverse Effect.

Neither OLB nor any OLB Subsidiary has suffered any adverse change in its assets (including loan portfolio), liabilities (whether absolute, accrued, contingent or otherwise), liquidity, net worth, property, financial condition or results of operations, or any damage, destruction or loss, whether or not covered by insurance, since December 31, 2015, that in the aggregate has had or is reasonably likely to have a Material Adverse Effect on the OLB Companies taken as a whole.

Section 4.7
Taxes.

(a) Except as disclosed on OLB Disclosure Schedule 4.7(a), all OLB Returns required by applicable Law to have been filed with any Taxing Authority by, or on behalf of, each of the OLB Companies have been filed on a timely basis in accordance with all applicable Laws, and such OLB Returns are true, complete and correct in all material respects, or requests for extensions to file the OLB Returns have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a Material Adverse Effect on OLB. All OLB Taxes shown to be due and payable on the OLB Returns or on subsequent assessments with respect thereto have been paid in full or adequate reserves have been established in the OLB Financials for the payment of such OLB Taxes, except where any such failure to pay or establish adequate reserves, in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect on the OLB Companies. Each of the OLB Companies has timely withheld and paid over all OLB Taxes required to have been withheld and paid over by it, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no Liens on any of the assets of the OLB Companies with respect to OLB Taxes, other than Liens for OLB Taxes not yet due and payable.

(b) Except as disclosed on OLB Disclosure Schedule 4.7(b), no deficiencies for OLB Taxes have been claimed, proposed or assessed, with notice to any of the OLB Companies, by any taxing or other governmental authority against the OLB Companies that have not been settled, closed or reached a final determination, or that have not been adequately reserved for in the OLB Financials, except for deficiencies that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect on OLB. There are no pending audits relating to any OLB Tax liability of which any of the OLB Companies has received written notice. Except as disclosed on OLB Disclosure Schedule 4.7(b), none of the OLB Companies is a party to any action or proceeding for assessment or collection of OLB Taxes, nor have such events been asserted or, to the Knowledge of OLB, threatened against any of the OLB Companies or any of their assets. No waiver or extension of any statute of limitations relating to OLB Taxes is in effect with respect to the OLB Companies. No power of attorney has been executed by any of the OLB Companies with respect to any OLB Tax matter that is currently in force.

(c) As used in this Agreement, the term “OLB Taxes” shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, and other obligations of the same or of a similar nature to any of the foregoing, which any of the OLB Companies is required to pay, withhold or collect. As used in this Agreement, the term “OLB Returns” shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any OLB Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

Section 4.8
Contracts; Certain Changes.

Except as described in OLB Disclosure Schedule 4.8 or in the SEC Reports, neither OLB nor any OLB Subsidiary is a party to or subject to:

(a) Any collective bargaining agreement with any labor union relating to its employees;

(b) Any agreement that by its terms limits its payment of dividends;

(c) Any contract, other than this Agreement, that restricts or prohibits it from engaging in any type of business permissible under applicable Law;

(d) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of its business (it being understood that any non-compete, non-solicitation or similar provision shall be deemed material);

(e) Any contract, the terms of which will require, on account of this Agreement or any of the Contemplated Transactions, the payment, individually or when aggregated with all other similar contracts, of a material financial fee or penalty by OLB or an Old Line Company; and

(f) Any contract or arrangement not disclosed pursuant to the other paragraphs of this Section 4.8 that constitutes a “material contract” as defined in Item 601(b)(10) of Regulation S-K of the SEC.

Section 4.9
Ownership of Personal Property; Insurance Coverage.

(a) Each of the OLB Companies has good and marketable title to all material assets and properties owned by it in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the OLB Financials or acquired subsequent thereto, subject to no Liens, except:

(i) Those items that secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB, inter-bank credit facilities or reverse repurchase agreements and that are described in OLB Disclosure Schedule 4.9(a) or permitted under Article V hereof;

(ii) Mechanics liens and similar liens for labor, materials, services or supplies provided for such property and incurred in the ordinary course of business for amounts not yet delinquent or that are being contested in good faith;

(iii) Statutory Liens for amounts not yet delinquent or that are being contested in good faith;

(iv) Liens for current OLB Taxes not yet due and payable;

(v) Pledges to secure deposits and other Liens incurred in the ordinary course of the business of banking;

(vi) Liens, imperfections of title, easements and other defects of title that are not reasonably likely to have a Material Adverse Effect;

(vii) With respect to personal property reflected in the balance sheets contained in the OLB Financials, (A) dispositions and encumbrances for adequate consideration in the ordinary course of business since the date of such balance sheets and/or (B) dispositions of obsolete personal property since the date of such balance sheets;

(viii) Those items that are reflected as liabilities in the OLB Financials; and

(ix) Items of personal property that are held in any fiduciary or agency capacity.

(b) With respect to material items of real and personal property that are used in the conduct of its business and leased from other Persons, each of the OLB Companies has the right under valid and existing leases to use such real and personal property in all material respects as presently occupied and used.

(c) Each of the OLB Companies currently maintains insurance with reputable insurers against such risks and in such amounts as the management of OLB has determined to be prudent for such OLB Company’s operations, and, to the Knowledge of OLB, such insurance is similar in scope and coverage in all material respects to insurance maintained by other similarly-situated businesses. Each of OLB and each OLB Subsidiary is in compliance with its insurance policies, is not in default under any of the terms thereof and has made accurate statements on any insurance renewal application. Each such policy is in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of OLB and the OLB Subsidiaries, OLB or the relevant OLB Subsidiary is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in a due and timely fashion.

(d) None of the OLB Companies has received notice from any insurance carrier that:

(i) The insurance will be cancelled or that coverage thereunder will be reduced or eliminated; or

(ii) Premium costs with respect to such insurance will be substantially increased.

(e) The OLB Companies maintain such fidelity bonds and errors and omissions insurance as may be customary or required under applicable Laws.

Section 4.10
Litigation and Other Proceedings.

Except as set forth in OLB Disclosure Schedule 4.10, there are no legal, quasi-judicial, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any kind or nature now pending or, to the Knowledge of OLB, threatened, before any court, administrative, regulatory, arbitration or similar body in any manner against any of the OLB Companies or any of their properties, and to the Knowledge of OLB there are no facts that reasonably could be expected to be the basis for any such suit, arbitration, other proceeding, claim, action, investigation or inquiry. To the Knowledge of OLB, no pending or threatened suit, arbitration, proceeding claim, action, investigation or inquiry described in OLB Disclosure Schedule 4.10 could reasonably be expected to (a) have a Material Adverse Effect, (b) question the validity of any action taken or to be taken in connection with this Agreement or the Contemplated Transactions, or (c) materially impair or delay the ability of the OLB Companies to perform their obligations under this Agreement. Except as disclosed on OLB Disclosure Schedule 4.10, none of the OLB Companies is in default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator or Regulatory Authority.

Section 4.11
Compliance with Applicable Law.

Except as disclosed on OLB Disclosure Schedule 4.11:

(a) Each of the OLB Companies conducts its business in compliance with all Laws applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees conducting such business, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b) Each of the OLB Companies has all material permits, licenses, authorizations, orders and approvals of all Regulatory Authorities that are required in order to permit it to own or lease its properties and carry on its business as it is presently conducted; all such permits, licenses, authorizations, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is, to the Knowledge of OLB, threatened, and to the Knowledge of OLB no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the Contemplated Transactions, subject to obtaining the receipt of all requisite approvals or consents from the Regulatory Authorities in order to consummate the Contemplated Transactions. None of the OLB Companies have been given notice or been charged with any violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Regulatory Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(c) ]Since January 1, 2011, each of the OLB Companies has timely filed all reports, forms, schedules, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that it was required by Law to file with any Regulatory Authority (collectively, the “OLB Reports”), and has paid all fees and assessments due and payable in connection therewith, and each of such filings complied in all material respects with all Laws under which it was filed (or was amended so as to be in compliance promptly following discovery of such noncompliance) and, to the extent such filings contain financial information, have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices and, in the case of SEC reports, GAAP, throughout the periods covered by such filing, except to the extent failure to timely file would not, individually or in the aggregate, be expected to have a Material Adverse Effect; none of the OLB Reports when filed with the SEC (the “SEC Reports”), and if amended prior to the date hereof, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there are no outstanding comments from or unresolved issues raised by the SEC, as applicable, with respect to any of the SEC Reports; none of the OLB Subsidiaries is required to file periodic reports pursuant to Sections 13 or 15(d) of the Exchange Act;

(d) No Regulatory Authority has initiated any proceeding or, to the Knowledge of OLB, investigation into the business or operations of the OLB Companies that has not been resolved;

(e) Since January 1, 2014, none of the OLB Companies has received any notification or communication from any Regulatory Authority:

(i) Asserting that it is not in substantial compliance with any Law that such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

(ii) Threatening to revoke any license, franchise, permit or governmental authorization that is material to it; or

(iii) Requiring or threatening to require it, or indicating that it may be required, to enter into a cease and desist order, consent agreement, other agreement or memorandum of understanding, or any other agreement directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner its operations, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this Section 4.11(e)(iii) and addressed specifically to an OLB Company herein referred to as an “OLB Regulatory Agreement”);

(f) None of the OLB Companies has received, consented to or entered into any OLB Regulatory Agreement that is currently in effect, nor has any OLB Company been advised, since January 1, 2013 by any Regulatory Authority that it is considering issuing, initiating, ordering or requesting any OLB Regulatory Agreement that has not already been issued, initiated, ordered or requested;

(g) There is no unresolved violation, criticism or exception by any Regulatory Authority with respect to any OLB Regulatory Agreement, except to the extent permitted by such OLB Regulatory Agreement;

(h) There is no injunction, award, order, judgment, settlement, decree or regulatory restriction imposed upon or entered into by any of the OLB Companies or upon their assets;

(i) OLB has designed, implemented and maintained disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to the OLB Companies is made known to the management of OLB by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the OLB Reports; and

(j) Since January 1, 2013, (x) no OLB Company nor, to the Knowledge of OLB, any director, officer, employee, auditor, accountant or other Representative of any OLB Company, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding its accounting or auditing practices, procedures, methodologies or methods or its internal accounting controls, including any material complaint, allegation, assertion or claim that it has engaged in questionable accounting or auditing practices, and (y) no attorney representing any OLB Company, whether or not employed by it, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by it or any of officers, directors, employees or agents to its board of directors or any committee thereof or to any director or officer.

Section 4.12 Labor Matters.

There are no labor or collective bargaining agreements to which any of the OLB Companies is a party. There is no union organizing effort pending or, to the Knowledge of OLB, threatened, against any of the OLB Companies. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of OLB, threatened, against any of the OLB Companies. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or, to the Knowledge of OLB, threatened, involving employees of any of the OLB Companies. No arbitration or proceeding asserting that any of the OLB Companies has committed an unfair labor practice (within the meaning of the National Labor Relations Act of 1935) or seeking to compel any of the OLB Companies to bargain with any labor organization as to wages or conditions of employment is pending or, to the Knowledge of OLB, threatened, with respect to any of the OLB Companies before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Regulatory Authority (other than routine employee grievances that are not related to union employees). Each of the OLB Companies is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. None of the OLB Companies has made any commitments to others inconsistent with or in derogation of any of the foregoing. Except as described in OLB Disclosure Schedule 4.12, there are no pending or, to the Knowledge of OLB, threatened, claims or suits against any of the OLB Companies under any applicable labor or employment Law or brought or made by a current or former employee or applicant for employment.

Section 4.13
ERISA.

(a) OLB has set forth in OLB Disclosure Schedule 4.13(a) a complete and accurate list of the OLB Benefit Plans and made available to DCB a copy of all OLB Benefit Plans.

(b) The OLB Companies have paid in full any insurance premiums due to the PBGC with respect to any defined benefit pension plans for the six years prior to, and through, the Effective Date. Except as disclosed in OLB Disclosure Schedule 4.13(b), no pension plan (within the meaning of ERISA Section 3(2)) maintained or contributed to by the OLB Companies has been terminated or is under notice from the PBGC of any threat of termination under the procedures of the PBGC. To the Knowledge of OLB, no circumstance has occurred for which any reportable event under ERISA Section 4043(b) has been or would be required that has not been reported or with respect to which the notice requirement has not been waived. Except as set forth on OLB Disclosure Schedule 4.13(b), no OLB Benefit Plan is subject to IRC Section 412 or Title IV of ERISA, and as of the Effective Date, to the Knowledge of OLB, no condition exists that will result in any liability to the PBGC or on account of the failure to comply with any such provisions in connection with any such OLB Benefit Plan.

(c) To the Knowledge of OLB, none of the OLB Companies has ever contributed to or otherwise incurred any liability with respect to a multi-employer plan (within the meaning of ERISA Section 3(37)).

(d) Each OLB Benefit Plan complies in all material respects with the applicable requirements of ERISA, the IRC, the Patient Protection and Affordable Care Act of 2010, and any other applicable Laws governing the OLB Benefit Plan, and each OLB Benefit Plan has at all times been administered substantially in all material respects in accordance with all requirements of applicable law. To the Knowledge of OLB, each of the pension plans adopted by the OLB Companies that is intended to be qualified under Section 401(a) of the IRC and, to the Knowledge of OLB, its trust, is exempt from federal income tax under IRC Section 501(a) has received, or is entitled to rely upon, a favorable determination letter (or opinion letter for a prototype plan) from the IRS, and to the Knowledge of OLB there are no circumstances that will or could result in revocation of, or inability to continue to rely upon, any such favorable determination letter or opinion letter. Without limiting the foregoing, to the Knowledge of OLB, the following are true:

(i) Each OLB Benefit Plan that is a defined benefit pension plan subject to IRC Section 412 or Title IV of ERISA as of the most recent actuarial valuation has an AFTAP determined under IRC Section 430 and 436 that exceeds the AFTAP level that would impose any funding-based limit on such plan under IRC Section 436;

(ii) Each OLB Benefit Plan that is a defined contribution pension plan that is intended to be qualified under IRC Section 401(a) has had all contributions made to the plan trust in accordance with the terms of the plan on a timely basis under the IRC and ERISA;

(iii) With respect to each OLB Benefit Plan, to the Knowledge of OLB there is no occurrence or contract that would constitute any “prohibited transaction” within the meaning of Section 4975(c) of the IRC or Section 406 of ERISA, which transaction is not exempt under applicable Law, including Section 4975(d) of the IRC or Section 408 of ERISA;

(iv) Except as disclosed in OLB Disclosure Schedule 4.13(d)(iv), no OLB Benefit Plan is an Employee Stock Ownership Plan as defined in Section 4975(e)(7) of the IRC;

(v) No OLB Benefit Plan is a Qualified Foreign Plan as the term is defined in Section 404A of the IRC and no OLB Benefit Plan or any related trust assets or agreements are subject to the laws of any jurisdiction other than the United States of America or any state, county or municipality of the United States;

(vi) None of the welfare plans adopted by the OLB Companies is a Voluntary Employees’ Beneficiary Association as defined in Section 501(c)(9) of the IRC;

(vii) All of the welfare plans adopted by the OLB Companies and their related trusts comply in all material respects with and have been administered in substantial compliance with (A) Section 4980B of the IRC and Sections 601 through 609 of ERISA and all U.S. Department of the Treasury and U.S. Department of Labor regulations issued thereunder, respectively, (B) the Health Insurance Portability and Accountability Act of 1996, (C) the applicable provisions of the Patient Protection and Affordable Care Act of 2010, and (D) the U.S. Department of Labor regulations issued with respect to such welfare benefit plans; and

(viii) With respect to each OLB Benefit Plan, OLB or any OLB ERISA Affiliate has the authority to amend or terminate such OLB Benefit Plan at any time, subject to the applicable requirements of ERISA and the IRC and the provisions of the OLB Benefit Plan.

(e) There is no existing or, to the Knowledge of OLB, contemplated, audit of any OLB Benefit Plan by the IRS, the U.S. Department of Labor, the PBGC, and Regulatory Authority or any other governmental authority. In addition, there are no pending or, to the Knowledge of OLB, threatened material claims by, on behalf of or with respect to any OLB Benefit Plan, or by or on behalf of any individual participant or beneficiary of any OLB Benefit Plan, alleging any violation of ERISA or any other applicable Laws, or claiming benefits (other than claims for benefits made in the ordinary course of business), nor, to the Knowledge of OLB, is there any basis likely to enable such claim to prevail.

(f) Except as disclosed on OLB Disclosure Schedule 4.13(f), (i) no payment contemplated or required by or under any OLB Benefit Plan and employment-related agreement would in the aggregate constitute excess parachute payments as defined in Section 280G of the IRC (without regard to subsection (b)(4) thereof), (ii) no OLB Benefit Plan provides for the gross-up or reimbursement of Taxes under Sections 280G, 4999 or 409A of the IRC, and (iii) neither the execution and delivery of this Agreement nor the consummation of Contemplated Transactions will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase the amount or value of, any payment, right or other benefit to any current or former employee, officer, director or other service provider of any of the OLB Companies.

(g) None of the OLB Companies is a record-keeper, administrator, custodian, fiduciary, trustee or otherwise acts on behalf of any plan, program, or arrangement subject to ERISA (other than any OLB Benefit Plan). Each OLB Benefit Plan (including employment agreements or other compensation arrangements) that constitutes a nonqualified deferred compensation plan within the meaning of Section 409A of the IRC has been written, executed and operated in compliance with Section 409A of the IRC and the regulations thereunder or an applicable exemption therefrom.

Section 4.14
Brokers and Finders.

Other than Ambassador Financial Group, Inc., none of the OLB Companies and, to the Knowledge of OLB, no officer, director, employee, independent contractor or agent of any OLB Company on its behalf, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any broker, finder, investment banker or financial advisor, in connection with the Contemplated Transactions.

Section 4.15
Real Property and Leases.

(a) No deed or lease with respect to any real property owned, leased or operated by the OLB Companies, including but not limited to all REO (the “OLB Real Property”) contains any restrictive covenant that materially restricts the use, transferability or value of such OLB Real Property. Each lease with respect to any OLB Real Property is a legal, valid and binding obligation of the parties thereto enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and is in full force and effect. There are no existing defaults by the OLB Companies or, to the Knowledge of OLB, the other party, under any lease with respect to any OLB Real Property and, to the Knowledge of OLB, there are no allegations or assertions of such defaults by any party under any lease with respect to any OLB Real Property or any events that, with notice or lapse of time or the happening or occurrence of any other event, would constitute a default under any lease with respect to any OLB Real Property, except where the existence of such defaults, individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect.

(b) To the Knowledge of OLB, none of the buildings and structures located on any OLB Real Property, nor any improvements or appurtenances thereto or equipment therein, nor the operation or maintenance thereof, violates in any material manner any land use Laws or restrictive covenants, except for those violations and encroachments that in the aggregate could not reasonably be expected to have a Material Adverse Effect. No condemnation proceeding is pending or, to the Knowledge of OLB, threatened, that would preclude or materially impair the use of any OLB Real Property in the manner in which it is currently being used.

(c) The OLB Companies have a valid and enforceable leasehold interest in or, to the Knowledge of OLB, based on title insurance owned by it, good and marketable title to, all OLB Real Property and all improvements thereon, subject to no Liens of any kind except (i) as noted in the OLB Financials, (ii) statutory Liens not yet delinquent or that are being contested in good faith, (iii) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held, (iv) mechanics liens not yet delinquent or that are being contested in good faith, and (v) those assets and properties disposed of for fair market value in the ordinary course of business since the date of the OLB Financials. To the Knowledge of OLB, all OLB Real Property used in the business of the OLB Companies is free from defects that could materially interfere with the current or intended future use of such facilities.

Section 4.16
Environmental Matters.

With respect to OLB and each OLB Subsidiary:

(a)  Neither the conduct nor operation of its business nor any condition of any property currently or previously owned or operated by it (including REO) results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon OLB or any OLB Subsidiary. To the Knowledge of OLB, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to OLB or any OLB Subsidiary by reason of any Environmental Laws. Neither OLB nor any OLB Subsidiary during the past five years has received any written notice from any Person or Regulatory Authority that OLB or any OLB Subsidiary or the operation or condition of any property ever owned or operated (including Participation Facilities) by any of them are currently in violation of or otherwise are alleged to have liability under any Environmental Laws or relating to Hazardous Materials (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon OLB or any OLB Subsidiary;

(b)  There is no suit, action, executive or administrative order, directive or proceeding pending or, to the Knowledge of OLB threatened, before any court, governmental agency or other forum against OLB or any OLB Subsidiary (i) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (ii) relating to the presence of, or release (defined herein) into the environment of, any Hazardous Materials on any OLB Real Property;

(c) To the Knowledge of OLB, (i) there are no underground storage tanks on, in or under any OLB Real Properties, and (ii) no underground storage tanks have been closed or removed from any OLB Real Properties except in compliance with Environmental Laws in all material respects; and

(d) To the Knowledge of OLB, the OLB Real Properties (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Materials other than as permitted under applicable Environmental Laws.

Section 4.17
Information to be Supplied.

(a) The information supplied by OLB for inclusion in the Registration Statement (including the Prospectus/Proxy Statement), at the time the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to the holders of DCB Common Stock, and up to and including the date of the DCB Common Stockholders’ Meeting, (i) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading, and (ii) will comply in all material respects with the provisions of the Exchange Act.

(b) The information supplied by OLB for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

(c) No document or certificate delivered to DCB by or for OLB pursuant to a requirement of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in such document or certificate in light of the circumstances under which it was made not misleading.

Section 4.18 Related Party Transactions.

Except as set forth on OLB Disclosure Schedule 4.18, as is disclosed in the OLB Financials, and/or as disclosed in the SEC Reports, neither OLB nor any OLB Subsidiary is a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of OLB or any OLB Subsidiary, and all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons who are not related to or Affiliates of OLB or any OLB Subsidiary.

Section 4.19
Loans.

(a) Except as set forth on the OLB Disclosure Schedule 4.19, all Credit Extensions reflected as assets in the OLB Financials arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of business, and are evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and correct and are what they purport to be, and to the extent secured, are secured by valid Liens that are legal, valid and binding obligations of the maker thereof, enforceable in accordance with the respective terms thereof, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization or other similar Laws or equitable principles affecting the enforcement of creditors’ rights that have been perfected or (ii) the pledge of any Credit Extension to the FHLB as collateral to secure the performance by the OLB Companies of all obligations owed thereto. All Credit Extensions reflected as assets in the OLB Financials were made in accordance in all material respects with sound banking practices, and, to the Knowledge of OLB, are not subject to any defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending Laws, except as may be provided by bankruptcy, insolvency or similar Laws or by general principles of equity.

(b) To the Knowledge of OLB, neither the terms of any Credit Extension by any of the OLB Companies, any of the documentation for any such Credit Extension, the manner in which any such Credit Extension has been administered and serviced, nor the practices of approving or rejecting applications for a Credit Extension by the OLB Companies, violate in any material respect any Law applicable thereto, including, without limitation, the Truth In Lending Act and the CFPB’s Regulation Z, the CRA, the Equal Credit Opportunity Act, and any Laws relating to consumer protection, installment sales and usury.

(c) There are no executive officer or director (as such terms are defined in the FRB’s Regulation O) Credit Extensions by any of the OLB Companies on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate that was not in compliance with Regulation O and all such Credit Extensions are and were originated in compliance in all material respects with all applicable laws.

(d) To the Knowledge of OLB, no shares of OLB Common Stock were purchased with the proceeds of a loan made by any of the OLB Companies.

Section 4.20
Allowance for Loan Losses.

The allowance for loan losses reflected in reports by the OLB Companies to each Regulatory Authority has been and will be established in compliance with the requirements of all regulatory criteria, and the allowance for loan losses shown in the OLB Financials has been and will be established and maintained in accordance with GAAP and applicable Law and in a manner consistent with Old Line’s internal policies. The allowance for loan losses reflected in such reports and the allowance for loan losses shown in the OLB Financials, in the opinion of management, was or will be adequate as of the dates thereof. The REO and in-substance foreclosures included in any of Old Line’s non-performing assets are carried net of reserves at the lower of cost or market value based on current independent appraisals or current management appraisals. OLB has disclosed to DCB on OLB Disclosure Schedule 4.20 all Credit Extensions (including participations) by and all interest-bearing assets of the OLB Companies (a) that are in an amount of at least $1 million and have been accelerated during the past 12 months, (b) that are in an amount of at least $1 million and have been terminated during the past 12 months by reason of a default or adverse development in the condition of the borrower or other events or circumstances affecting the credit of the borrower, and (c) pursuant to which a borrower, customer or other party has notified any of the OLB Companies during the past 12 months of, or has asserted against any of the OLB Companies, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of OLB, each borrower, customer or other party that has given any of the OLB Companies any oral notification of, or orally asserted to or against any of the OLB Companies, any such claim, and OLB shall provide an updated OLB Disclosure Schedule 4.20 promptly to DCB after the end of each month after the date hereof and on the Business Day prior to the Closing Date.

Section 4.21
Community Reinvestment Act.

Old Line is the only OLB Company that is subject to the CRA. To the Knowledge of OLB, OLB is in compliance in all material respects with the CRA and all regulations promulgated thereunder. OLB has supplied DCB with a copy of Old Line’s current CRA Statement, all letters and written comments received by Old Line since July 8, 2013 pertaining thereto and any responses by Old Line to such comments. Old Line has a rating of “satisfactory” or better as of its most recent CRA compliance examination and OLB and Old Line have received no communication from any Regulatory Authority that would lead OLB to believe that Old Line will not receive a rating of “satisfactory” or better pursuant to its next CRA compliance examination or that any Regulatory Authority would seek to restrain, delay or prohibit any of the Contemplated Transactions as a result of any act or omission of Old Line under the CRA.

Section 4.22
Securities Activities of Employees.

To the Knowledge of OLB, the officers, employees and agents of the OLB Companies are now, and at all times in the past have been, in compliance with all applicable Laws that relate to securities activities conducted by such officers, employees and agents, including Laws relating to licenses and permits.

Section 4.23
Books and Records.

(a) The minute books and stock ledgers of the OLB Companies that have been made available to DCB, its Representatives or its Affiliates constitute all of the minute books and stock ledgers of the OLB Companies and as of their dates contain a materially complete and accurate record of all actions of their respective stockholders and boards of directors (and any committees thereof) and have been maintained in accordance with applicable Law. All personnel files, reports, feasibility studies, environmental assessments and reports, strategic planning documents, financial forecasts, deeds, leases, lease files, land files, accounting and tax records and all other records that relate to the business and properties of the OLB Companies that have been requested by DCB have been made available to DCB, its Representatives or its Affiliates, and are located at the offices of the OLB Companies at 1525 Pointer Ridge Place, Bowie, Maryland 20716.

(b) Each of the OLB Companies makes and keeps books, records and accounts that, in reasonable detail and in all material respects, accurately and fairly reflect its transactions in and dispositions of its assets and securities, and all such books, records and accounts have been maintained in accordance with applicable Law and accounting requirements. Each of the OLB Companies maintains a system of internal control over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary (A) to permit the preparation of financial statements and reports filed with any Regulatory Authority in conformity with GAAP consistently applied and any other criteria applicable to such statements, and (B) to maintain accountability for assets and liabilities; (iii) access to its assets and incurrence of liabilities is permitted only in accordance with management’s general or specific authorizations; (iv) the recorded accountability for assets and liabilities is compared with existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences; and (v) extensions of credit and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. None of the systems, controls, data or information of the OLB Companies are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) that (including all means of access thereto and therefrom) are not under the exclusive ownership and control of the OLB Companies or their accountants, except as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed on OLB Disclosure Schedule 4.23(b) or in the SEC Reports, to the Knowledge of OLB there are no significant deficiencies or material weaknesses in the design or operation of such internal control over financial reporting that are reasonably likely to adversely affect in any material respect OLB’s ability to record, process, summarize and report financial information. To the Knowledge of OLB, there has occurred no fraud, whether or not material, that involves management or other employees who have a significant role in OLB’s internal control over financial reporting.

Section 4.24
Investment Securities.

Each of the OLB Companies has good and marketable title to all securities that it owns. None of the investment securities reflected in the OLB Financials under the headings “investment securities available for sale” and “investment securities held to maturity” and, except as described in OLB Disclosure Schedule 4.24, none of the investment securities acquired by the OLB Companies since September 30, 2016, are subject to any restrictions, whether contractual or statutory, that materially impair such OLB Company’s ability to freely dispose of such investment securities at any time, and such OLB Company was permitted by applicable Law to acquire such investment securities at the time they were acquired.

Section 4.25
Reorganization.

As of the date hereof, OLB does not have any reason to believe that the Merger will fail to qualify as a tax-free reorganization within the meaning of Section 368(a) of the IRC. None of the OLB Companies will take any action that will cause, cause any action to be taken that will cause, or fail to take any action or fail to cause any action to be taken if such failure to act will have the effect of causing, the Merger not to qualify as a tax-free reorganization within the meaning of Section 368(a) of the IRC, nor have any of the OLB Companies taken, caused, agreed to take or cause, or failed to take or cause any such action.

Section 4.26
Fairness Opinion.

OLB’s board of directors has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated no later than the date of this Agreement) from Ambassador Financial Group, Inc. to the effect that, as of the date thereof, and subject to the terms, conditions and qualifications set forth therein, the consideration payable by OLB to stockholders of DCB pursuant to the terms of this Agreement are fair, from a financial point of view, to the stockholders of OLB. Such opinion has not been amended or rescinded as of the date of this Agreement.

Section 4.27
Materials Provided to Stockholders.

All proxy materials used in connection with the meetings of OLB’s stockholders held in 2014, 2015 and 2016, along with any other form of correspondence between OLB and its stockholders during that time period, either have been filed with the SEC and are publicly available to DCB via the SEC’s Electronic Data Gathering and Retrieval system or have been provided to DCB.

Section 4.28
Absence of Undisclosed Liabilities.

None of the OLB Companies has any obligation or liability that is material to its financial condition or operations or that, when combined with all similar obligations or liabilities, would be material to its financial condition or operations except (a) as disclosed in the OLB Financials delivered or made available to DCB prior to the date of this Agreement, or (b) as contemplated under this Agreement. Except as disclosed in OLB Disclosure Schedule 4.28, since September 30, 2016, none of the OLB Companies has incurred or paid any obligation or liability that would be material to its financial condition or operations of, except for obligations paid in connection with transactions made by them in the ordinary course of its business consistent with past practice and applicable Law.

Section 4.29
Anti-Money Laundering, OFAC and Information Security.

(a) To the Knowledge of OLB there do not exist any facts or circumstances that would cause any of the OLB Companies: (i) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Financial Crimes Enforcement Network or Office of Foreign Assets Control, or any other applicable anti-money laundering Law, as well as the provisions of the Bank Secrecy Act/anti-money laundering program adopted by the OLB Companies; or (ii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy Laws, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by the OLB Companies. To the Knowledge of OLB, no non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause any of the OLB Companies to undertake any remedial action. The board of directors or other governing body of each OLB Company that is subject to Section 326 of the USA PATRIOT Act and the regulations thereunder has adopted, and each such OLB Company has implemented, a Bank Secrecy Act/anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the USA PATRIOT Act and the regulations thereunder and such Bank Secrecy Act/anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder, and it has not received written notice from any Regulatory Authority that such program (x) does not contain adequate and appropriate customer identification verification procedures, or (y) has been deemed ineffective. Each of the OLB Companies has complied in all material respects with any requirements to file reports and other necessary documents as required by the USA PATRIOT Act and the regulations thereunder.

(b) OLB Disclosure Schedule 4.29(b) describes any event, circumstance or other occurrence, and the remedial steps taken by any of the OLB Companies with respect thereto, since January 1, 2011, that constituted either (i) a “breach of the security of a system,” as such phrase is defined in Section 14-3504(a) of the Commercial Law Article with respect to personal information maintained by any of the OLB Companies, without regard to the application of Section 14-3507(b) of the Commercial Law Article, or (ii) any other data breach with respect to, or other unauthorized access to, the electronic information and records of any of the OLB Companies, including, without limitation, communications, regulatory correspondence and reports, documents and data, information relating to products and services, activities, strategies and plans, the computers, computer software, other information technology equipment, information technology passwords and other credentials, and all associated documents and records owned or leased by the OLB Companies, other financial data, and identities of and information regarding sales, customers, prospects, vendors, suppliers and personnel, including, without limitation, passwords and other information technology credentials.

Section 4.30
Intellectual Property.

Each of the OLB Companies owns or possesses valid, binding and assignable licenses and other rights to use without payment all trademarks, trade dress, trade names, service marks, domain names, patents, technology, inventions, trade secrets, know-how and copyrights and works of authorship owned by or licensed to each of the OLB Companies for use in its business, and all licenses or other agreements relating thereto and all agreements relating to third party intellectual property that it is licensed or authorized to use in its business, including without limitation any software licenses other than “shrink wrap” or force placed software licenses (collectively, the “OLB Intellectual Property”), that is used in the conduct of its existing businesses free and clear of all Liens and any claims of ownership by current or former employees or contractors, other than royalties or payments with respect to off-the-shelf software. With respect to each item of OLB Intellectual Property that any of the OLB Companies is licensed or authorized to use, the license, sublicense or agreement covering such item is legal, valid, binding, enforceable and in full force and effect. To the Knowledge of OLB, none of the OLB Companies is infringing, diluting, misappropriating or violating the intellectual property of any other Person, and none of the OLB Companies has received any communications alleging that it has infringed, diluted, misappropriated or violated any such intellectual property. None of the OLB Companies has sent any communications alleging that any Person has infringed, diluted, misappropriated or violated any OLB Intellectual Property and, to the Knowledge of OLB, no Person is infringing, diluting, misappropriating or violating any of the OLB Intellectual Property. Each of the OLB Companies has taken all commercially reasonable actions to protect and maintain (a) all material OLB Intellectual Property and (b) the security and integrity of its software, databases, networks, systems, equipment and hardware and to protect the same against unauthorized use, modification or access thereto, or the introduction of any viruses or other unauthorized or damaging or corrupting elements. To the Knowledge of OLB, the computers, computer software, other information technology equipment, information technology passwords and other credentials, and all associated documents and records owned or leased by the OLB Companies (the “OLB IT Assets”) operate and perform in all material respects in accordance with their documentation and functional specifications as required by them in connection with their business, and none of the OLB IT Assets has materially malfunctioned or failed to meet its requirements within the past two years except for such malfunctions or failures that have been remediated. To the Knowledge of OLB, no Person has gained unauthorized access to the OLB IT Assets. The OLB Companies have implemented commercially reasonable backup and disaster recovery technology consistent with industry practices for institutions of comparable size and complexity.

Section 4.31
Disclosure.

The schedules delivered by OLB pursuant to this Article IV and elsewhere in this Agreement, which have been delivered concurrently with the execution and delivery of this Agreement, are true and correct in all material respects and contain no untrue statements of material fact or omit any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.32
Business.

OLB and the OLB Subsidiaries are engaged in all material respects only in the business described in the SEC Reports, and the SEC Reports contain a complete and accurate description in all material respects of the business of OLB and the OLB Subsidiaries, taken as a whole.

ARTICLE V.
COVENANTS OF THE PARTIES

Section 5.1
Conduct of DCB’s Business.

Through the Effective Time, DCB shall, and shall cause each DCB Subsidiary to, in all material respects, conduct its businesses and engage in transactions only in the usual, regular and ordinary course and consistent with past practice, except as otherwise required or contemplated by this Agreement or with the prior written consent of OLB. DCB shall, and shall cause each DCB Subsidiary to, use its commercially reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees and preserve the good will of its customers and others with whom business relationships exist, provided that, other than in the case of a Permitted Employee that DCB determines, in good faith, is necessary to comply with the foregoing requirements, job vacancies that occur prior to the Effective Date through attrition shall not be filled and new officers and employees shall not be hired without the prior written consent of OLB, which shall not be unreasonably conditioned, withheld or delayed. Through the Effective Time, without the consent in writing of OLB (such consent not to be unreasonably withheld, conditioned or delayed), as permitted by this Agreement or except as may be required, in writing, by any Regulatory Authority (in which case DCB shall immediately provide OLB with a copy of such written document), DCB shall not, and shall not permit any DCB Subsidiary to:

(a) Change any provision of the DCB Governing Documents;

(b) Change the number of authorized or issued shares of its capital stock; repurchase, redeem or otherwise acquire any shares of its capital stock; issue or grant any call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of capital stock; or declare, set aside or pay any dividends (including any special dividends) or other distribution in respect of capital stock except for cash dividends declared and paid in the normal course of business consistent with past practices in an amount not to exceed $0.02 per share quarterly;

(c) Except as set forth in DCB Disclosure Schedule 5.1(c) or for retention payments as OLB and DCB may mutually agree upon for DCB or Damascus employees who remain employed through the Effective Time, grant any severance, retention or termination pay, other than pursuant to policies or agreements of DCB or any DCB Subsidiary in effect on the date hereof for employees, or enter into or amend any employment, consulting, severance, compensation, “change-in-control” or termination contract or arrangement with, any officer, director, employee, independent contractor, agent or other Person associated with DCB or any DCB Subsidiary;

(d) Grant job promotions or increase the rate of compensation of, or pay any bonus to, any director, officer, employee, independent contractor, agent or other Person associated with DCB or any DCB Subsidiary, except, with respect to a Permitted Employee, (i) to the extent such promotion or increase is made by DCB or a DCB Subsidiary in the normal course of its business and consistent with its past practices, or (ii) routine periodic pay increases, selective merit pay increases and pay-raises in the normal course of business and consistent with past practices, provided, however, that such aggregate increases in the rate of compensation shall not be in excess of 3%, and such aggregate bonuses shall not be in excess of 5% of the aggregate salaries, for all Permitted Employees;

(e) Except in the ordinary course consistent with past practice, sell, lease, assign, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets (excluding loans, which are governed by Section 5.1(w), and securities, which are governed by Section 5.1(q)), deposits, business or properties or cancel or compromise any debt or claim, or waive or release any right or claim, except in the ordinary course of business consistent with past practice for full and fair consideration actually received; or modify in any material manner the manner in which it has heretofore conducted its business or enter into any new line of business;

(f) Except for FHLB advances with a maturity of six (6) months or less and deposits taken in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money; or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other Person, other than the issuance of letters of credit in the ordinary course of business and in accordance with the restrictions set forth in Sections 5.1(y) and (z);

(g) Sell or otherwise dispose of any DCB Real Property except REO in a reasonably acceptable commercial manner in the ordinary course of business;

(h) Take any action that would result in any of the conditions set forth in Article VI hereof not being satisfied;

(i) Change any method, practice, or principle of accounting, except as may be required from time to time by Law or changes in GAAP or by any Regulatory Authority;

(j) Waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material agreement to which it is a party;

(k) Implement any pension, retirement, profit-sharing, bonus, welfare or similar plan or arrangement that was not in effect on the date of this Agreement, or amend any existing pension, retirement, profit-sharing, bonus, welfare or similar plan or arrangement except to the extent (i) required by Law or (ii) required by its terms as a result of this Agreement or in connection with the Contemplated Transactions; provided, however, that amendments to a DCB Benefit Plan to modify any of the investment options available thereunder shall not constitute a breach of this Section 5.1(k);

(l) Implement or adopt any material change in its: (i) guidelines and policies in existence on the date hereof with regard to underwriting and making extensions of credit, the establishment of reserves with respect to possible losses thereon or the charge-off of losses incurred thereon; (ii) investment policies and practices; or (iii) other material banking policies, or otherwise fail to conduct its banking activities in the ordinary course of business consistent with past practice except as may be required by changes in Law, GAAP, or the direction of a Regulatory Authority;

(m) Change deposit or loan rates, or otherwise fail to conduct its lending and deposit activities in the ordinary course of business consistent with past practice;

(n) Enter into, modify, amend or renew any agreement under which it is obligated to pay more than $50,000 and that is not terminable by it with 60 days’ notice or less without penalty, payment or other conditions (other than the condition of notice), or enter into, renew, extend or modify any other transaction with any of its Affiliates, other than deposit and loan transactions in the ordinary course of business and that are in compliance with the requirements of Law;

(o) Except as required by Law or at the direction of a Regulatory Authority: (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; or (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk;

(p) Take any action that would give rise to a right of payment to any individual under any employment agreement except for contractually required compensation;

(q) Purchase or sell any securities other than in the normal course of business consistent with past practices other than pursuant to redemptions by the issuer thereof;

(r) Except in the ordinary course of business consistent with past practice and involving an amount not in excess of $50,000 (exclusive of any amounts paid directly or reimbursed to DCB or any DCB Subsidiary under any insurance policy maintained by DCB or any DCB Subsidiary), settle any material action, suit, claim, arbitration, investigation, inquiry, grievance or other proceeding (or basis therefor) pending or, to the Knowledge of DCB, threatened, against or affecting DCB, any DCB Subsidiary or any of their respective properties or assets. Notwithstanding the foregoing, no settlement shall be made if it involves a precedent for other similar claims that, in the aggregate, could reasonably be determined to be material to DCB and the DCB Subsidiaries, taken as a whole;

(s) Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a Phase I environmental report thereon; provided, however, that neither DCB nor any DCB Subsidiary shall be required to obtain such a report: (i) where, after using commercially reasonable efforts, it is unable to gain access to the property, provided that DCB has provided notice to OLB that it has been unable to gain such access and as a result intends to foreclose without obtaining a Phase I environmental report thereon; or (ii) with respect to any one- to four-family, non-agricultural residential property of five acres or less to be foreclosed upon unless it has reason to believe that such property contains hazardous substances known or reasonably suspected to be in violation of, or require remediation under, Environmental Laws;

(t) Except as permitted by Section 5.7(a)(ii), merge or consolidate with any other Entity; sell or lease all or any substantial portion of its assets or business; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with the collection of any loan or credit arrangement; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender of its certificate of authority to maintain, file an application for the opening, closing or relocation of, or open, close or relocate, any branch or automated banking facility;

(u) Make any new capital expenditure, individually or in the aggregate, of $50,000 or more;

(v) Sell or acquire any loans (excluding originations) or loan participations, except in the ordinary course of business consistent with past practice (but in the case of a sale, after giving OLB or Old Line a first right of refusal to acquire such loan or participation), or sell or acquire any servicing rights; provided, however, that in no event shall any of the DCB Companies sell or acquire any loan or loan participation having a principal balance in excess of $500,000;

(w) Take any action or knowingly fail to take any action, which action or failure to act would preclude the Merger from qualifying as a tax-free reorganization within the meaning of Section 368(a) of the IRC;

(x) Make any charitable or similar contributions, except consistent with past practice and in amounts not to exceed $5,000 individually and $10,000 in the aggregate;

(y) Except for any Non-Residential Credit Extension already committed to by DCB or a DCB Subsidiary on the date of this Agreement and set forth on DCB Schedule 5.1(y), enter into, grant, approve, modify or extend any Non-Residential Credit Extension except in the ordinary course of business consistent with past practice; provided, however, that none of the DCB Companies may make a Non-Residential Credit Extension (i) in excess of $2,000,000, or (ii) to an existing customer that increases the aggregate loan exposure to such customer to more than $2,000,000.

(z) Except for any loan, credit facility, line of credit, or letter of credit for an owner-occupied residence (collectively, a “Residential Credit Extension”) already committed to by DCB or a DCB Subsidiary and set forth on DCB Disclosure Schedule 5.1(z), enter into, grant, approve, modify or extend any Residential Credit Extension that would result in a credit exposure in excess of $1,000,000; provided, however, that (i) after March 31, 2017 none of the DCB Companies may make a Residential Credit Extension in a principal amount that exceeds FHA jumbo limit in effect at such time and (ii) all Residential Credit Extensions made between the date of this Agreement and March 31, 2017 in a principal amount that exceeds FHA jumbo limit in effect at such time shall be made in the ordinary course of business and consistent with past practice;

(aa) Issue any communication relating to the Contemplated Transactions to employees (including general communications relating to benefits and compensation) without prior consultation with OLB and, to the extent relating to post-Closing employment, benefit or compensation information, without the prior consent of OLB (which shall not be unreasonably withheld, conditioned or delayed) or issue any communication of a general nature to customers without the prior approval of OLB (which shall not be unreasonably withheld, conditioned or delayed), except as required by Law. For clarification, communications in the ordinary course of business consistent with past practice that do not relate to the Contemplated Transactions shall not be prohibited pursuant to this Section 5.1(aa);

(bb) Change deposit or loan rates other than in the ordinary course of business consistent with past practice;

(cc) Enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement, except in the ordinary course of business consistent with past practice; or

(dd) Agree to do any of the foregoing.

Section 5.2
Conduct of OLB’s Business.

Through the Effective Time, except as otherwise consented to in writing by DCB or as permitted by this Agreement, and except as may be required by Law or, in writing, by any Regulatory Authority (in which case OLB shall immediately provide DCB with a copy of such written document), OLB shall not, and shall not permit any OLB Subsidiary to:

(a) Take any action that would result in any of the conditions set forth in Article VI hereof not being satisfied;

(b) Take any action or knowingly fail to take any action, which action or failure to act would preclude the Merger from qualifying as a tax-free reorganization within the meaning of Section 368(a) of the IRC; or

(c) Agree to do either of the foregoing.

Section 5.3
Access; Confidentiality.

(a) Through the Effective Time, each party hereto shall afford to the other, including its authorized Representatives, reasonable access to its and its Subsidiaries’ businesses, properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of each party shall furnish the other party making such investigation, including its authorized Representatives, with such financial and operating data and other information with respect to such businesses, properties, assets, books and records, and personnel as the party making such investigation, or its authorized Representatives, shall from time to time reasonably request. Each party hereto agrees that it, and its authorized Representatives, will conduct such investigation and discussions hereunder in a confidential manner and otherwise in a manner so as not to interfere unreasonably with the other party’s normal operations and customer and employee relationships. Notwithstanding the foregoing, neither OLB nor DCB shall be required to provide access to or to disclose information where such access or disclosure would violate the rights of its customers, jeopardize the attorney-client privilege of the entity in possession or control of such information or contravene any Law or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the previous sentence apply.

(b) DCB and OLB each agree that it will not, and will cause their Representatives not to, use any information obtained pursuant to this Section 5.3 (as well as any other information obtained prior to the date hereof in connection with entering into this Agreement) for any purpose unrelated to the consummation of the Contemplated Transactions. DCB and OLB shall hold all information obtained pursuant to this Section 5.3 (as well as any other information obtained prior to the date hereof in connection with entering into this Agreement) in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, which is incorporated herein by reference. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its terms, notwithstanding the termination of this Agreement.

Section 5.4
Regulatory Matters.

Through the Effective Time:

(a) OLB and DCB shall cooperate with one another in the preparation of the Registration Statement (including the Prospectus/Proxy Statement) and all Applications, which shall be prepared by OLB and OLB’s counsel, to the extent such Applications are required to be filed by an OLB Company, and by DCB and DCB’s counsel, to the extent such Applications are required to be filed by a DCB Company, and the making of all filings for, and shall use their reasonable best efforts to obtain, as promptly as practicable, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the Contemplated Transactions; provided, however, that in no event shall OLB or DCB be required to agree to any prohibition, limitation or other requirement that would (a) prohibit or materially limit the ownership or operation by OLB or any OLB Subsidiary of all or any material portion of the business or assets of DCB or any DCB Subsidiary, (b) compel OLB or DCB to dispose of all or any material portion of either party’s business or assets, (ii) impose a material compliance burden, penalty or obligation on OLB or DCB, or (iii) otherwise materially impair the value of DCB to OLB (any such requirement alone, or more than one such requirement together, a “Burdensome Condition”).

(b) DCB and OLB shall each promptly furnish the other with copies of written communications to, or received by them from, any Regulatory Authority with respect to the Contemplated Transactions to the extent permitted by Law.

(c) DCB and OLB shall cooperate with each other in the foregoing matters and shall furnish the other with all information concerning itself as may be necessary or advisable in connection with any Application or filing, including any report filed with the SEC, made by or on behalf of such party to or with any Regulatory Authority in connection with the Contemplated Transactions, and in each such case, the information shall be accurate and complete in all material respects. In connection therewith, DCB and OLB shall use their reasonable good faith efforts to provide each other certificates, “comfort” letters and other documents reasonably requested by the other to the extent such disclosure is permitted by Law. Each party hereto shall have the right to review and approve in advance (such approval not to be unreasonably withheld, conditioned or delayed) all characterizations of the information relating to it and any of its subsidiaries that appear in any filing made in connection with the Contemplated Transactions with any Regulatory Authority. In addition, OLB and DCB shall each give the other reasonable time to review the Registration Statement and any Application to be filed by it prior to the time such Application is filed with the relevant Regulatory Authority, and each shall consult the other with respect to the substance and status of such filings.

Section 5.5
Taking of Necessary Actions.

Through the Effective Time, in addition to the specific agreements contained herein, each party hereto shall use their reasonable best efforts to take, or cause to be taken by each of its Subsidiaries, all actions, and to do, or cause to be done by each of its Subsidiaries, all things necessary, proper or advisable under applicable Law to consummate and make effective the Contemplated Transactions as soon as practicable after the date hereof including, if necessary, appealing any adverse ruling with respect to any Application.

Section 5.6
Duty to Advise; Duty to Update of Disclosure Schedules.

Through the closing date, each of DCB and OLB shall promptly advise the other of any change or event having or reasonably likely to have a Material Adverse Effect or that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Through the Closing Date, DCB shall update the DCB Disclosure Schedules, and OLB shall update the OLB Disclosure Schedules, as promptly as practicable after the occurrence of any event that, if such event had occurred prior to the date hereof, would have been disclosed on such schedule. In addition, DCB shall update and deliver to OLB the DCB Disclosure Schedule 3.20(a), and OLB shall update and deliver to DCB the OLB Disclosure Schedule 4.20, promptly after the end of each calendar month during the Pre-Closing Period and on the Business Day immediately preceding the Closing Date. The delivery of such updated Disclosure Schedules shall not relieve either party from liability for any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.1(b) or 6.2(b).

Section 5.7
Other Undertakings by OLB and DCB.

(a) Undertakings of DCB.

(i) Stockholder Approval. As promptly as practicable after the Registration Statement becomes effective under the Securities Act, in accordance with applicable Law and this Agreement, DCB shall submit the Agreement and the Merger to its stockholders for approval at the DCB Common Stockholders’ Meeting with the recommendation that its stockholders approve the Agreement and the Merger.

(ii) Acquisition Proposals. So long as this Agreement remains in effect, except as otherwise expressly permitted by this Agreement, DCB shall not, and it shall not authorize, permit or cause any DCB Subsidiary and their respective Representatives to, directly or indirectly: (A) initiate, solicit, induce or encourage (including by way of furnishing information), or take any action to facilitate the making of, any inquiry, offer or proposal that constitutes, relates or could reasonably be expected to lead to an Acquisition Proposal; (B) respond to any inquiry relating to an Acquisition Proposal; (C) recommend or endorse an Acquisition Proposal; (D) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than OLB) any information or data with respect to DCB or any DCB Subsidiary or otherwise relating to an Acquisition Proposal; (E) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which DCB or any DCB Subsidiary is a party; or (F) enter into any agreement, agreement in principle, letter of intent or similar instrument, including any exclusivity agreement, with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle, letter of intent or similar instrument relating to an Acquisition Proposal. Any violation of the foregoing restrictions by DCB or any of its Representatives, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of DCB or otherwise, shall be deemed to be a breach of this Agreement by DCB. DCB and each DCB Subsidiary shall, and shall cause each of its Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Person with respect to any existing or potential Acquisition Proposal.

Notwithstanding the foregoing, prior to the approval of the Agreement and the Merger by DCB’s stockholders at the DCB Common Stockholders’ Meeting, DCB may respond to an inquiry, furnish nonpublic information regarding itself and the DCB Subsidiaries to, or enter into discussions with, any Person in response to an unsolicited Acquisition Proposal that is submitted to DCB by such Person (and not withdrawn) if: (A) DCB’s board of directors determines in good faith, after consultation with and having considered the advice of its outside legal counsel and the advice of RP Financial, LC., that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined below); (B) DCB has not violated any of the restrictions set forth in this Section 5.7(a)(ii); (C) DCB’s board of directors determines in good faith, after consultation with and based upon the advice of its outside legal counsel and the advice of RP Financial, LC., that such action is required in order for the board of directors to comply with its fiduciary obligations under applicable Law; and (D) at least two Business Days prior to furnishing any nonpublic information to, or entering into discussions with, such Person, DCB provides OLB with written notice of the identity of such Person and of DCB’s intention to furnish nonpublic information to, or enter into discussions with, such Person and DCB receives from such Person an executed confidentiality agreement on terms no more favorable to such Person than the Confidentiality Agreement, which confidentiality agreement shall not provide such Person with any exclusive right to negotiate with DCB. DCB shall promptly provide to OLB any non-public information regarding DCB or any DCB Subsidiary provided to any other Person that was not previously provided to OLB, such additional information to be provided no later than the date of provision of such information to such other Person.

DCB shall promptly (and in any event within 24 hours) notify OLB in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, DCB, any DCB Subsidiary or any of their Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications)). DCB agrees that it shall keep OLB informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request). DCB further agrees that it will provide OLB with the opportunity to present its own proposal to the DCB board of directors in response to any such proposal or offer and negotiate with OLB in good faith with respect to any such proposal.

For purposes of this Agreement, “Superior Proposal” means any unsolicited, bona fide written proposal (or its most recently amended or modified terms, if amended or modified) made by a third party to consummate an Acquisition Proposal on terms that the DCB board of directors determines in its good faith judgment, after consultation with and having considered the advice of DCB’s outside legal counsel and RP Financial, LC.: (A) would, if consummated, result in consideration that is more favorable to the stockholders of DCB than the Contemplated Transactions (taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person making the proposal); (B) is not conditioned on obtaining financing (and with respect to which DCB has reasonably assured itself of such Person’s ability to fully finance its Acquisition Proposal); (C) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of DCB Common Stock or all or substantially all of the assets and liabilities of the DCB Companies on a consolidated basis; and (D) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

Neither the DCB board of directors nor any committee thereof shall: (A) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to OLB in connection with the Contemplated Transactions (including the Merger), its recommendation to the stockholders of DCB to approve the Agreement and the Merger, or make any statement, filing or release, in connection with the DCB Common Stockholders’ Meeting or otherwise, inconsistent with the recommendation to the stockholders of DCB to approve the Agreement and the Merger (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of such recommendation); (B) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal; or (C) enter into (or cause DCB or any DCB Subsidiary to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (1) related to any Acquisition Proposal or (2) requiring DCB to abandon, terminate or fail to consummate any of the Contemplated Transactions.

Notwithstanding the foregoing, prior to the date of the DCB Common Stockholders’ Meeting, DCB’s board of directors may approve or recommend to the stockholders of DCB a Superior Proposal and withdraw, qualify or modify its recommendation in connection with the Agreement and the Merger or take any of the other actions otherwise prohibited by this Section 5.7(a)(ii) after the third Business Day following the receipt by OLB of a notice (the “Notice of Superior Proposal”) from DCB advising OLB that the DCB board of directors has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 5.7(a)(ii)) constitutes a Superior Proposal (it being understood that DCB shall be required to deliver a new Notice of Superior Proposal in respect of any materially revised Superior Proposal from such third party or its affiliates that DCB proposes to accept and the subsequent notice period shall be three Business Days) if, but only if, (A) the DCB board of directors has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and the advice of RP Financial, LC., that the failure to take such actions would be inconsistent with its fiduciary duties under applicable law and (B) at the end of such three Business Day period, after taking into account any adjusted, modified or amended terms as may have been committed to in writing by OLB since OLB’s receipt of such Notice of Superior Proposal (provided, however, that OLB shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), the DCB board of directors has again in good faith made the determination (1) in clause (A) of this paragraph, and (2) that such Acquisition Proposal constitutes a Superior Proposal.

(iii) Environmental Assessments.

(A) OLB shall have the express right, but not the obligation, to conduct, at its sole cost and expense, Environmental Assessments of the DCB Companies’ assets, operations and secured interests, including, but not limited to, the DCB Real Properties. For any DCB Real Property that is not owned by a DCB Company, access to such DCB Real Property by OLB shall be conditioned on approval by the property owner.

(B) If OLB, in its sole discretion, is unable to reasonably determine that the recognized environmental conditions identified in the Environmental Assessments will not result in a Material Adverse Effect, OLB shall have the express right, but not the obligation, to further assess, at its sole cost and expense, the recognized environmental conditions as OLB deems appropriate subject to the following provisions of this Section 5.7(a)(iii)(B). For any DCB Real Property that is owned by a DCB Company, such further assessment shall be subject to prior notice to DCB. For any DCB Real Property that is not owned by a DCB Company, such further assessment by OLB shall be conditioned on approval by the property owner.

(C) OLB agrees to notify DCB a reasonable time in advance of any Environmental Assessments scheduled pursuant to this Section 5.7(a)(iii). Upon receipt of such notice, DCB agrees to permit OLB and its Representatives to (i) conduct such Environmental Assessments, (ii) have access to the properties, facilities, environmental documents and personnel of the DCB Companies, and (iii) conduct such consultations with the Persons conducting such examinations, as OLB shall deem necessary; provided, however, that OLB agrees that the exercise of its rights under this Section 5.7(a)(iii) shall not unreasonably disturb or interfere with the business activities or operations of the DCB Companies. Upon request by DCB, OLB shall provide copies of reports prepared by OLB or its Representatives for the assessments conducted under this Section 5.7(a)(iii).

(iv) Dissolve Non-Operational Subsidiaries. Prior to Closing, DCB shall cause the liquidation and legal dissolution of any and all Non-Operational Subsidiaries.

(b) Undertakings of OLB and DCB.

(i)           Public Announcements. OLB and DCB shall consult upon the form and substance of any press release or public statement related to this Agreement and the Contemplated Transactions and shall not issue any press release or make any public statement without the prior consent of the other party, which shall not be unreasonably delayed or withheld, but nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure that its counsel deems necessary under applicable Law.

(ii)           Maintenance of Insurance. OLB and each OLB Subsidiary, and DCB and each DCB Subsidiary, shall maintain insurance in such amounts as OLB and DCB, respectively, believe are reasonable to cover such risks as are customary in relation to the character and location of its and their respective Subsidiaries’ properties and the nature of its and their respective Subsidiaries’ businesses.

(iii)           Maintenance of Books and Records. OLB and each OLB Subsidiary, and DCB and each DCB Subsidiary, shall maintain books of account and records in accordance with GAAP and on a basis consistent with past practice.

(iv)           Taxes. OLB and each OLB Subsidiary shall file all OLB Returns, and DCB and each DCB Subsidiary shall file all DCB Returns, required to be filed by them, respectively, on or before the date such returns are due, including any extensions, and pay all taxes shown to be due on such returns on or before the dates such payments are due, except those being contested in good faith.

(v)           In-House Operations. OLB and DCB shall cooperate with each other in the interest of an orderly, cost-effective consolidation of operations.

(vi)           Delivery of Financial Statements. OLB and DCB shall each deliver, or in the case of OLB, make available to the other, promptly upon their completion, but in each case by each respective delivery date, financial statements that fairly present, in all material respects, its consolidated financial condition, results of operations for the periods then ended in accordance with GAAP, subject to year-end audit adjustments and notes thereto.

(vii)           Delivery of Regulatory Filings and Documents. Except where prohibited by Law or the regulations of any Regulatory Authority, OLB and DCB shall each deliver to the other copies of all reports filed with Regulatory Authorities promptly upon the filing thereof.

(c)
Undertakings of OLB.

(i) DCB Director Nominees. Subject to the articles of incorporation and bylaws of OLB and Old Line, the MGCL, any approvals and/or requirements of any Regulatory Authority relating to OLB and the continuing fiduciary duties of the OLB board of directors, the OLB board of directors shall take such actions as may be necessary to (A) elect, as soon as is practicable following the Effective Time, the DCB Nominees to serve on the OLB board of directors until the next annual meeting of OLB stockholders that occurs after the Effective Time, (B) cause the DCB Nominees to be elected, as soon as is practicable following the Effective Time, to serve on the Old Line board of directors until the next annual meeting of Old Line’s stockholders that occurs after the Effective Time, (C) nominate the DCB Nominees for re-election to the OLB board of directors at the annual meeting of OLB’s stockholders that follows the Effective Time, to serve (1) in the case of Stephen J. Deadrick, for a term of at least two years and (2) in the case of the other DCB Nominee, for a term of at least one year, and (D) cause the DCB Nominees to be elected to serve on the Old Line board of directors at the annual meeting of Old Line’s stockholders that follows the Effective Time, to serve for a term consistent with those set forth in subsection (C) hereof; provided, however, that if the DCB Nominees shall be subject to a Disqualification Event, OLB shall take such actions as may be necessary to fill the vacancy so created with one of the individuals set forth on DCB Disclosure Schedule 1.3(d), or with such other individuals as DCB may propose (each a “Replacement Nominee”), with the selection being at OLB’s discretion.

On and after the Effective Time, (A) the directors of OLB duly elected and holding office immediately prior to the Effective Time, and (B) provided the DCB Nominees agree to serve as a director of OLB, the DCB Nominees, shall be the directors of OLB, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable Law and the articles of incorporation and bylaws of OLB and Old Line, as applicable; further provided, that in no event shall OLB’s obligations under this section apply with respect to either of the DCB Nominees if such DCB Nominee shall be subject to a Disqualification Event.

As used in this Agreement, the term “Disqualification Event” means, as to the DCB Nominees, the occurrence of any of the following events: (i) such nominee shall be prohibited by Law or otherwise from serving as a director of OLB; (ii) such nominee shall have been charged with or convicted of any felony or a crime of moral turpitude; (iii) such nominee shall file (or any Entity of which such nominee shall have been an executive officer or controlling person within the 90 days prior to filing shall file) a voluntary petition under any applicable federal or state bankruptcy or insolvency law, or such nominee shall become (or any Entity indebted to OLB of which such nominee shall have been an executive officer or controlling person within the 90 days prior to filing shall become) the subject of an involuntary petition filed under any such law that is not dismissed within 90 days; (iv) such nominee shall be involved in any of the events or circumstances enumerated in Item 401(f)(3)-(6) of Regulation S-K (or any successor or substitute provision of similar import) promulgated by the SEC, or similar provisions of state “blue sky” laws; (v) the death, disability or other personal reasons beyond the control of such nominee that prevents him from serving, as determined by OLB in its sole discretion, as a nominee; or (vi) such nominee shall violate any covenant or agreement contained in the Support Agreement. OLB will (i) take such actions as are necessary to cause Old Line, subject to the fiduciary duties of the Old Line board of directors, Old Line’s articles of incorporation and bylaws and the eligibility requirements of any Regulatory Authority relating to Old Line, and provided that the DCB Nominees are not subject to a Disqualification Event, to nominate the DCB Nominees to serve as directors of Old Line during any time, and for the same term, that the DCB Nominees serve as directors of OLB, in compliance with Section 1.3(d), and (ii) will, as the sole stockholder of Old Line, vote to elect the DCB Nominee so nominated by Old Line.

(ii) Employees, Severance Policy.

(A) Subject to OLB’s or the applicable OLB Subsidiary’s personnel and employment qualification policies and the provisions hereof, and subject to OLB’s right to require, in its sole discretion and as a condition of employment, such individuals to execute confidentiality, non-competition and/or non-solicitation agreements, OLB will endeavor to continue the employment of each individual who was an employee of DCB or a DCB subsidiary as of December 16, 2016 and was continuously an employee of DCB or a DCB subsidiary through the Effective Time (a “DCB Employee”) in a position that will contribute to the successful performance of the combined organization as OLB deems appropriate, consistent with its plans and strategies, for the efficient and effective operation of the OLB Companies after the Effective Time. All such employees who accept offers of employment from an OLB Company (the “Retained Employees”) will be employed on an at-will basis. Notwithstanding anything to the contrary contained in this Section 5.7(c)(ii), no provision of this Agreement shall create any obligation of OLB or an OLB Subsidiary to retain any DCB Employee or create any third party benefit except for the Indemnified Parties’ rights under Section 5.7(c)(iv), which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and Representatives. If a DCB Employee (1) is not offered employment with OLB or an OLB Company, (2) does not accept an offer of employment because the offer is not for a “Comparable Position” (as defined in the Damascus Community Bank Employee Change in Control Plan attached as Exhibit E hereto (the “Plan”)) or (3) accepts employment and becomes a Retained Employee but is involuntarily terminated without Cause within 12 months of the Effective Date, then OLB will cause Old Line or the applicable OLB Subsidiary to make a severance payment to the displaced DCB Employee in accordance with and as set forth in the Plan; provided, however, that each such DCB Employee eligible for a severance payment hereunder will receive at least four weeks of “Base Compensation,” as defined in the Plan.

(B) Any Retained Employee whose employment with OLB or an OLB Subsidiary is terminated without Cause after 12 months from the Effective Date shall receive such severance benefit from OLB or such OLB Subsidiary as is provided for in OLB’s or the applicable OLB Subsidiary’s general severance policy for such terminations (with full credit being given for each full year of service with DCB or any DCB Subsidiary).

(C) Any DCB Employee who has or is party to any employment agreement, severance agreement, change in control agreement or any other agreement or arrangement (a “CIC Agreement”) that provides for any payment that would be triggered by the Merger or the Bank Merger (“CIC Payment”) shall not receive any severance benefits as provided in Sections 5.7(c)(ii)(A) and (B) but will receive the CIC Payment upon the occurrence of a triggering event under the CIC Agreement. Any DCB Employee who waives and relinquishes his or her right to a CIC Payment will be eligible for a severance payment as provided in Section 5.7(c)(ii)(A) or (B).

(D) OLB and any OLB Subsidiary’s obligation hereunder to make payments as provided in this Section 5.7(c)(ii) is expressly subject to OLB obtaining a non-objection or waiver of any regulatory prohibition or limitation on such payment, and OLB’s obligation hereunder is limited to such amount as determined by the Regulatory Authorities. DCB will obtain written acknowledgement of OLB’s obligation hereunder from all DCB employees and officers who may be eligible for such payments. OLB will use reasonable efforts to obtain any required regulatory approval or non-objection and shall file any required notice or application to obtain such approval or non-objection no later than the later of (i) the date it files its application for approval of the Bank Merger or (ii) it becomes aware of the need to obtain any such approval or non-objection.

(iii) Employee Benefits. As of the Effective Time, each Retained Employee shall be entitled to full credit for each year of service with DCB or any DCB Subsidiary for purposes of determining eligibility for participation and vesting and benefit accrual in OLB’s or, as appropriate, in the OLB Subsidiary’s, employee benefit plans, programs and policies, except as prohibited by Law. OLB shall use the original date of hire by DCB or a DCB Subsidiary in making these determinations.

(iv) Indemnification. From and after the Effective Time, subject to applicable Law, OLB (the “Indemnifying Party”) shall indemnify and hold harmless each present and former director and officer of DCB or a DCB Subsidiary, as applicable, determined as of the Effective Time (the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement incurred after the Effective Time in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, based in whole or in part, or arising in whole or in part out of, or pertaining to the fact that he or she was a director or officer of DCB or a DCB Subsidiary or is or was serving at the request of DCB or any DCB Subsidiary as a director, officer, employee, trustee or other agent of any other organization or in any capacity with respect to any DCB Benefit Plan, including, without limitation, any matters arising in connection with or related to the negotiation, execution and performance of this Agreement or any of the Contemplated Transactions, and will advance expenses to such Indemnified Party in connection therewith, to the fullest extent to which such Indemnified Parties would be entitled to the right to advancements of expenses or to be indemnified under the articles of incorporation and bylaws of DCB in effect on the date of this Agreement as though the Indemnified Parties were present or former directors or officers of OLB, or were serving at the request of OLB or any OLB Subsidiary as a director, officer, employee, trustee or other agent of any other organization or in any capacity with respect to any OLB Benefit Plan, as of the Effective Time. OLB’s obligations under this Section 5.7(c)(iv) shall continue in full force and effect for a period of six years and one day from the Effective Date; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

(v) NASDAQ Listing. To the extent required, OLB agrees to timely file a “Listing of Additional Shares Notification Form” with NASDAQ with respect to the shares of OLB Common Stock to be issued in the Merger, and to use its best efforts to have the review of such form completed prior to the Effective Time.

(vi) Directors’ and Officers’ Liability Insurance. Contemporaneously with the Closing, OLB shall purchase an extended reporting period to DCB’s current liability insurance policy(ies), for a period to last from the day after the Effective Date until at least the date that is six years and one day after the Effective Date, for purposes of covering actions occurring prior to the Effective Time (the “Tail Policy”). Provided that the aggregate cost of the Tail Policy will not exceed 200.0% of the current annual premium attributable to the applicable officers’ and directors’ liability coverage in DCB’s and/or Damascus’ liability insurance policy(ies) in effect as of the date of this Agreement (the “Maximum Premium”), the Tail Policy shall provide the same or better coverage for the individuals who are presently covered by DCB’s or Damascus’ officers’ and directors’ liability insurance policy(ies) and any other insurance policy(ies) providing insurance coverage for DCB’s or Damascus’ executive officers and directors (all of such individuals, the “Insured Persons”), with respect to actions, omissions, events, matters or circumstances occurring through the Effective Time. If OLB is unable to purchase the Tail Policy having the coverage and aggregate limits contemplated by the foregoing sentence at a cost that does not exceed Maximum Premium, then the Tail Policy purchased by OLB shall provide such coverage as may be reasonably purchased for a cost that does not exceed the Maximum Premium. In either event, OLB may not cancel, modify or take any action to limit or terminate the Tail Policy purchased pursuant to this Section 5.7(c)(iv) unless it replaces such Tail Policy with coverage provided by insurers having the same or better rating, coverage and aggregate limits as such Tail Policy; provided, however, that OLB may, at its option, replace at any time such policy with another policy having the same coverage rate.

Section 5.8
Accuracy of the Registration Statement.

The Prospectus/Proxy Statement and the Registration Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. DCB and OLB shall promptly notify the other party if at any time it becomes aware that the Prospectus/Proxy Statement or the Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, DCB shall cooperate with OLB in the preparation of a supplement or amendment to such Prospectus/Proxy Statement or Registration Statement that corrects such misstatement or omission, and OLB shall file an amended Registration Statement or supplement to the Registration Statement with the SEC, and DCB shall mail a Prospectus/Proxy Statement and any required amendment or supplement to holders of DCB Common Stock. OLB will provide DCB and its counsel with a reasonable opportunity to review and comment on the Registration Statement and the Prospectus/Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC, and will provide DCB and its counsel with a copy of all such filings made with the SEC.

ARTICLE VI.
CONDITIONS

Section 6.1
Conditions to DCB’s Obligations under this Agreement.

The obligations of DCB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by DCB pursuant to Section 8.3 hereof:

(a) Corporate Proceedings. All action required to be taken by, or on the part of, OLB and Old Line to authorize the execution, delivery and performance of this Agreement, and the consummation of the Contemplated Transactions, shall have been duly and validly taken by OLB and Old Line, respectively, and DCB shall have received certified copies of the resolutions evidencing such authorizations.

(b) Covenants; Representations. The obligations of OLB and Old Line required by this Agreement to be performed by OLB and Old Line at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of OLB set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty that specifically relates to an earlier date, in each case in accordance with the Article IV Standard.

(c) Consents. (i) DCB and Damascus shall have received all consents and approvals described in DCB Disclosure Schedule 3.4 and all filings and registrations by DCB and Damascus described in DCB Disclosure Schedule 3.4 shall have been accepted or declared effective, except where the failure to obtain any such consent or approval, or for any such filing or registration to be accepted or declared effective, would not reasonably be expected to have a Material Adverse Effect on OLB or Old Line subsequent to the Effective Time; (ii) OLB and Old Line shall have received all consents and approvals described in OLB Disclosure Schedule 4.4 and all filings and registrations by OLB and Old Line described in OLB Disclosure Schedule 4.4 shall have been accepted or declared effective, except where the failure to obtain any such consent or approval, or for any such filing or registration to be accepted or declared effective, would not reasonably be expected to have a Material Adverse Effect on OLB or Old Line subsequent to the Effective Time; (iii) any statutory waiting period or periods relating to the consents, approvals, filings and registrations identified in the foregoing items (i) or (ii) shall have expired; and (iv) no consent or approval identified in the foregoing items (i) or (ii) shall have imposed any condition or requirement that, in the reasonable opinion of the board of directors of DCB, would constitute a Burdensome Condition or otherwise so materially and adversely impact the economic or business benefits to DCB of the Contemplated Transactions as to render consummation of the Merger inadvisable.

(d) No Injunction or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a Regulatory Authority of competent jurisdiction located in the United States that enjoins or prohibits the consummation of the Contemplated Transactions shall have been issued and remain in effect.

(e) Officer’s Certificate. OLB shall have delivered to DCB a certificate, dated the Closing Date and signed, without personal liability, by its President and Chief Executive Officer, to the effect that, to the best of his knowledge, information and belief, the conditions set forth in subsections (a), (b), (c)(ii) and (c)(iii) (but only with respect to waiting periods applicable to OLB), (d), (f), (k) and (l) of this Section 6.1 have been satisfied.

(f) Registration Statement. The Registration Statement shall be effective under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all approvals deemed necessary by OLB’s counsel from state securities or “blue sky” authorities with respect to the Contemplated Transactions shall have been obtained.

(g) Tax Opinion. DCB shall have received an opinion of Gordon Feinblatt LLC, counsel to DCB, dated the Closing Date, to the effect that on the basis of the facts, representations and assumptions set forth in such opinion (i) the Merger constitutes a tax-free reorganization under Section 368(a) of the IRC, and (ii) any gain realized in the Merger will be recognized only to the extent of cash or other property (other than OLB Common Stock) received in the Merger, including cash received in lieu of fractional share interests; in rendering their opinion, such counsel may require and rely upon representations and reasonable assumptions, including those contained in certificates of officers of DCB, OLB and others.

(h) Approval by DCB’s Stockholders. The Agreement and the Merger shall have been approved by the stockholders of DCB by such vote as is required by the MGCL and the articles of incorporation and bylaws of DCB.

(i) Other Documents. DCB shall have received such other certificates, documents or instruments from OLB or its officers or others as DCB shall have reasonably requested in connection with the accounting or income tax treatment of the Contemplated Transactions, related Securities Laws compliance or to evidence fulfillment of the conditions set forth in Section 6.1 as DCB may reasonably request.

(j) Illegality. No Law shall have been enacted, entered, promulgated or enforced by any Regulatory Authority that prohibits, restricts or makes illegal the consummation of the Contemplated Transactions.

(k) No Material Adverse Effect. No change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), operations, business prospects, liquidity, income, or financial condition of OLB or any of the OLB Subsidiaries shall have occurred since the date of this Agreement, and no information shall have been provided solely in an updated OLB Disclosure Schedule pursuant to Section 5.6 of this Agreement, that has had, or would reasonably be likely to have, a Material Adverse Effect on OLB.

(l) NASDAQ Listing. To the extent required, NASDAQ shall have completed its review of the “Listing of Additional Shares Notification Form” filed by OLB with NASDAQ with respect to the shares of OLB Common Stock to be issued in the Merger.

Section 6.2
Conditions to OLB’s Obligations under this Agreement.

The obligations of OLB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by OLB pursuant to Section 8.3 hereof:

(a) Corporate Proceedings. All action required to be taken by, or on the part of, DCB and Damascus to authorize the execution, delivery and performance of this Agreement, and the consummation of the Contemplated Transactions, shall have been duly and validly taken by DCB and Damascus, respectively, and OLB shall have received certified copies of the resolutions evidencing such authorizations.

(b) Covenants; Representations. The obligations of DCB and Damascus required by this Agreement to be performed by DCB and Damascus at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of DCB set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty that specifically relates to an earlier date, in each case in accordance with the Article III Standard.

(c) Consents. (i) OLB and Old Line shall have received all consents and approvals described in OLB Disclosure Schedule 4.4 and all filings and registrations by OLB and Old Line described in OLB Disclosure Schedule 4.4 shall have been accepted or declared effective, except where the failure to obtain any such consent or approval, or for any such filing or registration to be accepted or declared effective, would not reasonably be expected to have a Material Adverse Effect on OLB or Old Line subsequent to the Effective Time; (ii) DCB and Damascus shall have received all consents and approvals described in DCB Disclosure Schedule 3.4 and all filings and registrations by DCB and Damascus described in DCB Disclosure Schedule 3.4 shall have been accepted or declared effective, except where the failure to obtain any such consent or approval, or for any such filing or registration to be accepted or declared effective, would not reasonably be expected to have a Material Adverse Effect on OLB or Old Line subsequent to the Effective Time; (iii) any statutory waiting period or periods relating to the consents, approvals, filings and registrations identified in the foregoing items (i) or (ii) shall have expired; and (iv) no consent or approval identified in the foregoing items (i) or (ii) shall have imposed any condition or requirement that, in the reasonable opinion of the board of directors of OLB, would constitute a Burdensome Condition or otherwise so materially and adversely impact the economic or business benefits to OLB of the Contemplated Transactions as to render consummation of the Merger inadvisable.

(d) No Injunction or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a Regulatory Authority of competent jurisdiction located in the United States that enjoins or prohibits the consummation of the Contemplated Transactions shall have been issued and remain in effect.

(e) Officer’s Certificate. DCB shall have delivered to OLB a certificate, dated the Closing Date and signed, without personal liability, by both of its Co-Chief Executive Officers, to the effect that, to the best of their knowledge, information and belief, the conditions set forth in subsections (a), (b), (c)(ii) and (iii) (but only with respect to waiting periods applicable to DCB), (d), (h) and (l) of this Section 6.2 have been satisfied.

(f) Registration Statement. The Registration Statement shall be effective under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all approvals deemed necessary by OLB’s counsel from state securities or “blue sky” authorities with respect to the Contemplated Transactions shall have been obtained.

(g) Tax Opinion. OLB shall have received an opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, counsel to OLB dated the Closing Date, to the effect that on the basis of the facts, representations and assumptions set forth in such opinion the Merger constitutes a tax-free reorganization under Section 368(a) of the IRC; in rendering their opinion, such counsel may require and rely upon representations and reasonable assumptions, including those contained in certificates of officers of DCB, OLB and others.

(h) Approval by DCB’s Stockholders. The Agreement and the Merger shall have been approved by the stockholders of DCB by such vote as is required by the MGCL and the articles of incorporation and bylaws of DCB.

(i) Limitation on Objecting DCB Shares. As of the Effective Date, the holders of no more than ten percent of the shares of DCB Common Stock that are issued and outstanding as of the record date for the DCB Common Stockholders’ Meeting shall have taken the actions required by Section 3-203 of the MGCL to qualify their shares of DCB Common Stock as Objecting DCB Shares.

(j) Other Documents. OLB shall have received such other certificates, documents or instruments from DCB or its officers or others as OLB shall have reasonably requested in connection with the accounting or income tax treatment of the Contemplated Transactions, related Securities Laws compliance or to evidence fulfillment of the conditions set forth in Section 6.2 as OLB may reasonably request.

(k) Environmental Assessment Results. The recognized environmental conditions of any Environmental Assessments conducted pursuant to Section 5.7(a)(iii) hereof shall not result in a Material Adverse Effect on DCB. OLB shall be fully satisfied, in its reasonable discretion, with the findings of the Environmental Assessments and any other environmental reports undertaken pursuant to Section 5.7 of this Agreement.

(l) No Material Adverse Effect. No change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), operations, business prospects, liquidity, income, or financial condition of DCB or any of the DCB Subsidiaries shall have occurred since the date of this Agreement, and no information shall have been provided in an updated DCB Disclosure Schedule pursuant to Section 5.6 of this Agreement, that has had, or would reasonably be likely to have, a Material Adverse Effect on DCB.

(m) Third Party Consents. OLB shall have received all consents and authorizations of landlords and other persons that are necessary to permit the Contemplated Transactions to be consummated without the violation of any lease or other material agreement to which any of the DCB Companies is a party or by which any of their properties are bound, except where failure to obtain such consent or authorization would be reasonably expected not to have a Material Adverse Effect subsequent to the Merger.

(n) Illegality. No Law shall have been enacted, entered, promulgated or enforced by any Regulatory Authority that prohibits, restricts or makes illegal the consummation of the Contemplated Transactions.

(o) Nasdaq Listing. To the extent required, and provided that OLB has complied with its obligations set forth in Section 5.7(c)(v) hereof, NASDAQ shall have completed its review of the “Listing of Additional Shares Notification Form” filed by OLB with NASDAQ with respect to the shares of OLB Common Stock to be issued in the Merger.

Section 6.3            Frustration of Closing Conditions.

Neither OLB nor DCB may rely on the failure of any condition set forth in Section 6.1 or 6.2, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its commercially reasonable best efforts to consummate and to make effective the Contemplated Transactions, as required by and subject to Section 5.5.

ARTICLE VII.
TERMINATION

Section 7.1
Termination.

Notwithstanding any other provision of this Agreement, and notwithstanding receipt of the approval by the stockholders of DCB of the Agreement and the Merger, this Agreement may be terminated on or at any time prior to the Closing Date:

(a) By the mutual written agreement of DCB and OLB;

(b) By either DCB or OLB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other party not to consummate the Contemplated Transactions) in the event of a material breach of any representation, warranty, covenant or other agreement of the other party hereto contained in this Agreement such that (i) with respect to a representation or warranty, the condition set forth in the second clause of Section 6.1(b) or Section 6.2(b), as the case may be, would not be satisfied, and (ii) with respect to a covenant or other agreement, the condition set forth in the first clause of Section 6.1(b) or Section 6.2(b), as the case may be, would not be satisfied, and in each case such breach cannot be, or shall not have been, remedied within 30 days after receipt by such party of written notice specifying the nature of such breach and requesting that it be remedied or which, by its nature, cannot be cured prior to the Closing; provided, that if such breach cannot reasonably be cured within such 30-day period but may reasonably be cured within 60 days, and such cure is being diligently pursued, no such termination shall occur prior to the expiration of such 60-day period;

(c) By either DCB or OLB if the Closing Date shall not have occurred prior to October 31, 2017 (except that if the Closing Date shall not have occurred by October 31, 2017 because of a failure to obtain any required approval or consent of a Regulatory Authority, such date shall be November 30, 2017 unless the conditions of any such required regulatory approval or consent cannot be satisfied by November 30, 2017), except that if the Closing Date shall not have occurred by such date because of a material breach of this Agreement by a party hereto, such breaching party shall not be entitled to terminate this Agreement in accordance with this provision;

(d) By either DCB or OLB in the event any Regulatory Authority whose approval or consent is required for consummation of the Contemplated Transactions shall issue a definitive written denial of such approval or consent and any appeals and requests for reconsideration have also received a definitive written denial or an application therefor has been permanently withdrawn at the request of a Regulatory Authority;

(e) By either DCB or OLB if the stockholders of DCB vote, but fail to approve the Agreement and the Merger at the DCB Common Stockholders’ Meeting;

(f) By OLB if DCB or any DCB Subsidiary enters into any agreement, agreement in principle, letter of intent or similar instrument with respect to any Superior Proposal or approves or resolves to approve any agreement, agreement in principle, letter of intent or similar instrument with respect to a Superior Proposal;

(g) By DCB if at any time after the date of this Agreement and prior to obtaining the approval of the Agreement and the Merger by DCB’s stockholders at the DCB Common Stockholders’ Meeting, DCB receives a Superior Proposal; provided, however, that DCB shall not terminate this Agreement pursuant to the foregoing clause unless:

(i) DCB shall have complied in all material respects with Section 5.7(a)(ii) of this Agreement;

(ii) DCB concurrently pays the DCB Termination Fee payable pursuant to Section 8.1(b); and

(iii) the board of directors of DCB concurrently approves, and DCB concurrently enters into, a definitive agreement with respect to such Superior Proposal;

(h) By DCB if OLB or any OLB Subsidiary enters into any definitive term sheet, letter of intent, agreement or similar type of agreement with a view to being acquired by, or effecting a business combination, as a result of which OLB is not the surviving Entity or OLB’s directors, as of the date of this Agreement, do not comprise the majority of the surviving Entity’s board of directors, with any person other than DCB, and the DCB board of directors determines that, after considering the advice of counsel and R.P. Financial LC., such transaction is not in the best interests of the DCB Common Stockholders; provided, however, that DCB must exercise the termination option under this Section 7.1(h) within 30 calendar days after the date on which OLB is required to file a Current Report on Form 8-K with the SEC regarding events triggering the termination option;

(i) By OLB if the DCB board of directors withdraws, changes or modifies its recommendation to its stockholders in any manner adverse to OLB regarding this Agreement or the Merger, or the DCB board of directors authorizes, recommends or publicly proposes, or publicly announces an intention to authorize, recommend or propose, an agreement to enter into an Acquisition Proposal that constitutes a Superior Proposal; or

(j) By DCB if (i) the Closing Market Price is less than $16.68 and (ii) the OLB Price Ratio is less than the Index Ratio by more than 20%.

If DCB elects to exercise its termination right pursuant to this Section 7.1(j), it shall give prompt (but in any case within 24 hours of such determination) written notice thereof to OLB. During the five Business Day period commencing with its receipt of such notice, OLB may, at its option, increase the Merger Consideration to an amount to be calculated as if the Average Price were equal to $16.68. If OLB makes the election contemplated by the preceding sentence within such five Business Day period, it shall give prompt written notice to DCB of such election and the revised Per Share Consideration, whereupon no termination shall have occurred pursuant to this Section 7.1(j) and this Agreement shall remain in effect in accordance with its terms (except as the Per Share Common Stock Consideration shall have been so modified), and any references in this Agreement to the Per Share Consideration and the amount thereof shall thereafter be deemed to refer to the Per Share Consideration and the amount thereof as adjusted pursuant to this Section 7.1(j).

If the outstanding shares of OLB Common Stock or any company belonging to the NASDAQ Bank Stock Index shall be changed into a different number of shares by reason of any stock dividend, reclassification, split-up, combination, exchange of shares or similar transaction between the date of the Agreement and the end of the Price Determination Period, the Starting Price, the Closing Market Price and the other amounts in this Section 7.1(j) shall be appropriately adjusted.

For purposes of this Section 7.1(j), the following terms shall have the meanings set forth below:

“Starting Price” shall mean $27.21, which was the volume weighted average of the closing prices of OLB Common Stock for the ten Trading Days ending Two Trading Days prior to the date of this Agreement.

“Closing Market Price” shall be the volume weighted average of the closing prices of OLB Common Stock, calculated to two decimal places, for the Price Determination Period, as reported on the NASDAQ Capital Market.

“OLB Price Ratio” shall mean the quotient (multiplied by 100 to express such quotient as a percentage) obtained by dividing the Closing Market Price by the Starting Price, calculated to four decimal places.

“Index Ratio” shall mean the quotient (multiplied by 100 to express such quotient as a percentage) obtained by dividing the Average NASDAQ Bank Stock Index Value For The Price Determination Period by $3,783.767, which was the closing index value of the NASDAQ Bank Index on that date that was two Trading Days prior to the date of this Agreement, as quoted by NASDAQ, calculated to three decimal places.

“Average NASDAQ Bank Stock Index Value For The Price Determination Period” shall mean the average closing index value of the NASDAQ Bank Index for the Price Determination Period, as quoted by NASDAQ.

“Price Determination Period” means the ten consecutive Trading Days immediately preceding the date that is five Trading Days before the Closing Date.

“NASDAQ Bank Index” shall mean the NASDAQ Market Index Sector, having the trading symbol “IXBK,” for certain bank stocks grouped by NASDAQ.

Section 7.2
Effect of Termination.

If this Agreement is terminated pursuant to Section 7.1 hereof or otherwise, this Agreement shall forthwith become void, other than Sections 5.3(b), 5.7(b)(i), 8.1, 8.2, 8.4, 8.5, 8.6, 8.9, 8.10, 8.11, 8.12 and 8.13 hereof and this Section 7.2, which shall remain in full force and effect, and there shall be no further liability on the part of OLB or DCB to the other with respect to the Contemplated Transactions, except for any liability of OLB or DCB under such applicable sections of this Agreement.

ARTICLE VIII.
MISCELLANEOUS

Section 8.1
Expenses and Other Fees.

(a) General Expenses. Whether or not the Contemplated Transactions are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of its obligations under this Agreement. Each party agrees to indemnify the other party against any cost, expense or liability (including reasonable attorneys’ fees and including those costs of any party’s enforcement of the rights afforded under this Section 8.1) in respect of any claim made by any party for a broker’s or finder’s fee in connection with the Merger other than one based on communications between the party and the claimant seeking indemnification. OLB shall be responsible for and shall pay all filing fees, trustee or exchange agent fees and expenses, and blue sky fees and expenses, if any. The expenses of separate counsel to any stockholder of DCB shall be borne by such stockholder and not borne or reimbursed by the DCB Companies or OLB.

(b) DCB Termination Fee. In recognition of the efforts, expenses and other opportunities foregone by OLB while structuring and pursuing the Merger, DCB shall pay to OLB by wire transfer of immediately available funds a termination fee equal to the amount determined by multiplying 0.052 (i.e., 3.25% of 1.6) by the DCB Tangible Equity (the “DCB Termination Fee”) as follows:

(i)           if OLB terminates this Agreement pursuant to: (A) Section 7.1(b); (B) Section 7.1(c) because the Closing failed to occur prior to October, 31, 2017 or November 30, 2017, as applicable and such failure resulted from the knowing, willful and intentional actions or inactions of DCB or Damascus (provided that OLB is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement); (C) Section 7.1(d) because a Regulatory Authority refused to issue a consent or approval required for the consummation of any of the Contemplated Transactions and such refusal resulted from the knowing, willful and intentional actions or inactions of DCB or Damascus (provided that OLB is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement); or (D) Section 7.1(i) (provided that OLB is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement), DCB shall pay the DCB Termination Fee as promptly as practicable (but in any event within three Business Days) after termination of the Agreement; or

(ii)           if OLB or DCB terminates this Agreement pursuant to Sections 7.1(f) or 7.1(g), DCB shall pay the DCB Termination Fee at or prior to the time of such termination.

If payment of the DCB Termination Fee is timely made, then OLB will have no other rights or claims against DCB and its officers, directors, attorneys and financial advisors under this Agreement, it being agreed that the acceptance of the DCB Termination Fee under this Section 8.1 will constitute the sole and exclusive remedy of OLB against DCB and its officers, directors, attorneys and financial advisors.

(c) OLB Termination Fee. In recognition of the efforts, expenses and other opportunities foregone by DCB while structuring and pursuing the Merger, OLB shall pay to DCB by wire transfer of immediately available funds a termination fee equal to the amount determined by multiplying 0.052 (i.e., 3.25% of 1.6) by the DCB Tangible Equity (the “OLB Termination Fee”), such OLB Termination Fee to be paid as promptly as practicable (but in any event within three Business Days) after termination of the Agreement, if this Agreement is terminated by DCB pursuant to: (i) Section 7.1(b); (ii) Section 7.1(c) because the Closing failed to occur prior to October 31, 2017 or November 30, 2017, as applicable, and such failure resulted from the knowing, willful and intentional actions or inactions of OLB or Old Line (provided that DCB is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement); or (iii) Section 7.1(d) because a Regulatory Authority refused to issue a consent or approval required for the consummation of any of the Contemplated Transactions and such refusal resulted from the knowing, willful and intentional actions or inactions of OLB or Old Line (provided that DCB is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement).

If payment of the OLB Termination Fee is timely made, then DCB will have no other rights or claims against OLB and its officers, directors, attorneys and financial advisors under this Agreement, it being agreed that the acceptance of the OLB Termination Fee under this Section 8.1 will constitute the sole and exclusive remedy of DCB against OLB and its officers, directors, attorneys and financial advisors.

Section 8.2
Non-Survival.

All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate as of the Closing. Notwithstanding the foregoing, Sections 1.3(b), 1.3(c), 1.3(d), 1.5, 1.6, 2.5(b) through (i), 5.3(b) and 5.7(c)(i) through (iv) and (vi) shall survive the Closing.

Section 8.3
Amendment, Extension and Waiver.

(a) Subject to applicable Law, at any time prior to the Closing, the parties may:

(i)           Amend this Agreement;

(ii)          Extend the time for the performance of any of the obligations or other acts of either party hereto;

(iii)         Waive any term or condition of this Agreement, any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or

(iv)         Waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise.

(b) This Agreement may not be amended except by an instrument in writing signed, by authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 8.4
Entire Agreement.

This Agreement, the schedules and exhibits hereto, and any other documents to be executed in connection herewith, including, without limitation, the Bank Merger Agreement, and the Confidentiality Agreement, contain the entire, complete, and integrated agreement between the parties with respect to the subject matter hereof, and supersede any prior or contemporaneous arrangements, agreements or understandings between the parties, written or oral, express or implied, that may have related to the subject matter hereof in any way other than the Confidentiality Agreement.

Section 8.5 Binding Agreement.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors; provided, however, that, except for (a) the Indemnified Parties’ rights under Section 5.7(c)(iv), and (b) the Insured Person’s rights with respect to the Tail Policy under Section 5.7(c)(vi), which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and Insured Person, respectively, and his or her heirs and Representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities.

Section 8.6
Notices.

All notices under this Agreement shall be in writing and shall be deemed sufficient and duly given: (a) when delivered personally to the recipient; (b) upon confirmation of good transmission if sent by facsimile; or (c) when delivered to the last known address of the recipient (i) one Business Day after delivery to a reputable express courier service for next-day delivery (charges prepaid), or (ii) three days after being sent to the recipient by certified mail, return receipt requested and postage prepaid, addressed as follows:

(a) If to OLB, to:

James W. Cornelsen
President and Chief Executive Officer
Old Line Bancshares, Inc.
1525 Pointer Ridge Place
Bowie, MD 20716
Fax: (301) 430-2531

with a copy to:

Frank C. Bonaventure, Jr., Esquire
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
100 Light Street
Baltimore, Maryland 21202
Fax: (443) 263-7505

(b) If to DCB, to:

Stephen J. Deadrick
Chairman of the Board
DCB Bancshares, Inc.
26500 Ridge Road
Damascus, Maryland 20872
E-mail: steve@ddminsurance.com

with a copy to:

Andrew D. Bulgin, Esquire
Gordon Feinblatt LLC
233 East Redwood Street
Baltimore, MD 21202
Fax: (410) 576-4196

Section 8.7 Disclosure Schedules.

Information contained on either the DCB Disclosure Schedule or the OLB Disclosure Schedule shall be deemed to cover the express disclosure requirement contained in a representation or warranty of this Agreement and any other representation or warranty of this Agreement of such party where it is readily apparent it applies to such provision. The mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is or could result in a Material Adverse Effect.

Section 8.8 Tax Disclosure.

Notwithstanding anything else in this Agreement to the contrary, each party hereto (and its Representatives) may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment and federal income tax structure of any and all Contemplated Transactions and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any party (or to any Representative of any party) relating to such tax treatment or tax structure; provided, however, that this authorization of disclosure shall not apply to restrictions reasonably necessary to comply with Securities Laws. This authorization of disclosure is not effective until the earlier of (a) the date of the public announcement of discussions relating to the Contemplated Transactions, (b) the date of the public announcement of the Contemplated Transactions, or (c) the date of execution of an agreement (with or without conditions) to enter into the Contemplated Transactions.

Section 8.9 No Assignment.

Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

Section 8.10
Captions; Interpretation.

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The Background Section hereof constitutes an integral part of this Agreement. References to Sections include subsections, which are part of the related Section. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section, subsection, paragraph, clause or other subdivision of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 8.11
Counterparts; Electronic Signatures.

This Agreement may be executed simultaneously in counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which together will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 8.12
Severability.

The parties agree that the provisions and covenants contained in each of the Sections of this Agreement, and within the Sections themselves, are intended to be separate and divisible provisions and covenants and if, for any reason, any one or more of them shall be held to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, then (a) the same shall not be held to affect the validity of any other provision or covenant contained in this Agreement and (b) the same shall be deemed to be modified to the minimum extent necessary for it to be legally enforceable. The parties hereby expressly request any court of competent jurisdiction to enforce any such provision or covenant or to modify any provision thereof so that it shall be enforced by such court to the fullest extent permitted by applicable Law.

Section 8.13
Governing Law; Venue; No Jury Trial.

(a) The laws of the State of Maryland (without regard to any conflict of laws principle that would apply the law of another jurisdiction) shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

(b) The parties agree that any judicial proceeding arising out of or relating to this Agreement (including any declaratory judgments) shall be filed exclusively in the State and Federal courts located in Prince George’s County, Maryland or in Montgomery County, Maryland and the District of Maryland, respectively, and each party hereby consents to, and will submit to, the personal and subject matter jurisdiction of such courts in any proceeding to enforce any of their obligations under this Agreement and shall not contend that any such court is an improper or inconvenient venue. The foregoing shall not limit the right of any party to obtain execution of judgment in any other jurisdiction. The prevailing party in any judicial proceeding arising out of or relating to this Agreement shall be entitled to recover all costs and attorneys’ fees from the non-prevailing party.

(c) EACH OF THE PARTIES HERETO EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OR RIGHT TO DEMAND TRIAL BY JURY IN ANY ACTION BROUGHT TO ENFORCE THIS AGREEMENT, OR ANY PROVISION HEREOF, OR FOR DAMAGES DUE AS A RESULT OF AN ALLEGED BREACH OF THIS AGREEMENT.

Section 8.14
Time of Essence.

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

TEST:	OLD LINE BANCSHARES, INC.

By:____________________________________	By:____________________________________
Name: Elise Hubbard	Name: James W. Cornelsen
Title: Assistant Secretary	Title: President and Chief Executive Officer

ATTEST:	DCB BANCSHARES, INC.

By:____________________________________	By:____________________________________
Name: Terry Hollinger	Name: Stephen J. Deadrick
Title: Secretary	Title: Chairman of the Board

EXHIBIT INDEX

Exhibit A – List of Stockholders to Execute Support Agreements

Exhibit B – Support Agreement

Exhibit C – Bank Merger Agreement

Exhibit D – Spreadsheet

Exhibit A

List of Stockholders to Execute Support Agreements

Robert Carpenter
William Lindlaw
Donald W. Burdette
James R. Clifford, Sr.
George C. Cramer
Stephen J. Deadrick
Bernard L. Moxley, Jr.
Gary L. Smith, Sr.
Theresa J. Tomasini
John E. Tregoning
William F. Willard, Jr.

Exhibit B

Support Agreement

[Attached]

SUPPORT AGREEMENT

This Support Agreement, dated as of February ___, 2017 (this “Agreement”), is made and entered into by and between Old Line Bancshares, Inc., a Maryland corporation (“OLB”), and _________________ (the “Stockholder”), as an individual stockholder of DCB Bancshares, Inc. (“DCB”), a Maryland corporation.

WHEREAS, concurrently herewith, OLB and DCB are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended and supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, DCB will be merged with and into OLB, with OLB continuing as the surviving company (the “Merger”); and

WHEREAS, the Stockholder is a member of the board of directors of DCB and its subsidiary, Damascus Community Bank (“DCBank”);

WHEREAS, as a stockholder of DCB, the Stockholder will receive a significant benefit from the transaction described in the Merger Agreement; and

WHEREAS, to induce OLB to enter into the Merger Agreement, and as a condition to the transactions contemplated thereby, the Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used but not defined herein and defined in the Merger Agreement have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement:

(a) “Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such specified Person.

(b) “Beneficially Own” or “Beneficial Ownership” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons who together with such Person would constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(c) “Control” and “Controlled,” as used within the definition of Affiliate, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract.

(d) “Effective Time,” means the time when the Merger becomes effective in accordance as defined with the Merger Agreement.

(e) “knowledge” or “known” means, with respect to the Stockholder, the actual knowledge of such Stockholder as to the fact or other matter, however obtained; provided that no Stockholder who serves as a director or officer of DCB or DCBank may deny having actual knowledge of a fact or other matter if a reasonably prudent individual possessing the knowledge and experience of the Stockholder and serving in such capacity could be expected to discover or otherwise become aware of such fact or other matter in the ordinary course of performing his, her or its duties as a director or officer. Without limiting the scope of the foregoing proviso, no Stockholder who serves as a director or officer of DCB or DCBank may deny having actual knowledge of a fact or other matter by reason of such Stockholder having failed to review information available to such Stockholder that such Stockholder would normally review in the ordinary course of business in his, her or its capacity as a director or officer of DCB or DCBank.

(f) “OLB Applications” means all applications, notices and filings that OLB is required to file with any Regulatory Authority (as defined in the Merger Agreement) in connection with the Merger.

(g) “Superior Proposal” shall have the meaning set forth in the Merger Agreement.

(h) “DCB Companies” shall mean collectively DCB and any subsidiaries thereof.

(i) “Person” shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

(j) “Shares” shall mean shares of the common stock, $0.01 par value per share, of DCB.

(k) “Stockholder’s Shares” shall mean all Shares held of record or Beneficially Owned by the Stockholder, whether currently issued and outstanding or hereafter acquired by purchase, or by exercise of any options, warrants or other securities convertible into or exchangeable or exercisable for Shares.

(l) “Termination Date” shall mean the date that the Merger Agreement has been terminated in accordance with its terms.

2. Voting of Shares.

(a) From and after the date of this Agreement and ending as of the first to occur of the Effective Time or the Termination Date, at any meeting of the holders of Shares, however called, or in any other circumstance upon which the vote, consent or other approval of holders of Shares is sought, the Stockholder shall vote or cause to be voted (including by written consent, if applicable) all of the Stockholder’s Shares entitled to vote thereon, (i) in favor of approval of the Merger and the execution and delivery by DCB of the Merger Agreement (ii) against any action or agreement that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of DCB under the Merger Agreement and (iii) against the following actions: (A) any Superior Proposal; and (B) to the extent that such are intended to, or could reasonably be expected to, impede, interfere with, delay, postpone or materially adversely affect the Merger or the transactions contemplated by the Merger Agreement, or implement or lead to: (1) any change in a majority of the persons who constitute the board of directors of DCB; (2) any change in the present capitalization of DCB or any amendment of DCB’s Articles of Incorporation or Bylaws; or (3) any other material change in DCB’s corporate structure. In addition to the other covenants and agreements of the Stockholder provided for elsewhere in this Agreement, during the above-described period, the Stockholder shall not enter into any agreement or understanding with any Person or entity the effect of which would be inconsistent with or violate the provisions and agreements contained in this Section 2.

(b) It is understood and hereby agreed that this Agreement relates solely to the capacity of the Stockholder as a holder of the Shares and is not in any way intended to affect the exercise of the Stockholder’s responsibilities and fiduciary duties as a director or officer of DCB or DCBank, including, without limitation, the exercise or performance of any of the Stockholder’s rights or obligations as a director with respect to any matter that comes before the board of directors of DCB or DCBank.

(c) The Stockholder hereby authorizes disclosure of his, her or its identity and ownership of the Stockholder’s Shares and the nature of his, her or its commitments, arrangements and understandings under this Agreement in any proxy statement and regulatory filing of DCB, and in any regulatory filing by OLB related to the Merger.

3. Representations and Warranties of the Stockholder. The Stockholder hereby makes the following representations and warranties to OLB, which are true and correct as of the date hereof and shall be true and correct as of the Effective Date:

(a) Ownership. As of the date of this Agreement, the Shares set forth on Exhibit A hereto constitute all of the Stockholder’s Shares owned of record or Beneficially Owned by the Stockholder. Except for Shares with respect to which the Stockholder shares investment or dispositive power or that are owned together with others, the Stockholder has sole power of disposition, sole power to demand appraisal rights and sole power to vote upon and agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth on Exhibit A hereto, with no material limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

(b) Power; Binding Agreement. The Stockholder has the legal capacity, power and authority to enter into and perform all of the Stockholder’s obligations under this Agreement. This Agreement has been or will be duly and validly executed and delivered by the Stockholder and (assuming the due authorization, execution and delivery by the counterparties hereto and thereto) constitutes or will constitute the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and general equitable principles. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for (i) the execution and delivery of this Agreement or any other agreements, documents or instruments contemplated hereby to which the Stockholder is a party or (ii) the consummation by the Stockholder of the transactions contemplated hereby. If the Stockholder is married and the Stockholder’s Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and (assuming the due authorization, execution and delivery by the Stockholder and Hopkins) constitutes a valid and binding agreement of, the Stockholder’s spouse, enforceable against such person in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and general equitable principles.

(c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority or any Person is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of his, her or its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of his, her or its properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere in any material respect with the ability of the Stockholder to perform his, her or its obligations hereunder.

(d) Voting Agreements or Arrangements. Stockholder is not a party to any voting trusts, voting agreements, buy-sell agreements or other agreements or arrangements affecting the Stockholder’s Shares, other than this Agreement.

4. Covenants of the Stockholder. The Stockholder hereby covenants and agrees with OLB as follows:

(a) No Encumbrances. At all times hereafter during the term hereof, all of the Stockholder’s Shares will be held free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any liens, claims, understandings or arrangements that do not limit or impair in any material respect Stockholder’s ability to perform his, her or its obligations under this Agreement, and subject to applicable securities laws and the terms of this Agreement.

(b) Actions; Information for Applications.

(i) Subject to Section 2(b) of this Agreement, the Stockholder will take all reasonable actions to and assist in the consummation of the Merger and the transactions contemplated by the Merger Agreement, and will use his, her or its best efforts to cause the DCB Companies to take the actions that are described in the Merger Agreement.

(ii) The Stockholder will furnish OLB with all information concerning the Stockholder required for inclusion in the OLB Applications. All information provided by the Stockholder about the Stockholder for inclusion in the OLB Applications, at the time such information is provided, shall be true and correct in all material respects and will not omit any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Confidentiality. The Stockholder shall not disclose or use for his, her or its own purpose or the benefit of others any information that the DCB Companies are prohibited from disclosing or using for their own purposes or for the benefit of others under Section 5.3 of the Merger Agreement. The Stockholder shall use his, her or its commercially reasonable best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for one year from the date of this Agreement, or the Termination Date or the date such information becomes publically known other than as a result of a breach of this Agreement, whichever is earlier.

(i) No Solicitation. The Stockholder shall not take any action that is described in Section 5.1 of the Merger Agreement as an action of which the DCB Companies are prohibited from authorizing or permitting their respective officers, directors or employees to take.

(d) Press Releases. The Stockholder will not, directly or indirectly, without the prior approval of OLB, issue any press release or written statement for general circulation relating to the Merger Agreement or the Merger except as otherwise required by applicable law or regulation, and then only after making reasonable efforts to notify OLB in advance.

(e) Restriction on Transfer and Proxies; Non-Interference. From and after the date of this Agreement and ending as of the first to occur of the Effective Time or the date DCB Stockholders approve the Merger Agreement, the Stockholder shall not, and shall cause each of his, her or its Affiliates who Beneficially Own any of the Stockholder’s Shares not to, directly or indirectly, without the consent of OLB: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Stockholder’s Shares, or any interest therein; (ii) grant any proxies or powers of attorney, deposit any of Stockholder’s Shares into a voting trust or enter into a voting agreement with respect to any of Stockholder’s Shares; (iii) enter into any agreement or arrangement providing for any of the actions described in clause (i) or (ii) above; or (iv) take any action that could reasonably be expected to have the effect of preventing or disabling the Stockholder from performing the Stockholder’s obligations under this Agreement.

(f) Waiver of and Agreement Not to Assert Appraisal Rights. The Stockholder hereby confirms (i) his or her knowledge of the availability of the rights of objecting stockholders under Subtitle 2 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland (the “Appraisal Statute”) with respect to the Merger, and (ii) receipt of a copy of the provisions of the Appraisal Statute related to the rights of objecting stockholders. The Stockholder hereby waives and agrees not to assert, and shall cause any of his or her Affiliates who hold of record any of the Stockholder’s Shares to waive and not to assert, any appraisal rights with respect to the Merger that the Stockholder or such Affiliate may now or hereafter have with respect to any of the Stockholder’s Shares (or any other shares of capital stock of Hopkins that the Stockholder shall hold of record at the time that the Stockholder may be entitled to assert appraisal rights with respect to the Merger), whether pursuant to the Appraisal Statue or otherwise.

(g) Further Assurances. From time to time, at OLB’s request and without further consideration, the Stockholder shall execute and deliver such additional documents reasonably requested by OLB as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

5. Representations and Warranties of OLB. OLB hereby represents and warrants to the Stockholder that:

(a) Organization, Standing and Corporate Power. OLB is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with full corporate power and authority to carry on its business as proposed and currently conducted. Except as described in the Merger Agreement, OLB has the corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b) Execution, Delivery and Performance by OLB. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of OLB. Except as described in the Merger Agreement, OLB has taken all actions required by law, its Articles of Incorporation, as amended, and its Amended and Restated By-Laws to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligation of OLB and is enforceable against OLB in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and general equitable principles.

6. Stop Transfer. From and after the date of this Agreement and ending as of the first to occur of the Effective Time or the Termination Date, the Stockholder will not request that DCB register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder’s Shares.

7. Recapitalization. In the event of a stock dividend or distribution, or any change in the Shares (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall include, without limitation, all such stock dividends and distributions and any shares into which or for which any or all of the Shares (or any class thereof) may be changed or exchanged as may be appropriate to reflect such event.

8. Binding on Successors and Assigns; Assignment. Except as contemplated by Section 10(g) hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law or otherwise, except that OLB may, without the approval of the Stockholder, assign any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of OLB. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. The Stockholder agrees that this Agreement, and the obligations of the Stockholder hereunder, shall attach to the Stockholder’s Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder’s heirs, guardians, administrators or successors.

9. Termination. This Agreement shall terminate without any further action on the part of any party hereto upon to occur of (a) the termination of the Merger Agreement pursuant to the terms thereof or (b) the Effective Time. Upon such termination, this Agreement shall forthwith become void and of no further force or effect. The representations and warranties of the parties contained herein shall not survive the termination of this Agreement.

10.           Miscellaneous.

(a) Entire Agreement; Amendment. This Agreement, along with any agreements referenced herein, contains the entire, complete, and integrated agreement among the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous arrangements, agreements or understandings among the parties, written or oral, express or implied, that may have related to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties.

(b) Governing Law. This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of Maryland, without regard to Maryland’s conflict-of-laws provisions. The parties hereby submit to the jurisdiction and venue of the courts of Maryland, and any legal or equitable action to enforce this or any related agreements may only be brought in the circuit courts therein.

(c) Captions. The headings of Sections and subsections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to Sections, subsections, paragraphs, clauses or other subdivisions in this Agreement refer to the corresponding Sections, subsections, paragraphs, clauses or other subdivisions of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section, subsection, paragraph, clause or other subdivision of this Agreement.

(d) Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed sufficient and duly given: (i) when delivered personally to the recipient; (ii) email upon confirmation of good transmission if sent by facsimile; or (iii) when delivered to the last known address of the recipient (A) one business day after delivery to a reputable express courier service for next-day delivery (charges prepaid), or (B) three days after being sent to the recipient by certified mail, return receipt requested and postage prepaid, addressed as follows:

(1)           If to OLB:                                          James W. Cornelsen
President and Chief Executive Officer
Old Line Bancshares, Inc.
1525 Pointer Ridge Rd.
Bowie, Maryland 20716

with copy to:                                                                                  Baker, Donelson, Bearman, Caldwell
& Berkowitz
A Professional Corporation
100 Light Street
Baltimore, Maryland 21202
Attn: Frank C. Bonaventure, Jr., Esq.

(2)            If to the Stockholder:                                                     At the address(es) indicated on the
applicable signature page hereto.

Addresses may be changed by notice in writing signed by the addressee.

(e) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(f) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(g) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto; provided that in the event of the Stockholder’s death, the obligations of the Stockholder hereunder shall attach to the Stockholder’s Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder’s heirs, guardians, administrators or successors.

(h) Counterparts; Facsimile. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which together will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(i) Construction. This Agreement has been prepared by all parties hereto, and the language used herein shall not be construed in favor of or against any particular party.

(j) No Waiver. The delay or failure on the part of any party to (i) insist upon the strict compliance with any of the terms of this Agreement or (ii) exercise any rights or remedies hereunder shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure, nor shall any single or partial exercise of any right or remedy hereunder preclude any subsequent exercise thereof or the exercise of any other right or remedy at any later time or times.

(k) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH IT MAY BE A PARTY, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES HERETO. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY, AND EACH HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO BE REPRESENTED IN THE EXECUTION OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

OLD LINE BANCSHARES, INC.

By:
James W. Cornelsen
President and Chief Executive Officer

STOCKHOLDER:

Print Name: _______________________________________

Address for Notice:

EXHIBIT A
TO
SUPPORT AGREEMENT

CLASS OF SHARES	CERTIFICATE NO.	NUMBER OF SHARES	RECORD OWNER	BENEFICIAL OWNER
Common Stock
Common Stock

Exhibit C

Bank Merger Agreement

Exhibit D

Spreadsheet

		Change			DCB	Per Share
		from			Tang. Equity	Consideration
Type of	Average	Starting	Consideration		Per Share	/DCB	Aggregate
Exchange		Price of	Offered Per	Exchange	as of	Tang. Book	Consideration
Ratio	Price	$27.21	DCB Share	Ratio	12/31/16	Per Share	(in thous.)

Fixed Exch. Ratio	29.93	10.00%	27.74	0.9269	15.76	176%	44,746
	28.57	5.00%	26.48	0.9269	15.76	168%	42,712
Floating Exchange Ratio	27.21	0.00%	25.22	0.9269	15.76	160%	40,678
	25.85	-5.00%	25.22	0.9756	15.76	160%	40,678
	24.49	-10.00%	25.22	1.0298	15.76	160%	40,678
	23.13	-15.00%	25.22	1.0904	15.76	160%	40,678
	21.77	-20.00%	25.22	1.1585	15.76	160%	40,678
	20.85	-23.37%	25.22	1.2096	15.76	160%	40,678
Fixed Exch. Ratio	20.41	-25.00%	24.69	1.2096	15.76	157%	39,839
	19.05	-30.00%	23.04	1.2096	15.76	146%	37,169
	16.68	-38.70%	20.18	1.2096	15.76	128%	32,542

Exhibit E

Damascus Community Bank Employee Change in Control Plan

ANNEX B

February 1, 2017

Board of Directors

DCB Bancshares, Inc.
26500 Ridge Road
Damascus, Maryland 20872

Members of the Board:

You have requested RP® Financial, LC. (“RP Financial”) to provide you with its opinion as to the fairness from a financial point of view to the shareholders of DCB Bancshares, Inc. (“DCB”), the holding company for Damascus Community Bank (“Damascus”), Damascus, Maryland of the consideration pursuant to the Agreement and Plan of Merger (the “Agreement”), dated February 1, 2017, by and between DCB and Old Line Bancshares, Inc. (“OLB”), Bowie Maryland. As detailed in the Agreement, DCB will merge with and into OLB, and Damascus will merge with and into Old Line Bank, the wholly-owned subsidiary of OLB. OLB and Old Line Bank will be the surviving institutions (the “Merger”). The Agreement, inclusive of exhibits, is incorporated herein by reference. Unless otherwise defined, all capitalized terms incorporated herein have the meanings ascribed to them in the Agreement.

Summary Description of Merger Consideration

Within three business days following the date on which the consolidated financial statements of DCB for the year ended December 31, 2016 have been audited and finalized (the “Calculation Date”), DCB shall calculate the DCB Tangible Equity, which shall be DCB’s total stockholders’ equity at December 31, 2016 less its intangible assets, if any, at December 31, 2016, as such amounts are set forth in DCB’s audited consolidated balance sheet at the December 31, 2016. Within five business days after the Calculation Date, DCB shall provide OLB with its calculation of the DCB Tangible Equity and any supporting documentation necessary for OLB to review such calculation.

Each share of DCB Common Stock that is issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by reason of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be automatically cancelled, and shall be converted into the right to receive that number of shares of OLB Common Stock equal to the Exchange Ratio calculated in accordance with the following:

The Exchange Ratio shall be the number determined by dividing the Per Share Value by the Average Price, rounded to the nearest ten-thousandth.

The term “Per Share Value” shall mean the amount determined by (a) multiplying the DCB Tangible Equity by 1.60 and (b) dividing such product by the number of shares of DCB Common Stock that are issued and outstanding immediately prior to the Effective Time.

The term “Average Price” shall mean the amount equal to the volume weighted average of the closing prices of OLB Common Stock for the 10 Trading Days immediately prior to the Closing Date; provided, however, that in no event will the Average Price be less than $20.85 nor greater than the Starting Price.

RP Financial Background and Experience

RP Financial, as part of its financial institution valuation and financial advisory practice, is regularly engaged in the valuation of federally-insured depository institution securities in connection with mergers and acquisitions, initial and secondary stock offerings, and business valuations for financial institutions for other purposes. As specialists in the valuation of securities and providing financial advisory services to insured financial institutions, RP Financial has experience in, and knowledge of, the markets for the securities of such institutions nationwide.

Materials Reviewed

In rendering this opinion, RP Financial reviewed or considered the following materials or information: (1) the Agreement, as reviewed by the DCB Board of Directors on February 1, 2017, including the exhibits; (2) the following financial information for DCB – (a) audited consolidated financial statements, included in the annual reports for the fiscal years ended December 31, 2012 through December 31, 2015; (b) unaudited consolidated financial data, including shareholder reports and financial statements through December 31, 2016, (c) unaudited consolidated financial data through December 31, 2016; (d) quarterly financial reports submitted to the FDIC by the Bank through September 30, 2016; (e) internal financial and other reports provided to DCB’s and Damascus’ Board of Directors from the beginning of fiscal 2015 through December 31, 2016 with regard to balance sheet and off-balance sheet composition, profitability and balance sheet trends, certain risk factors and DCB’s and Damascus’ operations; (f) historical publicly-available financial information as published by SNL Financial, Inc.; and (g) internally prepared budget information; (3) the financial terms of certain other recently completed and pending acquisitions of banks headquartered in the Mid-Atlantic region of the United States with comparable financial characteristics as DCB; (4) the financial terms of certain other recently completed and pending acquisitions of banks headquartered in the states of Maryland, Virginia and Delaware as well as the District of Columbia with comparable financial characteristics as DCB; (5) the estimated pro forma financial benefits of the Merger to DCB shareholders; and (6) in person interviews with senior executive officers of DCB.

In addition, RP Financial reviewed or considered the following materials or information for OLB and as further described below certain peers of OLB: (1) the annual audited financial statements for the fiscal years ended 2011 to 2015, as presented in OLB’s 10K filings; (2) the quarterly financial report submitted to the FDIC by Old Line Bank from March 31, 2015 through December 31, 2016; (3) internally prepared budget information for OLB for 2017; (4) stock price history for OLB during past twelve months; (5) OLB financial information versus a peer group of comparable publicly-traded institutions; and (6) in person interviews with senior executives of OLB.

In rendering its opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning DCB and OLB furnished by the respective institutions to RP Financial for review for purposes of its opinion, as well as publicly-available information regarding other financial institutions and competitive, economic and demographic data. We have further relied on the assurances of management of DCB and OLB as included in the Agreement. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any such responsibility or liability for the accuracy or completeness thereof. DCB did not restrict RP Financial as to the material it was permitted to review. RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities, the collateral securing the assets or the liabilities (contingent or otherwise) of DCB or OLB or the collectability of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of DCB or OLB nor have we reviewed any individual credit files relating to DCB or OLB.

RP Financial, with your consent, has relied upon the advice DCB has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Agreement and other transactions contemplated by the Agreement. In rendering its opinion, RP Financial assumed that, in the course of obtaining the necessary regulatory and governmental approvals for the proposed Merger, no restriction will be imposed on OLB that would have a material adverse effect on the ability of the Merger to be consummated as set forth in the Agreement. We have also assumed that there has been no material change in DCB or OLB’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statement made available to us. We have assumed, in all respects material to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived.

Opinion

It is understood that this letter is directed to the Board of Directors of DCB in its consideration of the Agreement, and does not constitute a recommendation to any shareholder of DCB as to any action that such shareholder should take in connection with the Agreement, or otherwise. Our opinion is directed only to the fairness of the Merger Consideration to the current holders of DCB Common Stock from a financial point of view as of the date of the Agreement.

It is understood that this opinion is based on market conditions and other circumstances existing on the date hereof. Events occurring after the date hereof could materially affect this opinion. We are expressing no opinion herein as to the prices at which OLB Common Stock may trade at any time.

We will receive a fee for our fairness opinion services. DCB has agreed to indemnify us against certain liabilities arising out of our engagement.

It is understood that this opinion may be included in its entirety in any communication by DCB or its Board of Directors to the stockholders of DCB. It is also understood that this opinion may be included in its entirety in any regulatory filing by DCB, and that RP Financial consents to the summary of this opinion in the proxy materials of DCB, and any amendments thereto. Except as described above, this opinion may not be summarized, excerpted from or otherwise publicly referred to without RP Financial’s prior written consent.

Based upon and subject to the foregoing, and other such matters we consider relevant, it is RP Financial’s opinion that, as of the date hereof, the Merger Consideration to be received by the holders of DCB Common Stock, as described in the Agreement, is fair to such shareholders from a financial point of view.

Respectfully submitted, RP® FINANCIAL, LC.

ANNEX C

SECTIONS 3-201 THROUGH 3-213
OF THE MARYLAND GENERAL CORPORATION LAW

MARYLAND CORPORATIONS AND ASSOCIATIONS Code Ann (2014)

§ 3-201. Definitions.

(a) In general. -- In this subtitle the following words have the meanings indicated.

(b) Affiliate. -- “Affiliate” has the meaning stated in § 3-601 of this title.

(c) Associate. -- “Associate” has the meaning stated in § 3-601 of this title.

(d) Beneficial owner. -- “Beneficial owner”, when used with respect to any voting stock, means a person that:

   (1) Individually or with any of its affiliates or associates, beneficially owns voting stock, directly or indirectly;

   (2) Individually or with any of its affiliates or associates, has:

      (i) The right to acquire voting stock (whether the right is exercisable immediately or within 60 days after the date on which beneficial ownership is determined), in accordance with any agreement, arrangement, or understanding, on the exercise of conversion rights, exchange rights, warrants, or options, or otherwise; or

      (ii) Except solely by virtue of a revocable proxy, the right to vote voting stock in accordance with any agreement, arrangement, or understanding; or

   (3) Except solely by virtue of a revocable proxy, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting stock with any other person that beneficially owns, or the affiliates or associates of which beneficially own, directly or indirectly, the voting stock.

(e) Executive officer. -- “Executive officer” means a corporation’s president, any vice president in charge of a principal business unit, division, or function, such as sales, administration, or finance, any other person who performs a policy making function for the corporation, or any executive officer of a subsidiary of the corporation who performs a policy making function for the corporation.

(f) Successor. --

   (1) ”Successor”, except when used with respect to a share exchange, includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

   (2) ”Successor”, when used with respect to a share exchange, means the corporation the stock of which was acquired in the share exchange.

(g) Voting stock. -- “Voting stock” has the meaning stated in § 3-601 of this title.

§ 3-202. Right to fair value of stock

(a) General rule. -- Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder’s stock from the successor if:

   (1) The corporation consolidates or merges with another corporation;

   (2) The stockholder’s stock is to be acquired in a share exchange;

   (3) The corporation transfers its assets in a manner requiring action under § 3-105(e) of this title;

   (4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder’s rights, unless the right to do so is reserved by the charter of the corporation;

   (5) The transaction is governed by § 3-602 of this title or exempted by § 3-603(b) of this title; or

   (6) The corporation is converted in accordance with § 3-901 of this title.

(b) Basis of fair value. --

   (1) Fair value is determined as of the close of business:

      (i) With respect to a merger under § 3-106 or § 3-106.1 of this title, on the day notice is given or waived under § 3-106 or § 3-106.1 of this title; or

      (ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

   (2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

   (3) In any transaction governed by § 3-602 of this title or exempted by § 3-603(b) of this title, fair value shall be value determined in accordance with the requirements of § 3-603(b) of this title.

(c) When right to fair value does not apply. -- Unless the transaction is governed by § 3-602 of this title or is exempted by § 3-603(b) of this title, a stockholder may not demand the fair value of the stockholder’s stock and is bound by the terms of the transaction if:

   (1) Except as provided in subsection (d) of this section, any shares of the class or series of the stock are listed on a national securities exchange:

      (i) With respect to a merger under § 3-106 or § 3-106.1 of this title, on the date notice is given or waived under § 3-106 or § 3-106.1 of this title; or

      (ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

   (2) The stock is that of the successor in a merger, unless:

      (i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

      (ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

   (3) The stock is not entitled, other than solely because of § 3-106 or § 3-106.1 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

   (4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

   (5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

(d) Merger, consolidation, or share exchange. -- With respect to a merger, consolidation, or share exchange, a stockholder of a Maryland corporation who otherwise would be bound by the terms of the transaction under subsection (c)(1) of this section may demand the fair value of the stockholder’s stock if:

   (1) In the transaction, stock of the corporation is required to be converted into or exchanged for anything of value except:

      (i) Stock of the corporation surviving or resulting from the merger, consolidation, or share exchange, stock of any other corporation, or depositary receipts for any stock described in this item;

      (ii) Cash in lieu of fractional shares of stock or fractional depositary receipts described in item (i) of this item; or

      (iii) Any combination of the stock, depositary receipts, and cash in lieu of fractional shares or fractional depositary receipts described in items (i) and (ii) of this item;

   (2) The directors and executive officers of the corporation were the beneficial owners, in the aggregate, of 5 percent or more of the outstanding voting stock of the corporation at any time within the 1-year period ending on:

      (i) The day the stockholders voted on the transaction objected to; or

      (ii) With respect to a merger under § 3-106 or § 3-106.1 of this title, the effective date of the merger; and

   (3) Unless the stock is held in accordance with a compensatory plan or arrangement approved by the board of directors of the corporation and the treatment of the stock in the transaction is approved by the board of directors of the corporation, any stock held by persons described in item (2) of this subsection, as part of or in connection with the transaction and within the 1-year period described in item (2) of this subsection, will be or was converted into or exchanged for stock of a person, or an affiliate of a person, who is a party to the transaction on terms that are not available to all holders of stock of the same class or series.

(e) Beneficial owners. -- If directors or executive officers of the corporation are beneficial owners of stock in accordance with § 3-201(d)(2)(i) of this subtitle, the stock is considered outstanding for purposes of determining beneficial ownership by a person under subsection (d)(2) of this section.

§ 3-203. Procedure by stockholder

(a) Specific duties. -- A stockholder of a corporation who desires to receive payment of the fair value of the stockholder’s stock under this subtitle:

   (1) Shall file with the corporation a written objection to the proposed transaction:

      (i) With respect to a merger under § 3-106 or § 3-106.1 of this title, within 30 days after notice is given or waived under § 3-106 or § 3-106.1 of this title; or

      (ii) With respect to any other transaction, at or before the stockholders’ meeting at which the transaction will be considered or, in the case of action taken under § 2-505(b) of this article, within 10 days after the corporation gives the notice required by § 2-505(b) of this article;

   (2) May not vote in favor of the transaction; and

   (3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder’s stock, stating the number and class of shares for which the stockholder demands payment.

(b) Failure to comply with section. -- A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

§ 3-204. Effect of demand on dividend and other rights

A stockholder who demands payment for his stock under this subtitle:

   (1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle; and

   (2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

§ 3-205. Withdrawal of demand

A demand for payment may be withdrawn only with the consent of the successor.

§ 3-206. Restoration of dividend and other rights

(a) When rights restored. -- The rights of a stockholder who demands payment are restored in full, if:

   (1) The demand for payment is withdrawn;

   (2) A petition for an appraisal is not filed within the time required by this subtitle;

   (3) A court determines that the stockholder is not entitled to relief; or

   (4) The transaction objected to is abandoned or rescinded.

(b) Effect of restoration. -- The restoration of a stockholder’s rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

3-207. Notice and offer to stockholders

(a) Duty of successor. --

   (1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

   (2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

      (i) A balance sheet as of a date not more than six months before the date of the offer;

      (ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

      (iii) Any other information the successor considers pertinent.

(b) Manner of sending notice. -- The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

§ 3-208. Petition for appraisal; consolidation of proceedings; joinder of objectors

(a) Petition for appraisal. -- Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

(b) Consolidation of suits; joinder of objectors. --

   (1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

   (2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

§ 3-209. Notation on stock certificate

(a) Submission of certificate. -- At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

(b) Transfer of stock bearing notation. -- If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

§ 3-210. Appraisal of fair value

(a) Court to appoint appraisers. -- If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

(b) Report of appraisers -- Filing. -- Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

(c) Report of appraisers -- Contents. -- The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

(d) Report of appraisers -- Service; objection. --

   (1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

   (2) Within 15 days after the report is filed, any party may object to it and request a hearing.

§ 3-211. Action by court on appraisers’ report

(a) Order of court. -- The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

   (1) Confirms, modifies, or rejects it; and

   (2) If appropriate, sets the time for payment to the stockholder.

(b) Procedure after order. --

   (1) If the appraisers’ report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

   (2) If the appraisers’ report is rejected, the court may:

      (i) Determine the fair value of the stock and enter judgment for the stockholder; or

      (ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

(c) Judgment includes interest. --

   (1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under § 3-202 of this subtitle.

§ 3-212. Surrender of stock

The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

   (1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

   (2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

§ 3-213. Rights of successor with respect to stock

(a) General rule. -- A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle.

(b) Successor in transfer of assets. -- After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

(c) Successor in consolidation, merger, or share exchange. -- Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 2-418 of the Maryland General Corporation Law establishes provisions that a corporation may (and, unless otherwise provided in the corporation’s charter, if the party to be indemnified is successful on the merits or otherwise, must) indemnify any director or officer made party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding by reason of service in the capacity of a director or officer, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such proceeding, unless it is proved that (a) the act or omission for which the director or officer seeks indemnification was material to the matter giving rise to the action, suit or proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. If the proceeding is a derivative suit in favor of the corporation, indemnification may not be made in any proceeding in which the director or officer is adjudged to be liable to the corporation. The statute also provides for indemnification of directors and officers by court order.

The Registrant’s Articles of Amendment and Restatement (the “Charter”) provide for indemnification and the advancement of expenses for any person who is serving or has served as a director or officer of the Registrant to the fullest extent permitted under the Maryland General Corporation Law.

The rights of indemnification provided in the Registrant’s Charter are not exclusive of any other rights which may be available under any insurance or other agreement, by resolution of stockholders or disinterested directors or otherwise.

The Registrant maintains officers’ and directors’ liability insurance in the amount of $16 million.

Item 21. Exhibits

(a) Exhibits. The following exhibits are filed or furnished herewith or incorporated by reference:

Exhibit No.	Description of Exhibits
2.1
Agreement and Plan of Merger, dated as of February 1, 2017, by and between Old Line Bancshares, Inc. and DCB Bancshares, Inc., and Amendment No. 1 thereto (the schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Old Line Bancshares undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.) (Attached as Annex A to the proxy statement/prospectus that is part of this Registration Statement)

2.2(V)	Agreement and Plan of Merger by and between Old Line Bancshares, Inc. and Maryland Bankcorp, Inc., dated as of September 1, 2010, and Amendment No. 1 thereto

2.3(R)	Agreement and Plan of Merger by and between Old Line Bancshares, Inc. and WSB Holdings, Inc., dated as of September 10, 2012, and Amendment No. 1 thereto

2.4(EE)	Agreement and Plan of Merger, dated as of August 5, 2015, by and between Old Line Bancshares, Inc. and Regal Bancorp, Inc.

3.1(A)	Articles of Amendment and Restatement of Old Line Bancshares, Inc.

3.1.1(L)	Articles of Amendment of Old Line Bancshares, Inc.

3.1.2(L)	Articles of Amendment of Old Line Bancshares, Inc.

3.1.3(AA)	Articles of Amendment of Old Line Bancshares, Inc.

3.2(A)	Amended and Restated Bylaws of Old Line Bancshares, Inc.

3.2.1(B)	Amendment to the Amended and Restated Bylaws of Old Line Bancshares, Inc.

3.2.2(C)	Second Amendment to the Amended and Restated Bylaws of Old Line Bancshares, Inc.

4(Y)	Specimen Stock Certificate for Old Line Bancshares, Inc.

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, as to the legality of the Common Stock

8.1	Opinion of Gordon Feinblatt LLC regarding certain U.S. tax consequences of the merger

10.1(GG)*	Second Amended and Restated Executive Employment Agreement between Old Line Bank and James W. Cornelsen dated December 10, 2015

10.2(FF)*	Purchase Agreement dated August 10, 2016, by and between Old Line Bancshares, Inc. and Sandler O’Neill & Associates, L.P., as representative of the Initial Purchasers

10.3(K)*	Salary Continuation Agreement dated January 3, 2006 between Old Line Bank and James W. Cornelsen

10.4(O)*	First Amendment dated December 31, 2007 to the Salary Continuation Agreement between Old Line Bank and James W. Cornelsen

10.5(K)*	Supplemental Life Insurance Agreement dated January 3, 2006 between Old Line Bank and James W. Cornelsen

10.6(O)*	First Amendment dated December 31, 2007 to the Supplemental Life Insurance Agreement between Old Line Bank and James W. Cornelsen

10.7(W)*	Amended and Restated Executive Employment Agreement dated January 28, 2011 between Old Line Bank and Joseph Burnett
10.8(I)*	Second Amendment to Amended and Restated Employment Agreement between Old Line Bank and Joseph Burnett dated as of May 9, 2013

10.9(K)*	Salary Continuation Agreement dated January 3, 2006 between Old Line Bank and Joseph Burnett

10.10(O)*	First Amendment dated December 31, 2007 to the Salary Continuation Agreement between Old Line Bank and Joseph Burnett

10.11(K)*	Supplemental Life Insurance Agreement dated January 3, 2006 between Old Line Bank and Joseph Burnett

10.12(O)*	First Amendment dated December 31, 2007 to the Supplemental Life Insurance Agreement between Old Line Bank and Joseph Burnett

10.13(DD)*	Salary Continuation Plan Agreement (2014) by and between Old Line Bank and Mark Semanie dated as of March 27, 2014

10.18(O)*	First Amendment dated December 31, 2007 to the Supplemental Life Insurance Agreement between Old Line Bank and Christine Rush

10.19(E)*	2004 Equity Incentive Plan

10.20(G)*	Form of Incentive Stock Option Agreement for 2004 Equity Incentive Plan

10.21(X)*	Form of Nonqualified Stock Option Agreement for 2004 Equity Incentive Plan

10.22(U)*	Form of Restricted Stock Agreement for the 2004 Equity Incentive Plan

10.23(G)*	Old Line Bancshares, Inc. and Old Line Bank Director Compensation Policy

10.24(F)
Operating Agreement for Pointer Ridge Office Investment, LLC among J. Webb Group, Inc., Michael M. Webb, Lucente Enterprises, Inc., Chesapeake Custom Homes, L.L.C. and Old Line Bancshares, Inc., all as Members and Chesapeake Pointer Ridge Manager, LLC.

10.25(H)*	Incentive Plan Model and Stock Option Model

10.26(N)	Deed of Trust note dated November 3, 2005 between Pointer Ridge Office Investment, LLC and Manufacturers and Traders Trust Company

10.27(N)	Completion Guaranty Agreement dated November 3, 2005 between Pointer Ridge Office Investment, LLC and Manufacturers and Traders Trust Company

10.28(L)	Indemnity Agreement between Old Line Bancshares, Inc. and Prudential Mortgage Capital Company, LLC dated August 25, 2006

10.29(S)
Third Amendment to Operating Agreement For Pointer Ridge Office Investment, LLC by and between Old Line Bancshares, Inc. J. Webb, Inc., Michael M. Webb Revocable Trust, and Lucente Enterprises, Inc. dated as of November 1, 2008

10.30(BB)*	Old Line Bancshares, Inc. 2010 Equity Incentive Plan

10.31(Z)*	Form of Restricted Stock Agreement under 2010 Equity Incentive Plan

10.32(Z)*	Form of Non-Qualified Stock Option Grant Agreement under 2010 Equity Incentive Plan

10.33(Z)*	Form of Incentive Stock Option Grant Agreement under 2010 Equity Incentive Plan

10.34(W)*	Employment Agreement dated January 28, 2011 between Old Line Bank and Sandra F. Burnett

10.35(D)*	First Amendment to Amended and Restated Employment Agreement between Old Line Bank and Sandra F. Burnett dated as of January 1, 2012

10.36(W)*	Salary Continuation Plan Agreement (2010 Plan) by and between Old Line Bank and Sandra Burnett dated as of February 14, 2011

10.37(P)*	Non-Compete Agreement by and between Old Line Bancshares, Inc. and G. Thomas Daugherty dated April 11, 2011

10.38(J)	Agreement of Lease by and between Pointer Ridge Office Investment, LLC, a Maryland limited liability company (Landlord) and Old Line Bank (Tenant) dated December 29, 2011 (Suite 101)

10.39(J)	Agreement of Lease by and between Pointer Ridge Office Investment, LLC, a Maryland limited liability company (Landlord) and Old Line Bank (Tenant) dated December 29, 2011 (Suite 301)

10.40(M)*	Salary Continuation Plan Agreement (2012-A Plan) by and between Old Line Bank and James W. Cornelsen dated as of October 1, 2012, and form of Change in Control Benefit Election Form thereunder

10.41(M)*	Salary Continuation Plan Agreement (2012-B Plan) by and between Old Line Bank and James W. Cornelsen dated as of October 1, 2012, and form of Change in Control Benefit Election Form thereunder

10.42(T)*	Salary Continuation Plan Agreement (2010 Plan) by and between Old Line Bank and James W. Cornelsen dated as of February 26, 2010

10.43(T)*	Salary Continuation Plan Agreement (2010 Plan) by and between Old Line Bank and Joseph E. Burnett dated as of February 26, 2010

10.45(CC)*	Employment Agreement between Old Line Bank and Mark A. Semanie dated as of May 13, 2013

10.46(Q)*	Employment Agreement between Old Line Bank and Martin John Miller dated as of February 26, 2014

21(HH)	Subsidiaries of Registrant

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (contained in the opinion filed as Exhibit 5.1)

23.2	Consent of Dixon Hughes Goodman LLP

23.3	Consent of Gordon Feinblatt LLC (contained in the opinion filed as Exhibit 8.1)

24.1	Power of Attorney (included on signature page)

99.1	Consent of RP Financial Advisors, Inc.

99.2#	Form of DCB Bancshares, Inc. Proxy Card

99.3(A)	Agreement and Plan of Reorganization between Old Line Bank and Old Line Bancshares, Inc., including form of Articles of Share Exchange attached as Exhibit A thereto

*
Management compensatory plan, contract or arrangement.

#
To be filed by amendment

(A)
Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Registration Statement on Form 10-SB, as amended, under the Securities Exchange Act of 1934, as amended (File Number 000-50345).

(B)
Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Current Report on Form 8-K filed on March 24, 2011.

(C)
Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Quarterly Report on Form 10-Q filed on August 10, 2012.

(D)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 30, 2012.

(E)
Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Registration Statement on Form S-8, under the Securities Act of 1933, as amended (File Number 333-116845).

(F)
Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Quarterly Report on Form 10-QSB filed on November 8, 2004.

(G)
Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Current Report on Form 8-K filed on January 5, 2005.

(H)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Old Line Bancshares, Inc.’s Quarterly Report on Form 10-QSB filed on August 10, 2005.

(I)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Quarterly Report on Form 10-Q filed on August 14, 2013.

(J)
Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Current Report on Form 8-K filed on January 4, 2012.

(K)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Old Line Bancshares, Inc.’s Current Report on Form 8-K filed on January 6, 2006.

(L)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Old Line Bancshares, Inc.’s Quarterly Report on Form 10-QSB filed on November 9, 2006.

(M)
Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Current Report on Form 8-K filed on October 4, 2012.

(N)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Old Line Bancshares, Inc.’s Annual Report on Form 10-KSB filed on March 28, 2006.

(O)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Old Line Bancshares, Inc.’s Current Report on Form 8-K filed on January 7, 2008.

(P)
Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Quarterly Report on Form 10-Q filed on August 15, 2011.

(Q)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Old Line Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 11, 2015.

(R)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from, Annex A to Old Line Bancshares, Inc.’s Registration Statement on Form S-4 under the Securities Act of 1933, as amended (File Number 333-184924).

(S)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Old Line Bancshares, Inc.’s Current Report on Form 8-K filed on November 19, 2008.

(T)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Amendment No. 1 to Old Line Bancshares, Inc.’s Registration Statement on Form S-4 under the Securities Act of 1933, as amended (File Number 333-184924).

(U)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Old Line Bancshares, Inc.’s Current Report on Form 8-K filed on January 28, 2010.

(V)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Annex A to Old Line Bancshares, Inc.’s Registration Statement on Form S-4 under the Securities Act of 1933, as amended (File Number 333-170464).

(W)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Old Line Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010 filed on March 30, 2011.

(X)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Old Line Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 27, 2010.

(Y)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Old Line Bancshares, Inc.’s Pre-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File Number 333-184924) filed on May 20, 2013.

(Z)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Appendix A of Old Line Bancshares, Inc.’s Proxy Statement on Schedule 14A, filed with the Commission on April 19, 2010.

(AA)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Old Line Bancshares, Inc.’s Quarterly Report on Form 10-Q, filed with the Commission on November 14, 2013.

(BB)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Appendix B of Old Line Bancshares, Inc.’s Proxy Statement on Schedule 14A, filed with the Commission on July 12, 2013.

(CC)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Old Line Bancshares, Inc.’s Current Report on Form 8-K filed with the Commission on May 13, 2013.

(DD)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Old Line Bancshares, Inc.’s Quarterly Report on Form 10-Q filed with the Commission on May 9, 2014.

(EE)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Old Line Bancshares, Inc.’s Amendment No. 1 to Current Report on Form 8-K filed with the Commission on August 5, 2015.

(FF)
Previously filed by Old Line Bancshares, Inc. as part of, and incorporated by reference from Old Line Bancshares, Inc.’s Current Report on Form 8-K filed on August 15, 2016.

(GG)
Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 11, 2016.

(HH)
Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 15, 2017.

(b)           Financial Statement Schedules.

None.

(c)           Reports, Opinions and Appraisals.

Not applicable.

Item 22. Undertakings

(a)           The undersigned registrant hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

7.
The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)           The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)           The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bowie, State of Maryland, on March 20, 2017.

OLD LINE BANCSHARES, INC.

By:	/s/ James W. Cornelsen
James W. Cornelsen
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Cornelsen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ James W. Cornelsen	Director, President and Chief Executive Officer (Principal	March 20, 2017
James W. Cornelsen	Executive Officer)

/s/ Elise M. Hubbard	Chief Financial Officer (Principal Accounting and Financial	March 20, 2017
Elise M. Hubbard	Officer)

/s/ Craig E. Clark	Director and Chairman of the Board	March 16, 2017
Craig E. Clark

	Director	March _ , 2017
G. Thomas Daugherty

/s/ James F. Dent	Director	March 16, 2017
James F. Dent

/s/ Andre’ J. Gingles	Director	March 16, 2017
Andre’ J. Gingles

	Director	March _ , 2017
Thomas H. Graham

Director
William J. Harnett

/s/ Frank Lucente, Jr.	Director	March 16, 2017
Frank Lucente, Jr.

/s/ Gail D. Manuel	Director	March 16, 2017
Gail D. Manuel

	Director	March __, 2017
Carla Hargrove McGill

/s/ Gregory S. Proctor, Jr.	Director	March 16, 2017
Gregory S. Proctor, Jr.

/s/ Jeffrey A. Rivest	Director	March 16, 2017
Jeffrey A. Rivest

/s/ Suhas R. Shah	Director	March 16, 2017
Suhas R. Shah

/s/ John M. Suit, II	Director	March 16, 2017
John M. Suit, II

/s/ Frank E. Taylor	Director	March 16, 2017
Frank E. Taylor